    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 2002

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

             PETER KIEWIT SONS', L.P.                           PETER KIEWIT SONS' GP, INC.
   (Exact name of registrant as specified in its       (Exact name of registrant as specified in its
                     charter)                                            charter)

      DELAWARE              1600           45-0484557         DELAWARE            1600           86-0593861
   (State or other    (Primary standard (I.R.S. Employer   (State or other  (Primary standard (I.R.S. Employer
   jurisdiction of       industrial      Identification    jurisdiction of     industrial      Identification
  incorporation or     classification        Number)      incorporation or   classification        Number)
    organization)       code number)                        organization)     code number)

              TOBIN A. SCHROPP, ESQ.                              TOBIN A. SCHROPP, ESQ.
          C/O PETER KIEWIT SONS' GP, INC.                   VICE PRESIDENT AND GENERAL COUNSEL
                   KIEWIT PLAZA                                        KIEWIT PLAZA
               OMAHA, NEBRASKA 68131                               OMAHA, NEBRASKA 68131
                  (402) 342-2052                                      (402) 342-2052
 (Name, address, including zip code, and telephone   (Name, address, including zip code, and telephone
                      number,                       number, including area code, of agent for service)
    including area code, of agent for service)

                             ---------------------
                                WITH A COPY TO:

                            JOHN S. D'ALIMONTE, ESQ.
                             DAVID K. BOSTON, ESQ.
                            WILLKIE FARR & GALLAGHER
                               787 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 728-8000
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
      SECURITIES TO BE REGISTERED            REGISTERED              UNIT                PRICE           REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common Units of Peter Kiewit Sons',
  L.P. ................................      33,000,000           $21.06(1)           $694,980,000           $63,939
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per
  share, of Peter Kiewit Sons' GP,
  Inc. ................................      33,000,000            $0.04(2)            $1,320,000              $122
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457 based on 99.8% of the current common share price of the Common Stock of Peter Kiewit Sons', Inc. (calculated pursuant to its Restated Certificate of Incorporation). The common unit price of the Common Units will be determined in accordance with Peter Kiewit Sons', L.P.'s Amended and Restated Agreement of Limited Partnership, and will initially be equal to 99.8% of the common share price of such Common Stock.

(2) Estimated pursuant to Rule 457 based on 0.2% of the current common share price of the Common Stock of Peter Kiewit Sons', Inc. (calculated pursuant to its Restated Certificate of Incorporation). The common stock price of the Common Stock of Peter Kiewit Sons' GP, Inc. will be determined in accordance with its Amended and Restated Certificate of Incorporation, and will initially be equal to 0.2% of the common share price of Peter Kiewit Sons', Inc.'s Common Stock.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
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                           [PETER KIEWIT SONS' LOGO]

                            PETER KIEWIT SONS', INC.
                                  KIEWIT PLAZA
                             OMAHA, NEBRASKA 68131
                                 (402) 342-2052

                                          , 2002

Dear Kiewit Stockholder:

     For many decades, Kiewit has fostered and maintained a policy of employee stock ownership, whereby the financial interests and success of Kiewit's employee-owners have been aligned with the growth, success and returns of Kiewit's business. Over this period, Kiewit, and thus, in turn, its employee-owners, have enjoyed significant financial returns on the equity of the business.

     Kiewit has historically operated as a corporation. Operating in corporate form subjects Kiewit's income to two levels of tax. However, many employee-owned businesses operate as partnerships or some other form of entity in which income is subject to only one level of tax. Like Kiewit's employee-owners, the employee-owners of these businesses reap the financial rewards of their efforts from the earnings of their businesses. However, because of their single level of tax, the income earned by these businesses is taxed only once at the level of the employee-owners and the businesses' earnings generally can then be distributed to the employee-owners without the imposition of additional taxes. Operating as a partnership is therefore generally more tax efficient, especially over the long term, and also provides those employee owned businesses with greater flexibility and a wider choice of options in which to utilize their earnings. Given these advantages, if Kiewit was initially forming today, it would likely not choose to operate as a corporation, but instead would operate as a partnership.

     Therefore, after careful consideration, the board of directors of Kiewit is proposing to convert Kiewit to a limited partnership.

     The enclosed Notice of Special Meeting and proxy statement/joint prospectus describe the transactions that are necessary to accomplish the conversion, while allowing Kiewit stockholders to maintain the same proportionate economic and voting interests as they hold in Kiewit prior to the conversion. The board of directors believes that the conversion is in the best interest of Kiewit and its stockholders, and unanimously recommends that you vote for the conversion. We urge you to read the enclosed Notice of Special Meeting and proxy statement/joint prospectus carefully and to return your signed proxy as soon as possible.

                                          Sincerely yours,

                                          KENNETH E. STINSON
                                          Chairman and Chief Executive Officer

                            PETER KIEWIT SONS', INC.
                                  KIEWIT PLAZA
                             OMAHA, NEBRASKA 68131
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD             , 2002

To the Stockholders of Peter Kiewit Sons', Inc.:

     A special meeting of stockholders of Peter Kiewit Sons', Inc., a Delaware
corporation, will be held at 10:00 a.m., Omaha time, on           , 2002 at
Kiewit Plaza, Omaha, Nebraska 68131, for the following purposes:

          (1) Conversion Proposal. To consider and vote upon a proposal to approve and adopt the Transaction and Merger Agreement, by and between Kiewit and Peter Kiewit Sons', L.P., a Delaware limited partnership, and the transactions contemplated thereby, including the merger of Kiewit with and into Peter Kiewit Sons', L.P., with Peter Kiewit Sons', L.P. surviving the merger; and

          (2) Other Matters. To act on such procedural matters as may properly come before the special meeting or any adjournments or postponements thereof.

     Upon consummation of the merger, each outstanding share of Kiewit's common stock will be converted into one common unit of Peter Kiewit Sons', L.P. and one share of common stock of Peter Kiewit Sons' GP, Inc., the general partner of the limited partnership. Taken together, these two securities will effectively represent the same proportionate economic and voting interest as one share of Kiewit common stock. In effect, the voting interests will be held through the common stock of Peter Kiewit Sons' GP, Inc. and the economic interests will be held primarily through the common units of Peter Kiewit Sons', L.P.

     Upon consummation of the merger, record holders of Kiewit common stock immediately prior to the effective time of the merger will be entitled to be admitted as limited partners of the limited partnership following their execution of the limited partnership's Amended and Restated Agreement of Limited Partnership.

     If the merger is consummated, holders of Kiewit common stock who exercise "dissenters' rights" by complying with the requirements of Section 262 of the Delaware General Corporation Law will have the right to receive from the limited partnership a cash payment equal to the "fair value" of their shares of Kiewit common stock determined in accordance with Section 262.

     The board of directors of Kiewit has fixed the close of business on
          , 2002 as the record date for the determination of the holders of Kiewit common stock entitled to notice of, and to vote at, the special meeting. Accordingly, only holders of record of Kiewit common stock at the close of business on the record date will be entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof. No business other than the conversion proposal is expected to be considered at the special meeting or at any adjournment or postponement thereof. This notice, the proxy statement/joint prospectus and the accompanying form of proxy are first being
mailed to stockholders on or about           , 2002.

     More detailed information regarding the special meeting, the conversion proposal, the transaction and merger agreement and the merger is included in the attached proxy statement/joint prospectus. A copy of the transaction and merger agreement is included as Appendix A thereto.

     THE BOARD OF DIRECTORS OF KIEWIT HAS APPROVED THE CONVERSION, THE TRANSACTION AND MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT THE STOCKHOLDERS OF KIEWIT VOTE FOR THE APPROVAL OF THE CONVERSION PROPOSAL AT THE SPECIAL MEETING.

     APPROVAL OF THE CONVERSION PROPOSAL WILL REQUIRE THE AFFIRMATIVE VOTE OF AT LEAST 80% OF THE ISSUED AND OUTSTANDING SHARES OF KIEWIT COMMON STOCK. AN ABSTENTION OR FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE CONVERSION PROPOSAL. IT IS THEREFORE IMPORTANT THAT EVERY STOCKHOLDER VOTE. A SIGNED PROXY THAT DOES NOT INDICATE HOW SHARES ARE TO BE VOTED WILL BE VOTED IN FAVOR OF THE CONVERSION PROPOSAL. WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/JOINT PROSPECTUS, YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT HAS BEEN VOTED, BY DELIVERING AN INSTRUMENT OF REVOCATION TO THE SECRETARY OF KIEWIT, BY EXECUTING AND SUBMITTING A PROXY CARD BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

                                          By Order of the Board of Directors

                                          KENNETH E. STINSON
                                          Chairman and Chief Executive Officer

Omaha, Nebraska
          , 2002

The information in this proxy statement/joint prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This proxy statement/joint prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED AUGUST 30, 2002

                                PROXY STATEMENT

                            PETER KIEWIT SONS', INC.

         SPECIAL MEETING OF STOCKHOLDERS TO BE HELD             , 2002
                             ---------------------

                                JOINT PROSPECTUS

                            PETER KIEWIT SONS', L.P.

                          PETER KIEWIT SONS' GP, INC.
                             ---------------------

     This proxy statement/joint prospectus is being furnished to the stockholders of Peter Kiewit Sons', Inc., a Delaware corporation, in connection with the solicitation of proxies on behalf of the board of directors of Kiewit to be used at the special meeting of the stockholders of Kiewit being held in connection with the proposed conversion of Kiewit to a Delaware limited partnership.

     At the special meeting, the stockholders of Kiewit will be asked to consider and act upon a proposal to convert Kiewit to a limited partnership. Specifically, stockholders will be asked to approve and adopt the Transaction
and Merger Agreement, dated as of           , 2002, by and between Kiewit and
Peter Kiewit Sons', L.P., a Delaware limited partnership, pursuant to which, among other things, Kiewit will be merged with and into the limited partnership, with the limited partnership surviving the merger. Upon consummation of the merger, each outstanding share of Kiewit's common stock will be converted into one common unit of the limited partnership and one share of common stock of Peter Kiewit Sons' GP, Inc., the general partner of the limited partnership. Taken together, these two securities will effectively represent the same proportionate economic and voting interest as one share of Kiewit common stock. In effect, the voting interests will be held through the general partner common stock and the economic interests will be held primarily through the common units of the limited partnership. Upon consummation of the merger, record holders of Kiewit common stock immediately prior to the effective time of the merger will be entitled to be admitted as limited partners of the limited partnership following their execution of the limited partnership's Amended and Restated Agreement of Limited Partnership.

     The common units and general partner common stock will not be listed on any national, state or other securities exchange or quoted on the Nasdaq National Market and will be subject to substantial transfer restrictions.

     SEE "RISK FACTORS" BEGINNING ON PAGE 14, FOR A DESCRIPTION OF FACTORS THAT YOU SHOULD CONSIDER IN EVALUATING THE MERGER.

     The merger is contingent upon, among other things, approval by the holders of at least 80% of the shares of Kiewit's issued and outstanding common stock, all as described in this proxy statement/joint prospectus. The merger will be consummated as soon as practicable after such approval is obtained and the other conditions to the merger are satisfied or waived. Kiewit currently expects that, assuming the satisfaction or waiver of all conditions to the merger, the merger
will become effective on or about           , 2003.

     The date of this proxy statement/joint prospectus is           , 2002. This
proxy statement/joint prospectus is first being mailed to the stockholders of
Kiewit on or about           , 2002.

     This proxy statement/joint prospectus also constitutes a prospectus of the limited partnership under the Securities Act of 1933, as amended, or the Securities Act, for the common units to be issued in the merger and a prospectus of the general partner under the Securities Act for the shares of common stock to be issued in the merger. This proxy statement/joint prospectus does not cover any resales of such securities, and no person is authorized to make any use of this proxy statement/joint prospectus in connection with any such resale.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR PROVINCIAL SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROXY STATEMENT/JOINT PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................     1
SUMMARY.....................................................     8
RISK FACTORS................................................    14
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS...........    18
THE CONVERSION..............................................    19
  General...................................................    19
  Background and Reasons for the Merger and Recommendations
     of Kiewit's Management.................................    19
  Effective Time............................................    20
  Conversion of Kiewit Common Stock into Common Units and
     General Partner Common Stock...........................    20
  Additional Agreements.....................................    21
  Conditions to Consummation of the Merger..................    21
  Amendment and Termination.................................    22
  Surrender of Kiewit Stock Certificates....................    22
  Regulatory Matters........................................    22
  Accounting Treatment......................................    23
  Expenses..................................................    23
  IRS Guidance..............................................    23
  Conversion of Debentures..................................    23
  Name of General Partner...................................    23
  Certain State Tax Compensation Payments...................    23
  Tax Return Preparation Program............................    24
  Certain Changes in Calculation of Formula Value...........    27
  Nebraska Tax Letter.......................................    28
THE SPECIAL MEETING.........................................    29
  Date, Time and Place......................................    29
  Purpose...................................................    29
  Record Date...............................................    29
  Board of Directors' Recommendation........................    29
  Proxies and Revocability of Proxies.......................    29
  Cost of Solicitation of Proxies...........................    29
  Voting Rights; Vote Required..............................    30
SELECTED HISTORICAL FINANCIAL DATA OF KIEWIT AND PRO FORMA
  FINANCIAL DATA OF THE GENERAL PARTNER.....................    31
SELECTED HISTORICAL FINANCIAL DATA OF BENTSON CONTRACTING
  COMPANY...................................................    33
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF KIEWIT.......................    34
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF BENTSON CONTRACTING
  COMPANY...................................................    43
BUSINESS OF KIEWIT..........................................    48
BUSINESS OF THE LIMITED PARTNERSHIP.........................    51
BUSINESS OF THE GENERAL PARTNER.............................    51
MANAGEMENT OF KIEWIT........................................    52

                                                              PAGE
                                                              ----
MANAGEMENT OF THE GENERAL PARTNER...........................    57
MANAGEMENT OF THE LIMITED PARTNERSHIP.......................    57
EXECUTIVE COMPENSATION......................................    58
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............    59
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................    61
SUMMARY OF THE LIMITED PARTNERSHIP'S AMENDED AND RESTATED
  AGREEMENT OF LIMITED PARTNERSHIP..........................    63
SUMMARY OF THE GENERAL PARTNER'S AMENDED AND RESTATED
  CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED
  BYLAWS....................................................    70
DISSENTERS' RIGHTS..........................................    74
DESCRIPTION OF COMMON UNITS, GENERAL PARTNER COMMON STOCK
  AND OF CERTAIN DIFFERENCES FROM KIEWIT COMMON STOCK.......    77
  General...................................................    77
  Description of Certain Differences in Rights of Holders of
     Kiewit Common Stock Compared to Rights of Holders of
     Common Units and General Partner Common Stock..........    77
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS..............    88
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS..........    99
LEGAL MATTERS...............................................   103
EXPERTS.....................................................   103
OTHER MATTERS...............................................   103
WHERE CAN YOU FIND MORE INFORMATION.........................   103
PETER KIEWIT SONS', INC. AND SUBSIDIARIES INDEX TO FINANCIAL
  STATEMENTS AND FINANCIAL STATEMENT SCHEDULE...............   F-1
BENTSON CONTRACTING COMPANY INDEX TO FINANCIAL STATEMENTS
  AND FINANCIAL STATEMENT SCHEDULE..........................  F-38
INDEX TO PRO FORMA FINANCIAL INFORMATION....................   P-1

APPENDICES

                                                               APPENDIX
                                                               --------
Transaction and Merger Agreement............................      A
Delaware General Corporation Law, Section 262...............      B

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   WHAT IS THE CONVERSION?

A: The conversion is the conversion of Peter Kiewit Sons', Inc. from a Delaware corporation to Peter Kiewit Sons', L.P., a Delaware limited partnership, by means of a merger. As a result of the merger, the stockholders of Kiewit will become limited partners of the limited partnership and stockholders of Peter Kiewit Sons' GP, Inc., the general partner of the limited partnership.

Q:   WHY IS KIEWIT CONVERTING TO A LIMITED PARTNERSHIP?

A: The board of directors and management of Kiewit have concluded that the conversion of Kiewit to a limited partnership by means of a merger should permit Kiewit to operate in a more tax efficient manner and should also allow Kiewit greater flexibility and a wider choice of options in which to utilize Kiewit's earnings in order to generate acceptable levels of returns on equity.

Q:   HOW WILL THE CONVERSION BE ACCOMPLISHED?

A:   The conversion will be accomplished through the merger, as described below.

Q:   WHAT IS THE MERGER?

A: The merger is the merger of Kiewit with and into the limited partnership, pursuant to the terms of the Transaction and Merger Agreement, dated as of
               , 2002, by and between Kiewit and the limited partnership. The limited partnership will be the surviving entity in the merger.

Q:   WHY IS KIEWIT EFFECTING THE MERGER?

A: The purpose of the merger is to effectuate the conversion of Kiewit from a Delaware corporation to a Delaware limited partnership.

Q:   WHEN WILL THE MERGER OCCUR?

A: Kiewit currently anticipates that, if the merger is approved by the requisite vote of Kiewit stockholders, the merger will be consummated in early 2003. However, the merger will not occur unless all of the conditions to the merger have been satisfied or waived.

Q:   WHAT WILL I RECEIVE IN THE MERGER?

A: For each share of common stock of Kiewit that you hold, you will receive one common unit of the limited partnership and one share of general partner common stock.

Q:   WHAT WILL HAPPEN TO KIEWIT'S CONVERTIBLE DEBENTURES IN THE MERGER?

A: If the merger is approved by the requisite vote of Kiewit's stockholders, Kiewit will accelerate the convertibility of certain of its outstanding convertible debentures and permit the holders of those debentures to convert them into Kiewit common stock prior to the effective time of the merger. Kiewit plans to redeem all convertible debentures, if any, that are not converted prior to the effective time of the merger.

Q:   WILL CONVERTIBLE DEBENTURES BE SOLD AFTER THE MERGER?

A: Following the merger, convertible debentures will not be sold. However, as an alternative, selected employees will be offered the opportunity following the merger to purchase preferred units of the limited partnership and general partner common stock. Like convertible debentures, the preferred units will receive a fixed return while they are outstanding and will convert into common units on October 31 in the fifth year following their issuance.

     No preferred units will be issued in connection with the merger.

Q:   WHY AM I RECEIVING TWO DIFFERENT SECURITIES IN THE MERGER?

A: In the merger, each share of your Kiewit common stock will be converted into one common unit of the limited partnership and one share of general partner common stock. Taken together, these two securities will effectively represent the same proportionate economic and voting interest as one share of Kiewit common stock. In effect, the voting interests will be held through the general partner common stock and the economic interests will be held primarily through the common units of the limited partnership.

Q:   ARE THE COMMON UNITS TRANSFERABLE?

A: Like Kiewit common stock, the common units will be subject to substantial transfer restrictions. Holders of common units will be prohibited from transferring the common units in any manner except in a sale back to the limited partnership or to certain authorized transferees with the prior approval of the board of directors of the general partner. Upon the death, termination of employment or retirement of a unitholder, and in certain other specific instances, the common units owned by the unitholder or his or her authorized transferees will be required to be sold back to the limited partnership. Corresponding provisions in the general partner's restated certificate also require the sale back to the general partner of the shares of general partner common stock that were issued to the transferring holder at the same time as the common units being transferred.

     Holders of common units will be permitted to pledge their common units for loans in connection with their ownership of the common units.

     In addition, whenever a common unit is issued, a share of general partner common stock will be issued to the same holder and such common unit will not be transferable unless:

     - the holder transfers such common unit to the limited partnership and transfers that share of common stock to the general partner; or

     - the holder transfers such common unit to any authorized transferee and transfers that share of common stock to the same authorized transferee.

Q:   ARE SHARES OF GENERAL PARTNER COMMON STOCK TRANSFERABLE?

A: Like Kiewit common stock, the general partner common stock will be subject to substantial transfer restrictions. Holders of common stock will be prohibited from transferring the common stock in any manner except in a sale back to the general partner or to certain authorized transferees with the prior consent of the board of directors of the general partner. Upon the death, termination of employment or retirement of a stockholder of the general partner, and in certain other specific instances, the shares of common stock owned by the stockholder or his or her authorized transferees will be required to be sold back to the general partner. Corresponding provisions in the limited partnership agreement also require the sale back to the limited partnership of the common units that were issued to the transferring holder at the same time as the common stock being transferred.

     Holders of general partner common stock will be permitted to pledge their common stock for loans in connection with their ownership of the common stock.

     In addition, whenever a share of general partner common stock is issued, a common unit (or preferred unit) will be issued to the same holder and such share of common stock will not be transferable unless:

     - the holder transfers such share of common stock to the general partner and transfers the common unit (or preferred unit) to the limited partnership; or

     - the holder transfers such share of common stock to any authorized transferee and transfers such common unit to the same authorized transferee.

Q:   CAN I TRANSFER COMMON UNITS OR GENERAL PARTNER COMMON STOCK SEPARATELY?

A: The limited partnership's Amended and Restated Agreement of Limited Partnership and the general partner's Amended and Restated Certificate of Incorporation provide that, in addition to the other transfer restrictions described above:

     - if a holder transfers a common unit to the limited partnership, that holder must also transfer to the general partner the share of general partner common stock that was issued to that holder at the same time as such common unit;

     - if a holder transfers a common unit to any authorized transferee, that holder must also transfer to that authorized transferee the share of general partner common stock that was issued to that holder at the same time as such common unit;

     - if a holder transfers a share of general partner common stock to the general partner, that holder must also transfer to the limited partnership the common unit (or preferred unit) that was issued to that holder at the same time as such share of common stock; and

     - if a holder transfers a share of general partner common stock to any authorized transferee, that holder must also transfer to that authorized transferee the common unit that was issued to that holder at the same time as such share of common stock.

     Any attempted transfer of a common unit (or preferred unit) or a share of general partner common stock without the corresponding transfer of the share of common stock or common or preferred unit issued to the holder at the same time will be void.

Q:   WHO IS PERMITTED TO OWN COMMON UNITS OF THE LIMITED PARTNERSHIP?

A: Like Kiewit common stock, common units may generally be owned only by employees of the general partner or the limited partnership and their 20% or more owned subsidiaries or joint ventures, directors of the general partner and certain authorized transferees of such employees or directors. No more than ten percent of the outstanding common units on a fully diluted basis may be owned directly or indirectly by any one owner and his or her authorized transferees at any time.

Q:   WHO IS PERMITTED TO OWN GENERAL PARTNER COMMON STOCK?

A: Like Kiewit common stock, general partner common stock may generally be owned only by employees of the general partner or the limited partnership and their 20% or more owned subsidiaries or joint ventures, directors of the general partner and certain authorized transferees of such employees or directors. No more than ten percent of the outstanding general partner common stock may be owned directly or indirectly by any one stockholder and his or her authorized transferees at any time.

Q:   HOW CAN I SELL COMMON UNITS TO THE LIMITED PARTNERSHIP?

A: Like Kiewit common stock, at any time on or prior to the 15th day of any calendar month, a holder of common units may offer to sell all or a portion of his or her common units to the limited partnership at the then current common unit price, subject to any individual adjustments applicable to that holder, but only if he or she simultaneously offers to sell to the general partner the shares of general partner common stock that were issued to such holder at the same time as such common units. The limited partnership (and the general partner) generally must accept any such offer, with transfer and payment to occur no earlier than 90 and no later than 100 days after receipt of the offer. In addition, the limited partnership's (and general partner's) obligation to accept the offer and purchase of common units (and general partner common stock) will be subject to certain limitations that are designed to prevent the limited partnership from being treated as a "publicly traded partnership" that is taxable as a corporation for U.S. federal income tax purposes.

Q:   HOW CAN I SELL SHARES OF GENERAL PARTNER COMMON STOCK TO THE GENERAL
     PARTNER?

A: Like Kiewit common stock, at any time on or prior to the 15th day of any calendar month, a stockholder of the general partner may offer to sell all or a portion of his or her general partner common stock to the general partner at the then current common stock price, but only if he or she simultaneously offers to sell to the limited partnership the common units (or preferred units) that were issued to such holder at the same time as such shares of common stock. The general partner (and the limited partnership) generally must accept any such offer, with transfer and payment to occur no earlier than 90 and no later than 100 days after receipt of the offer. In addition, the general partner's (and limited partnership's) obligation to accept the offer and purchase of general partner common stock (and common units) will be subject to certain limitations that are designed to prevent the limited partnership from being treated as a "publicly traded partnership" that is taxable as a corporation for U.S. federal income tax purposes.

Q:   WHAT IS THE COMMON UNIT PRICE?

A: The common unit price is the price at which the limited partnership will generally purchase and sell common units. The common unit price is the formula value of the limited partnership at the end of the prior fiscal year on a fully diluted per common unit basis, reduced by the amount of certain per unit distributions made to common unit holders subsequent to such year end. The formula value of the limited partnership is the total limited partners' equity of the limited partnership as of the end of the prior fiscal year (including equity attributable to preferred units), adjusted for certain tax and accounting impacts of the merger and reduced by the book value of the limited partnership's property, plant and equipment used in construction operations at such year end. The initial common unit price will be equal to 99.8% of Kiewit's "Common Share Price" as of the effective time of the merger. As of August 30, 2002, Kiewit's Common Share Price was $21.10. The aggregate common unit price which is payable to a holder upon the redemption of any of his or her common units is subject to adjustment up or down, as appropriate, for the full balance of his or her individual draw account, but in no event will such aggregate common unit price be reduced below zero. Thus, holders of common units are likely to receive different net amounts per unit on the redemption of their common units.

Q:   WHAT IS A LIMITED PARTNER'S INDIVIDUAL DRAW ACCOUNT?

A: In general, with respect to the limited partnership, a tax draw is a non pro rata amount provided by the limited partnership to or on behalf of a limited partner to facilitate the payment of income tax arising from limited partnership items and the merger. A limited partner's individual draw account is an account maintained by the limited partnership to keep track of the balance of tax draws (i.e., conversion tax draws and special tax draws) made to or on behalf of the limited partner as well as the portion of any annual tax distribution that is in excess of the limited partner's actual tax liability for limited partnership items and is retained by the limited partnership. The amount of a limited partner's individual draw account will affect the amount such limited partner will receive upon the subsequent sale of any of his or her common units to the limited partnership.

Q:   WHAT IS THE GENERAL PARTNER COMMON STOCK PRICE?

A: The general partner common stock price is the price at which the general partner will purchase and sell shares of its common stock. The common stock price is the formula value of the general partner at the end of the prior fiscal year on a fully diluted per share basis, reduced by the amount of dividends per share declared subsequent to such year end. The formula value of the general partner is the parent only book value of the general partner as of the end of the prior fiscal year (which includes its .2% interest in the limited partnership), reduced by the value of any outstanding preferred stock at such year end. The initial general partner common stock price will be equal to 0.2% of Kiewit's "Common Share Price" as of the effective time of the merger. As of August 30, 2002, Kiewit's Common Share Price was $21.10.

Q: WILL THE COMMON UNITS OR THE GENERAL PARTNER COMMON STOCK BE LISTED ON AN EXCHANGE?

A: Like Kiewit common stock, neither the common units nor the shares of general partner common stock will be listed on any national, regional or other securities exchange or quoted on the Nasdaq National Market. Like Kiewit common stock, the common units and general partner common stock will be subject to significant transfer restrictions that will permit such securities to be sold only to the limited partnership and the general partner or transferred to certain authorized transferees that must also hold such securities subject to significant transfer restrictions.

Q:   WILL THE MERGER HAVE ANY IMPACT ON MY STOCK LOAN?

A: Kiewit understands that most Kiewit stockholders finance the purchase of their shares of Kiewit common stock. Several of the primary lenders to Kiewit's stockholders have indicated that, for lending purposes, they will view common units and shares of general partner common stock in a similar manner as shares of Kiewit common stock. These lenders have indicated, however, that the balance of a limited partner's individual draw account will be taken into account in making any lending decisions with respect to that limited partner.

Q:   WILL THE TERMS OF MY EMPLOYMENT CHANGE AS A RESULT OF THE MERGER?

A: In connection with the merger, Kiewit intends to convert most of its lower tier corporate subsidiaries into entities that are not separately taxed for U.S. federal income tax purposes. Kiewit currently anticipates that employees of each converted corporate subsidiary will become employees of the corresponding entity into which it is converted, except that direct employees of Kiewit prior to the merger will become employees of the general partner following the merger. Otherwise, Kiewit does not anticipate that there will be any changes in the terms of a stockholder's employment as a result of the merger.

Q: AS A LIMITED PARTNER IN THE LIMITED PARTNERSHIP, WILL I HAVE ANY GREATER PERSONAL LIABILITY FOR THE LIABILITIES OF THE LIMITED PARTNERSHIP'S BUSINESS THAN I DID AS A KIEWIT STOCKHOLDER WITH RESPECT TO KIEWIT'S BUSINESS?

A: Limited partners should not have any greater exposure to liabilities of the limited partnership's business than they did with respect to Kiewit's business as Kiewit stockholders.

Q:   ARE THERE ANY CONDITIONS TO KIEWIT'S OBLIGATION TO COMPLETE THE MERGER?

A: Consummation of the merger is subject to the satisfaction or waiver of a number of conditions contained in the transaction and merger agreement. Those conditions include:

     - the conversion of most of Kiewit's corporate subsidiaries to entities that are not separately taxed for U.S. federal income tax purposes;

     - the approval of the conversion and the transaction and merger agreement and the transactions contemplated thereby, including the merger, by the holders of at least 80% of the issued and outstanding shares of Kiewit common stock;

     - the receipt of certain private letter rulings from the Internal Revenue Service, or IRS (or receipt of an acceptable opinion of legal counsel), and the execution of an acceptable prefiling closing agreement with the IRS relating to certain U.S. federal income tax matters; and

     -  certain customary closing conditions.

Q:   WHO WILL MANAGE THE LIMITED PARTNERSHIP?

A:   Peter Kiewit Sons' GP, Inc. will manage the limited partnership.

Q: WILL HOLDERS OF COMMON UNITS HAVE THE RIGHT TO PARTICIPATE IN THE GOVERNANCE OF THE LIMITED PARTNERSHIP?

A: Management of the limited partnership is vested in the general partner and not in the limited partnership or the holders of common units. The voting rights of holders of common units are specifically limited to certain matters.

     However, upon consummation of the merger, Kiewit stockholders will also become holders of general partner common stock. As a stockholder of the general partner, you will be able to vote for the board of directors of the general partner, which will manage the affairs of the limited partnership.

Q:   WILL I BE TAXED AS A RESULT OF THE MERGER?

A: The receipt of common units and shares of general partner common stock in the merger will be a taxable transaction to Kiewit stockholders. Each Kiewit stockholder generally will recognize gain or loss in an amount equal to the difference between (1) the fair market value at the effective time of the merger of the common units and shares of general partner common stock such holder receives in the merger and (2) the tax basis (or adjusted cost base in the case of a Canadian stockholder) of the shares of Kiewit common stock owned by such holder at the effective time of the merger.

Q:   HOW WILL I BE ABLE TO PAY THE TAXES DUE AS A RESULT OF THE MERGER?

A: The limited partnership is required pursuant to the limited partnership agreement to provide each former Kiewit stockholder who receives common units and shares of general partner common stock in the merger with a conversion tax draw in the amount and in the manner necessary to pay income taxes due as a result of the merger. The amount of this conversion tax draw will be reflected in the individual draw account of each limited partner who receives such a conversion tax draw and will affect the amount each such limited partner will receive upon the subsequent sale of any of his or her common units to the limited partnership.

Q:   WHAT WILL THE TAX CONSEQUENCES OF OWNING COMMON UNITS BE TO ME?

A: Holders of common units will be limited partners in the limited partnership. The limited partnership generally is not subject to entity level income tax. Instead, in general, each limited partner will be required to take into account in computing his or her income tax liability his or her allocable share of income, gain, loss, deduction and credit of the limited partnership, regardless of whether any cash is distributed by the limited partnership.

Q: WILL I BE REQUIRED TO MAKE QUARTERLY OR OTHER PERIODIC ESTIMATED OR INSTALLMENT TAX PAYMENTS?

A: As a result of the allocation of limited partnership items, each limited partner will likely be subject to the requirement to make quarterly or other periodic estimated (or installment for Canadian residents) tax payments. To the extent permissible, the limited partnership will make these tax payments directly to taxing authorities on behalf of each limited partner to pay his or her tax liability resulting from the allocation of limited partnership items. The aggregate amount of these estimated tax payments made to or on behalf of a limited partner with respect to a taxable year will be applied towards the limited partner's annual tax distribution for that taxable year.

Q: HOW WILL I PAY TAXES ARISING AS A RESULT OF THE ALLOCATION OF LIMITED PARTNERSHIP ITEMS?

A: The limited partnership agreement requires the limited partnership to make funds available to each limited partner to pay his or her income taxes resulting from the allocation of limited partnership items. The limited partnership currently intends to make these funds available in the form of annual tax distributions in an equal amount per common unit. The limited partnership currently intends to make these annual tax distributions at the highest applicable combined U.S. federal, state and local income tax rate. The general partner has the sole and absolute discretion, however, to cause the annual tax distributions to be made at a lower rate. The aggregate amount of any quarterly or other periodic tax payments made to or on behalf of an individual limited partner for a taxable year will be applied toward that limited partner's annual tax distribution for that taxable year.

     In the event that the annual tax distribution is greater than a limited partner's actual income tax liability with respect to limited partnership items, such excess may, in the sole and absolute discretion of the general partner, be reflected as an increase to that limited partner's individual draw account, and not be paid to that limited partner. Conversely, in the event that the annual tax distribution is not sufficient to permit a limited partner to satisfy his or her actual income tax liability with respect to limited partnership items, the limited partnership will make additional funds available to that limited partner in the form of a special tax draw in an amount equal to the deficit. The amount of any special tax draws made to a limited partner to pay taxes will be reflected as a decrease to that limited partner's individual draw account.

Q: WILL MY PRO RATA PORTION OF LIMITED PARTNERSHIP INCOME BE REFLECTED ON MY PERSONAL INCOME TAX RETURNS?

A: Each limited partner must report on his or her personal income tax return, his or her allocable share of the limited partnership's items of income, gain, loss, deduction and credit, regardless of whether he or she has received or will receive any cash distributions from the limited partnership. Thus, the income reportable on a limited partner's personal income tax return will include not only the income attributable to his or her personal items, but also income attributable to his or her allocable share of limited partnership items.

Q: HOW WILL I BE ABLE TO COMPLY WITH ALL OF THE TAX FILING AND PAYMENT REQUIREMENTS FOR THE VARIOUS JURISDICTIONS IN WHICH THE LIMITED PARTNERSHIP AND ITS SUBSIDIARIES WILL DO BUSINESS?

A: The limited partnership is authorized under the limited partnership agreement to implement a tax return preparation program for limited partners, and will retain a nationally recognized accounting firm to furnish certain tax related services to and on behalf of each of the limited partners. This accounting firm will calculate (and coordinate the timely payment of) the limited partners' income taxes due and prepare and coordinate the filing of all income tax returns, estimates, extensions and other documents required to be filed by the limited partners resulting from both their personal tax items as well as from the allocation of their share of limited partnership items. However, notwithstanding this program, the limited partners' annual income tax returns may not be completed and filed until after the applicable original filing deadline (although any payments of taxes due must be made timely to avoid penalty). Thus, extensions of the filing deadline may be necessary and will be handled as part of the tax return preparation program. The limited partnership currently intends to pay all of the costs of the tax return preparation program, although it reserves the right to modify this policy in the future.

Q:   WILL THE LIMITED PARTNERSHIP PAY DIVIDENDS TO THE HOLDERS OF COMMON UNITS?

A: Kiewit currently pays semi-annual dividends based upon a percentage of Kiewit's earnings from operations during the prior year. Limited partnerships, unlike corporations, do not pay dividends. The limited partnership currently intends to make semi-annual cash distributions based upon a percentage of the limited partnership's earnings from operations during the prior year.

Q:   WILL THE GENERAL PARTNER PAY DIVIDENDS ON SHARES OF ITS COMMON STOCK?

A: The general partner does not currently intend to pay cash dividends on its common stock.

Q:   WHOM SHOULD I CALL WITH QUESTIONS ABOUT THE CONVERSION?

A:   Stockholders with inquiries relating to the conversion should contact:

                              Douglas A. Obermier
                                Stock Registrar
                            Peter Kiewit Sons', Inc.
                                  Kiewit Plaza
                             Omaha, Nebraska 68131
                                 (402) 342-2052

                                    SUMMARY

     The following summary is not intended to be a complete description of all material facts regarding the conversion or the matters to be considered at the special meeting and is qualified in all respects by the information appearing elsewhere in this proxy statement/joint prospectus and the appendices hereto and the documents to which we have referred you. You are urged to review carefully the entire proxy statement/joint prospectus including the "Risk Factors" and the documents to which we have referred you.

THE PARTIES

     Kiewit. Peter Kiewit Sons', Inc. is a Delaware corporation and, together with its subsidiaries, is one of the largest construction contractors in North America. Kiewit, through its subsidiaries, primarily performs its services as a general contractor with responsibility for the overall direction and management of construction projects. Kiewit was incorporated in Delaware in 1997 to continue a construction business founded in Omaha, Nebraska in 1884. For more detail on the business of Kiewit, see page 48.

     Kiewit's principal executive offices are located at Kiewit Plaza, Omaha, Nebraska 68131 and its telephone number is (402) 342-2052.

     The Limited Partnership. Peter Kiewit Sons', L.P. is a Delaware limited partnership. The limited partnership was formed on August 12, 2002 and presently has no operations. Its sole general partner is currently Peter Kiewit Sons' GP, Inc., a Delaware corporation, which is currently a wholly owned subsidiary of Kiewit. Its sole limited partner is currently Kiewit.

     The limited partnership's principal executive offices are located at Kiewit Plaza, Omaha, Nebraska 68131 and its telephone number is (402) 342-2052.

     The General Partner. Peter Kiewit Sons' GP, Inc. is a Delaware corporation, the general partner of the limited partnership and currently a wholly owned subsidiary of Kiewit. Although the general partner was formed on July 30, 2002, the general partner is the successor by merger to Bentson Contracting Company, an Arizona corporation. Bentson was an operating subsidiary of Kiewit which previously performed construction services primarily in Arizona. On August 9, 2002, Bentson was merged with and into Peter Kiewit Sons' GP, Inc., with Peter Kiewit Sons' GP, Inc. as the surviving corporation in the merger. The sole purpose of the general partner now is to manage the affairs of the limited partnership.

     The general partner's principal executive offices are located at Kiewit Plaza, Omaha, Nebraska 68131 and its telephone number is (402) 342-2052.

THE CONVERSION

     The conversion is the conversion of Peter Kiewit Sons', Inc. from a Delaware corporation to Peter Kiewit Sons', L.P., a Delaware limited partnership. As a result of the conversion, the stockholders of Kiewit will become limited partners of the limited partnership and stockholders of Peter Kiewit Sons' GP, Inc., the general partner of the limited partnership.

     The board of directors and management of Kiewit have concluded that the conversion of Kiewit to a limited partnership by means of a merger should permit Kiewit to operate in a more tax efficient manner and should also allow Kiewit greater flexibility and a wider choice of options in which to utilize Kiewit's earnings in order to generate acceptable levels of return on equity.

     The conversion will be accomplished pursuant to the terms of the
Transaction and Merger Agreement, dated as of           , 2002, by and between
Kiewit and the limited partnership.

     The Merger. Pursuant to the transaction and merger agreement, upon the satisfaction or waiver of certain closing conditions, Kiewit will be merged with and into the limited partnership, with the limited partnership as the surviving entity.

     Effective Time. The merger will become effective at the time a certificate of merger is filed with the Secretary of State of Delaware in accordance with the requirements of Delaware law or at such later time as may be specified in such certificate of merger. Assuming the satisfaction or waiver of all conditions to the consummation of the merger, the merger is expected to become
effective on or about           , 2003.

     In the merger, each outstanding share of Kiewit common stock (excluding shares as to which dissenters' rights are exercised) will be converted into one common unit of the limited partnership and one share of general partner common stock. Taken together, these two securities will effectively represent the same proportionate economic and voting interest as one share of Kiewit common stock. In effect, the voting interests will be held through the general partner common stock and the economic interests will be held primarily through the common units of the limited partnership.

     Conditions. Consummation of the merger is subject to the satisfaction or waiver of a number of conditions contained in the transaction and merger agreement. Those conditions include:

     - the conversion of most of Kiewit's corporate subsidiaries to entities that are not separately taxed for U.S. federal income tax purposes;

     - the approval of the transaction and merger agreement and the transactions contemplated thereby, including the merger, by the holders of at least 80% of the issued and outstanding shares of Kiewit common stock;

     - the receipt of certain private letter rulings from the IRS (or receipt of acceptable opinions of legal counsel) and the execution of an acceptable prefiling closing agreement with the IRS relating to certain U.S. federal income tax matters; and

     - certain customary closing conditions.

     Amendment and Termination of the Transaction and Merger Agreement. The transaction and merger agreement may be amended in writing by Kiewit and the limited partnership. However, after approval by the stockholders of Kiewit, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Kiewit common stock will be converted upon consummation of the merger. The board of directors of Kiewit may terminate the transaction and merger agreement at any time prior to the effective time of the merger, including after the approval of the conversion proposal by the requisite vote of the holders of Kiewit common stock.

     Accounting Treatment. The merger is expected to be accounted for as an asset transfer between entities under common control under accounting principles generally accepted in the U.S. Accordingly, the assets and liabilities of Kiewit will be recorded by the limited partnership at their historical cost basis.

     Surrender of Kiewit Stock Certificates. If the merger becomes effective, the limited partnership will send a transmittal letter to each former Kiewit stockholder who did not exercise dissenters' rights. Former Kiewit stockholders will be asked to surrender the certificate or certificates which previously represented shares of Kiewit common stock and execute the limited partnership agreement. Upon surrender to the limited partnership of such certificates and acceptance thereof by the limited partnership and following their execution of the limited partnership agreement, former Kiewit stockholders will be entitled to receive:

     - a certificate or certificates representing the number of common units equal to the number of shares of Kiewit common stock previously represented by surrendered Kiewit common stock certificates; and

     - a certificate or certificates representing the number of shares of general partner common stock equal to the number of shares of Kiewit common stock previously represented by surrendered Kiewit common stock certificates.

     IRS Guidance. In connection with the conversion and the merger, Kiewit has applied for certain private letter rulings and a prefiling closing agreement with the IRS with respect to certain U.S. federal income tax aspects of the conversion and the merger. Kiewit will not proceed with the conversion and the merger unless such rulings are received and an acceptable prefiling closing agreement is executed, except that in certain circumstances, Kiewit may, in the sole and absolute discretion of its board of directors, proceed with the conversion and the merger on the basis of an opinion of legal counsel.

     Conversion of the Debentures. If Kiewit stockholders approve the conversion proposal, Kiewit will permit holders of its Series 1998A, 1999A, 2000 and 2001 Convertible Debentures to convert such debentures into Kiewit common stock subsequent to the special meeting date and prior to the effective time of the merger. A total of 1,317,109 shares of Kiewit common stock would be issuable if all of these debentures were so converted. Kiewit plans to redeem all convertible debentures, if any, that are not converted prior to the effective time of the merger.

     Name of General Partner. Immediately following the merger, the general partner will change its name to Peter Kiewit Sons', Inc. Kiewit, currently the sole stockholder of the general partner, has approved the necessary amendment to the general partner's restated certificate to effect this name change.

     Certain State Tax Compensation Payments. Limited partners who were Kiewit stockholders at the time of the merger, who retire on or before December 31, 2007 and who meet certain other requirements will be provided the opportunity to receive a grossed up compensation payment. The amount of this payment will be based upon the amount of the actual state income tax liability incurred in the merger that is demonstrated to be in excess of the state income tax liability that such limited partner would have incurred upon retirement as a stockholder of Kiewit (on the same amount of gain) absent the consummation of the merger, net of any benefits received as a result of the consummation of the merger.

     Tax Return Preparation Program. The limited partnership intends to implement a tax return preparation program, pursuant to which the limited partnership will retain a nationally recognized accounting firm to act as the program tax preparer to furnish tax preparation and filing services to and on behalf of each of the limited partners. The program tax preparer will generally be responsible for preparing and coordinating the filing for each limited partner of all U.S. and Canadian federal, state, provincial, local and foreign individual income, franchise and similar tax returns and extensions, including estimated tax returns. However, notwithstanding this program, the limited partners' annual income tax returns may not be completed and filed until after the applicable original filing deadline (although any payments of taxes due must be made timely to avoid penalty). Thus, extensions of the filing deadline may be necessary and will be handled as part of the tax return preparation program. The program tax preparer will also be responsible for calculating the amount and coordinating the payment of taxes (including estimated and installment tax payments) with applicable taxing authorities. All references in this proxy statement/joint prospectus to estimated tax payments include installment tax payments with respect to Canadian holders. The limited partnership currently intends to pay all of the costs of providing these services to the limited partners, although it reserves the right to modify such policy in the future.

     As part of the tax return preparation program, and as required by the limited partnership agreement, the limited partnership will provide each limited partner with funds sufficient to permit each such limited partner to timely pay his or her income taxes resulting from the allocation of limited partnership items, including amounts sufficient to permit each limited partner to satisfy applicable estimated tax filing or tax installment requirements with respect to the allocation of limited partnership items. These funds will be made available in the form of tax distributions and/or special tax draws. The limited partnership also is required by the limited partnership agreement to provide each limited partner who receives common units and shares of general partner common stock in the merger with a conversion tax draw to pay income taxes due as a result of the merger. The amount of any such conversion tax draws and special tax draws provided to a limited partner will be reflected as a negative balance in his or her individual draw account. Conversely, the portion of any annual tax distributions in excess of a limited partner's actual income tax liability with respect to limited partnership items, to the extent that such excess is retained by the limited partnership will be reflected as a positive balance in his or her individual draw account. The full balance of a limited partner's individual draw account will affect the amount such limited partner will receive upon the subsequent sale of any of his or her common units back to the limited partnership.

     Certain Changes in Calculation of Formula Value. In accordance with Kiewit's restated certificate, Kiewit purchases and sells shares of Kiewit common stock at a formula value based upon its adjusted book value. This value is determined by reducing Kiewit's stockholders' equity by any outstanding preferred stock and the book value of Kiewit's property, plant and equipment used in construction operations. The adjusted book value is then increased by the amount of any outstanding convertible debentures and divided by the number of fully diluted shares of Kiewit common stock to determine the formula value per share. The formula value per share is reduced from time to time to reflect the amount of declared dividends per share. A cornerstone of Kiewit's stock ownership program has been basing Kiewit's common share price on its formula value. One goal of Kiewit management in converting Kiewit from a corporation to a limited partnership is to attempt to replicate Kiewit's organizational and operational structure as closely as possible, including Kiewit's stock ownership program. However, corporations and partnerships are subject to different accounting treatment. Consequently, to continue the formula value concept in the context of the limited partnership, an adjustment will be made to book value to reflect the accounting treatment of the net deferred income tax asset attributable to Kiewit's converted subsidiaries. In addition, an adjustment will be made to book value to reflect the impact of certain payments made to or on behalf of limited partners to allow them to pay income taxes resulting from the merger and the allocation of limited partnership items.

THE SPECIAL MEETING

     Date, Time, Place; Purpose.  The special meeting will be held at 10:00
a.m., Omaha time, on           , 2002 at Kiewit Plaza, Omaha, Nebraska 68131.
The purpose of the special meeting is to consider and vote upon the conversion proposal.

     Record Date; Votes Required.  Only holders of record of Kiewit common stock
at the close of business on           , 2002, the record date, will be entitled
to vote at the special meeting. Such holders, voting as a single class, will have one vote for each share of their Kiewit common stock. The affirmative vote of at least 80% of the issued and outstanding shares of Kiewit common stock is required for approval of the conversion proposal. As of the record date, there were shares of Kiewit common stock issued and outstanding, held by record holders. The directors and executive officers of Kiewit beneficially own, as of the record date, in the aggregate, approximately 29.0% of the issued and outstanding shares of Kiewit common stock. All of Kiewit's directors and executive officers have indicated that they intend to vote for the conversion proposal.

     Recommendations of the Board of Directors of Kiewit. The board of directors of Kiewit has unanimously approved the transaction and merger agreement and has determined that the merger and the other transactions contemplated thereby are in the best interests of Kiewit and its stockholders. The Kiewit board therefore recommends that Kiewit stockholders vote FOR approval of the conversion proposal.

DISSENTERS' RIGHTS

     Under Section 262 of the Delaware General Corporation Law, or the DGCL, set forth in full as Appendix B to this proxy statement/joint prospectus, holders of shares of Kiewit common stock have the right to dissent, and obtain payment of the "fair value" of their shares of Kiewit common stock, in the event of certain corporate actions such as the merger.

     Kiewit stockholders who wish to exercise dissenters' rights must comply fully with the requirements of Section 262 of the DGCL. Accordingly, Kiewit stockholders wishing to dissent are urged to read "Dissenters' Rights" in this proxy statement/joint prospectus and Appendix B, and to consult their own legal advisors.

     Among other things, Section 262 requires that a stockholder wishing to exercise dissenters' rights:

     - must deliver to Kiewit, before the vote on the conversion proposal at the special meeting, a written demand for appraisal of such holder's Kiewit common stock; and

     - must not vote in favor of the conversion proposal.

     A holder of Kiewit common stock who votes by proxy and wishes to exercise dissenters' rights must either vote against the conversion proposal or abstain from voting on the conversion proposal. Returning an executed blank proxy will constitute a vote for all proposals to be considered at the special meeting, and therefore will cause a forfeiture of dissenters' rights. A vote against the conversion proposal, in person or by proxy, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262.

     The holders of Kiewit common stock wishing to exercise dissenters' rights must hold shares of Kiewit common stock on the date the written demand for appraisal is made and must continue to hold such shares until the effective time of the merger. All written demands for appraisal pursuant to Section 262 should be sent or delivered to Kiewit at Kiewit Plaza, Omaha, Nebraska 68131,
Attention: Stock Registrar. If the conversion proposal is approved at the special meeting, Kiewit stockholders wishing to exercise dissenters' rights must comply fully thereafter with a series of additional requirements under Section 262 of the DGCL. Those requirements are summarized under "Dissenters' Rights" and are also set forth in full in Appendix B.

CERTAIN DIFFERENCES IN RIGHTS OF SECURITIES HOLDERS

     Management Rights. Upon consummation of the merger, Kiewit stockholders will become holders of common units of the limited partnership and will be entitled to become limited partners of the limited partnership following their execution of the limited partnership agreement. They will also become holders of general partner common stock. The general partner will manage the affairs of the limited partnership. The rights of common unit holders, as limited partners, will be determined by the limited partnership agreement and by the Delaware Revised Uniform Limited Partnership Act, or DRULPA, and the rights of stockholders of the general partner will be determined by the general partner's restated certificate and by the DGCL. The rights of a limited partner differ substantially from the rights of a stockholder of Kiewit in many important respects. In particular, management of the limited partnership is vested in the general partner and not in the limited partnership or the holders of common units. The voting rights of holders of common units are specifically limited to certain matters. However, upon consummation of the merger, Kiewit stockholders will also become stockholders of the general partner and, as such, will be able to vote for the board of directors of the general partner, which will manage the affairs of the limited partnership.

     Payment of Purchase Price. Generally, Kiewit is obligated to repurchase and pay for shares of Kiewit common stock within 60 days from the date either the stockholder or Kiewit exercises its respective right to sell back or repurchase such stock. In order to prevent the limited partnership from being treated as a "publicly traded partnership" that is taxable as a corporation, certain limitations will apply to the obligations of the limited partnership and the general partner to repurchase common units and general partner common stock. Kiewit has submitted to the IRS a request for a private letter ruling that the limited partnership will not be classified as a "publicly traded partnership" that is taxable as a corporation for U.S. federal income tax purposes. Absent the receipt of such ruling, both the limited partnership and the general partner generally must accept any offer to sell common units and shares of general partner common stock, respectively, with transfer and payment to occur no sooner than 90 days and no later than 100 days from the date such entity gives or receives notice of the decision to exercise the right to sell back or purchase such securities. If Kiewit receives a favorable ruling on this issue, transfer and payment for common units and general partner common stock voluntarily tendered by a holder to the limited partnership and the general partner may be made no sooner than 60 days and no later than 75 days from the date the general partner or the limited partnership receives notice from the holder of such voluntary tender, and transfer and payment in all other instances may be made within 60 days from the date the general partner or the limited partnership provides notice to a holder to repurchase such common units and general partner common stock. There can be no assurance that Kiewit will receive a favorable private letter ruling in this regard. In addition, regardless of whether Kiewit receives the private letter ruling, except in the case of sales of common units back to the limited partnership in connection with the termination of employment of a limited partner, (1) no more than ten percent of the total interests in capital or profits of the limited partnership can be repurchased by the limited partnership or transferred in a particular taxable year and (2) the general partner may suspend the limited partnership's duty to repurchase common units, or may refuse to purchase any particular common units if the general partner determines that such suspension or refusal would be necessary or advisable to reduce the risk that the limited partnership might be treated as a "publicly traded partnership" for U.S. federal income tax purposes.

     Certain Impacts of Estimated and Other Periodic Tax Payments. Under the tax return preparation program, to the extent permissible, the limited partnership will make estimated and other periodic (including final) tax payments directly to taxing authorities on behalf of each limited partner to allow such partner to pay his or her estimated and actual tax liability resulting from the allocation of his or her share of items of limited partnership income, gain, loss, deduction and credit. If the aggregate tax payments made to or on behalf of a limited partner with respect to a taxable year exceed such limited partner's annual tax distribution for such taxable year, such excess will be deemed to be a special tax draw and will be reflected as a negative amount in such limited partner's individual draw account. In addition, if a limited partner sells all of his or her common units back to the limited partnership during a taxable year, the limited partnership agreement provides that, to the extent permissible, the limited partner will not be allocated any of such items, and, thus, will not have any obligation to pay taxes for such taxable year with respect to limited partnership items and will not receive an annual tax distribution for such taxable year. Consequently, all of the tax payments already made with respect to such taxable year will be in excess of such limited partner's annual tax distribution and will also be deemed to be a special tax draw. To the extent that any such tax payments are made directly to taxing authorities, they should be credited by such taxing authorities against such limited partner's tax obligations for such taxable year or prior years and, if in excess of such limited partner's tax obligations, such limited partner may be eligible for a refund from such taxing authority.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     Consequences of the Merger. The merger will be treated as a complete liquidation of Kiewit for U.S. federal income tax purposes. Accordingly, the receipt of common units and shares of general partner common stock in the merger will be a taxable transaction to Kiewit stockholders for U.S. federal income tax purposes, and may also be a taxable transaction under state, local or foreign tax laws. In general, each Kiewit stockholder will recognize gain or loss equal to the difference between (1) the fair market value at the effective time of the merger of the common units and shares of general partner common stock the Kiewit stockholder receives in the merger and (2) the tax basis of the shares of the Kiewit common stock owned by such Kiewit stockholder at the effective time of the merger. Gain or loss recognized by a Kiewit stockholder will generally be capital gain or loss, provided that the Kiewit common stock has been held as a capital asset.

     Consequences of Becoming a Limited Partner. Because the limited partnership will be treated as a partnership for U.S. federal income tax purposes, the limited partnership generally will not be subject to entity level income tax. Instead, each limited partner, including each U.S. resident and Canadian resident limited partner, will be required to take into account his or her allocable share of the limited partnership's items of income, gain, loss, deduction and credit in computing his or her income tax liability. The allocation, and reporting of tax items will not correspond to cash distributions made by the limited partnership. Thus, the income reportable on a limited partner's personal income tax return will include not only the income attributable to his or her personal items, but also income attributable to his or her allocable share of items of limited partnership income, and a limited partner's tax on his or her personal income tax return may differ from the amount of the cash distributed to him or her in any given year. However, the limited partnership will be required by the limited partnership agreement to make payments to its limited partners (in the form of distributions and tax draws) in amounts and in a manner sufficient to allow them to pay their income taxes resulting from the allocation of limited partnership items. It is generally not anticipated that U.S. residents will file Canadian income tax returns as a result of being limited partners.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES

     Consequences of the Merger. The receipt of common units and shares of general partner common stock in the merger will be a taxable transaction to Canadian resident stockholders for Canadian federal income tax purposes, and may also be a taxable transaction under applicable foreign and provincial tax laws. In general, each Kiewit stockholder who is a Canadian resident will recognize gain or loss equal to the difference between (1) the fair market value at the effective time of the merger of the common units and shares of general partner common stock the Kiewit stockholder receives in the merger and (2) such Canadian resident stockholder's adjusted cost base of the shares of Kiewit common stock owned by such Kiewit stockholder at the effective time of the merger.

     Consequences of Becoming a Limited Partner. Each Canadian resident limited partner will be required to file U.S. federal, state and local income tax returns in addition to Canadian and provincial income tax returns. In general, each Canadian resident limited partner will be required to include his or her share of the limited partnership's income or loss for a fiscal period in computing his or her income for the taxation year in which the fiscal period ends. The limited partnership will be required by the limited partnership agreement to make payments to its limited partners (in the form of distributions and tax draws) in amounts and in a manner sufficient to allow them to pay their income taxes resulting from the allocation of limited partnership items. In general, subject to certain limitations, each such limited partner will be eligible to claim foreign tax credits for U.S. federal, state and local income taxes paid against his or her Canadian federal and provincial income tax liability.

                                  RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this proxy statement/joint prospectus before deciding whether to vote in favor of the conversion proposal. Please read "Special Note Regarding Forward Looking Statements."

CONSUMMATION OF THE MERGER WILL HAVE CERTAIN TAX CONSEQUENCES TO KIEWIT STOCKHOLDERS.

     The receipt of common units and shares of general partner common stock in the merger will be a taxable transaction for U.S. and Canadian federal income tax purposes, and may also be a taxable transaction under state, provincial, local or foreign tax laws. In general, each Kiewit stockholder will recognize gain or loss equal to the difference between (1) the fair market value at the effective time of the merger of the common units and shares of general partner common stock the Kiewit stockholder receives in the merger and (2) the tax basis (or adjusted cost base in the case of a Canadian stockholder) of the shares of the Kiewit common stock owned by such Kiewit stockholder at the effective time of the merger. The tax payable by a Kiewit stockholder as a result of the merger is a tax such stockholder generally would not otherwise have paid until such stockholder sold his or her shares of Kiewit common stock back to Kiewit, typically upon retirement or other termination of employment. In addition, although the limited partnership will provide each former Kiewit stockholder who receives common units and shares of general partner common stock in the merger with a conversion tax draw in the amount and in the manner necessary to pay income taxes due as a result of the merger, the amount of income taxes the stockholder would pay in the future upon the termination of employment had Kiewit not consummated the merger might be less than the income taxes payable as a result of the merger.

HOLDING COMMON UNITS WILL RESULT IN ADDITIONAL TAX PAYMENT AND FILING
OBLIGATIONS.

     Because the limited partnership will be treated as a partnership for U.S. and Canadian federal income tax purposes, the limited partnership generally will not be subject to entity level income tax. Instead, in general, each limited partner will be required to take into account his or her allocable share of the limited partnership's items of income, gain, loss, deduction and credit in computing his or her income tax liability. Thus, the income reportable on a limited partner's personal income tax return will include not only the income attributable to his or her personal items, but also income attributable to his or her allocable share of items of limited partnership income. Although the limited partnership is required to make funds available to each limited partner to pay his or her income taxes resulting from the allocation of limited partnership items, the income tax liability is a personal liability of the limited partner, and will be payable regardless of whether any cash is actually distributed to him or her in any given year.

     Limited partners will also be subject to additional tax reporting requirements as a result of the conversion, including the obligation to file tax returns and pay income taxes on a quarterly or other periodic basis and to file tax returns and pay income taxes in many of the states in which the limited partnership and its subsidiaries do business. Although the limited partnership intends to implement a tax return preparation program pursuant to which each limited partner's obligation to meet such filing and payment obligations would be facilitated, these obligations are personal to the limited partner and must be satisfied by each limited partner regardless of whether or not the limited partnership implements such program. In addition, notwithstanding this program, the limited partners' final annual income tax returns may not be completed until after the applicable original filing deadline (although any payments of taxes due must be made timely to avoid penalty). Thus, extensions of the filing deadline may be necessary. Any extensions will be handled as part of the tax preparation program.

THE FUTURE TAX IMPACT OF THE CONVERSION ON THE LIMITED PARTNERS COULD VARY FROM THE ANTICIPATED TAX CONSEQUENCES.

     The corporate form of ownership subjects Kiewit's income to two levels of income tax. The first level of tax is imposed when Kiewit earns income and pays corporate income tax on that income. The second level of tax occurs when Kiewit uses its after tax income to pay a dividend or repurchase shares of its common stock and the recipient or selling stockholder incurs income tax liability. One of the benefits of operating as a limited partnership is that limited partnerships are generally subject to only one level of income tax, which should result in significant tax savings. Should legal or regulatory changes result in the elimination of two levels of taxation for corporations, decreases in individual capital gains tax rates, increases in individual ordinary income tax rates or reductions in corporate income tax rates, the tax savings to Kiewit and its stockholders of operating as a limited partnership could be reduced or eliminated or Kiewit and its stockholders could be subject to higher taxes than if the conversion had not occurred.

LIKE KIEWIT COMMON STOCK, THE COMMON UNITS OF THE LIMITED PARTNERSHIP AND THE GENERAL PARTNER COMMON STOCK WILL BE SUBJECT TO SUBSTANTIAL TRANSFER RESTRICTIONS AND WILL NOT BE TRADED ON ANY ESTABLISHED SECURITIES MARKET, SECONDARY MARKET OR OTHERWISE.

     The common units of the limited partnership and the general partner common stock will be subject to substantial transfer restrictions. Like holders of Kiewit common stock, holders of common units will be prohibited from transferring the common units in any manner except in a sale back to the limited partnership or in a transfer to certain authorized transferees that meets specified requirements, including the prior approval of the board of directors of the general partner. Likewise, holders of general partner common stock will be prohibited from transferring the common stock in any manner except in a sale back to the general partner or in a transfer to certain authorized transferees that meets specified requirements, including the prior approval of the board of directors of the general partner. In addition, common units and shares of general partner common stock may not be transferred without a corresponding and simultaneous transfer of the shares of common stock or common units issued to the holder at the same time. Any attempted transfer of a common unit or a share of general partner common stock without the corresponding and simultaneous transfer of the share of common stock or common or preferred unit issued to the holder at the same time will be void.

     Like Kiewit common stock, neither the common units nor the shares of general partner common stock will be listed on any national, regional or other securities exchange or quoted on the Nasdaq National Market. In addition, the limited partnership's (and general partner's) obligation to repurchase common units (and general partner common stock) will be subject to certain limitations that are designed to prevent the limited partnership from being treated as a "publicly traded partnership" that is taxable as a corporation for U.S. federal income tax purposes.

DRAWS MADE TO LIMITED PARTNERS TO PAY CONVERSION TAXES WILL REDUCE THE AMOUNT OF CASH AVAILABLE TO THE LIMITED PARTNERSHIP.

     Following the conversion, limited partners who were Kiewit stockholders at the time of the merger will receive conversion tax draws from the limited partnership in order to pay the taxes due as a result of the conversion in the estimated aggregate amount of approximately $155 million. As a result, the limited partnership will have a reduced amount of cash to fund its operations. If the limited partnership has not reserved sufficiently for known risks and its ongoing working capital needs, and any of the risks identified in this proxy statement/joint prospectus or any other unidentified contingencies arise, this reduction of cash could adversely affect the limited partnership's ability to resolve these contingencies and maintain its business operations.

TRANSFER OF AND PAYMENT FOR COMMON UNITS AND SHARES OF GENERAL PARTNER COMMON STOCK WILL NOT BE MADE FOR AT LEAST 90 DAYS FROM THE DATE EITHER THE LIMITED PARTNERSHIP OR THE GENERAL PARTNER, AS APPLICABLE, GIVES OR RECEIVES NOTICE OF THE DECISION TO EXERCISE THE RIGHT TO SELL BACK OR REPURCHASE SUCH SECURITIES.

     Generally, Kiewit is obligated to repurchase and pay for shares of Kiewit common stock within 60 days from the date either the stockholder or Kiewit exercises its respective right to sell back or purchase such stock. In contrast, unless Kiewit receives a private letter ruling from the IRS allowing for earlier payment, neither the limited partnership nor the general partner will be obligated to repurchase and pay for common units or shares of general partner common stock for at least 90 days from the date such entity gives or receives notice of the decision to exercise the right to sell back or repurchase such securities.

CERTAIN TAX PAYMENTS MAY REDUCE THE NET PROCEEDS PAID FOR COMMON UNITS.

     To the extent permissible, the limited partnership will make periodic estimated and final tax payments directly to taxing authorities on behalf of each limited partner to pay his or her tax liability resulting from the allocation of limited partnership items. If the aggregate tax payments made to or on behalf of a limited partner with respect to a taxable year exceed such limited partner's annual tax distribution for such taxable year, such excess will be deemed to be a special tax draw. In addition, if a limited partner sells all of his or her common units back to the limited partnership during a taxable year, the limited partnership agreement provides that, to the extent permissible, the limited partner will not be allocated any of such items, and, thus, will not receive an annual tax distribution for such taxable year. Consequently, the amount of such tax payments already made with respect to such taxable year will also be deemed to be special tax draws and will reduce the aggregate common unit price payable for the limited partner's common units. To the extent that such tax payments are made directly to taxing authorities, they should be credited by such taxing authorities against such limited partner's tax obligations for such taxable year or prior years and, if in excess of such limited partner's tax obligations, such limited partner may be eligible for a refund from such taxing authority. However, such refund may not be received until after the date the limited partner sells his or her common units back to the limited partnership.

THE FORMULA VALUE OF THE COMMON UNITS OF THE LIMITED PARTNERSHIP WILL BE CALCULATED IN A DIFFERENT MANNER THAN THE FORMULA VALUE OF KIEWIT'S COMMON STOCK.

     In accordance with Kiewit's restated certificate, Kiewit purchases and sells shares of Kiewit common stock at a formula value based upon its adjusted book value. The adjusted book value is determined by reducing Kiewit stockholders' equity by any outstanding preferred stock and the book value of Kiewit's property, plant and equipment used in construction operations. This value is then increased by the principal amount of any outstanding convertible debentures and divided by the number of fully diluted shares of Kiewit common stock to determine the formula value per share. The formula value per share is reduced from time to time to reflect the amount of declared dividends per share.

     In addition to adjustments to reflect outstanding convertible securities, distributions and the book value of construction related assets, the common unit price will be determined by making certain further adjustments to reflect different accounting treatment of the net deferred income tax asset attributable to Kiewit's converted subsidiaries, as well as the impact of tax payments made to or on behalf of limited partners to enable them to pay taxes resulting from the merger and the allocation of limited partnership items.

HOLDERS OF COMMON UNITS ARE LIKELY TO RECEIVE DIFFERENT NET AMOUNTS PER UNIT ON THE REDEMPTION OF THEIR COMMON UNITS.

     The aggregate common unit price payable to a holder upon redemption of any of his or her common unit will be subject to adjustment up or down, as appropriate, for the full balance of his or her individual draw account. The balance of the individual draw accounts of two limited partners holding the same number of units may differ for a variety of reasons, including differences in their respective individual tax rates, amount of taxable income, gross tax basis in Kiewit common stock and place of residence. Thus, holders of common units are likely to receive different net amounts per unit on the redemption of their common units.

HOLDERS OF COMMON UNITS WILL NOT HAVE THE SAME DIRECT RIGHTS TO PARTICIPATE IN THE GOVERNANCE OF THE LIMITED PARTNERSHIP THAT KIEWIT STOCKHOLDERS HAVE WITH RESPECT TO KIEWIT.

     Management of the limited partnership is vested in the general partner and not in the limited partnership or the holders of common units. The voting rights of holders of common units are specifically limited to certain matters.

     However, upon consummation of the merger, Kiewit stockholders will also become holders of general partner common stock. As stockholders of the general partner, holders of common units will be able to vote for the board of directors of the general partner, which will manage the affairs of the limited partnership.

THE LIMITS ON PERSONAL LIABILITY FOR LIMITED PARTNERS IN THE LIMITED PARTNERSHIP MAY DIFFER FROM THE LIMITS ON PERSONAL LIABILITY OF KIEWIT'S STOCKHOLDERS.

     Upon consummation of the merger and their execution of the limited partnership agreement, Kiewit stockholders will become holders of common units and limited partners of the limited partnership. Their rights as limited partners will be determined by the limited partnership agreement and by DRULPA.

     Under DRULPA and the terms of the limited partnership agreement, the liability of a limited partner generally is limited to the obligation to return distributions wrongfully distributed to him or her as well as the value of the limited partner's investment in the limited partnership.

     Under certain limited circumstances, a limited partner may lose his or her limited liability and be deemed generally liable for the debts and obligations of the limited partnership as if he or she were a general partner if he or she is deemed to be "participating in the control of the business" of the limited partnership. Under DRULPA, a limited partner may undertake a range of actions without being deemed to be "participating in the control of the business," including voting on partnership business, acting as a stockholder of the general partner (which would include voting the shares of general partner common stock) or acting as an employee, officer or director of the general partner or an employee of the limited partnership. In addition, even if a limited partner is deemed to be "participating in the control of the business" of the limited partnership, the limited partner will generally only be liable to third parties that transact business with the limited partnership who reasonably believe, based upon the limited partner's conduct, that the limited partner is actually a general partner.

THE HISTORICAL RESULTS OF KIEWIT'S OPERATIONS ARE NOT INDICATIVE OF THE FUTURE RESULTS OF THE LIMITED PARTNERSHIP.

     The limited partnership was formed on August 12, 2002 to continue the business operations of Kiewit following the merger. However, the historical operating results of Kiewit are not necessarily indicative of future results that will be achieved by the limited partnership. Due to the recent formation of the limited partnership, the limited partnership has no historical operating results.

THE LIMITED PARTNERSHIP WILL CONTINUE THE BUSINESS OPERATIONS CONDUCTED BY KIEWIT PRIOR TO THE MERGER.

     Upon consummation of the merger, the limited partnership and its subsidiaries will continue the business operations of Kiewit. The risks associated with the business of Kiewit include all of the risks inherent in the construction business, including:

     - the impact on the construction industry of changes in national and regional economies;

     - the cyclical nature of the construction business;

     - the risk of bankruptcy of, or nonpayment by, owners;

     - the risks of cost overruns and job losses on particular projects;

     - the risks associated with increasing competition in the construction business;

     - the costs and restraints imposed upon operations by regulatory requirements; and

     - the risks associated with labor stoppages or shortages, adverse weather conditions, shortages of supplies and government actions.

               SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     This proxy statement/joint prospectus contains forward looking statements and information that are based on the beliefs of management as well as assumptions made by and information currently available to Kiewit, the limited partnership, the general partner and their subsidiaries. When used in this document, the words "anticipate," "believe," "estimate," "expect" and similar expressions, as they relate to Kiewit, the limited partnership, the general partner or their management, are intended to identify forward-looking statements. Such statements reflect the current views of Kiewit, the limited partnership and the general partner with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this document.

                                 THE CONVERSION

     The following discussion of the conversion also includes summaries of the principal provisions of the transaction and merger agreement, together with certain additional information. The descriptions of the transaction and merger agreement contained in this proxy statement/joint prospectus do not purport to be complete and are qualified in their entirety by reference to the complete text of the transaction and merger agreement, a copy of which is attached as Appendix A. You are urged to read the transaction and merger agreement in its entirety.

GENERAL

     Subject to the terms and conditions of the transaction and merger agreement, Kiewit will merge with and into the limited partnership, which will be the surviving entity in the merger, and the separate existence of Kiewit will cease. At the effective time of the merger, each outstanding share of Kiewit common stock (excluding shares as to which dissenters' rights are exercised) will be converted into one common unit of the limited partnership and one share of general partner common stock. Taken together, these two securities will effectively represent the same proportionate economic and voting interest as one share of Kiewit common stock. In effect, the voting interests will be held through the general partner common stock and the economic interests will be held primarily through the common units.

BACKGROUND AND REASONS FOR THE MERGER AND RECOMMENDATIONS OF KIEWIT'S MANAGEMENT

     For many decades, Kiewit and its predecessors have maintained a policy of employee ownership, whereby the financial interests and success of Kiewit's employee-owners have been aligned with the growth, success and returns of Kiewit's business. Over this period, Kiewit, and thus, in turn, its employee-owners, have enjoyed significant financial returns on the equity of the business.

     Given Kiewit's expectation of continued significant income from operations, in early 2001, Kiewit management began to study various possible alternative means intended to maintain its historical equity returns. These alternatives included continued investments in new businesses, expansion of existing businesses and various corporate restructurings. While studying these possible alternatives, Kiewit management considered the various means that other employee-owned businesses utilized to maximize returns on equity. One key factor which permits many of these other employee-owned businesses to maximize after-tax returns is that they are subject to only one level of tax, and thus generally operate in a more tax-efficient manner. Because of this single level of tax structure, the income earned by these businesses generally can be distributed to the employee-owners without the imposition of any additional taxes.

     Unlike these employee-owned businesses, Kiewit and the majority of its operating subsidiaries operate in corporate form. Operating in a corporate form subjects Kiewit's income to two levels of tax. The first level of tax occurs when Kiewit earns income and pays corporate income tax on that income. The second level of tax occurs when Kiewit uses its after-tax income to pay a dividend or repurchase shares of its common stock and the recipient or selling stockholder incurs an individual income tax.

     In its review of various options to maximize returns, Kiewit management concluded that, if Kiewit was able to restructure its business in such a manner so that its earnings were subject to only a single level of tax, it would have greater flexibility to pursue other options to maximize its returns. Kiewit management summarized its findings to the executive committee of the Kiewit board of directors which thereafter authorized Kiewit management to further study and pursue the possible conversion of Kiewit into an entity not subject to income tax.

     Kiewit management studied several different forms of entities and several different methods of converting to such an entity. In studying these different alternatives, management's goal was to develop a structure and a conversion process which is intended to: (1) minimize any disruption to Kiewit's stockholders and the operation of Kiewit's business; (2) replicate Kiewit's current organizational and operational structure as closely as possible; (3) result in the Kiewit stockholders being as well off or better off financially as a result of the conversion; and (4) impose no greater personal liability for Kiewit's liabilities on any individual Kiewit stockholder. As a result of its study of alternative structures, Kiewit management concluded that conversion of Kiewit into a limited partnership afforded Kiewit the best opportunity to meet management's goals.

     In reaching its conclusion, Kiewit management researched various federal, state and local licensing and permitting requirements, surveyed private and public contracting agencies and conducted discussions with its own operational level employees, including, in particular, those personnel involved in a previous conversion of one of Kiewit's lower-tier operating subsidiaries to a limited partnership, to seek to ensure that the conversion would not adversely impact Kiewit's and its subsidiaries' ability to effectively bid on and perform work. Management also conducted an extensive due diligence review of Kiewit's and its subsidiaries' existing operations, including material contracts, licenses and related items to determine the impact of the conversion. Management also reviewed the potential economic impact of the conversion at both the operating entity and stockholder/limited partner level in an effort to determine whether or not any particular Kiewit stockholder would be economically disadvantaged as a result of the conversion to a limited partnership.

     Kiewit management also retained various outside experts and consultants to study the impact of the potential conversion on both Kiewit and Kiewit's stockholders and to assist Kiewit in obtaining necessary approvals and agreements from regulatory agencies. These outside advisors provided management with advice on issues such as Kiewit's tax basis in certain assets, the conversion of Kiewit's existing information reporting and communications systems to more effectively operate in a limited partnership form and the development of a tax return preparation program designed to ensure compliance by the limited partnership and each of its limited partners with applicable tax laws.

     At the regular meeting of the Kiewit board of directors on July 25, 2002, Kiewit management presented its proposal to convert Kiewit to a limited partnership. The board of directors considered management's proposal at that meeting and authorized management to prepare and submit documents to the Securities and Exchange Commission with respect to the conversion, subject to final approval of such documents and the transaction by the board of directors. The board of directors approved the filing of this proxy statement/joint prospectus with the Securities and Exchange Commission on August 16, 2002 and
approved the execution of the transaction and merger agreement on           ,
2002.

     Based upon the foregoing, Kiewit management and the board of directors of Kiewit have determined that the conversion is advisable and in the best interests of Kiewit and the Kiewit stockholders. The board of directors of Kiewit has unanimously approved the conversion and recommends that Kiewit stockholders vote FOR the conversion proposal by executing and returning the enclosed proxy.

EFFECTIVE TIME

     The merger will become effective at the time a certificate of merger is filed with the Secretary of State of Delaware in accordance with the requirements of Delaware law or at such later time as may be specified in such certificate of merger. Assuming the satisfaction or waiver of all conditions to the consummation of the merger, the merger is expected to become effective on or
about           , 2003.

CONVERSION OF KIEWIT COMMON STOCK INTO COMMON UNITS AND GENERAL PARTNER COMMON STOCK

     Pursuant to the terms of the transaction and merger agreement, upon consummation of the merger, each share of Kiewit common stock issued and outstanding immediately prior to the effective time (other than any shares as to which dissenters' rights are exercised) will automatically, without any action on the part of the holder thereof, be converted into one common unit of the limited partnership and one share of general partner common stock. Taken together, these two securities will effectively represent the same proportionate economic and voting interest as one share of Kiewit common stock. In effect, the voting interests will be held through the general partner common stock and the economic interests will be held primarily through the common units of the limited partnership. Upon consummation of the merger, former stockholders of Kiewit will be entitled to be admitted as limited partners of the limited partnership following their execution of the limited partnership agreement.

ADDITIONAL AGREEMENTS

     The transaction and merger agreement provides that:

     - Kiewit and the limited partnership are each required to use their reasonable efforts to have this proxy statement/joint prospectus declared effective under the Securities Act and Kiewit is required to use all reasonable efforts to cause this proxy statement/joint prospectus to be mailed to its stockholders as promptly as practicable after it is declared effective under the Securities Act. Kiewit and the limited partnership are also each required to take any action required to be taken under any applicable state securities laws and any material laws of Canada and Canadian provinces and/or Puerto Rico in connection with the registration and qualification of the common units and general partner common stock following the merger.

     - Kiewit is required to promptly take all action necessary in accordance with the DGCL and its restated certificate and bylaws to convene the special meeting of its stockholders to consider the conversion proposal. Subject to the fiduciary duty of its board of directors, Kiewit is required to use all reasonable efforts to solicit from its stockholders proxies in favor of the merger and to take all other action necessary or, in its reasonable opinion, advisable, to secure the requisite vote of its stockholders.

     - Upon the terms and subject to the conditions of the transaction and merger agreement, Kiewit and the limited partnership are each required to use all reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the transaction and merger agreement and to cooperate in responding to inquiries from, and making presentations to, regulatory authorities.

     - Kiewit is required to cause the capitalization of the general partner immediately prior to the effective time of the merger to be as follows:
       (1) the number of issued and outstanding shares of general partner common stock will be equal to the number of issued and outstanding shares of Kiewit common stock; and (2) all of the shares of general partner common stock will be held by Kiewit.

     - Immediately prior to the effective time of the merger, Kiewit and the limited partnership are each required to take all actions necessary in accordance with the DGCL and otherwise to adopt the following documents and to make the necessary filings with the Secretary of State of the State of Delaware with respect thereto: (1) the limited partnership agreement; (2) the general partner's restated certificate; and (3) the general partner's amended and restated bylaws.

CONDITIONS TO CONSUMMATION OF THE MERGER

     Consummation of the merger is subject to the satisfaction or waiver of a number of conditions contained in the transaction and merger agreement. Those conditions include:

     - the conversion of most of Kiewit's corporate subsidiaries to entities that are not separately taxed for U.S. federal income tax purposes;

     - the approval of the transaction and merger agreement and the transactions contemplated thereby, including the merger, by the holders of at least 80% of the issued and outstanding shares of Kiewit common stock;

     - the receipt of a private letter ruling from the IRS to the effect generally that: (1) the merger will be treated as a contribution of assets by Kiewit to the limited partnership and the assumption of Kiewit's liabilities by the limited partnership, followed by a distribution of common units and general partner common stock in complete liquidation of Kiewit; (2) Kiewit will not recognize income, gain or loss with respect to the contribution of assets to (and assumption of liabilities by) the limited partnership in exchange for limited partnership interests; and (3) Kiewit will recognize gain or loss on the distribution of common units and general partner common stock in the merger in an amount equal to the difference between the fair market value and adjusted tax basis of the common units and general partner common stock;

     - the execution of an acceptable prefiling closing agreement with the IRS reaching agreement as to the fair market value and adjusted tax basis of the common units and the general partner common stock for purposes of determining the amount of gain or loss to be recognized by Kiewit for U.S. federal income tax purposes as a result of the merger;

     - the execution of an acceptable prefiling closing agreement with the IRS reaching agreement that Kiewit's U.S. stockholders will recognize gain or loss as a result of the merger based upon the difference between the formula value of their Kiewit common stock and their respective tax bases in such stock;

     - the receipt of a private letter ruling from the IRS (or an acceptable opinion of legal counsel) to the effect that the limited partnership will not be classified as a "publicly traded partnership" taxable as a corporation for U.S. federal income tax purposes; and

     - certain customary closing conditions.

AMENDMENT AND TERMINATION

     Amendment. The transaction and merger agreement may be amended in writing by Kiewit and the limited partnership. However, after approval of the merger by the stockholders of Kiewit, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Kiewit common stock will be converted upon consummation of the merger.

     Termination. The board of directors of Kiewit may terminate the transaction and merger agreement at any time prior to the effective time of the merger, including after the approval of the conversion proposal by the requisite vote of the holders of Kiewit common stock.

SURRENDER OF KIEWIT STOCK CERTIFICATES

     If the merger becomes effective, the limited partnership will send a transmittal letter to each former Kiewit stockholder who did not exercise dissenters' rights. Former Kiewit stockholders will be asked to surrender the certificate or certificates which previously represented shares of Kiewit common stock and execute the limited partnership agreement. Upon surrender to the limited partnership of such certificates and acceptance thereof by the limited partnership and following their execution of the limited partnership agreement, former Kiewit stockholders will be entitled to receive:

     - a certificate or certificates representing the number of common units of the limited partnership equal to the number of shares of Kiewit common stock previously represented by surrendered Kiewit common stock certificates; and

     - a certificate or certificates representing the number of shares of general partner common stock equal to the number of shares of Kiewit common stock previously represented by surrendered Kiewit common stock certificates.

REGULATORY MATTERS

     No filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and no other material filing with or approval of any federal or state governmental entity is required in connection with the merger other than: (1) registration or qualification under the Securities Act, applicable state securities laws and any material laws of Canada and Canadian provinces and/or Puerto Rico of the common units of the limited partnership and general partner common stock to be issued in the merger; (2) receipt of certain exemptive orders under Canadian provincial securities laws; and (3) certain notifications required to be given by Kiewit to state and county authorities pursuant to provisions of certain contracts, and certain tax filings.

     Kiewit has applied for rulings or orders of certain securities regulatory authorities in Canada to permit the issuance of common units and general partner common stock in the merger and in any post-merger issuances to employees or directors. Application has also been made to permit certain resales of those securities to authorized transferees.

ACCOUNTING TREATMENT

     The merger is expected to be accounted for as an asset transfer between entities under common control under accounting principles generally accepted in the U.S. Accordingly, the assets and liabilities of Kiewit will be recorded by the limited partnership at their historical cost basis.

EXPENSES

     Each party is obligated to pay its own costs and expenses in connection with the transaction and merger agreement and the transactions contemplated thereby. Since the limited partnership is a wholly owned subsidiary of Kiewit, Kiewit will in effect pay all of the costs and expenses incurred in connection with the conversion. The total cost of effecting the conversion is expected to be approximately $8 million of which approximately $2 million had been incurred as of June 30, 2002.

IRS GUIDANCE

     In connection with the merger, Kiewit has applied to the IRS for private letter rulings regarding certain U.S. federal income tax consequences of the merger to Kiewit and the holders of common units and for a prefiling closing agreement regarding certain valuation and tax basis matters. Kiewit will not proceed with the merger unless such rulings are received and an acceptable prefiling closing agreement is executed, except in certain instances where the board of directors of Kiewit may determine to proceed with the merger based on an opinion of legal counsel on the relevant subject matter.

CONVERSION OF DEBENTURES

     Under the terms of Kiewit's outstanding Series 1997A, 1998A, 1999A, 2000 and 2001 convertible debentures, which have been offered by Kiewit in the past to certain of its employees, holders may convert the debentures into Kiewit common stock during 2002 through 2006. If the Kiewit stockholders approve the conversion proposal, Kiewit will accelerate the convertibility of all outstanding convertible debentures and permit holders of these debentures (other than any Series 1997A debentures then outstanding) to convert such debentures into Kiewit common stock during a ten-day period subsequent to the special meeting date and prior to the effective time of the merger. As of August 30, 2002, approximately $15,140,000 million in principal amount of debentures was outstanding, including $845,130 of Series 1997A debentures which are convertible in October 2002. A total of 1,612,609 shares of Kiewit common stock would be issuable if all debentures were so converted, including 295,500 shares issuable pursuant to the Series 1997A debentures. Kiewit plans to redeem all convertible debentures, if any, that are not converted prior to the effective time of the merger.

NAME OF GENERAL PARTNER

     Immediately following the merger, the general partner will change its name to Peter Kiewit Sons', Inc. Kiewit, currently the sole stockholder of the general partner, has approved the necessary amendment to the general partner's restated certificate to effect this name change.

CERTAIN STATE TAX COMPENSATION PAYMENTS

     As a result of the conversion, each Kiewit stockholder will recognize gain or loss equal to the difference between (1) the fair market value at the effective time of the merger of the common units and general partner common stock which the Kiewit stockholder receives in the merger and (2) the tax basis (or adjusted cost base in the case of a Canadian stockholder) of the shares of Kiewit common stock owned by such Kiewit stockholder at the effective time of the merger. As a result of the merger and the acceleration of timing of the recognition of any related gain, certain Kiewit stockholders might be required to pay a greater amount of state income tax than they would otherwise have paid upon retirement. Consequently, limited partners who were Kiewit stockholders at the time of the merger, who retire on or before December 31, 2007 and who meet certain other requirements, will be provided the opportunity to review their own particular situations with the executive committee of the board of directors of the general partner. In the event the executive committee determines that the amount of the actual state income tax liability incurred in the merger exceeds the state income tax that the Kiewit stockholder otherwise would have paid on retirement absent consummation of the merger (on the same amount of gain), the limited partnership will make a grossed up compensation payment to such limited partner for the difference, net of any benefits received as a result of the consummation of the merger.

TAX RETURN PREPARATION PROGRAM

     Tax Return Preparation and Filing. Holders of common units and preferred units will be limited partners of the limited partnership. Although the limited partnership is required to report each item of its income, gain, loss, deduction and credit on a U.S. federal information return, the limited partnership is generally not subject to federal, state or local income tax. Rather, each limited partner will be required to take into account his or her allocable share of the limited partnership's items of income, gain, loss, deduction and credit, and report such items on his or her personal income tax returns.

     The limited partnership, through its subsidiaries, will conduct business in numerous domestic and foreign jurisdictions. Limited partners include residents of both the U.S. and Canada. Because the limited partners will take into account their respective shares of limited partnership items, the tax reporting and payment obligations of the limited partners will likely be significantly more complex than under the current corporate structure. Therefore, the limited partnership intends to implement a tax return preparation program, pursuant to which the limited partnership will retain a nationally recognized accounting firm to furnish tax preparation and filing services to and on behalf of each of the limited partners. The program tax preparer will generally be responsible for preparing and coordinating the filing of all individual income tax returns and extensions for each limited partner. These returns will include all U.S. and Canadian federal, state, provincial, local and foreign income tax returns, including resident state, part-year or non-resident state income tax returns and composite non-resident state income tax returns, as well as quarterly or other periodic estimated tax returns and any amendments to any of the foregoing returns. However, notwithstanding this program, the limited partners' annual income tax returns may not be completed and filed until after the applicable original filing deadline. Thus, extensions of the filing deadline may be necessary and will be handled as part of the tax return preparation program. The extension of such filing deadlines will not otherwise affect the amount or timing of a limited partner's obligation to pay income taxes. The program tax preparer will also be responsible for calculating each individual limited partner's tax liability and any balances due and coordinating payment thereof with applicable taxing authorities, including any quarterly or other periodic estimated tax payments and installments. The limited partnership currently intends to pay all of the costs of providing these services to the limited partners, although it reserves the right to modify this policy in the future. Information provided by limited partners to the program tax preparer will remain confidential, except that the program tax preparer will confirm that filing and payment requirements have been met and will inform the limited partnership of the amount of estimated tax payments that must be made on behalf of each limited partner, the actual annual income tax liability of each limited partner with respect to limited partnership items, any instances of material non-compliance with the tax return preparation program by a limited partner and other similar items.

     Although the limited partnership currently intends to pay the cost of providing tax preparation services to each of its limited partners, the limited partnership recognizes that certain limited partners might have an established and long-term relationship with their own personal tax preparer, might have complex tax reporting issues from non-limited partnership items or might have various other reasons as to why they may not wish to utilize the services of the program tax preparer. Nevertheless, the limited partnership agreement requires each limited partner to report each limited partnership item allocated to him or her on his or her own personal income tax returns consistently with the manner reported by the limited partnership. Therefore, to the extent that any limited partner chooses to utilize his or her own personal tax preparer, each such limited partner will be required to provide the program tax preparer with a copy of all income tax returns (including quarterly and other periodic estimated tax returns). The program tax preparer will be responsible for reviewing all limited partnership related items to ensure consistent reporting. The limited partnership will pay the costs of such review by the program tax preparer, but the limited partnership does not intend to pay any costs a limited partner incurs to his or her own personal tax preparer.

     Non-Compliance. To implement the tax return preparation program, the limited partnership intends to establish certain procedures to ensure that the program tax preparer is provided sufficient information in a timely manner to permit it to calculate each individual limited partner's tax liabilities and to otherwise satisfy all tax filing and reporting requirements. Each limited partner will be required to provide the program tax preparer with information periodically as reasonably required and to be available to meet with the program tax preparer at least annually. The information that a limited partner must provide to the program tax preparer will include all information relevant to the limited partner's individual tax return, whether or not that information relates to the limited partner's interest in the limited partnership. To the extent that any limited partner fails to comply with the procedures established by the limited partnership, the limited partner could be subject to certain adverse consequences, including payment of penalties, interest and higher non-resident income or withholding tax rates. In addition, a limited partner's non-compliance with the tax return preparation program will be considered when determining whether or not to offer additional common units or preferred units to such limited partner. Furthermore, under the terms of the limited partnership agreement, the limited partnership has the option to require any limited partner who materially fails to comply with the tax return preparation program to sell some or all of such limited partner's common units back to the limited partnership. A corresponding provision in the general partner's restated certificate also requires the sale of the associated shares of general partner common stock back to the general partner.

     Limited Partner Tax Obligations. Each limited partner will be responsible for filing tax returns in all applicable jurisdictions and for the payment of taxes resulting from his or her allocable share of limited partnership items. Thus, the income reportable on a limited partner's personal income tax return will include not only the income attributable to his or her personal items, but also income attributable to his or her allocable share of limited partnership items. Under the limited partnership agreement, the limited partnership is required to make funds available to each limited partner, in the form of tax distributions and draws, in such amounts and at such times sufficient to permit each limited partner to timely pay his or her income taxes resulting from the allocation of limited partnership items, including amounts sufficient to permit each limited partner to satisfy applicable quarterly or other periodic estimated tax filing and installment requirements with respect to the allocation of limited partnership items. All references in this proxy statement/joint prospectus to estimated tax payments include installment tax payments with respect to Canadian holders (as defined in "Certain Canadian Federal Income Tax Considerations").

     To the extent permissible, the limited partnership will make periodic estimated and final tax payments directly to taxing authorities on behalf of each limited partner to pay his or her tax liability resulting from the allocation of limited partnership items. The aggregate amount of these tax payments made to or on behalf of a limited partner with respect to a taxable year will be applied towards the limited partner's annual tax distribution for that taxable year. If the aggregate tax payments made to or on behalf of a limited partner with respect to a taxable year exceeds such limited partner's annual tax distribution for such taxable year, such excess payments will be deemed to be a special tax draw.

     The limited partnership agreement requires the limited partnership to make funds available to each limited partner to pay his or her income taxes resulting from the allocation of limited partnership items. The limited partnership currently intends to make these funds available in the form of annual tax distributions in an equal amount per common unit. The limited partnership currently intends to make these annual tax distributions at the highest applicable combined U.S. federal, state and local income tax rate. The general partner has the sole and absolute discretion, however, to cause the annual tax distributions to be made at a lower rate. The aggregate amount of tax payments made to an individual limited partner for a taxable year will be applied toward that limited partner's annual tax distribution for that taxable year.

     In the event that the annual tax distribution is greater than a limited partner's actual income tax liability with respect to limited partnership items, such excess may, in the sole and absolute discretion of the general partner, be reflected as an increase to the limited partner's individual draw account, and not be paid to the limited partner. However, the limited partnership has the sole and absolute discretion to distribute such excess amount to such limited partners at any time. Conversely, in the event that the annual tax distribution is not sufficient to permit a limited partner to satisfy his or her actual income tax liability with respect to limited partnership items, the limited partnership will make additional funds available in the form of a special tax draw in an amount equal to the deficit. The amount of any special tax draws made to a limited partner to pay taxes will be reflected as a decrease to that limited partner's individual draw account and will affect the amount such limited partner will receive upon the subsequent sale of any of his or her common units.

     The limited partnership also intends to provide each limited partner who was a Kiewit stockholder at the time of the merger and who receives common units and general partner common stock in the merger with a conversion tax draw to pay income or similar taxes due as a result of the merger.

     The tax draws (i.e., conversion tax draws and special tax draws) made available to a limited partner will be reflected as a decrease to such limited partner's individual draw account and any portion of such limited partner's annual tax distributions retained by the limited partnership will be reflected as an increase to such limited partner's individual draw account. The full balance of each limited partner's individual draw account will affect the amount each limited partner will receive upon the subsequent sale of any of his or her common units.

     The program tax preparer will be responsible for calculating, in accordance with methodologies adopted by the general partner, each limited partner's income tax obligations with respect to allocations of limited partnership items. In making this calculation, it is intended that the program tax preparer will use a "with and without calculation" pursuant to which the program tax preparer will calculate each limited partner's income tax obligations without any allocation of limited partnership items as well as each limited partner's income tax obligations with allocations of limited partnership items. The difference between the income tax obligations with allocations of limited partnership items and the income tax obligations without allocations of limited partnership items will be the basis for determining the amount of the income tax obligations resulting from the allocation of limited partnership items. For each married limited partner, such calculations may be made assuming such partner files a joint income tax return with his or her spouse regardless of whether such limited partner does so if filing separate returns would result in a greater income tax liability with respect to limited partnership items.

     Limited Partnership Audits. The program tax preparer and/or the limited partnership will be responsible for responding to all notices and correspondence received by a limited partner from various taxing authorities related to any income tax returns filed by the program tax preparer to the extent they relate to limited partnership matters.

     The U.S. federal income tax returns of the limited partnership may be audited by the IRS and state or local income tax returns may be audited by state or local income tax authorities. Audits of limited partnership items will generally be performed at the limited partnership level in a single proceeding, rather than in separate proceedings with each limited partner. Audits by the Canadian federal and provincial tax authorities may also be conducted at the limited partnership level. The general partner will coordinate the handling of any such U.S. or Canadian audits. The results of an audit may result in the audit of the individual limited partners' returns. As a result of an audit, adjustments to items reported by the limited partnership on its return could be disallowed in whole or in part, which would thereby increase or decrease a limited partner's allocable share of taxable income or increase or decrease a limited partner's share of taxable loss.

     If an audit relating to a limited partnership item results in the imposition of additional taxes, penalties and/or interest on a limited partner, the limited partnership will pay such additional amounts. If such an audit results in a refund payable to the limited partner, the limited partner may, in certain circumstances, be entitled to retain such refund. However, additional taxes and refunds arising from timing differences related to the same item will be offset against one another.

CERTAIN CHANGES IN CALCULATION OF FORMULA VALUE

     In accordance with Kiewit's restated certificate, Kiewit purchases and sells shares of Kiewit common stock at a formula value based upon its adjusted book value. The adjusted book value is determined by reducing Kiewit stockholders' equity by any outstanding preferred stock and the book value of Kiewit's property, plant and equipment used in construction operations. The adjusted book value is then increased by the principal amount of any outstanding convertible debentures and divided by the number of fully diluted shares of Kiewit common stock to determine the formula value per share. The formula value per share is reduced from time to time to reflect declared dividends per share. A cornerstone of Kiewit's stock ownership program has been basing Kiewit's common share price on its formula value. One goal of Kiewit management in converting Kiewit from a corporation to a limited partnership is to attempt to replicate Kiewit's organizational and operational structure as closely as possible, including Kiewit's stock ownership program. However, corporations and partnerships are subject to different accounting and tax treatment. Consequently, certain additional adjustments to book value are necessary to continue the formula value concept in the context of the limited partnership.

     In addition to adjustments to reflect outstanding convertible securities, distributions and the book value of construction related assets, adjustments are also necessary to reflect the accounting treatment of a portion of the net deferred income tax asset reflected on Kiewit's financial statements immediately prior to the effective time of the merger, as well as the impact of certain tax payments made to or on behalf of limited partners to pay taxes resulting from the merger and the allocation of limited partnership items.

     Kiewit's financial statements currently reflect a net deferred income tax asset of approximately $53 million attributable to Kiewit's subsidiaries that will be converted into entities not taxed separately for U.S. federal income tax purposes. Substantially all of this net deferred income tax asset results from book and tax accounting differences for various items reflected on Kiewit's financial statements and represents a tax benefit that Kiewit (or such subsidiaries) may realize when future tax obligations arise. In general, unlike Kiewit (and such subsidiaries), the limited partnership will not be subject to income tax obligations. Therefore, accounting principles generally accepted in the U.S. do not permit the limited partnership's financial statements to reflect this net deferred income tax asset because there will be no future tax obligations with which to offset this tax benefit. Since the benefit of this net deferred income tax asset will not be realized by the limited partners for a period of time after the merger, a separate adjustment to increase the formula value is necessary to reflect this benefit. The amount of this adjustment will be reduced ratably down to zero over the five-year period following the effective time of the merger.

     Another significant difference between Kiewit as a corporation and the limited partnership is the obligation of the limited partners to pay income tax with respect to their respective shares of limited partnership items. Kiewit, as a taxable entity, is subject to taxation in each particular jurisdiction in which its subsidiaries conduct business. The aggregate tax liability of Kiewit is borne equally by its shareholders based on their ownership percentage of Kiewit. The limited partnership, however, will generally not be subject to income taxation. Thus, each of the limited partnership's more than 1,500 limited partners, will report and pay tax on their respective ownership percentage of limited partnership income, taking into consideration each limited partner's own personal tax attributes. The limited partners generally will be subject to different income tax rates based on these personal attributes. Therefore, the total taxes paid based on limited partnership income will not be borne equally by each limited partner in accordance with their respective ownership percentage. The limited partnership agreement requires the limited partnership to provide each limited partner with funds sufficient to satisfy his or her obligation to pay income taxes attributable to the allocation of limited partnership items.

     In order to account for funds provided to limited partners to pay limited partnership-related tax obligations, the limited partnership will establish an individual draw account for each limited partner. Each limited partner's individual draw account will reflect, as a negative amount, the total of all tax draws provided to the limited partner to pay income tax obligations. The individual draw account will reflect, as a positive amount, the total of any annual tax distributions that are in excess of a limited partner's actual income tax liability with respect to allocations of limited partnership items, to the extent that such excess is retained by the limited partnership. The aggregate net amount of all limited partners' individual draw accounts will either be added to the formula value if there is a negative balance, or subtracted from formula value if there is a positive balance. The full balance of a limited partner's individual draw account will be either added to the aggregate common unit price payable to a holder upon redemption of any of his or her common units if there is a positive balance or subtracted from such aggregate common unit price if there is a negative balance, but in no event will such aggregate common unit price be reduced below zero.

NEBRASKA TAX LETTER RULING

     Kiewit has applied to the State of Nebraska Department of Revenue for a letter ruling to the effect that, provided certain requirements are met and an appropriate election is made, the Nebraska capital gain exclusion generally will be available to residents of Nebraska for the conversion of Kiewit common stock into common units and shares of general partner common stock in the merger.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE

     The special meeting will be held on           , 2002, at 10:00 a.m., Omaha
time, at Kiewit Plaza, Omaha, Nebraska 68131.

PURPOSE

     The purpose of the special meeting is to consider and vote upon the conversion proposal which includes the transaction and merger agreement and the transactions contemplated thereby, including the merger.

RECORD DATE

     The board of directors of Kiewit has fixed the close of business on
          , 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting. Accordingly, only holders of record of shares of Kiewit common stock at the close of business on the record date will be entitled to vote at the special meeting and any adjournment or postponement thereof. As of the close of business on the record
date, there were      shares of Kiewit common stock outstanding, held by
approximately           stockholders of record.

BOARD OF DIRECTORS' RECOMMENDATION

     On           , 2002, the board of directors of Kiewit, acting on the
approval of all Kiewit directors, determined that the conversion and the merger are in the best interests of Kiewit and its stockholders and therefore approved the transaction and merger agreement and the transactions contemplated thereby, including the merger, and recommends that Kiewit stockholders vote FOR the approval of the conversion proposal.

PROXIES AND REVOCABILITY OF PROXIES

     A proxy card for voting at the special meeting is enclosed with this proxy statement/joint prospectus, which is being mailed to all stockholders of record as of the record date. When a proxy card is returned, properly completed, signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder does not attend the special meeting and does not return the signed proxy card, such holder's shares will not be voted and this will have the effect of a vote "AGAINST" the matters to be voted on at the special meeting. Stockholders are urged to mark the box on the proxy card to indicate how the shares represented by the proxy card are to be voted. If a stockholder returns a signed proxy card but does not indicate how his or her shares are to be voted, such shares will be voted "FOR" approval of the conversion proposal. Under Kiewit's restated certificate of incorporation, only the matters set forth in the notice of the special meeting may be considered at the special meeting. The proxy card also confers discretionary authority on the persons appointed by the board of directors of Kiewit named on the proxy card to vote the shares represented thereby on any other procedural matter that is properly presented for action at the special meeting. A stockholder who has given a proxy may revoke it at any time prior to its exercise at the special meeting by delivering an instrument of revocation to the corporate secretary of Kiewit, by duly executing and submitting a proxy card bearing a later date, or by appearing at the special meeting and voting in person. However, the mere presence at the special meeting of the person who has given a proxy will not revoke such proxy.

COST OF SOLICITATION OF PROXIES

     Kiewit will bear its own costs in connection with the solicitation of proxies from its stockholders. It is contemplated that proxies will be solicited principally through the mails, but directors, officers and regular employees of Kiewit may solicit proxies (for no additional compensation) by personal interview, telephone, telegram, facsimile or similar means of communication.

VOTING RIGHTS; VOTE REQUIRED

     Only Kiewit stockholders of record at the close of business on the record date are entitled to vote at the special meeting. Such stockholders, voting as a single class, will have one vote for each share of Kiewit common stock held with regard to each matter to be voted upon.

     The affirmative vote of the holders of at least 80% of the issued and outstanding shares of Kiewit common stock on the record date is required for approval of the conversion proposal. The directors and executive officers of Kiewit beneficially own, as of the record date, in the aggregate, approximately 29.0% of the issued and outstanding shares of common stock. All of Kiewit's directors and executive officers have indicated that they intend to vote FOR the conversion proposal.

     Shares of Kiewit common stock represented by proxies in the accompanying form which are properly executed and returned to the special meeting will be voted at the special meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR approval of the conversion proposal. Management does not know of any matters to be presented at the special meeting other than those set forth in this proxy statement/joint prospectus. If procedural matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Abstentions are included in the determination of the number of shares of Kiewit common stock outstanding and present for quorum purposes. Abstentions will in effect be votes AGAINST the conversion proposal because the approval thereof requires the affirmative vote of at least 80% of the issued and outstanding shares of Kiewit common stock.

     STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS CONSUMMATED, STOCKHOLDERS WILL BE PROVIDED WITH TRANSMITTAL MATERIALS FOR THE SURRENDER OF KIEWIT STOCK CERTIFICATES IN EXCHANGE FOR COMMON UNITS AND GENERAL PARTNER COMMON STOCK.

                  SELECTED HISTORICAL FINANCIAL DATA OF KIEWIT
              AND PRO FORMA FINANCIAL DATA OF THE GENERAL PARTNER

     The following table presents selected historical financial data of Kiewit and pro forma financial data of the general partner and should be read in conjunction with Peter Kiewit Sons', Inc.'s historical financial statements and the notes thereto and Peter Kiewit Sons' GP, Inc.'s pro forma financial information and the notes thereto, included elsewhere herein. The Peter Kiewit Sons', L.P. consolidated pro forma financial statements have not been separately presented, as they would not differ significantly from the Peter Kiewit Sons' GP, Inc. consolidated pro forma financial statements.

     The selected historical income statement information for each of the fiscal years ended 1999 through 2001, and the selected historical balance sheet information for the fiscal years ended 2000 and 2001, are derived from audited consolidated financial statements and the notes to those consolidated financial statements included elsewhere in this proxy statement/joint prospectus. The selected historical income statement information for the fiscal years ended 1997 and 1998, and the selected historical balance sheet information for each of the fiscal years ended 1997 through 1999, are derived from audited consolidated financial statements not included in this proxy statement/joint prospectus. The selected historical information for the six months ended June 30, 2001 and 2002 is derived from the unaudited consolidated condensed financial statements included elsewhere in this proxy statement/joint prospectus which, in the opinion of management, reflect all adjustments, which are of a recurring nature necessary to present fairly the financial position and results of operations and cash flows for the interim periods. Results for the six months ended June 30, 2002 are not necessarily indicative of the results of operations to be expected for the full year.

                                                              HISTORICAL                                   PRO FORMA(1)(2)
                                    --------------------------------------------------------------   ---------------------------
                                                                                 SIX MONTHS ENDED
                                                FISCAL YEAR ENDED                    JUNE 30,        FISCAL YEAR    SIX MONTHS
                                    ------------------------------------------   -----------------      ENDED          ENDED
                                     1997     1998     1999     2000     2001     2001      2002        2001       JUNE 30, 2002
                                    ------   ------   ------   ------   ------   -------   -------   -----------   -------------
                                                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Results of Operations:
Revenue...........................  $2,474   $3,053   $3,586   $4,463   $3,871   $1,940    $1,687      $3,871         $1,687
                                    ======   ======   ======   ======   ======   ======    ======      ======         ======
  Earnings from continuing
    operations....................  $  136   $  118   $  137   $  161   $  175   $   32    $   50      $  269         $   78
  Earnings from discontinued
    operations(3).................      19       18       28       18       --       --        --          --             --
                                    ------   ------   ------   ------   ------   ------    ------      ------         ------
  Net earnings....................  $  155   $  136   $  165   $  179   $  175   $   32    $   50      $  269         $   78
                                    ======   ======   ======   ======   ======   ======    ======      ======         ======
Per Common Share:
  Basic:
    Earnings from continuing
      operations..................  $ 3.52   $ 3.53   $ 4.00   $ 4.97   $ 5.72   $ 1.08    $ 1.69      $ 8.39         $ 2.46
    Earnings from discontinued
      operations(3)...............     .48      .54      .81      .57       --       --        --          --             --
                                    ------   ------   ------   ------   ------   ------    ------      ------         ------
    Net earnings..................  $ 4.00   $ 4.07   $ 4.81   $ 5.54   $ 5.72   $ 1.08    $ 1.69      $ 8.39         $ 2.46
                                    ======   ======   ======   ======   ======   ======    ======      ======         ======
  Diluted:
    Earnings from continuing
      operations..................  $ 3.38   $ 3.48   $ 3.91   $ 4.83   $ 5.49   $ 1.04    $ 1.61      $ 8.39         $ 2.46
    Earnings from discontinued
      operations(3)...............     .46      .54      .80      .55       --       --        --          --             --
                                    ------   ------   ------   ------   ------   ------    ------      ------         ------
    Net earnings..................  $ 3.84   $ 4.02   $ 4.71   $ 5.38   $ 5.49   $ 1.04    $ 1.61      $ 8.39         $ 2.46
                                    ======   ======   ======   ======   ======   ======    ======      ======         ======
  Dividends(4)....................  $  .38   $  .43   $  .52   $  .58   $  .65   $  .35    $  .40                     $  .40
                                    ======   ======   ======   ======   ======   ======    ======                     ======
  Formula price(5)................  $12.80   $15.90   $20.63   $17.70   $21.50   $17.35    $21.10                     $21.10
                                    ======   ======   ======   ======   ======   ======    ======                     ======
  Book value......................  $16.10   $19.35   $24.01   $21.56   $26.44   $22.36    $28.02                     $20.46
                                    ======   ======   ======   ======   ======   ======    ======                     ======
Financial Position:
  Total assets....................  $1,342   $1,379   $1,599   $1,401   $1,594   $1,481    $1,561                     $1,498
                                    ======   ======   ======   ======   ======   ======    ======                     ======
  Current portion of long-term
    debt..........................  $    5   $    8   $    4   $    1   $    1   $    1    $    1                     $    1
                                    ======   ======   ======   ======   ======   ======    ======                     ======
  Long-term debt, net of current
    portion.......................  $   22   $   13   $   18   $   12   $   25   $   12    $   25                     $    9
                                    ======   ======   ======   ======   ======   ======    ======                     ======
  Redeemable common stock/
    Partner's equity(6)...........  $  652   $  691   $  837   $  696   $  835   $  697    $  833                     $  641
                                    ======   ======   ======   ======   ======   ======    ======                     ======

---------------

(1) The pro forma results of operations are computed assuming that the merger was consummated on December 31, 2000. The pro forma financial position data as of June 30, 2002 assumes that the merger was consummated on such date.

(2) The Peter Kiewit Sons' GP, Inc. pro forma financial information is based upon the ownership information of Kiewit common stock and convertible debentures as of June 30, 2002 and assumes: (a) that immediately prior to the merger, all outstanding convertible debentures are converted into Kiewit common stock; (b) that $155 million is paid for conversion tax draws on June 30, 2002; (c) the elimination of $53 million of net deferred tax; (d) the elimination of the provision of income taxes and tax effects of items historically presented net of tax; (e) the elimination of certain interest expense charges resulting from the conversion of convertible debentures; and
    (f) the addition of certain one-time and ongoing costs of the merger. The Peter Kiewit Sons', L.P. consolidated pro forma financial statements have not been separately presented, as they would not differ significantly from the Peter Kiewit Sons' GP, Inc. consolidated pro forma financial statements.

(3) On September 30, 2000, Kiewit effected a spin-off of its materials business to stockholders. As described in Note 2 of the "Notes to Consolidated Financial Statements," Kiewit has reclassified the results of its materials business as discontinued operations.

(4) The 1997, 1998, 1999, 2000 and 2001 dividends include $.20, $.225, $.27,
    $.30 and $.30 for dividends declared in those years, respectively, but paid in January of the subsequent year.

(5) Pursuant to Kiewit's restated certificate, the formula price calculation is computed annually at the end of the fiscal year, except that adjustments to reflect dividends are made when declared.

(6) Ownership of Kiewit common stock is conditioned upon the execution of repurchase agreements which restrict the owners from transferring the stock. Kiewit is generally required to purchase all of its common stock at the formula price. The aggregate redemption value of Kiewit's common stock at December 30, 2000 and December 29, 2001 was $571 million and $679 million, respectively.

       SELECTED HISTORICAL FINANCIAL DATA OF BENTSON CONTRACTING COMPANY

     The following table presents selected historical financial data of Bentson Contracting Company, and should be read in conjunction with Bentson Contracting Company's historical financial statements and the notes thereto included elsewhere in this proxy statement/joint prospectus. On August 9, 2002, Bentson Contracting Company merged with Peter Kiewit Sons' GP, Inc. with the latter being the successor corporation.

     The selected historical income statement information for each of the fiscal years ended 1999 through 2001, and the selected historical balance sheet information for the fiscal years ended 2000 and 2001, are derived from audited financial statements and the notes to those financial statements included elsewhere in this proxy statement/joint prospectus. The selected historical income statement information for the fiscal years ended 1997 and 1998, and the selected historical balance sheet information for each of the fiscal years ended 1997 through 1999, are derived from audited financial statements not included in this proxy statement/joint prospectus. The selected historical information for the six months ended June 30, 2001 and 2002 is derived from the unaudited condensed financial statements included elsewhere in this proxy statement/joint prospectus which, in the opinion of management, reflect all adjustments, which are of a recurring nature necessary to present fairly the financial position and results of operations and cash flows for the interim periods. Results for the six months ended June 30, 2002 are not necessarily indicative of the results of operations to be expected for the full year.

     For all historical periods presented, Bentson operated as a part of Kiewit. Because Bentson did not operate as an independent entity during these periods, the data may not reflect the results of operations or the financial condition which would have resulted if Bentson had operated independently from Kiewit. In addition, the data may not necessarily be indicative of Bentson's future results of operations or financial position.

                                                                                                       SIX MONTHS ENDED
                                                                   FISCAL YEAR ENDED                       JUNE 30,
                                                   -------------------------------------------------   ----------------
                                                    1997       1998      1999      2000       2001      2001      2002
                                                   -------   --------   -------   -------   --------   -------   ------
                                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Results of Operations:
  Revenue........................................  $12,039   $  6,781   $ 1,421   $   129   $    741   $   678   $   35
                                                   =======   ========   =======   =======   ========   =======   ======
  Net earnings (loss)............................  $ 2,213   $    212   $    69   $   441   $    335   $   260   $  (43)
                                                   =======   ========   =======   =======   ========   =======   ======
Per Common Share:
  Basic and diluted..............................  $22,129   $  2,128   $   692   $ 4,405   $  3,350   $ 2,598   $ (428)
                                                   =======   ========   =======   =======   ========   =======   ======
  Dividends per share............................  $ 1,160   $     --   $    --   $    --   $100,000   $    --   $   --
                                                   =======   ========   =======   =======   ========   =======   ======
Financial Position:
  Total assets...................................  $15,372   $ 13,131   $12,438   $12,991   $  3,316   $13,355   $3,060
                                                   =======   ========   =======   =======   ========   =======   ======
Stockholder's Equity(1)..........................  $11,769   $ 12,071   $12,154   $12,595   $  2,943   $12,866   $2,900
                                                   =======   ========   =======   =======   ========   =======   ======

---------------

(1) Bentson was a 100% owned subsidiary of Gilbert Southern Corp., a wholly owned subsidiary of Kiewit Construction Group Inc. which is a wholly owned subsidiary of Peter Kiewit Sons', Inc., for all periods presented.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF KIEWIT

     The following discussion is based upon and should be read in conjunction with Kiewit's Consolidated Financial Statements, including the notes thereto, included elsewhere in this proxy statement/joint prospectus. On September 30, 2000, Kiewit effected a spin-off of its materials business to its stockholders. As described in Note 2 of the "Notes to Consolidated Financial Statements," Kiewit has reclassified the results of operations of its materials business as discontinued operations. The following discussion is on a continuing operations basis.

     Upon consummation of the merger, Kiewit's operations will be carried on by the limited partnership, which will be managed by the general partner. No analysis regarding the financial condition and results of operations of the limited partnership is included because it has no operations.

RESULTS OF OPERATIONS -- SECOND QUARTER 2002 VS. SECOND QUARTER 2001

     Revenue. Revenue for the second quarter of 2002 consisted of $622 million from sole contracts, $246 million from joint ventures and $10 million from other sources. Total revenues decreased $90 million or 9% from the same period in 2001. The decrease was primarily attributed to a $228 million reduction in revenue earned on a significant fiber optic project for the second quarter of 2002 from the same period in 2001. This project was substantially complete at the end of 2001. Partially offsetting the decrease were increases in other sole contract projects of $25 million and joint venture projects of $113 million. These increases are primarily attributed to projects awarded to Kiewit during the years 2001 and 2002.

     Contract backlog at June 30, 2002 increased to $4.6 billion from $4.2 billion at December 29, 2001. Foreign operations, located primarily in Canada, represent 6.7% of backlog. Domestic projects are spread geographically throughout the U.S. Kiewit's share of a large highway contract in Colorado and a bridge contract in California makes up 17% and 14%, respectively, of total backlog.

     Margin. Margins for the second quarter of 2002 consisted of $79 million from sole contracts, $31 million from joint ventures and $4 million from other sources. Total margin increased $39 million or 52% from the same period in 2001. Construction margin, as a percentage of revenue, excluding the significant fiber optic project, for the second quarter of 2002 increased to 12.5% compared to 5.6% for the same period in 2001. The increased margin is primarily attributable to a reduction in sole contract and joint venture losses for the second quarter of 2002 and increased margins earned on power projects. Margins on a significant fiber optic project decreased $30 million for the second quarter of 2002 as compared to the same period in 2001. This project was substantially complete at the end of 2001.

     General and Administrative Expenses. General and administrative expenses for the second quarter of 2002 increased $6 million to $50 million compared to the same period in 2001. As a percentage of revenue, general and administrative expenses for the second quarter of 2002 increased to 5.7% compared to 4.5% for the same period in 2001. This increase was primarily attributed to the general and administrative expenses of a marine construction operation in Washington State acquired on July 31, 2001, a $2 million contribution to a charitable foundation and the fact that Kiewit has not experienced a proportionate decrease in general and administrative costs relative to its decrease in revenue. Historically, contributions to the charitable foundation have been made in the fourth quarter of each fiscal year.

     Gain on Sale of Operating Assets. Net gains on the disposition of property, plant and equipment and other assets decreased to $4 million during the second quarter of 2002 from $7 million the same period in 2001. Several large pieces of equipment were sold in the second quarter of 2001, resulting in the decreased gain compared to the same period in 2002.

     Investment Income and Equity Earnings, net. Investment income and equity earnings decreased $6 million for the second quarter of 2002 from the same period in 2001. During the second quarter 2002, Kiewit recognized a $3 million unrealized holding loss on its investment in stock warrants acquired in December 2001. Kiewit also experienced a decline in interest rates earned on money market and bond funds from approximately 1.2% for the second quarter of 2001 to approximately 0.4% for the same period in 2002.

Another contributing factor was the change in Kiewit's portfolio mix from primarily interest-bearing money market funds during the second quarter of 2001 to a diversified portfolio that includes bond and stock mutual funds that primarily recognize changes in market value as a separate component of accumulated other comprehensive income.

     Other, net. Other income is comprised primarily of mine management fee income. Fees for these services for the second quarter of 2002 and 2001 were each $1 million. Kiewit's fee is a percentage of adjusted operating earnings of coal mines managed, as defined in a mine management agreement. The mines earn the majority of their revenues under long-term contracts. The remainder of the mines' sales are made on the spot market where prices are substantially lower than those of the long-term contracts.

     Provision for income taxes. The effective income tax rate for the three months ended June 30, 2002 and 2001 was 40%. This rate differs from the federal statutory rate of 35% primarily due to state income taxes.

RESULTS OF OPERATIONS -- SIX MONTHS 2002 VS. SIX MONTHS 2001

     Revenue. Revenue for the six months ended June 30, 2002 consisted of $1,230 million from sole contracts, $435 million from joint ventures and $22 million from other sources. Total revenues decreased $253 million or 13% from the same period in 2001. The decrease was primarily attributed to a $475 million reduction in revenue earned on a significant fiber optic project for the six months ended June 30, 2002 from the same period in 2001. This project was substantially complete at the end of 2001. Partially offsetting the decrease were increases in other sole contract projects of $59 million and joint venture projects of $161 million. These increases are primarily attributed to projects awarded to Kiewit during the years 2001 and 2002.

     Margin. Margins for the six months ended June 30, 2002 consisted of $113 million from sole contracts, $53 million from joint ventures and $9 million from other sources. Total margin increased $54 million or 45% from the same period in 2001. Construction margin, as a percentage of revenue, excluding the significant fiber optic project, for the six months ended June 30, 2002 increased to 8.7% compared to 6.6% in 2001. The increased margin is primarily attributable to a reduction in joint venture losses and increased margins earned on power projects for the six months ended June 30, 2002. Margins on a significant fiber optic project decreased $27 million for the six months ended June 30, 2002 as compared to the same period in 2001. This project was substantially complete at the end of 2001.

     General and administrative expenses. General and administrative expenses for the six months ended June 30, 2002 increased $9 million to $101 million compared to the same period in 2001. As a percentage of revenue, general and administrative expenses for the six months ended June 30, 2002 increased to 6.0% compared to 4.7% for the same period in 2001. This increase was primarily attributed to the acquisition of a marine construction operation in Washington State on July 31, 2001, a $2 million contribution to a charitable foundation and the fact that Kiewit has not experienced a proportionate decrease in general and administrative costs relative to its decrease in revenue.

     Gain on Sale of Operating Assets. Net gains on the disposition of property, plant and equipment and other assets increased to $14 million during the six months ended June 30, 2002 from $11 million the same period in 2001. The increase was due to additional sales of excess construction equipment.

     Investment Income and Equity Earnings, net. Investment income and equity earnings decreased $18 million for the six months ended June 30, 2002 from the same period in 2001. During the six months ended June 30, 2002, Kiewit recognized a $12 million unrealized holding loss on its investment in stock warrants acquired in December 2001. Kiewit also experienced a decline in interest rates earned on money market and bond funds from approximately 2.6% for the six months ended June 30, 2001 to approximately 0.9% for the same period in 2002. Another contributing factor was the change in Kiewit's portfolio mix from primarily interest-bearing money market funds during the second quarter 2001 to a diversified portfolio that includes bond and stock mutual funds that primarily recognize changes in market value as a separate component of accumulated other comprehensive income.

     Other, net. Other income is comprised primarily of mine management fee income. Fees for these services for the six months ended June 30, 2002 and 2001 were each $3 million. Kiewit's fee is a percentage of adjusted operating earnings of coal mines managed, as defined in a mine management agreement. The mines earn the majority of their revenues under long-term contracts. The remainder of the mines' sales are made on the spot market where prices are substantially lower than those of the long-term contracts.

     Provision for income taxes. The effective income tax rate for the six months ended June 30, 2002 and 2001 was 40%. This rate differs from the federal statutory rate of 35% primarily due to state income taxes

RESULTS OF OPERATIONS -- 2001 VS. 2000

     Revenue. Revenue for the twelve months ended December 29, 2001 consisted of $3.2 billion from sole contracts and $600 million from joint ventures. Total revenues decreased $592 million or 13% from 2000. The decrease was attributed to a $992 million reduction in revenue earned on a significant fiber optic project for the twelve months ended December 29, 2001 from the same period in 2000. This project was substantially complete at the end of 2001. Partially offsetting the decrease were increases in other sole contract projects of $327 million and joint venture projects of $43 million. These increases are primarily attributed to projects awarded to Kiewit during the year 2000.

     Contract backlog at December 29, 2001 increased to $4.2 billion from $3.3 billion at December 30, 2000. Foreign operations, located primarily in Canada, attributed 3.2% of backlog. Domestic projects are spread geographically throughout the U.S. Kiewit's share of a large highway contract in Colorado makes up 21% of total backlog.

     Margin. Margins for the twelve months ended December 29, 2001 consisted of $388 million from sole contracts, $25 million from joint ventures and $14 million from other sources. Total margin increased $102 million or 31% from 2000. Margins, as a percentage of revenue, for the twelve months ended December 29, 2001 increased to 11.0% compared to 7.3% in 2000. The increased margin is primarily attributable to a $99 million final settlement recognized on a significant fiber optic project during December 2001, and an increase in joint venture margins of $48 million for the twelve months ended December 29, 2001. The joint venture increase is primarily attributed to projects awarded to Kiewit during the year 2000 and lower than anticipated close out costs on several completed or near completed projects. Margins on sole contracts, as a percentage of revenue excluding the significant fiber optic project, were 12% for the twelve months ended December 29, 2001 remaining relatively constant when compared to an 11% margin in 2000.

     General and Administrative Expenses. General and administrative expenses for the twelve months ended December 29, 2001 increased $14 million to $184 million compared to 2000. As a percentage of revenue, general and administrative expenses for the twelve months ended December 29, 2001 increased to 4.8% compared to 3.8% for the same period in 2000. This increase was primarily attributed to new operating offices in Colorado and Texas; the acquisition of a marine construction operation in Washington State on July 31, 2001; and the relocation of an operating office from Nebraska to Kansas. Revenue at the new office locations lagged the related administrative costs associated with their start-up. Another contributing factor was the increased general and administrative staffing for the purpose of bidding new work during 2001.

     Gain on Sale of Operating Assets. Net gains on the disposition of property, plant and equipment and other assets increased to $20 million in the twelve months ended December 29, 2001 from $17 million the same period in 2000. Although this number can vary relative to business conditions, it remained comparably static to 2000.

     Investment Income and Equity Earnings. During the third quarter 2000, Kiewit determined that the decline in market value of an investment security was other-than-temporary, therefore, this investment was written down to the current market value and a loss of $9 million was recognized in the Statement of Earnings. Prior to the write-down, this investment had been carried at market value and the write-down had been recorded as an unrealized loss as a separate component of other comprehensive income. This investment was subsequently sold during 2001 at a gain of $1 million. A $3 million investment carried at cost was written off during the twelve months ended December 29, 2001.

     Other, net. Other income is comprised primarily of mine management fee income. During 2001 and 2000, Kiewit managed two and three active coal mines, respectively. Fees for these services for the twelve months ended December 29, 2001 were $5 million as compared to $29 million in 2000. The decrease is primarily due to the combination of: the expiration of a significant long-term contract in late 2000; and Kiewit's September 26, 2000 acquisition of Walnut Creek Mining Company, a mine previously managed. Kiewit's fee is a percentage of adjusted operating earnings of the coal mines, as defined in the mine management agreement. The mines managed earn the majority of their revenues under long-term contracts. The remainder of the mines' sales are made on the spot market where prices are substantially lower than those of the long-term contracts.

     Provision for income taxes. The effective income tax rates for the twelve months ended December 29, 2001 and December 30, 2000 were 38.3% and 37.5%, respectively. These rates differ from the federal statutory rate of 35% primarily due to state income taxes.

RESULTS OF OPERATIONS -- 2000 VS. 1999

     Revenue. Revenue for the twelve months ended December 30, 2000 increased $877 million or 24% from the same time period in 1999. The most significant factor contributing to this increase was a large fiber optic project where installation was being performed only in selected locations during 1999 as compared to nationwide installation being performed during the same period in 2000.

     Contract backlog at December 30, 2000 was nearly $3.3 billion, of which 8.3% is attributable to foreign operations located primarily in Canada. Domestic projects are spread geographically throughout the U.S.

     Margin. Margins, as a percentage of revenue, for the twelve months ended December 30, 2000, decreased to 7.3% compared to 8.8% for the same period in 1999. Cost overruns on certain significant projects contributed to the decrease. Margins may vary between periods due to the inherent uncertainties associated with fixed price contracts, as well as seasonality and the stage of completion of individual projects.

     General and Administrative Expenses. General and administrative expenses for the twelve months ended December 30, 2000, increased $29 million to $170 million when compared to the same period in 1999. The increase was attributed primarily to increased compensation of $18 million and increased travel costs of $6 million. As a percentage of revenue, general and administrative expenses for the twelve months ended December 30, 2000 decreased to 3.8% compared to 3.9% for the same period in 1999 as a proportionate increase in administrative costs was not necessary to support Kiewit's revenue growth.

     Gain on Sale of Operating Assets. Net gains on the disposition of property, plant and equipment and other assets decreased to $17 million in the twelve months ended December 30, 2000, from $20 million in the same period in 1999. The decrease is due to fewer sales of excess construction equipment.

     Investment Income and Equity Earnings. During the third quarter 2000 and 1999, Kiewit determined that the decline in market value of an investment security was other-than-temporary. This investment was written down to the current market value and losses of $9 million and $18 million, respectively, were recognized in the Statement of Earnings. Prior to each write-down, this investment had been carried at market value and the write-down had been recorded as an unrealized loss as a separate component of other comprehensive income. Subsequent changes in the market value of the security will be included as a separate component of comprehensive income.

     Gain on Sale of Partnership. On September 27, 2000, Kiewit sold its interest in the Aker Gulf Marine partnership for $86 million. A gain of $45 million was recognized in the Consolidated Statement of Earnings.

     Other, Net. Other income is primarily comprised of mine management fee income. During the first nine months ended September 26, 2000 and for the twelve months ended December 25, 1999, Kiewit managed three active coal mines. On September 26, 2000, Kiewit acquired Walnut Creek Mining Company, a mine previously managed. Primarily, as a result of this acquisition, fees for these services decreased to $29 million for the twelve months ended December 30, 2000 as compared to $33 million for the same period in 1999. Kiewit's fee is a percentage of adjusted operating earnings of the coal mines, as defined in the mine management agreement. The mines managed earn the majority of their revenues under long-term contracts. The remainder of the mines' sales are made on the spot market where prices are substantially lower than those of the long-term contracts.

     Provision for Income Taxes. The effective income tax rates for the twelve months ended December 30, 2000 and December 25, 1999 were 37.5% and 37.6%, respectively. These rates differ from the U.S. federal statutory rate of 35% due primarily to state income taxes and the effective rates of Canadian federal and provincial income taxes.

FINANCIAL CONDITION -- JUNE 30, 2002

     Cash and cash equivalents decreased $128 million to $88 million at June 30, 2002 from $216 million at December 29, 2001. The decrease reflects net cash provided by operations of $23 million; offset by net cash used in investing activities of $89 million and $62 million used in financing activities.

     Net cash provided by operating activities for the six months ended June 30, 2002 decreased by $32 million to $23 million as compared to the same period in 2001. This decrease was primarily due to increased working capital requirements for construction contracts, increased net contributions to investment in construction joint ventures of $37 million and increased federal income taxes paid of $35 million as compared to the same period in 2001. Accounts receivable decreased $92 million to $452 million at June 30, 2002 from $544 million at December 29, 2001 primarily due to $70 million cash received on a settlement reached in December 2001. Cash provided or used by operating activities is affected to a large degree by the mix, timing, stage of completion and terms of individual contracts which are reflected in changes through current assets and liabilities.

     Net cash used in investing activities for the six months ended June 30, 2002 increased by $34 million to $89 million as compared to the same period in 2001. This increase was due primarily to an increase of cash used for higher capital expenditures of $30 million, predominately related to the continued development of an operating office in Texas, purchases of available-for-sale securities of $22 million and the acquisition of minority interest in ME Holding Inc. of $17 million. This increase was primarily offset by a decrease in purchases of other investments of $20 million, additional proceeds from sales of securities of $7 million and sales of property, plant and equipment of $5 million.

     Capital spending varies due to the nature and timing of jobs awarded.

     Acquisitions depend largely on market conditions.

     Net cash used in financing activities for the six months ended June 30, 2002 increased by $23 million to $62 million as compared to the same time period in 2001. This increase was primarily due to a reduction in issuances of common stock of $27 million. Kiewit common stock historically has been issued in June, but was issued in August during 2002.

FINANCIAL CONDITION -- DECEMBER 29, 2001 VS. DECEMBER 30, 2000

     Cash and cash equivalents decreased $86 million to $216 million at December 29, 2001 from $302 million at December 30, 2000. The decrease reflects net cash provided by operations of $193 million; offset by net cash used in investing activities of $244 million, $33 million used in financing activities, and $2 million effect of exchange rates.

     Net cash provided by operating activities for the twelve months ended December 29, 2001 decreased by $15 million to $193 million as compared to the same period in 2000. This decrease was primarily due to increased working capital requirements for construction contracts. Accounts receivable increased $61 million, primarily due to a $99 million settlement reached in December 2001. This was partially offset by higher earnings (after excluding gains on sale of property, plant and equipment and partnership interests). Cash provided or used by operating activities is affected to a large degree by the mix, timing, stage of completion and terms of individual contracts which are reflected in changes through current assets and liabilities.

     Net cash used in investing activities for the twelve months ended December 29, 2001 increased by $96 million to $244 million as compared to the same period in 2000. This increase was due primarily to an increase of cash used for purchases of securities for sale and for other investments of $100 million; less cash available due to the sale of a partnership in the prior year of $86 million and higher capital expenditures of $48 million. This increase was primarily offset by reduced acquisitions of $134 million.

     Capital spending varies due to the nature and timing of jobs awarded. Management does not expect any material changes to capital spending.

     Acquisitions depend largely on market conditions.

     Net cash used in financing activities for the twelve months ended December 29, 2001 decreased by $63 million to $33 million as compared to the same time period in 2000. This decrease was primarily due to cash distributed in connection with the Materials Spin-off of $47 million during 2000. Other factors include a reduction in repurchases of common stock of $14 million and an increase in issuance of common stock of $5 million.

LIQUIDITY

     Kiewit continues to explore opportunities to expand and develop new businesses and anticipates investing between $50 and $100 million annually to expand its operations. Other long-term liquidity uses include the payment of income taxes and the payment of dividends. As of June 30, 2002, Kiewit had no material firm binding purchase commitments related to its investments other than meeting the normal course of business needs of its construction joint ventures. The current portion of long-term debt is $1 million. Kiewit paid dividends during the six months ended June 30, 2002 and 2001 of $21 million and $19 million, respectively. These amounts were determined by the board of directors of Kiewit and were paid in January and May of each such year. Kiewit also has the commitment to repurchase its common stock at any time during the year from stockholders. If the conversion proposal is approved by Kiewit's stockholders and the merger is consummated, the limited partnership, which will continue Kiewit's business, will provide conversion tax draws to former Kiewit stockholders of approximately $155 million. Assuming the merger is consummated in 2003, these payments are anticipated to be made on or before April 15, 2004.

     Kiewit's current financial condition, together with anticipated cash flows from operations, should be sufficient for immediate cash requirements and future investing activities. Kiewit does not believe that the payment of conversion tax draws by the limited partnership after the consummation of the merger would have a material adverse effect on the limited partnership's financial condition. Kiewit does not presently have any committed bank credit facilities. In the past, Kiewit has been able to borrow on terms satisfactory to it. Kiewit believes that, to the extent necessary, it will likewise be able to borrow funds on acceptable terms for the foreseeable future.

CRITICAL ACCOUNTING POLICIES

     Revenue Recognition -- Construction Contracts. Kiewit, through its subsidiaries, operates as a general contractor throughout North America and engages in various types of construction projects for both public and private owners. Credit risk is minimal with public (government) owners since Kiewit ascertains that funds have been appropriated by the governmental project owner prior to commencing work on public projects. Most public contracts are subject to termination at the election of the government. However, in the event of termination, Kiewit is entitled to receive the contract price on completed work and reimbursement of termination-related costs. Credit risk with private owners is minimized because of statutory mechanics liens, which give Kiewit high priority in the event of lien foreclosures following financial difficulties of private owners.

     The construction industry is highly competitive and lacks firms with dominant market power. A substantial portion of Kiewit's business involves construction contracts obtained through competitive bidding. A company's ability to bid on new projects is affected by many factors, including its ability to obtain performance bonds. Currently, Kiewit has not experienced, nor does management anticipate, any problems securing performance bonds on future projects. The volume and profitability of Kiewit's construction work depends to a significant extent upon the general state of the economies of North America and the volume of work available to contractors. Kiewit's construction operations could be adversely affected by labor stoppages or shortages, adverse weather conditions, shortages of supplies or other governmental action.

     Kiewit uses the percentage of completion method of accounting on long-term construction contracts. For fixed-price construction contracts, an estimated percentage of completion for each contract, as determined by Kiewit's engineering estimate based on the amount of work performed, is applied to total estimated revenue. For cost-plus construction contracts, the percentage of completion, based upon costs incurred divided by projected costs, is applied to total estimated profit. Provision is made for the entire amount of future estimated losses on construction contracts in progress; claims for additional contract compensation, however, are not reflected in the accounts until the period in which such claims are settled. Revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts which require the revision become known. It is at least reasonably possible that cost and profit estimates will be revised in the near-term.

     In accordance with industry practice, amounts realizable and payable under contracts which may extend beyond one year are included in current assets and liabilities.

     Investments. Kiewit continually evaluates its investments for other than temporary declines in value. Several factors are analyzed in evaluating investments, including an analysis of the relevant company, its industry, valuation levels and subsequent developments. Unrealized losses that are determined to be other than temporary are recognized in earnings.

     Included in accounts receivable retainage are securities in the amount of $10 million that relate to stock warrants which are carried at fair value. Such fair value is estimated based on a valuation model. Unrealized gains and losses are recognized as a component of investment income in the Consolidated Statement of Earnings.

     Construction Joint Ventures. Kiewit has entered into a number of construction joint venture arrangements which are accounted for under the equity method in the balance sheet and on a pro rata basis in the statement of earnings. Under these arrangements, if one venturer is financially unable to bear its share of the costs, the other venturers will be required to pay those costs.

     Property, Plant and Equipment. Property, plant and equipment are recorded at cost. Depreciation for the majority of Kiewit's property, plant and equipment is calculated using accelerated methods. The estimated useful lives of Kiewit's property, plant and equipment are as follows:

Buildings...................................................  5 -- 39 years
Equipment...................................................  3 -- 20 years

     A change in depreciation methods or estimated useful lives could have a significant impact to earnings.

     Accrued Insurance Costs. Kiewit is self-insured for certain general, auto and worker's compensation claims, and accrues for the estimated ultimate liability for incurred losses, both reported and unreported. Kiewit bases its estimate of loss on historic trends modified for recent events. It is at least reasonably possible that the estimate of ultimate liability will be revised in the near-term.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 143 (SFAS 143), "Accounting for Asset Retirement Obligations." SFAS 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset. The provisions of SFAS 143 will be effective for fiscal years beginning after June 15, 2002. Under SFAS 143: (1) retirement obligations, measured at fair value, will be recognized when they are incurred and displayed as liabilities, and

(2) the associated asset retirement costs will be capitalized as part of the carrying amount of the long-lived asset and subsequently allocated to expense over the asset's useful life.

     Kiewit does not anticipate the adoption of SFAS No. 143 to have a material effect on its consolidated financial position or results of operations.

     In August 2001, the FASB issued SFAS No. 144 (SFAS 144), "Accounting for the Impairment or Disposal of Long-Lived Assets" which supersedes both FASB Statement No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-lived Assets to be Disposed Of" and the accounting and reporting provisions of APB Opinion No. 30 (Opinion 30), "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business (as previously defined in that Opinion). SFAS 144 retains the fundamental provisions in SFAS 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with SFAS 121. For example, SFAS 144 provides guidance on how a long-lived asset that is used as part of a group should be evaluated for impairment, establishes criteria for when a long-lived asset is held for sale, and prescribes the accounting for a long-lived asset that will be disposed of other than by sale. SFAS 144 retains the basic provisions of Opinion 30 on how to present discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business). Unlike SFAS 121, an impairment assessment under SFAS 144 will never result in a write-down of goodwill. Rather, goodwill is evaluated for impairment under SFAS No. 142, "Goodwill and Other Intangible Assets."

     Kiewit adopted SFAS 144 this year. Adoption of SFAS 144 has not had a material impact on Kiewit's financial statements.

     In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. Kiewit does not anticipate that adoption of SFAS No. 145 will result in any material changes to its financial position or results of operations.

     In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002. Kiewit does not anticipate that adoption of SFAS No. 146 will result in any material changes to its financial position or results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

     Kiewit holds a diversified portfolio of investments that includes cash, high quality commercial paper of maturities less than 90 days, U.S. Government debt obligations and money market, stock and bond mutual funds and stock warrants. Except for cash, each of these investments is subject, in varying degrees, to market risks, interest rate risks, economic risks and credit risks. These risks, among others, can result in loss of principal. The majority of Kiewit's investments consist of holdings in a money market mutual fund.

     In addition, Kiewit is a limited partner in an investment limited partnership. The investment objective of the investment partnership is to generate current income and capital appreciation while minimizing the potential for loss of principal. The investment partnership may use a variety of investment strategies with the principal one being merger arbitrage. In general, a merger arbitrage strategy involves purchasing the stock of a company being acquired or merging with another company and selling short the stock of the acquiring company. A particular merger arbitrage transaction will either derive a profit or a loss depending on the price differential between the price of the securities when purchased and the price ultimately realized when the transaction is completed. The primary risk is that a loss could result if the transaction is not completed. The investment partnership invests in a diversified portfolio of these types of transactions to minimize risk of loss.

     Stock warrants are accounted for under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." The value of the warrants is primarily based on the volatility of the underlying stock, the price of the underlying stock and the time period until the warrants expire. The risk to the value of the stock warrants predominately relates to the potential change in volatility and price of the underlying stock.

INDEPENDENT ACCOUNTANTS

     On October 10, 2001, Kiewit dismissed PricewaterhouseCoopers LLP as its principal independent accountant for the fiscal year ended December 29, 2001 and engaged KPMG LLP.

     The reports of PricewaterhouseCoopers LLP for the fiscal years ended December 30, 2000 and December 25, 1999 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the fiscal years ended December 30, 2000 and December 25, 1999, and the interim period from December 31, 2000 through October 10, 2001, there were no disagreements between Kiewit and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on such financial statements of Kiewit for such years. No event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K has occurred within Kiewit's fiscal years ended December 30, 2000 and December 29, 1999, or the period from December 31, 2000 through October 10, 2001.

     The decision to change principal independent accountants was approved by Kiewit's audit committee and board of directors.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
            RESULTS OF OPERATIONS OF THE BENTSON CONTRACTING COMPANY

     The following discussion is based upon and should be read in conjunction with Bentson Contracting Company's Financial Statements, including the notes thereto, included elsewhere in this proxy statement/joint prospectus. On August 9, 2002, Bentson Contracting Company merged with Peter Kiewit Sons' GP, Inc. with the latter being the successor corporation.

RESULTS OF OPERATIONS -- SECOND QUARTER 2002 VS. SECOND QUARTER 2001

     Revenue. Total revenues decreased $296 thousand or 100% from the same period in 2001. All revenues earned during 2001 were from the allocation of a contract with Kiewit Construction Company, or KCC, a related party, for fiber optic work performed for a third party. This project was substantially complete at the end of 2001. Revenue is expected to continue to decline as Bentson transfers its construction operations to other subsidiaries of KCC and Gilbert Southern Corp., or GSC.

     Bentson had no contract backlog at June 30, 2002.

     Margin. Earnings decreased $384 thousand or 210% from the same period in 2001. The decrease is attributable to the transfer of Bentson's construction operations to other subsidiaries of KCC and GSC and an insurance cost adjustment of $203 thousand due to a change in estimate of accrued insurance costs during the second quarter of 2002.

     General and Administrative Expenses. General and administrative expenses for the second quarter 2002 decreased $36 thousand to $3 thousand compared to the same period in 2001. The decrease is attributable to the transfer of Bentson's construction operations to other subsidiaries of KCC and GSC. General and administrative expenses will continue to decrease as such transfers are completed.

     Gain on Sale of Operating Assets. Net gains on the disposition of property and equipment increased to $25 thousand for the second quarter 2002 from $15 thousand for the same period in 2001. The increase is due to increased sales of excess construction equipment.

     Investment Income. Investment income decreased $136 thousand for the second quarter of 2002 from the same period in 2001. The decrease is primarily attributable to the reduced cash balance as a result of a $10 million dividend paid to Bentson's parent during December 2001 and the decline in interest rates from approximately 4% for the second quarter 2001 to less than 2% for the same period in 2002.

     Provision for income taxes. The effective income tax rate for the second quarter of 2002 and 2001 was 40%. This rate differs from the federal statutory rate of 35% primarily due to state income taxes.

RESULTS OF OPERATIONS SIX MONTHS -- 2002 VS. SIX MONTHS 2001

     Revenue. Total revenues decreased $643 thousand or 95% from the same period in 2001. All revenues earned during 2001 were from the allocation of a contract with KCC, a related party, for fiber optic work performed for a third party. This project was substantially complete at the end of 2001. Revenue is expected to continue to decline as Bentson transfers its construction operations to other subsidiaries of KCC and GSC.

     Margin. Earnings for the six months ended June 30, 2001 decreased $403 thousand to a loss of $175 thousand for the same period in 2002. The decrease is attributable to the transfer of Bentson's construction operations to other subsidiaries of KCC and GSC and an insurance cost adjustment of $203 thousand due to a change in estimate of accrued insurance costs during the first six months of 2002.

     General and Administrative Expenses. General and administrative expenses for the six months ended June 30, 2002 decreased $57 thousand to $45 thousand compared to the same period in 2001. The decrease is attributable to the transfer of Bentson's construction operations to other subsidiaries of KCC and GSC. General and administrative expenses will continue to decrease as such transfers are completed.

     Gain on Sale of Operating Assets. Net gains on the disposition of property and equipment increased to $126 thousand for the six months ended June 30, 2002 from $15 thousand for the same period in 2001. The increase is due to increased sales of excess construction equipment.

     Investment Income. Investment income for the six months ended June 30, 2002 decreased $270 thousand from the same period in 2001. The decrease is primarily attributable to the reduced cash balance as a result of a $10 million dividend paid to Bentson's parent during December 2001 and the decline in interest rates from approximately 4% for the six months ended June 30, 2001 to less than 2% for the same period in 2002.

     Provision for income taxes. The effective income tax rate for the six months ended June 30, 2002 and 2001 was 40%. This rate differs from the federal statutory rate of 35% primarily due to state income taxes.

RESULTS OF OPERATIONS -- 2001 VS. 2000

     Revenue. Total revenues increased $612 thousand or 474% from 2000. All revenues earned during 2001 and 2000 were from the allocation of a contract with KCC, a related party, for fiber optic work performed for a third party. Work on the fiber optic project started in the fourth quarter of 2001 and was completed by the third quarter 2002.

     Margin. Earnings increased $158 thousand or 310% from 2000. Work on the fiber optic project started in the fourth quarter of 2001 and was completed by the third quarter 2002.

     General and Administrative Expenses. General and administrative expenses for the twelve months ended December 29, 2001 increased $8 thousand to $179 thousand compared to 2000. The increase was primarily attributed to an increase in Bentson's allocated share of home office general and administrative expenses. As a percentage of revenue, general and administrative expenses for the twelve months ended December 29, 2001 decreased to 24.2% compared to 132.6% for the same period in 2000. The decrease was due to the increased revenues and the fact that Bentson did not experience a proportionate increase in general and administrative costs.

     Gain on Sale of Operating Assets. Net gains on the disposition of property and equipment decreased to $15 thousand for the twelve months ended December 29, 2001 from $45 thousand from the same period in 2000. The decrease is due to fewer sales of excess construction equipment.

     Investment Income. Investment income decreased $344 thousand from 2000. The decrease was primarily attributable to the decline in interest rates from approximately 6% during 2000 to approximately 3% during 2001.

     Gain on Investment. During 2001, Bentson recognized a gain on sale of an equity method investment that was written off during 1999.

     Provision for income taxes. The effective income tax rates for the twelve months ended December 29, 2001 and December 30, 2000 were 36.1% and 37.4%, respectively. These rates differ from the federal statutory rate of 35% primarily due to state income taxes.

RESULTS OF OPERATIONS -- 2000 VS. 1999

     Revenue. Revenue for the twelve months ended December 30, 2000 decreased $1.3 million or 91% from 1999. The decrease was attributable to the transfer of Bentson's construction operations to other subsidiaries of KCC and GSC.

     Margin. Earnings decreased $93 thousand or 65% from 1999. The decrease is attributable to Bentson's reduced volume of work during 2000 compared to 1999.

     General and Administrative Expenses. General and administrative expenses for the twelve months ended December 30, 2000, decreased $86 thousand to $171 thousand when compared to the same period in 1999. The decrease was attributable to the reduction in work performed during 2000 and the transfer of Bentson's construction operations to other subsidiaries of KCC and GSC.

     Gain on Sale of Operating Assets. Net gains on the disposition of property and equipment increased to $45 thousand in the twelve months ended December 30, 2000, from $24 thousand during 1999. The increase is due to an increase in sales of excess construction equipment.

     Investment Income. Investment income increased $182 thousand from 1999. The increase was primarily attributable to the increase in interest rates from approximately 5% during 1999 to approximately 6% during 2000.

     Loss on Investment. During 1999, Bentson determined that an equity method investment was permanently impaired and recognized a loss of $381 thousand.

     Provision for Income Taxes. The effective income tax rates for the twelve months ended December 30, 2000 and December 25, 1999 were 37.4% and 46.5%, respectively. These rates differ from the federal statutory rate of 35% due primarily to state income taxes.

FINANCIAL CONDITION -- JUNE 30, 2002

     Cash and cash equivalents decreased $42 thousand to $3.0 million at June 30, 2002 from $3.1 million at December 29, 2001. The decrease reflects net cash used in operations of $168 thousand offset by cash provided by investing activities of $126 thousand.

     Net cash used in operating activities for the six months ended June 30, 2002 increased by $302 thousand to $168 thousand as compared to the same period in 2001. This increase was primarily due to the decrease in earnings for the six months ended June 30, 2002 as compared to the same period in 2001. Cash provided or used by operating activities is affected to a large degree by the mix, timing, stage of completion and terms of individual contracts which are reflected in changes through current assets and liabilities.

     Net cash provided by investing activities for the six months ended June 30, 2002 increased by $111 thousand to $126 thousand as compared to the same period in 2001. This increase was due to increased proceeds from sales of equipment.

FINANCIAL CONDITION -- DECEMBER 29, 2001

     Cash and cash equivalents decreased $9.4 million to $3.1 million at December 29, 2001 from $12.5 million at December 30, 2000. The decrease reflects net cash used in financing activities of $10.0 million, offset by net cash provided by operations of $436 thousand and investing activities of $57 thousand.

     Net cash provided by operating activities for the twelve months ended December 29, 2001 decreased by $59 thousand to $436 thousand as compared to the same period in 2000. This decrease was primarily due to increased working capital requirements for construction contracts. Cash provided or used by operating activities is affected to a large degree by the mix, timing, stage of completion and terms of individual contracts which are reflected in changes through current assets and liabilities.

     Net cash provided by investing activities for the twelve months ended December 29, 2001 increased by $12 thousand to $57 thousand as compared to the same period in 2000. This increase was due primarily to the proceeds received on sale of an equity method investment of $42 thousand. This increase was partially offset by reduced proceeds from sales of equipment of $30 thousand.

     Net cash used in financing activities for the twelve months ended December 29, 2001 increased by $10 million. The increase was primarily due to cash dividends paid to the parent.

FINANCIAL CONDITION -- DECEMBER 30, 2000

     Cash and cash equivalents increased $540 thousand to $12.5 million at December 30, 2000 from $12.0 million at December 25, 1999. The increase reflects net cash provided by operations of $495 thousand and investing activities of $45 thousand.

     Net cash provided by operating activities for the twelve months ended December 30, 2000 decreased by $188 thousand to $495 thousand as compared to the same period in 1999. This decrease was primarily due to increased working capital requirements for construction contracts. Cash provided or used by operating activities is affected to a large degree by the mix, timing, stage of completion and terms of individual contracts which are reflected in changes through current assets and liabilities.

     Net cash provided by investing activities for the twelve months ended December 30, 2000 increased by $21 thousand to $45 thousand as compared to the same period in 1999. This increase was due to increased proceeds from sales of equipment.

LIQUIDITY

     Long-term liquidity uses include the payment of income taxes and the payment of insurance claims. As of June 30, 2002, Bentson had no material firm binding purchase commitments.

CRITICAL ACCOUNTING POLICIES

  REVENUE RECOGNITION -- CONSTRUCTION CONTRACTS

     Bentson uses the percentage of completion method of accounting. For fixed-price construction contracts, an estimated percentage of completion for each contract, as determined by Bentson's engineering estimate based on the amount of work performed, is applied to total estimated revenue. For cost-plus construction contracts, the percentage of completion, based upon costs incurred divided by projected costs, is applied to total estimated profit. Provision is made for the entire amount of future estimated losses on construction contracts in progress; claims for additional contract compensation, however, are not reflected in the accounts until the year in which such claims are allowed. Revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts which require the revision become known. It is at least reasonably possible that cost and profit estimates will be revised in the near-term.

     In accordance with industry practice, amounts realizable and payable under contracts which may extend beyond one year are included in current assets and liabilities.

  DEFERRED INCOME TAXES

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of Bentson's assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance would be recognized if it were anticipated that some or all of a deferred tax asset would not be realized.

  ACCRUED INSURANCE COSTS

     Bentson is self-insured for certain general, auto and worker's compensation claims, and accrues for the estimated ultimate liability for incurred losses, both reported and unreported. It is at least reasonably possible that the estimate of the ultimate liability will be revised in the near-term. Bentson bases its estimate of loss of historic trends modified for recent events.

  GENERAL AND ADMINISTRATIVE COSTS

     General and administrative costs historically recorded by Bentson and Kiewit, that were incurred for the benefit of Bentson, have been recorded in the accompanying financial statements. Costs incurred by Kiewit were allocated to Bentson based on a ratio of Bentson's revenue to Kiewit revenue. These costs have been, in management's opinion, reasonably allocated to the Bentson.

  INCOME TAXES

     Bentson has elected to be included in the consolidated income tax return of Kiewit. The provision for federal income tax is computed on the separate results of operations of Bentson as if a separate return were filed.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 143 (SFAS 143), "Accounting for Asset Retirement Obligations." SFAS 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development of normal operation of a long-lived asset. The provisions of SFAS 143 will be effective for fiscal years beginning after June 15, 2002. Under SFAS 143: (1) retirement obligations, measured at fair value, will be recognized when they are incurred and displayed as liabilities, and (2) the associated asset retirement costs will be capitalized as part of the carrying amount of the long-lived asset and subsequently allocated to expense over the asset's useful life.

     The adoption of SFAS No. 143 will not have a material effect on Bentson's financial position or results of operations.

     In August 2001, the FASB issued SFAS No. 144 (SFAS 144), "Accounting for the Impairment or Disposal of Long-Lived Assets" which supersedes both FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-lived Assets to be Disposed Of" and the accounting and reporting provisions of APB Opinion No. 30 (Opinion 30), "Reporting the Results of
Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business (as previously defined in that Opinion). SFAS 144 retains the fundamental provisions in SFAS 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with SFAS 121. For example, SFAS 144 provides guidance on how a long-lived asset that is used as part of a group should be evaluated for impairment, establishes criteria for when a long-lived asset is held for sale, and prescribes the accounting for a long-lived asset that will be disposed of other than by sale. SFAS 144 retains the basic provisions of Opinion 30 on how to present discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business). Unlike SFAS 121, an impairment assessment under SFAS 144 will never result in a write-down of goodwill. Rather, goodwill is evaluated for impairment under SFAS No. 142, "Goodwill and Other Intangible Assets."

     Bentson adopted SFAS 144 this year. Adoption of SFAS 144 has not had a material impact on Bentson's financial statements.

     In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. Bentson does not anticipate that adoption of SFAS No. 145 will result in any material changes to its financial position or results of operations.

     In July 2002, the FASB issued SFAS No. 146, Accounting For Costs Associated with Exit or Disposal Activities. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002. Bentson does not anticipate that adoption of SFAS No. 146 will result in any material changes to its financial position or results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Bentson's cash and cash equivalents consist of highly liquid instruments with original maturities of three months or less and cash deposited with KCC and is subject, in varying degrees, to interest rate risks.

                               BUSINESS OF KIEWIT

     Kiewit, together with its subsidiaries, is one of the largest construction contractors in North America. Kiewit was incorporated in Delaware in 1997 to continue a construction business founded in Omaha, Nebraska in 1884. As described in Note 2 of the "Notes to Consolidated Financial Statements," Kiewit spun off its materials operations on September 30, 2000.

     Following the consummation of the merger, the limited partnership and its subsidiaries will continue the business operations of Kiewit.

THE CONSTRUCTION BUSINESS

     Kiewit, its subsidiaries and its joint ventures and partnerships perform construction services for a broad range of public and private customers primarily in the United States and Canada. New contract awards during 2001 were distributed among the following construction markets (approximately, by number):

     - transportation (including highways, bridges, airports, railroads, and mass transit) -- 74.3%;

     - water supply/dams -- 12.6%;

     - mining -- 5.4%;

     - power, heat, cooling -- 3.4%; and

     - other markets -- 4.3%.

     Kiewit, through its subsidiaries, primarily performs its services as a general contractor. As a general contractor, Kiewit is responsible for the overall direction and management of construction projects and for completion of each contract in accordance with its terms, plans, and specifications. Kiewit plans and schedules the projects, procures materials, hires workers as needed, and awards subcontracts. Kiewit generally requires performance and payment bonds or other assurances of operational capability and financial capacity from its subcontractors.

CONTRACT TYPES

     Kiewit performs its construction work under various types of contracts, including fixed unit or lump-sum price, guaranteed maximum price, and cost-reimbursable contracts. Contracts are either competitively bid and awarded or negotiated. Kiewit's public contracts generally provide for the payment of a fixed price for the work performed. Profit on a fixed-price contract is realized on the difference between the contract price and the actual cost of construction, and the contractor bears the risk that it may not be able to perform all the work for the specified amount. Construction contracts generally provide for progress payments as work is completed, with a retainage, ranging from zero to ten percent, to be paid when performance is substantially complete. In some instances, Kiewit is able to substitute bank letters of credit or escrowed securities in lieu of retainage. Construction contracts frequently contain penalties or liquidated damages for late completion and infrequently provide bonuses for early completion.

     Public contracts accounted for approximately 89% of the combined prices of contracts awarded to Kiewit during 2001. Most of these contracts were awarded by government and quasi-government units under fixed price contracts after competitive bidding. Credit risk is minimal with public (government) owners since Kiewit ascertains that funds have been appropriated by the governmental project owner prior to commencing work on public projects. Most public contracts are subject to termination at the election of the government. In the event of termination, however, the contractor is entitled to receive the contract price on completed work and payment of termination-related costs.

COMPETITION

     A contractor's competitive position is based primarily on its prices for construction services and in certain instances its reputation for quality, timeliness, experience, and financial strength. The construction industry is highly competitive and lacks firms with dominant market power. In 2001, Engineering News Record, a construction trade publication, ranked Kiewit as the seventh largest United States contractor in terms of 2000 revenue. It ranked Kiewit first in the transportation market in terms of 2000 revenue.

DEMAND

     The volume and profitability of Kiewit's construction work depends to a significant extent upon the general state of the economies of the United States and Canada and the volume of work available to contractors. Fluctuating demand cycles are typical of the industry, and such cycles determine to a large extent the degree of competition for available projects. Kiewit's construction operations could be adversely affected by labor stoppages or shortages, adverse weather conditions, shortages of supplies, or governmental action. The volume of available government work is affected by budgetary and political considerations. A significant decrease in the amount of new government contracts, for whatever reason, would have a material adverse effect on Kiewit.

BACKLOG

     At the end of 2001, Kiewit had backlog (anticipated revenue from uncompleted contracts) of approximately $4.2 billion, an increase from approximately $3.3 billion at the end of 2000. Of current backlog, approximately $1.9 billion is not expected to be completed during 2002. In 2001, Kiewit was low bidder on 197 jobs with total contract prices of approximately $3.2 billion, an average price of approximately $16.2 million per job. There were 20 new projects with contract prices over $25 million, accounting for approximately 82% of the successful bid volume.

JOINT VENTURES

     Kiewit frequently enters into joint ventures to efficiently allocate expertise and resources among the venturers and to spread risks associated with particular projects. In most joint ventures, if one venturer is financially unable to bear its share of expenses, the other venturers may be required to pay those costs. Kiewit prefers to act as the sponsor of its joint ventures. The sponsor generally provides the project manager, the majority of venturer-provided personnel and accounting and other administrative support services. The joint venture generally reimburses the sponsor for such personnel and services on a negotiated basis. The sponsor is generally allocated a majority of the venture's profits and losses and usually has a controlling vote in joint venture decision-making. In 2001, Kiewit derived approximately 78% of its joint venture revenue from sponsored joint ventures and approximately 22% from non-sponsored joint ventures. Kiewit's share of joint venture revenue accounted for approximately 17% of its 2001 total revenue.

SIGNIFICANT CUSTOMER

     During 2001, revenue recognized from contracts with Level 3 Communications, Inc. represented 20.1% of Kiewit's total revenue.

LOCATIONS

     Kiewit has 21 principal operating offices located throughout North America, including its headquarters located in Omaha, Nebraska. Through its decentralized system of management, Kiewit has been able to quickly respond to changes in the local markets. During 2001, Kiewit had projects in 46 states, Puerto Rico, Washington, D.C. and 8 Canadian provinces. Financial information about geographic areas for the fiscal years ended December 29, 2001, December 30, 2000 and December 25, 1999 is included in Note 11 of the "Notes to Consolidated Financial Statements."

ENVIRONMENTAL PROTECTION

     Compliance with U.S. and Canadian federal, state, provincial and local provisions regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, has not and is not expected to have a material effect upon the capital expenditures, earnings or competitive position of Kiewit.

EMPLOYEES

     At the end of 2001, Kiewit employed approximately 16,000 people. Kiewit considers relations with its employees to be good.

PROPERTIES

     Kiewit's headquarters facilities are located in Omaha, Nebraska and are owned by Kiewit. Kiewit also has 21 principal district offices located in Arizona, California, Colorado, Georgia, Kansas, Massachusetts, Nebraska, New Jersey, Texas, Washington, Alberta and Quebec, 13 of which are located in owned facilities and 8 of which operate from leased facilities. Kiewit also has 16 area offices located in Alaska, California, Florida, Hawaii, Illinois, Maryland, Nebraska, New Mexico, New York, Pennsylvania, Rhode Island, British Columbia and Ontario, one of which is an owned facility and 15 of which are leased facilities. Kiewit owns or leases numerous shops, equipment yards, storage facilities, warehouses and construction material quarries. Since construction projects are inherently temporary and location-specific, Kiewit owns approximately 1,500 portable offices, shops and transport trailers. Kiewit has a large equipment fleet, including approximately 3,500 trucks, pickups and automobiles and 1,400 heavy construction vehicles, such as graders, scrapers, backhoes and cranes. Joint ventures in which Kiewit is a participant also own approximately an additional 150 portable offices, shops and transport trailers, 600 trucks, pickups and automobiles and 350 heavy construction vehicles.

LEGAL PROCEEDINGS

     Kiewit and its subsidiary, Bibb and Associates, Inc., are defendants in an action brought by Kansas City Power & Light, or KCPL, in the Circuit Court of Jackson County, Missouri with respect to a January 13, 1999 explosion at KCPL's Hawthorn No. 5 power plant. The complaint filed in such action lists a total of 13 defendants, and generally alleges, as to Bibb, strict liability, negligence, professional gross negligence, fraud, negligent misrepresentation and wrongful inducement to contract. The complaint also names Kiewit, and alleges that Kiewit is either the alter ego of Bibb or the successor to Bibb's liability. The complaint alleges damages in excess of $450 million including property damage, costs of replacement of power and lost profits. Kiewit believes that the factual allegations and legal claims asserted against Bibb and Kiewit by KCPL are without merit and intends to vigorously defend them.

     Kiewit is a party to many other pending legal proceedings incidental to its business. It is not believed that any resulting liabilities for legal proceedings, beyond amounts reserved, will materially affect the financial condition, future results of operation or future cash flows of Kiewit.

                      BUSINESS OF THE LIMITED PARTNERSHIP

     Following the consummation of the merger, the limited partnership and its subsidiaries will continue the business operations of Kiewit.

                        BUSINESS OF THE GENERAL PARTNER

     The general partner is the successor by merger to Bentson Contracting Company, an Arizona corporation. Bentson was incorporated in Arizona on November 25, 1987 and merged into the general partner on August 9, 2002. The general partner was incorporated in Delaware on July 30, 2002.

     Bentson was formerly an operating subsidiary of Kiewit, which performed construction services primarily in Arizona. The majority of Bentson's operations ceased during 1999. Prior to the merger of Bentson into the general partner, Bentson transferred and assigned all of its non-cash assets and liabilities to other subsidiaries of Kiewit, and thus the general partner currently has no assets or liabilities other than its retained cash of approximately $3 million and its initial capital investment in the limited partnership. Currently the general partner also has no employees. The sole business of the general partner is to manage the limited partnership.

                              MANAGEMENT OF KIEWIT

DIRECTORS AND EXECUTIVE OFFICERS OF KIEWIT

     The table below shows information as of August 30, 2002, about each director and executive officer of Kiewit, including his business experience during the past five years. Kiewit's directors and executive officers are elected annually to serve until their successors are elected and qualified or until their death, resignation or removal. Upon consummation of the merger, the current directors and executive officers of Kiewit are expected to become directors and executive officers of the general partner, holding the same position and title with the general partner as they did with Kiewit.

NAME                                            BUSINESS EXPERIENCE                     AGE
----                                            -------------------                     ---
Mogens C. Bay...............  Mr. Bay has been a director of Kiewit since March 1999.   53
                              Mr. Bay has been Chairman of Valmont Industries, Inc.
                              since January 1997 and President and Chief Executive
                              Officer of Valmont Industries, Inc. since August 1993.
                              Mr. Bay is currently also a director of Valmont
                              Industries, Inc., ConAgra, Inc. and Level 3
                              Communications, Inc. Mr. Bay is also a member of the
                              Compensation Committee, the Audit Committee, and is the
                              Chairman of the Executive Compensation Subcommittee of
                              the Compensation Committee of Kiewit.

Gregory D. Brokke...........  Mr. Brokke has been the Controller of Kiewit since June   40
                              2000. Mr. Brokke was Assistant Treasurer of Kiewit from
                              August 1997 to June 2000.

John B. Chapman.............  Mr. Chapman has been Vice President of Human Resources    56
                              and Administration of Kiewit since August 1997.

Richard W. Colf.............  Mr. Colf has been a director of Kiewit since August       59
                              1997. Mr. Colf has been an Executive Vice President of
                              Kiewit since July 1998. Mr. Colf has been an Executive
                              Vice President of Kiewit Pacific Co., a subsidiary of
                              Kiewit, since September 1998 and was a Senior Vice
                              President of Kiewit Pacific Co. from October 1995 to
                              September 1998. Mr. Colf is currently also a director
                              of Kiewit Materials Company. Mr. Colf is also a member
                              of the Executive Committee of Kiewit.

James Q. Crowe..............  Mr. Crowe has been a director of Kiewit since August      53
                              1997. Mr. Crowe has been the Chief Executive Officer of
                              Level 3 Communications, Inc. since August 1997 and
                              President of Level 3 Communications, Inc. from August
                              1997 to July 2000. Mr. Crowe was Chairman of the Board
                              of MFS Communications Company, Inc. for more than five
                              years prior to December 1997, Chief Executive Officer
                              from November 1991 until December 1997 and was
                              President from January 1988 to June 1989 and from April
                              1990 until January 1992. Mr. Crowe was Chairman of the
                              Board of MCI WorldCom, Inc. from January 1997 to July
                              1997. Mr. Crowe is currently also a director of
                              Commonwealth Telephone Enterprises, Inc., RCN
                              Corporation and Level 3 Communications, Inc. Mr. Crowe
                              is also a member of the Compensation Committee of
                              Kiewit.

NAME                                            BUSINESS EXPERIENCE                     AGE
----                                            -------------------                     ---
Richard Geary...............  Mr. Geary has been a director of Kiewit since August      67
                              1997. Mr. Geary was an Executive Vice President of
                              Kiewit from August 1997 to July 1998. Mr. Geary was an
                              Executive Vice President of Kiewit Construction Group
                              Inc., a subsidiary of Kiewit, and President of Kiewit
                              Pacific Co., for more than five years prior to August
                              1997. Mr. Geary is currently also a director of Kiewit
                              Materials Company, Standard Insurance Company, Stancorp
                              Financial Group, David Evans & Associates, Today's
                              Bank, and is a trustee of the Oregon Health Sciences
                              University Foundation.

Bruce E. Grewcock...........  Mr. Grewcock has been a director of Kiewit since August   48
                              1997. Mr. Grewcock has been President and Chief
                              Operating Officer of Kiewit since December 2000. Mr.
                              Grewcock was an Executive Vice President of Kiewit from
                              August 1997 until December 2000. Mr. Grewcock was the
                              President of Kiewit Western Co., a subsidiary of
                              Kiewit, from July 1997 to July 1999. Mr. Grewcock was
                              an Executive Vice President of Kiewit Construction
                              Group Inc. from July 1996 to June 1998. Mr. Grewcock is
                              currently also a director of Kiewit Materials Company.
                              Mr. Grewcock is also a member of the Executive
                              Committee of Kiewit.

William L. Grewcock.........  Mr. Grewcock has been a director of Kiewit since August   76
                              1997. Mr. Grewcock was Vice Chairman of Level 3
                              Communications, Inc. for more than five years prior to
                              April 1998. Mr. Grewcock is currently also a director
                              of Kiewit Materials Company and Level 3 Communications,
                              Inc. Mr. Grewcock is also a member of the Compensation
                              Committee of Kiewit.

Allan K. Kirkwood...........  Mr. Kirkwood has been a director of Kiewit since August   59
                              1997. Mr. Kirkwood has been an Executive Vice President
                              of Kiewit since July 1998. Mr. Kirkwood has been an
                              Executive Vice President of Kiewit Pacific Co. since
                              September 1998 and was a Senior Vice President of
                              Kiewit Pacific Co. from October 1995 to September 1998.
                              Mr. Kirkwood is also a member of the Executive
                              Committee of Kiewit.

Michael R. McCarthy.........  Mr. McCarthy has been a director of Kiewit since June     51
                              2001. Mr. McCarthy has been Chairman of McCarthy Group,
                              Inc. for more than the last five years. Mr. McCarthy is
                              currently also a director of McCarthy Group, Inc.,
                              McCarthy & Co., HDR, Inc., Election Systems & Software,
                              Inc., Streck Laboratories, Inc., Acceptance Insurance
                              Companies, Inc., and Cabela's Incorporated. Mr.
                              McCarthy is also a member of the Compensation
                              Committee, the Executive Compensation Subcommittee of
                              the Compensation Committee and is the Chairman of the
                              Audit Committee of Kiewit.

NAME                                            BUSINESS EXPERIENCE                     AGE
----                                            -------------------                     ---
Ben E. Muraskin.............  Mr. Muraskin has been a Vice President of Kiewit since    38
                              January 2000. Mr. Muraskin was a partner at Alston &
                              Bird LLP from January 1999 to December 1999, and an
                              associate at that firm from May 1992 to January 1999.

Douglas E. Patterson........  Mr. Patterson has been a director of Kiewit since June    51
                              2001. Mr. Patterson has been Executive Vice President
                              of Kiewit since November 2001. Mr. Patterson was
                              President of Gilbert Central Corp., Gilbert Industrial
                              Corporation and Kiewit Engineering Co., all
                              subsidiaries of Kiewit, from June 1999 to June 2001.
                              Mr. Patterson was Senior Vice President of Kiewit
                              Construction Company, a subsidiary of Kiewit, from July
                              1996 to June 1999. Mr. Patterson is a member of the
                              Executive Committee of Kiewit.

Gerald S. Pfeffer...........  Mr. Pfeffer has been a Vice President of Kiewit since     56
                              April 1998. Mr. Pfeffer was a Vice President of Kiewit
                              Construction Group Inc. from December 1997 to June
                              1998. Mr. Pfeffer was Vice President of Kiewit SR91
                              Corp. from January 1993 to December 1997.

Michael J. Piechoski........  Mr. Piechoski has been a Vice President and the           48
                              Treasurer of Kiewit since June 2000. Mr. Piechoski was
                              Director of Audit of Kiewit from April 1999 to June
                              2000. Mr. Piechoski was Chief Accounting Officer of
                              United Metro Materials, Inc., a former subsidiary of
                              Kiewit, for more than five years prior to March 1999.

Jerry C. Porter.............  Mr. Porter has been a Vice President of Kiewit since      58
                              May 2000. Mr. Porter has been the design/build manager
                              of Kiewit since September 1999. Mr. Porter was a
                              construction design manager for Kiewit Pacific Co. from
                              September 1996 until September 1999.

James E. Rowings............  Mr. Rowings has been a Vice President of Kiewit since     50
                              June 2001. Mr. Rowings was professor and director of
                              the Construction Engineering Department at Iowa State
                              University for more than five years prior to June 2001.

Tobin A. Schropp............  Mr. Schropp has been a Vice President, General Counsel    40
                              and Secretary of Kiewit since September 1998. Mr.
                              Schropp was Director of Taxes of Kiewit from March 1998
                              to September 1998. Mr. Schropp was Director of Taxes of
                              Level 3 Communications, Inc. from August 1996 to March
                              1998.

NAME                                            BUSINESS EXPERIENCE                     AGE
----                                            -------------------                     ---
Walter Scott, Jr............  Mr. Scott has been a director and Chairman Emeritus of    71
                              Kiewit since August 1997. Mr. Scott has been the
                              Chairman of the Board of Level 3 Communications, Inc.
                              for more than the last five years. Mr. Scott was the
                              Chief Executive Officer of Level 3 Communications, Inc.
                              for more than five years prior to August 1997. Mr.
                              Scott is currently also a director of Berkshire
                              Hathaway Inc., Burlington Resources Inc., MidAmerican
                              Energy Holding Co., Commonwealth Telephone Enterprises,
                              Inc., Kiewit Materials Company, RCN Corporation,
                              Valmont Industries, Inc. and Level 3 Communications,
                              Inc. Mr. Scott is also the Chairman of the Compensation
                              Committee of Kiewit.

Stephen A. Sharpe...........  Mr. Sharpe has been a Vice President of Kiewit since      50
                              August 1997.

Kenneth E. Stinson..........  Mr. Stinson has been a director and Chairman of Kiewit    59
                              since August 1997. Mr. Stinson has been Chief Executive
                              Officer of Kiewit since March 1998. Mr. Stinson was
                              President of Kiewit from August 1997 until December
                              2000. Mr. Stinson has been the Chairman and Chief
                              Executive Officer of Kiewit Construction Group Inc. for
                              more than the last five years. Mr. Stinson is also
                              currently a director of ConAgra, Inc., Valmont
                              Industries, Inc., Kiewit Materials Company and Level 3
                              Communications, Inc. Mr. Stinson is also the Chairman
                              of the Executive Committee of Kiewit.
George B. Toll, Jr..........  Mr. Toll has been a director of Kiewit since August       65
                              1997. Mr. Toll was an Executive Vice President of
                              Kiewit from August 1997 to June 1999. Mr. Toll was an
                              Executive Vice President of Kiewit Construction Group
                              Inc. from April 1994 to June 1998.

BOARD OF DIRECTORS

     In 2001, the board of directors of Kiewit had six formal meetings and acted by written consent in lieu of a meeting on four occasions. In 2001, no director attended less than 75% of the aggregate of the total number of meetings of the board and the committees of which he was a member.

COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors of Kiewit has an audit committee, a compensation committee and an executive committee. Upon consummation of the merger, the board of directors of the general partner will have an audit committee, a compensation committee and an executive committee with the same composition and responsibilities and Kiewit's current committees.

     The audit committee assists the board in fulfilling its oversight responsibilities with respect to: (1) the annual financial information to be provided to stockholders and the U.S. Securities and Exchange Commission, or SEC; (2) the system of internal controls that management has established; and
(3) the internal and external audit process. The current audit committee members are Messrs. Bay and McCarthy (Chairman). The audit committee had seven formal meetings in 2001.

     The compensation committee determines the compensation of the chief executive officer of Kiewit and reviews the compensation, securities ownership and benefits of Kiewit's executive officers. The current compensation committee members are Messrs. Scott (Chairman), Bay, Crowe, William Grewcock and McCarthy. The compensation committee had one formal meeting in 2001.

     The compensation committee has an executive compensation subcommittee. The executive compensation subcommittee: reviews and approves or disapproves all compensation of whatever nature to be paid to the chief executive officer of Kiewit and Kiewit's next four highest paid executive officers; establishes and administers performance goals pursuant to Kiewit's executive bonus plans, if any, adopted pursuant to Section 162(m) of the Code; and approves or disapproves, on behalf of the board of directors, the creation of any new bonus plans for the executive officers of Kiewit pursuant to Section 162(m) of the Code. The current executive compensation subcommittee members are Messrs. Bay (Chairman) and McCarthy. The executive compensation subcommittee had two formal meetings in 2001.

     The executive committee exercises, to the maximum extent permitted by law, all powers of the board of directors between board meetings, except those functions assigned to specific committees. The current executive committee members are Messrs. Stinson (Chairman), Colf, Bruce Grewcock, Kirkwood and Patterson. In 2001, the executive committee had one formal meeting and acted by written consent in lieu of a meeting on three occasions.

COMPENSATION OF DIRECTORS

     Directors who are employees of Kiewit or its subsidiaries do not receive directors' fees. Non-employee directors are paid annual directors' fees of $30,000, plus $1,500 for attending each meeting of the board of directors, $1,200 for attending each meeting of a committee of the board and $1,500 for attending Kiewit's annual operations meeting. Upon consummation of the merger, the general partner intends to institute similar policies regarding the compensation of its directors.

                       MANAGEMENT OF THE GENERAL PARTNER

     Upon consummation of the merger, the directors and executive officers of the general partner are expected to be identical to the present directors and executive officers of Kiewit and are expected to hold the same positions and titles with the general partner as they did with Kiewit. See "Management of Kiewit."

                     MANAGEMENT OF THE LIMITED PARTNERSHIP

     The limited partnership is managed by the general partner. For information regarding the management of the general partner, see "Management of the General Partner."

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The table below shows the annual compensation of the chief executive officer and the next four highest paid executive officers of Kiewit for the periods specified. Kiewit does not currently have plans under which options, stock appreciation rights, restricted stock awards, long-term incentive compensation, profit sharing or pension benefits are held by such executive officers. Upon consummation of the merger, such executive officers of Kiewit (other than Mr. Cline) are expected to become executive officers of the general partner, holding the same titles and positions with the general partner as they held with Kiewit.

                                                        ANNUAL COMPENSATION
                                       -----------------------------------------------------
                                                                            OTHER ANNUAL
NAME AND PRINCIPAL POSITION            YEAR   SALARY($)   BONUS ($)(1)   COMPENSATION ($)(2)
---------------------------            ----   ---------   ------------   -------------------
Kenneth E. Stinson...................  2001    736,542     3,500,000            81,361(3)
Chief Executive Officer                2000    686,556     3,000,000            82,740(4)
                                       1999    656,207     1,500,000           108,965(5)
Richard W. Colf......................  2001    345,900       700,000
Executive Vice President               2000    318,700       500,000
                                       1999    302,229       250,000
Allan K. Kirkwood....................  2001    345,900       600,000
Executive Vice President               2000    318,700       600,000
                                       1999    300,768       400,000
Bruce E. Grewcock....................  2001    363,000       550,000
President and Chief Operating Officer  2000    316,600       500,000
                                       1999    286,145       270,000
Roy L. Cline(6)......................  2001    324,212       196,000
                                       2000    308,604       300,000
                                       1999    295,890       365,000

---------------

(1) Bonuses reflect payments made in the specified year with respect to performance in the prior year.

(2) Other annual compensation means perquisites and other personal benefits received by a named executive officer if such benefits, in the aggregate, exceed the lesser of $50,000 or 10% of such named executive officer's combined salary and bonus. No named executive officer other than Mr. Stinson received any other annual compensation in excess of the reporting threshold.

(3) In 2001, taxable income in the amount of $61,681 was imputed to Mr. Stinson with respect to the non-business use of corporate aircraft and taxable income in the amount of $19,680 was imputed with respect to his interest-free loan described below.

(4) In 2000, taxable income in the amount of $46,070 was imputed to Mr. Stinson with respect to the non-business use of corporate aircraft and taxable income in the amount of $36,670 was imputed with respect to his interest-free loan described below.

(5) In 1999, taxable income in the amount of $51,535 was imputed to Mr. Stinson with respect to the non-business use of corporate aircraft and taxable income in the amount of $57,430 was imputed with respect to his interest-free loan described below.

(6) During 2001, Mr. Cline was a director and Executive Vice President of Kiewit. Mr. Cline's term of office expired on June 15, 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     James Q. Crowe, a director of Kiewit, is the Chief Executive Officer and a director of Level 3 Communications, Inc. Walter Scott, Jr., a director of Kiewit, is the Chairman of the Board of Level 3 Communications, Inc. Kenneth E. Stinson, the Chief Executive Officer of Kiewit and the Chairman of the Board of Kiewit, is a director of Level 3 Communications, Inc. Mogens C. Bay and William
L. Grewcock, directors of Kiewit, are directors of Level 3 Communications, Inc.

     Level 3 Communications, Inc. and Kiewit Engineering Co., a subsidiary of Kiewit, are parties to various aircraft operating agreements pursuant to which Kiewit Engineering Co. provides Level 3 Communications, Inc. with aircraft maintenance, operations and related services. During 2001, Level 3 Communications, Inc. reimbursed Kiewit Engineering Co. approximately $100,000 in expenses incurred in connection with the operation of Level 3 Communications, Inc.'s aircraft. Level 3 Communications, Inc. also paid Kiewit Engineering Co. a management fee of $6,000. During the six months ended June 30, 2002, aircraft related expense reimbursements were made of approximately $241,000 as well as the payment of a management fee of $3,300.

     Level 3 Communications, Inc. and Kiewit Mining Group Inc. are parties to an amended mine management agreement pursuant to which Kiewit Mining Group Inc. provides mine management and related services for Level 3 Communications, Inc.'s coal mining properties. During 2001, Level 3 Communications, Inc. paid Kiewit Mining Group Inc. approximately $8.8 million in connection with services provided pursuant to such agreement. During the six months ended June 30, 2002, payments of approximately $2.7 million were made for these services.

     Level 3 Communications, Inc. and Kiewit Construction Company, a subsidiary of Kiewit, are parties to a contract for the construction of Level 3 Communications, Inc.'s North American Intercity Network. In 2001, Level 3 Communications, Inc. paid Kiewit Construction Company approximately $639 million under this contract, which included the issuance of approximately 9.8 million warrants which allow Kiewit to purchase Level 3 Common Stock at $8 per share at any time until June 30, 2009. The agreed upon value of the warrants granted was $32 million, calculated using a Black-Scholes valuation model. Approximately 3 million of these warrants were subsequently sold by Kiewit to Mr. Scott and Mr. William Grewcock, as described below. During the six months ended June 30, 2002 payments of approximately $77.9 million were made for work performed on Level 3's North American Intercity Network.

     In addition, Level 3 Communications, Inc. retained Kiewit Construction Company as the general contractor for the construction of its campus headquarters facility that was built in Broomfield, Colorado. In 2001, Level 3 Communications, Inc. paid Kiewit Construction Company approximately $31.2 million in connection with such activities. During the six months ended June 30, 2002, payments of approximately $1.6 million were made for work performed for Level 3's facilities.

     In connection with the spin-off of Kiewit from Level 3 Communications, Inc., Kiewit and Level 3 Communications, Inc. entered into various agreements intended to implement such spin-off, including a separation agreement and a tax sharing agreement, pursuant to which the parties allocated certain liabilities associated with their respective businesses and the costs and other liabilities related to the spin-off.

     Elk Mountain Ventures, Inc., a corporation controlled by Mr. Scott, a director of Kiewit, and Kiewit Engineering Co. are parties to various aircraft operating agreements pursuant to which Kiewit Engineering Co. provides Elk Mountain Ventures, Inc. with aircraft maintenance, operations and related services. During 2001, Elk Mountain Ventures, Inc. reimbursed Kiewit Engineering Co. approximately $750,000 in expenses incurred in connection with the operation of Elk Mountain Ventures Inc.'s aircraft. Elk Mountain Ventures, Inc. also paid Kiewit Engineering Co. a management fee of $46,000. During the six months ended June 30, 2002, aircraft related expense reimbursements were made of approximately $369,000 as well as the payment of a management fee of $24,700. Kiewit Construction Company provided various construction related services to Mr. Scott. During 2001, Mr. Scott paid Kiewit Construction Company approximately $13 million in connection with those services. During the six months ended June 30, 2002, payments of approximately $7.2 million were made in connection with such services. Mr. Scott purchased 1,514,840 Warrants to purchase shares of Common Stock of Level 3 Communications, Inc. from Kiewit Construction Company for $5,000,000. Kiewit Construction Company's acquisition cost of such Warrants was $5,000,000.

     Kiewit provided the holders of its convertible debentures with interest-free loans in connection with the spin-off of Kiewit from Level 3. The following is a list of directors and executive officers who had outstanding interest-free loans from Kiewit in excess of $60,000 during 2001, the largest aggregate amount outstanding during 2001 and the amount, if any, currently outstanding: (a) Kenneth E. Stinson -- $400,000 ($0 currently); (b) Bruce E. Grewcock -- $100,000 ($0 currently); (c) Allan K. Kirkwood -- $100,000 ($0 currently); (d) Stephen A. Sharpe -- $100,000 ($0 currently); and (e) Douglas E. Patterson -- $80,000 ($0 currently).

     Several subsidiaries of Kiewit purchased equipment manufactured by Valmont Industries, Inc. Mogens C. Bay, a director of Kiewit, is the Chairman, President and Chief Executive Officer of Valmont Industries, Inc. During 2001, the aggregate purchase price for such equipment was approximately $217,000. During the six months ended June 30, 2002, approximately $72,000 in purchases were made.

     Bruce E. Grewcock, the President and Chief Operating Officer and a director of Kiewit, is the son of William L. Grewcock, a director of Kiewit. Mr. William
L. Grewcock purchased 1,514,840 Warrants to purchase shares of Common Stock of Level 3 Communications, Inc. from Kiewit Construction Company for $5,000,000. Kiewit Construction Company's acquisition cost of such Warrants was $5,000,000.

     Kiewit believes that the fees paid in each of the transactions described above approximate the fair market value for the services rendered.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Bay, Crowe, William Grewcock, McCarthy and Scott. Messrs. Scott and William Grewcock were employees of Kiewit during the year ended December 29, 2001. Messrs. Scott, William Grewcock and Crowe were formerly officers of Kiewit or its subsidiaries.

     A corporation controlled by Mr. Scott paid Kiewit Engineering Co., for certain aircraft related expenses in 2001 and 2002. Mr. Scott also paid a subsidiary of Kiewit for various construction related services and purchased certain assets from a subsidiary of Kiewit. Mr. Scott also purchased certain assets from a subsidiary of Kiewit. In 2001 and 2002, Level 3 Communications, Inc. paid several subsidiaries of Kiewit for the construction of its North American Intercity Network and campus headquarters facilities and for certain mine management and aircraft related services. See "Certain Relationships and Related Transactions."

     During 2001 and 2002, several subsidiaries of Kiewit purchased equipment from Valmont Industries, Inc. See "Certain Relationships and Related Transactions."

     Mr. William L. Grewcock purchased certain assets from a subsidiary of Kiewit. See "Certain Relationships and Related Transactions."

     Mr. Stinson, the Chief Executive Officer and Chairman of the Board of Kiewit, is a director of Valmont Industries, Inc. and Level 3 Communications, Inc. Mr. Bay, a director of Kiewit, is the Chairman, President and Chief Executive Officer of Valmont Industries, Inc. Mr. Crowe and Mr. Scott, directors of Kiewit, are the Chief Executive Officer, and the Chairman of the Board, respectively, of Level 3 Communications, Inc. Mr. William L. Grewcock, a director of Kiewit, is a director of Level 3 Communications, Inc.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below shows information about the ownership of Kiewit common stock as of August 30, 2002, by Kiewit's directors the named executive officers and each person who beneficially owns more than five percent of the Common Stock. The table also shows the ownership of Kiewit common stock by all of the directors and executive officers as a group as of such date.

     The table below also shows information about the expected ownership of the common units of the limited partnership and the general partner common stock following the merger, assuming the conversion of all outstanding debentures of Kiewit immediately prior to the merger into 1,612,609 shares of Kiewit common stock, including 295,500 shares issuable upon conversion of Kiewit's Series 1997A debentures which are convertible in October 2002. Because the debentures are not currently convertible, they are not included in the number of shares of Kiewit common stock beneficially owned prior to the merger.

                                                                NUMBER OF SHARES                      NUMBER OF
                                                               OF GENERAL PARTNER                  COMMON UNITS OF
                              NUMBER OF SHARES                    COMMON STOCK      PERCENT OF       THE LIMITED
                              OF KIEWIT COMMON    PERCENT OF      BENEFICIALLY       SHARES OF       PARTNERSHIP       PERCENT OF
                             STOCK BENEFICIALLY   SHARES OF       OWNED POST-       THE GENERAL   BENEFICIALLY OWNED     COMMON
NAME                          OWNED PRE-MERGER      KIEWIT           MERGER           PARTNER        POST-MERGER         UNITS
----                         ------------------   ----------   ------------------   -----------   ------------------   ----------
Kenneth E. Stinson(1)......      2,820,968(2)        9.1%          2,880,492           8.8%           2,880,492           8.8%
Richard W. Colf(3).........      1,725,960(4)        5.6%          1,725,960           5.3%           1,725,960           5.3%
Allan K. Kirkwood..........      1,267,664(5)        4.1%          1,275,604           3.9%           1,275,604           3.9%
Bruce E. Grewcock..........      1,081,336(6)        3.5%          1,165,631           3.6%           1,165,631           3.6%
Douglas E. Patterson.......        618,844(7)        2.0%            659,783           2.0%             659,783           2.0%
Roy L. Cline(8)............        593,416(9)        1.9%            605,324           1.9%             605,324           1.9%
Walter Scott, Jr. .........        200,000              *            200,000              *             200,000              *
Richard Geary..............         10,000              *             10,000              *              10,000              *
George B. Toll, Jr. .......         10,000              *             10,000              *              10,000              *
Mogens C. Bay..............          9,500              *              9,500              *               9,500              *
James Q. Crowe.............          9,500              *              9,500              *               9,500              *
William L. Grewcock........          8,192              *              8,192              *               8,192              *
Michael R. McCarthy........          5,500              *              5,500              *               5,500              *
Directors and Executive
  Officers as a Group (22
  Individuals).............      9,096,448(10)      29.0%          9,406,897          28.8%           9,406,897          28.8%

---------------

* Less than 1%.

 (1) Mr. Stinson's address is c/o Kiewit Plaza, Omaha, Nebraska 68131.

 (2) Includes 50,000 shares issuable upon conversion of Kiewit's Series 1997A debentures. In addition, Mr. Stinson holds other debentures that will be convertible into an aggregate of 59,524 shares of common stock immediately before the merger.

 (3) Mr. Colf's address is c/o 2200 Columbia House Blvd., Vancouver, Washington 98661.

 (4) Includes 10,000 shares issuable upon conversion of Kiewit's Series 1997A debentures.

 (5) Includes 10,000 shares issuable upon conversion of Kiewit's Series 1997A debentures. In addition, Mr. Kirkwood holds other debentures that will be convertible into an aggregate of 7,940 shares of common stock immediately before the merger.

 (6) Includes 10,000 shares issuable upon conversion of Kiewit's Series 1997A debentures. In addition, Mr. Grewcock holds other debentures that will be convertible into an aggregate of 84,295 shares of common stock immediately before the merger.

 (7) Includes 10,000 shares issuable upon conversion of Kiewit's Series 1997A debentures. In addition, Mr. Patterson holds other debentures that will be convertible into an aggregate of 40,939 shares of common stock immediately before the merger.

 (8) During 2001, Mr. Cline was a director and Executive Vice President of Kiewit. Mr. Cline's term of office expired on June 15, 2002.

 (9) Includes 10,000 shares issuable upon conversion of Kiewit's Series 1997A debentures. In addition, Mr. Cline holds other debentures that will be convertible into an aggregate of 11,908 shares of common stock immediately before the merger.

(10) Includes 127,500 shares issuable upon conversion of Kiewit's Series 1997A debentures. In addition, the directors and executive officers of Kiewit collectively hold other debentures that will be convertible into an aggregate of 310,449 shares of common stock immediately before the merger.

           SUMMARY OF THE LIMITED PARTNERSHIP'S AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

     UPON CONSUMMATION OF THE MERGER AND THEIR EXECUTION OF THE LIMITED PARTNERSHIP'S AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, ALL HOLDERS OF COMMON UNITS OF THE LIMITED PARTNERSHIP WILL BE BOUND BY THE PROVISIONS OF SUCH LIMITED PARTNERSHIP AGREEMENT, AS IT MAY BE FURTHER AMENDED FROM TIME TO TIME. THE FOLLOWING DISCUSSION SUMMARIZES CERTAIN PROVISIONS OF THE LIMITED PARTNERSHIP AGREEMENT. A COPY OF THE FORM OF LIMITED PARTNERSHIP AGREEMENT IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROXY STATEMENT/JOINT PROSPECTUS IS A PART. SUCH DISCUSSION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ALL OF THE PROVISIONS OF THE LIMITED PARTNERSHIP AGREEMENT.

     Organization. The limited partnership was formed on August 12, 2002 as a Delaware limited partnership. Peter Kiewit Sons' GP, Inc. has been the sole general partner since formation of the limited partnership, and holds a 0.2% general partner interest. Kiewit currently holds all of the issued and outstanding limited partnership interests, representing a 99.8% limited partner interest. The general partner does not own any limited partnership interests.

     Upon consummation of the merger, the general partner will retain a 0.2% general partner interest in the limited partnership. All of the limited partner interests held by Kiewit will be canceled and newly issued common units (together with shares of general partner common stock held by Kiewit) equal to the number of outstanding shares of Kiewit common stock immediately prior to the merger will be distributed to Kiewit's stockholders as merger consideration. Therefore, after the consummation of the merger, the former stockholders of Kiewit will hold, in the aggregate, all of the issued and outstanding common units, representing a 99.8% limited partner interest in the limited partnership. In addition, after consummation of the merger, the former stockholders of Kiewit will hold, in the aggregate, all of the issued and outstanding general partner common stock. Therefore, although such former stockholders will generally have no ability to influence the operation of the limited partnership through their ownership of common units, they will be able to vote for the board of directors of the general partner, which will manage the affairs of the limited partnership.

     Purposes, Business and Management. The purposes and business of the limited partnership are to carry on any business permissible for a Delaware limited partnership.

     The general partner is authorized, in general, to conduct, direct and manage all activities of the limited partnership. The general partner's authority includes the authority to cause the limited partnership to issue additional common units and preferred units without the consent of the limited partners, but only to permitted holders thereof, and also to make decisions regarding the repurchase and transfer of common units (and preferred units). Limited partners may not, in their capacity as limited partners, take part in the operation, management or control of the limited partnership.

     The authority of the general partner is limited in certain respects. The general partner may not, without the approval of the holders of at least 80% of the outstanding common units:

     - take any action in contravention of the limited partnership agreement, including (1) committing any act that would make it impossible to carry on the ordinary business of the limited partnership; (2) possessing limited partnership property, or assigning any rights in specific limited partnership property, for other than a limited partnership purpose; (3) admitting a person as a partner other than a permitted holder or an authorized transferee; or (4) transferring its interest as general partner of the limited partnership;

     - amend the limited partnership agreement, except as otherwise described below under "-- Amendment of Limited Partnership Agreement";

     - issue any limited partnership interests or partnership securities convertible into limited partnership interests to any persons other than permitted holders;

     - issue any new class of partnership securities that have voting rights or that are convertible into partnership securities that have voting rights; or

     - sell, exchange or otherwise dispose of all or substantially all of the limited partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination), except as otherwise described below under "-- Amendment of Limited Partnership Agreement."

     Ownership Restrictions. Common units of the limited partnership may generally be owned only by permitted holders and their authorized transferees. Permitted holders are employees of the general partner or the limited partnership and their 20% or more owned subsidiaries (or any joint venture in which the limited partnership and/or such subsidiary owns at least a 20% interest), directors of the general partner and employees of certain former affiliated entities of Kiewit. The authorized transferees of permitted holders are fiduciaries for the benefit of members of the immediate families of permitted holders, corporations, partnerships or limited liability companies wholly owned by permitted holders or such permitted holders and their spouses and/or children, and fiduciaries for the benefit of such entities. However, no permitted holder may transfer common units to an authorized transferee without the prior approval of the board of directors of the general partner. No other persons are eligible to own common units of the limited partnership. No permitted holder, together with his or her authorized transferees, may beneficially own more than ten percent of the common units, calculated on a fully diluted basis.

     Transfer Restrictions. Whenever a common unit is issued, a share of general partner common stock will be issued to the same holder and such common unit will not be transferable unless:

     - the holder transfers such common unit to the limited partnership and transfers that share of common stock to the general partner; or

     - the holder transfers such common unit to any authorized transferee and transfers that share of common stock to the same authorized transferee.

In addition, limited partners may not transfer common units except in a sale back to the limited partnership or, with the prior approval of the board of directors of the general partner, in a transfer to an authorized transferee. However, holders of common units will also be permitted to pledge the common units for loans in connection with their ownership of common units.

     Any attempted transfer of a common unit without a corresponding transfer of the share of general partner common stock issued to the holder at the same time as such common unit will be void.

     Similar provisions are applicable to transfers of preferred units of the limited partnership and the shares of general partner common stock issued at the same time to the holders of such preferred units.

     Repurchase Obligations. A holder of common units may offer to sell all or a part of the common units owned by such holder back to the limited partnership at any time on or prior to the 15th day of any calendar month at the then current common unit price, subject to any individual adjustments applicable to that holder, but only if he or she simultaneously offers to sell to the general partner the shares of general partner common stock that were issued to such holder at the same time as such common units. The limited partnership generally must accept any such offer, with transfer and payment to occur no earlier than 90 days and no later than 100 days after receipt of the offer. If Kiewit receives a favorable private letter ruling from the IRS with respect to the impact of the issuances, authorized transfers and redemptions of common units and preferred units on the U.S. federal tax treatment of the limited partnership, transfer of and payment for common units voluntarily tendered by a holder may be made no earlier than 60 days and no later than 75 days after the date of the offer. However, there can be no assurance that Kiewit will receive a favorable private letter ruling in this regard.

     The general partner may suspend the limited partnership's duties to repurchase common units upon a determination by the board of directors of the general partner that the common unit price for such common units to be determined at the end of the current fiscal year is likely to be less than the common unit price determined at the end of the prior fiscal year, less specified distributions made with respect to such common units since the prior fiscal year end. The suspension period may not exceed 12 months. No voluntary tenders of common units will be accepted during the suspension period. During the suspension period, required repurchases (e.g., upon employment termination) will continue, but the repurchase price will be paid only upon the end of the suspension period and will be determined as follows: (1) if the suspension period ends during the first half of the fiscal year (before July 1), the repurchase price will be the common unit price determined as of the end of the prior fiscal year (less specified distributions declared since the prior fiscal year end); and (2) if the suspension period ends during the second half of the fiscal year (after June
30), the repurchase price will be the common unit price determined at the end of the fiscal year during which the suspension period ends.

     Repurchase Rights. Upon the death, termination of employment or retirement of a limited partner, all common units held by the limited partner and by such limited partner's authorized transferees must be sold back to the limited partnership.

     Upon the voluntary tender of part of a holder's common units, or in the event of an attempted prohibited transfer of common units, the limited partnership may, at its option, require the holder to sell all or any of the remaining common units held by such holder back to the limited partnership.

     Upon a determination by the board of directors of the general partner that the amount of common units held by a limited partner and/or his or her authorized transferees is excessive in view of the limited partnership's policy that the level of a limited partner's ownership should reflect certain factors, including, but not limited to, (1) the relative contribution of the limited partner to the economic performance of the limited partnership, (2) the effort being put forth by such limited partner and/or (3) the level of responsibility of such limited partner, the limited partnership shall have the option to purchase from such limited partner and/or such limited partner's authorized transferees an amount of common units sufficient to decrease the amount of common units owned by such limited partner and/or such limited partner's authorized transferees to an amount that the board of directors of the general partner, in its sole and absolute discretion, believes is appropriate.

     In the event that a limited partner materially fails to comply with the limited partnership's tax return preparation program, the limited partnership has the option to require the holder to sell any or all of the common units owned by the limited partner back to the limited partnership.

     Publicly Traded Partnership Limitation. In order to prevent the limited partnership from being treated as a "publicly traded partnership" under the Code and being taxed as a corporation, generally, except in connection with sales of common units back to the limited partnership in connection with the termination of employment of a limited partner, no more than ten percent of the total interests in capital or profits of the limited partnership (as represented by outstanding common units, preferred units and any other partnership securities (other than non-convertible debt)), may be repurchased by the limited partnership or otherwise transferred during any taxable year. In addition, the general partner may suspend the limited partnership's duty to repurchase common units and preferred units, or may refuse to repurchase any particular common units or preferred units if, in either case, the general partner in its sole and absolute discretion, upon the advice of counsel, determines that such suspension or refusal would be necessary or advisable to reduce any risk that the limited partnership might be treated for U.S. federal income tax purposes as a "publicly traded partnership" within the meaning of Section 7704 of the Code.

     Common Unit Price. The limited partnership purchases and sells common units based upon the common unit price of each common unit. The common unit price is based upon the formula value of the limited partnership at the end of the prior fiscal year. The common unit price is determined by: (1) increasing the prior year's book value of total limited partners' equity of the limited partnership (including equity attributable to preferred units) by the unamortized balance of the adjustment made with respect to the prior net deferred income tax asset attributable to Kiewit's subsidiaries that will be converted into entities not taxed separately for U.S. federal income tax purposes, which is reflected on Kiewit's financial statements on the date of the merger, as of the end of such prior fiscal year, (2) reducing such amount by the book value of property, plant and equipment used in the limited partnership's construction operations, (3) increasing such amount by the aggregate net negative amount outstanding in each limited partner's draw account, or reducing such amount by the aggregate net positive amount outstanding in each limited partner's draw account, as of the end of such prior fiscal year, and then (4) dividing such result by the number of fully diluted outstanding common units, determined, in each case, as of the end of such prior fiscal year. This quotient is rounded up to the nearest $0.01 and the result represents the adjusted book value per common unit. The adjusted book value per common unit is then reduced by the amount of per unit distributions made to common unit holders since the end of the prior fiscal year and not otherwise accrued on the books of the limited partnership as of the end of such prior fiscal year to determine the common unit price. The aggregate common unit price payable by the partnership to any limited partner or his or her authorized transferees with respect to any common units is adjusted by the full balance of such limited partner's individual draw account, but in no event will such aggregate common unit price be reduced below zero. Thus, holders of common units are likely to receive different amounts per unit on the redemption of their common units. For purposes of determining the common unit price during fiscal year 2003, the initial common unit price will be 99.8% of the "Common Share Price" of Kiewit common stock at the effective time of the merger, determined in accordance with Kiewit's restated certificate.

     Indemnification. The limited partnership is required to indemnify any officer, director, employee, member, partner, agent, fiduciary or trustee of the general partner, the limited partnership or any of their subsidiaries to the fullest extent permitted by law from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an indemnitee; provided, that in each case the indemnitee acted in good faith and in a manner that such indemnitee reasonably believed to be in, or not opposed to, the best interests of the limited partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, will not create a presumption that the indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to the limited partnership agreement may be made only out of the assets of the limited partnership, and the general partner shall not be personally liable for such indemnification and will have no obligation to contribute or loan any monies or property to the limited partnership to enable it to effectuate such indemnification.

     Withdrawal or Removal of the General Partner. The general partner is not permitted to voluntarily withdraw as the general partner of the limited partnership and the limited partners do not have the right to remove the general partner.

     The general partner will be deemed to have withdrawn from the limited partnership upon filing for bankruptcy protection, being adjudicated bankrupt or filing a certificate of dissolution. Upon a deemed withdrawal of the general partner, the holders of at least 80% of the outstanding common units may elect to continue the limited partnership and choose a successor general partner.

     Compensation of the General Partner; Expenses. The general partner will be reimbursed by the limited partnership on a monthly basis, or such other reasonable basis as the general partner may determine in its sole and absolute discretion, for (1) all direct and indirect expenses it incurs or payments it makes on behalf of the limited partnership (including salary, bonus, incentive compensation and other amounts paid to any person to perform services for the limited partnership or for the general partner in the discharge of its duties to the limited partnership) and (2) all other necessary or appropriate expenses allocable to the limited partnership or otherwise reasonably incurred by the general partner in connection with operating the limited partnership's business.

     Allocation of Profits and Losses. The allocations of net profit and net loss (and items making up these amounts) are set forth in the limited partnership agreement. However, the general partner will have the sole and absolute discretion to modify such allocations in any manner that reasonably reflects the purpose and intention of the limited partnership agreement. Generally, a priority allocation of net income of the limited partnership will be made to the holders of any outstanding preferred units for each taxable year, and the remaining net income or net loss of the limited partnership for each taxable year of the limited partnership will be allocated for U.S. tax purposes among the holders of common units, pro rata in accordance with their proportionate ownership of common units as of the close of such taxable year. However, a limited partner may receive allocations of income, gain, deduction, loss or credit for U.S. tax purposes that are disproportionate to his or her ownership interest because of certain requirements of the applicable U.S. income tax regulations.

  DISTRIBUTIONS AND TAX PAYMENTS

     Generally. The limited partnership agreement requires the limited partnership to make funds available to the limited partners in such amounts and at such times to permit such limited partners to satisfy their actual income tax liability with respect to their allocation of limited partnership items. These funds will be provided in the form of tax distributions and draws, as summarized below.

     Periodic Tax Payments. To the extent permissible, the limited partnership will make periodic estimated and final tax payments directly to taxing authorities on behalf of each limited partner to pay his or her tax liability resulting from the allocation of limited partnership items. The aggregate amount of these tax payments made to or on behalf of a limited partner with respect to a taxable year will be applied towards the limited partner's annual tax distribution for that taxable year. If the aggregate tax payments made to on or behalf of a limited partner with respect to a taxable year exceeds such limited partner's annual tax distribution for such taxable year, such excess will be deemed to be a special tax draw.

     Annual Tax Distributions and Special Tax Draws. The limited partnership agreement requires the limited partnership to make funds available to each limited partner to pay his or her income tax resulting from the allocation of limited partnership items. The limited partnership currently intends to make these funds available in the form of annual tax distributions in an equal amount per common unit. The limited partnership currently intends to make these annual tax distributions at the highest applicable combined U.S. federal, state and local income tax rate. The general partner has the sole and absolute discretion, however, to cause the annual tax distributions to be made at a lower rate. The aggregate amount of tax payments made to an individual limited partner for a taxable year will be applied toward that limited partner's annual tax distribution for that taxable year.

     In the event that the annual tax distribution is greater than a limited partner's actual income tax liability with respect to limited partnership items, such excess may, in the sole and absolute discretion of the general partner, be reflected as an increase to that limited partner's individual draw account, and not be paid to that limited partner. Conversely, in the event that the annual tax distribution is not sufficient to permit a limited partner to satisfy his or her actual income tax liability with respect to limited partnership items, the limited partnership will make additional funds available to that limited partner in the form of a special tax draw in an amount equal to the deficit. The amount of any special tax draws made to a limited partner to pay taxes will be reflected as a decrease to that limited partner's individual draw account and will affect the amount such limited partner will receive upon the subsequent sale of any of his or her common units.

     Draw Accounts. The tax draws (i.e., conversion tax draws and special tax draws) made available to a limited partner will be reflected as a decrease to that limited partner's individual draw account and any portion of any of that limited partner's annual tax distributions retained by the limited partnership will be reflected as an increase to that limited partner's individual draw account. The full balance of each limited partner's individual draw account will affect the amount each limited partner will receive upon the subsequent sale of any of his or her common units. See "The Conversion -- Certain Changes in Calculation Formula Value."

     Other Distributions. The general partner also will have the sole and absolute discretion to cause the limited partnership to make ordinary cash distributions to the limited partners on a per unit basis (other than with respect to preferred units). Ordinary distributions will be based, in the general partner's sole and absolute discretion, upon the level of the limited partnership's prior fiscal year's earnings from operations.

     The general partner will also have the sole and absolute discretion to cause the limited partnership to make distributions of cash or other property to the partners, including holders of preferred units.

     Amendment of Limited Partnership Agreement. The general partner, without the approval of any limited partner, may amend any provision of the limited partnership agreement to reflect:

     - admission, substitution, withdrawal or removal of partners;

     - a change that, in the sole and absolute discretion of the general partner, is necessary or advisable to qualify or continue the qualification of the limited partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or province or to ensure that the limited partnership will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. or Canadian federal income tax purposes;

     - a change that, in the sole and absolute discretion of the general partner, (1) does not adversely affect the limited partners in any material respect, (2) is necessary or advisable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including DRULPA) or (3) is reasonably required to effect the purpose and intent of the provisions of the limited partnership agreement;

     - a change in the fiscal year or taxable year of the limited partnership and any changes that, in the sole and absolute discretion of the general partner, are necessary or advisable as a result of a change in the fiscal year or taxable year of the limited partnership including, if the general partner shall so determine, a change in the dates on which distributions are to be made by the limited partnership;

     - an amendment that is necessary, in the opinion of counsel, to prevent the limited partnership, or the general partner or its directors, officers, trustees or agents from being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

     - an amendment that, in the sole and absolute discretion of the general partner, is necessary or advisable in connection with the authorization of issuance of any class or series of partnership securities (other than any new class of partnership securities that has voting rights);

     - any amendment expressly permitted in the limited partnership agreement to be made by the general partner acting alone;

     - an amendment that, in the sole and absolute discretion of the general partner, is necessary or advisable to reflect, account for and deal with appropriately the formation by the limited partnership of, or investment by the limited partnership in, any corporation, partnership, joint venture, limited liability company, unlimited liability company or other entity, in connection with the conduct by the limited partnership of activities permitted by the terms of the limited partnership agreement;

     - a merger of the limited partnership into, or the conveyance of all of the limited partnership's assets to, a newly formed limited liability entity with no assets or liabilities, so long as such merger or conveyance would not result in the loss of limited liability of any limited partner or cause the limited partnership to be treated as a corporation for U.S. federal income tax purposes; or

     - any other amendments substantially similar to the foregoing.

     Any other amendments of the limited partnership agreement require the approval of 80% of the outstanding common units.

     Meetings; Voting. Each holder of common units, is entitled to one vote for each of his or her common units. Any action that is required or permitted to be taken by the holders of common units may be taken either at a meeting of the holders of common units or without a meeting if consents in writing setting forth the action so taken are signed by holders of common units owning not less than the minimum percentage of common units that would be necessary to authorize or take such action at a meeting of the holders of common units.

     The limited partnership does not conduct annual meetings of holders of common units. Meetings of holders of common units may be called by the general partner or by limited partners owning at least a majority of the outstanding common units. Holders of common units may vote either in person or by proxy at meetings. A majority of the outstanding common units represented in person or by proxy will constitute a quorum at a meeting of holders of common units.

     Limited Liability. Under DRULPA and the terms of the limited partnership agreement, the liability of the limited partners generally is limited to the obligation to return distributions wrongfully distributed to him as well as the value of the limited partner's investment in the limited partnership. Under certain limited circumstances, a limited partner may lose his or her limited liability and be deemed generally liable for the debts and obligations of the limited partnership as if he or she were a general partner if he is deemed to be "participating in the control of the business" of the limited partnership. However, even if a limited partner is deemed to be "participating in the control of the business" of the limited partnership, the limited partner will generally only be liable to third parties that transact business with the limited partnership who reasonably believe, based upon the limited partner's conduct, that the limited partner is actually a general partner. Under DRULPA, a limited partner may undertake a range of actions without being deemed to be participating in the control of the business, including voting on partnership business, acting as a stockholder of the general partner (which would include voting the shares of general partner common stock) or acting as an employee, officer or director of the general partner or an employee of the limited partnership.

     Power of Attorney. Each person who becomes a limited partner (including a person who becomes a limited partner in connection with a merger) grants an irrevocable power of attorney to the general partner and its authorized officers to sign on such person's behalf any certificates of limited partnership, the limited partnership agreement and other documents and instruments, including amendments of any of the foregoing, to form, reform or qualify the limited partnership or to comply with any requirements relating to the business or proposed business of the limited partnership.

     Dissolution and Liquidation. The limited partnership will continue until terminated pursuant to the limited partnership agreement or by operation of law. The limited partnership will be dissolved upon the happening of any one of the following events:

     - the withdrawal (or deemed withdrawal) of the general partner unless a successor is elected and such successor is admitted to the limited partnership;

     - an election to dissolve the limited partnership by the general partner that is approved by the holders of at least 80% of the outstanding common units; or

     - the entry of a decree of judicial dissolution of the limited partnership pursuant to the provisions of DRULPA.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the limited partnership, after there shall have been paid or set apart any amounts due to the holders of preferred units, all property and cash in excess of that required to discharge the liabilities of the limited partnership shall be distributed to the general and limited partners generally in accordance with the amounts that the general and limited partners would have received on a redemption of their respective interests. The general partner will have the sole and absolute discretion to modify the allocations set forth in the limited partnership agreement in any manner that reasonably reflects the purpose and intention of the limited partnership agreement, and may determine to exercise that discretion to ensure that such liquidating distributions will be consistent with a liquidation in accordance with the positive balances of the general partner and the limited partners in their respective capital accounts, within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii).

     Limited Partnership Audits. If an audit relating to a limited partnership item results in the imposition of additional taxes, penalties and/or interest on a limited partner, the limited partnership will pay such additional amounts. If such an audit results in a refund payable to the limited partner, the limited partner may, in certain circumstances, be entitled to retain such refund. However, additional taxes and refunds arising from timing differences related to the same item will be offset against one another.

       SUMMARY OF THE GENERAL PARTNER'S AMENDED AND RESTATED CERTIFICATE
                OF INCORPORATION AND AMENDED AND RESTATED BYLAWS

     UPON CONSUMMATION OF THE MERGER, ALL HOLDERS OF GENERAL PARTNER COMMON STOCK WILL BE BOUND BY THE PROVISIONS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND THE AMENDED AND RESTATED BYLAWS OF PETER KIEWIT SONS' GP, INC., AS THEY MAY BE FURTHER AMENDED FROM TIME TO TIME. THE FOLLOWING DISCUSSION SUMMARIZES CERTAIN PROVISIONS OF THE RESTATED CERTIFICATE AND THE BYLAWS. THE FORMS OF THE RESTATED CERTIFICATE AND BYLAWS ARE FILED AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROXY STATEMENT/JOINT PROSPECTUS IS A PART. SUCH DISCUSSION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ALL OF THE PROVISIONS OF SUCH RESTATED CERTIFICATE AND BYLAWS.

     Organization. Peter Kiewit Sons' GP, Inc. is a Delaware corporation and a wholly owned subsidiary of Kiewit. The general partner was formed in Delaware on July 30, 2002. The general partner is the successor by merger to Bentson Contracting Company, an Arizona corporation. On August 9, 2002, Bentson was merged with and into Peter Kiewit Sons' GP, Inc., with Peter Kiewit Sons' GP, Inc. as the surviving corporation in the merger.

     Upon consummation of the merger, all of the general partner common stock held by Kiewit will be distributed to Kiewit's stockholders as merger consideration. Therefore, after the consummation of the merger, the former stockholders of Kiewit will hold, in the aggregate, all of the issued and outstanding common stock, representing 100% ownership of the general partner and will be able to vote for the board of directors of the general partner, which will manage the affairs of the limited partnership.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

     Purposes, Business and Management. The purposes and business of the general partner are to act as the general partner of Peter Kiewit Sons', L.P. and do any and all acts and things necessary, appropriate, proper, advisable, incidental or convenient for the furtherance and accomplishment of the foregoing.

     The general partner, through its directors, officers, employees and agents, in general, will conduct, direct and manage all activities of the limited partnership. The authority of the general partner's board of directors includes the authority to cause the general partner to issue additional shares of common stock without the consent of the stockholders. Stockholders may take part in the operation, management and control of the general partner.

     Ownership Restrictions. General partner common stock may generally be owned only by permitted holders and their authorized transferees. Permitted holders are employees of the general partner or the limited partnership and their 20% or more owned subsidiaries (or any joint venture in which the limited partnership and/or such subsidiary owns at least a 20% interest), directors of the general partner and employees of certain former affiliated entities of Kiewit. The authorized transferees of permitted holders are fiduciaries for the benefit of members of the immediate families of such permitted holders, corporations, partnerships or limited liability companies wholly owned by such permitted holders or permitted holders and their spouses and/or children, and fiduciaries for the benefit of such entities. However, no permitted holder may transfer general partner common stock to an authorized transferee without the prior approval of the board of directors of the general partner. No other persons are eligible holders of general partner common stock.

     No holder, together with his or her authorized transferees, may beneficially own more than ten percent of the general partner common stock.

     Transfer Restrictions. Whenever a share of general partner common stock is issued, a common unit (or preferred unit) will be issued to the same holder and such share of common stock will not be transferable unless:

     - the holder transfers such share of common stock to the general partner and transfers that common unit (or preferred unit) to the limited partnership; or

     - the holder transfers such share of common stock to any authorized transferee and transfers that common unit to that same authorized transferee.

     In addition, stockholders may not transfer their shares of common stock except in a sale back to the general partner or, upon the prior approval of the board of directors of the general partner, in a transfer to an authorized transferee. However, holders of common stock will also be permitted to pledge their shares of common stock for loans in connection with their ownership of common stock.

Any attempted transfer of a share of general partner common stock without a corresponding transfer of such common unit (or preferred unit) issued to the holder at the same time as the common stock being transferred will be void.

     Repurchase Obligations. A holder of common stock may offer to sell all or a part of the shares of common stock owned by such holder to the general partner at any time on or prior to the 15th day of any calendar month at the then current common stock price, but only if he or she simultaneously offers to sell to the limited partnership the common units (or preferred units) that were issued to such holder at the same time as such common stock. The general partner must generally accept any such offer, with transfer and payment to occur no earlier than 90 days and no later than 100 days after the date of the offer. If Kiewit receives a favorable private letter ruling from the IRS with respect to the impact of the issuances, authorized transfers and redemptions of common units and preferred units on the U.S. federal tax treatment of the limited partnership, transfer of and payment for shares of common stock voluntarily tendered by a holder may be made no earlier than 60 days and no later than 75 days after the date of the offer. However, there can be no assurance that Kiewit will receive a favorable private letter ruling in this regard.

     The general partner's board of directors may suspend the general partner's duties to repurchase its common stock upon a determination by such board of directors that the common stock price for such common stock to be determined at the end of the current fiscal year is likely to be less than the common stock price determined at the end of the prior fiscal year, less dividends paid on such common stock since the prior fiscal year end. The suspension period may not exceed 12 months. No voluntary tenders of shares of common stock will be accepted during the suspension period. During the suspension period, required repurchases (e.g., upon employment termination) will continue, but the repurchase price will be determined as follows: (1) if the suspension period ends during the first half of the fiscal year (before July 1), the repurchase price will be paid only upon the end of the suspension period and will be the common stock price determined as of the end of the prior fiscal year (less any dividends declared since the prior fiscal year end); and (2) if the suspension period ends during the second half of the fiscal year (after June 30), the repurchase price will be the common stock price determined at the end of the fiscal year during which the suspension period ends.

     Repurchase Rights. Upon the death, termination of employment or retirement of a stockholder, all shares of common stock held by the stockholder and by such stockholder's authorized transferees must be sold back to the general partner.

     Upon the voluntary tender of part of a holder's shares of common stock, or in the event of an attempted prohibited transfer of common stock, the general partner may, at its option, require the holder to sell any or all of the remaining shares of common stock held by such holder back to the general partner.

     Upon a determination by the board of directors of the general partner that the amount of common stock held by a stockholder and/or his authorized transferee is excessive in view of the general partner's policy that the level of a stockholder's ownership should reflect certain factors, including, but not limited to, (1) the relative contribution of the stockholder to the economic performance of the limited partnership, (2) the effort being put forth by such stockholder and/or (3) the level of responsibility of such stockholder, the general partner shall have the option to purchase from such stockholder and/or such stockholder's authorized transferee an amount of shares of common stock sufficient to decrease the amount of common stock owned by such stockholder and/or such stockholder's authorized transferee to an amount that the general partner's board of directors, in its sole and absolute discretion, believes is appropriate.

     In the event that a stockholder materially fails to comply with the limited partnership's tax return preparation program, the general partner has the option to require the holder to sell any or all of the shares of common stock owned by such stockholder back to the general partner.

     Publicly Traded Partnership Limitations. In order to prevent the limited partnership from being treated as a "publicly traded partnership" under the Code and taxed as a corporation, generally, except in connection with purchases and sales of common stock in connection with the termination of employment of a stockholder, no more than ten percent of the outstanding shares of common stock may be repurchased by the general partner or otherwise transferred during any taxable year. In addition, if the limited partnership's duty to repurchase common units and preferred units is suspended by the general partner in accordance with the terms of the limited partnership agreement, or the limited partnership refuses, in accordance with the terms of the limited partnership agreement, to repurchase any particular common units or preferred units because, in either case, the general partner determines that such suspension or refusal would be necessary or advisable to reduce any risk that the limited partnership might be treated for U.S. federal income tax purposes as a publicly traded partnership within the meaning of Section 7704 of the Code, the general partner must concurrently suspend its duty to repurchase shares of its common stock or refuse to purchase the shares of common stock issued in connection with such common units or preferred units, as applicable.

     Common Stock Price. The general partner purchases and sells shares of common stock at the common stock price of each share of common stock. The common stock price is based upon the formula value of the general partner at the end of the prior fiscal year. The common stock price is determined by: (1) reducing the prior year's parent only book value of the general partner (which includes its ..2% interest in the limited partnership) by the total stockholders' equity attributable to outstanding preferred stock, if any; and (2) dividing such result by the number of outstanding shares of common stock outstanding at the end of such prior fiscal year. This quotient is rounded down to the nearest $0.01 and the result represents the adjusted book value per common share. The adjusted book value per common share is then reduced by the amount of any dividends per share declared on the common stock since the prior year end to determine the common stock price per share. For purposes of determining the common stock price during fiscal year 2003, the initial common stock price will be the "Common Share Price" of Kiewit common stock at the effective time of the merger, determined in accordance with Kiewit's restated certificate of incorporation, multiplied by 0.002.

     Indemnification. The general partner's restated certificate provides for indemnification of its directors, officers, employees and agents to the extent permitted under the DGCL. The general partner's restated certificate limits the liability of directors to the maximum extent permitted by the DGCL. Delaware law provides that the directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability: (1) for any breach of their duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (4) for any transaction from which the director derives an improper personal benefit. The general partner's restated certificate provides that the general partner shall indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware law, except against actions by the general partner approved by its board of directors, and it requires the general partner to advance expenses to its directors, officers, employees and agents to defend any action for which they are entitled to indemnification under the restated certificate.

     Dividends. After any dividend has been declared and set aside for payment or paid on any series of preferred stock of the general partner having a preference over the general partner common stock with respect to the payment of dividends, the holders of shares of general partner common stock will be entitled to receive, when, as and if declared by the general partner's board of directors, out of the assets of the general partner which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock of the general partner. The general partner does not currently intend to pay cash dividends on its common stock.

     Undesignated Preferred Stock. The board of directors of the general partner has the authority, without action by the stockholders of the general partner, to issue shares of preferred stock in one or more series and to designate the rights, preferences, privileges and restrictions of each series; provided, however, that the board of directors may not issue any new class of stock that has voting rights or that is convertible into stock that has voting rights without the approval of the holders of at least 80% of the outstanding shares of common stock.

     Meetings; Voting. The holders of the general partner's common stock are entitled to one vote per share of such common stock, with respect to all matters on which holders of the general partner's common stock are entitled to vote. Generally, matters requiring the vote of the general partner's common stock are approved by the affirmative vote of the holders of a majority of the votes that may be cast by holders of the outstanding shares of such common stock, except for matters specified in the general partner's restated certificate or bylaws, some of which matters, including matters relating to the limited partnership, require a supermajority vote of at least 80% of the combined voting power of all outstanding shares of the general partner's common stock.

     Directors are elected by a plurality of votes cast by holders of shares present in person or represented by proxy and entitled to vote at a meeting for the election of directors, if a quorum of stockholders is represented.

     Dissolution and Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the general partner, after there shall have been paid or set apart for the holders of any series of preferred stock having a preference over the common stock with respect to distributions upon liquidation the full amount to which they are entitled, the remaining assets available for distribution to common stockholders will be distributed to the holders of the general partner common stock on a pro rata basis.

AMENDED AND RESTATED BYLAWS

     Meetings of Stockholders. Notice of meetings of stockholders must be given to each stockholder of the general partner not less than ten nor more than sixty days before the date of the meeting. Unless otherwise prescribed by applicable law, special meetings of the stockholders of the general partner may be called by the chairman of the board of directors, a majority of the board of directors or the holders of a majority of the issued and outstanding general partner common stock. The holders of a majority of the issued and outstanding general partner common stock who are entitled to vote at any meeting of stockholders and are present in person or represented by proxy constitutes a quorum.

     Committees of the Board of Directors. The general partner's board of directors may by resolution passed by an affirmative vote of two-thirds of the whole board of directors designate committees of such board of directors, each consisting of two or more of its members. Following the merger, the board of directors of the general partner will designate a compensation committee, an audit committee and an executive committee.

     Amendments. The bylaws may be amended by the affirmative vote of two-thirds of the whole board of directors or by the affirmative vote of the holders of two-thirds of the issued and outstanding general partner common stock.

                               DISSENTERS' RIGHTS

     Holders of shares of Kiewit common stock who do not vote in favor of the conversion proposal and who properly demand appraisal of their Kiewit common stock will be entitled to dissenters' rights in connection with the merger under
Section 262 of the Delaware General Corporation Law, or the DGCL.

     The following discussion is a summary of dissenters' rights under the DGCL and is qualified in its entirety by the full text of Section 262 which is attached to this proxy statement/joint prospectus as Appendix B. All references in Section 262 and in this summary to a "stockholder" are to the record holder on the record date of the shares of Kiewit common stock as to which dissenters' rights are asserted.

     Under the DGCL, holders of shares of Kiewit common stock who follow the procedure set forth in Section 262 will be entitled to have their shares of Kiewit common stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by such court.

     Under Section 262, where a merger is submitted for approval at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to dissenters' rights that such dissenters' rights are available and include in such notice a copy of Section 262. This proxy statement/joint prospectus shall constitute such notice, and the applicable statutory provisions are attached to this proxy statement/joint prospectus as Appendix B. Any holder of Kiewit common stock who wishes to exercise such dissenters' rights or who wishes to preserve his, her or its right to do so, should review the following discussion and Appendix B carefully because failure to timely and properly comply with the procedures specified will result in the loss of dissenters' rights under the DGCL.

     A holder of shares of Kiewit common stock wishing to exercise his, her or its dissenters' rights must deliver to Kiewit, before the vote on the conversion proposal at the special meeting, a written demand for appraisal of his or her shares of Kiewit common stock and must not vote in favor of the conversion proposal. Because a duly executed proxy which does not contain voting instructions will, unless revoked, be voted for the conversion proposal, a holder of shares of Kiewit common stock who votes by proxy and who wishes to exercise his or her dissenters' rights must (1) vote against the conversion proposal, or (2) abstain from voting on the conversion proposal. A vote against the conversion proposal, in person or by proxy, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section
262. In addition, a holder of shares of Kiewit common stock wishing to exercise his, her or its dissenters' rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares of record until the effective time of the merger. If any holder of shares of Kiewit common stock fails to comply with any of these conditions and the merger becomes effective, the holder of shares of Kiewit common stock will only be entitled to receive common units and general partner common stock in accordance with the transaction and merger agreement.

     Only a holder of record of shares of Kiewit common stock is entitled to assert dissenters' rights for the shares of Kiewit common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as his, her or its name appears on his, her or its stock certificate, and must state that the stockholder intends thereby to demand appraisal of his, her or its shares in connection with the conversion proposal. If the shares of Kiewit common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Kiewit common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners.

     All written demands for appraisal pursuant to Section 262 should be sent or delivered to Kiewit at Kiewit Plaza, Omaha, Nebraska 68131, Attention: Stock Registrar.

     Within ten days after the effective time of the merger, the limited partnership, as the surviving entity of the merger, must notify each holder of Kiewit common stock who has complied with Section 262 and has not voted in favor of or consented to the conversion proposal, of the date that the merger became effective. Within 120 days after the effective time, but not thereafter, the limited partnership or any holder of Kiewit common stock who has so complied with Section 262 and is entitled to dissenters' rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of his, her or its shares of Kiewit common stock. The limited partnership is under no obligation to and has no present intention to file such a petition.

     Within 120 days after the effective time, any holder of Kiewit common stock who has complied with the requirements for exercise of dissenters' rights will be entitled, upon written request, to receive from the limited partnership a statement setting forth the aggregate number of shares of Kiewit common stock entitled to demand dissenters' rights not voted in favor of the conversion proposal and with respect to which demands for appraisal have been received. Such statement must be mailed within ten days after a written request therefor has been received by the limited partnership or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

     If a petition for an appraisal is timely filed by a holder of shares of Kiewit common stock entitled to demand appraisal rights and a copy thereof is served upon the limited partnership, it will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all holders of Kiewit common stock who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to such stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine those holders of Kiewit common stock who have complied with Section 262 and who have become entitled to dissenters' rights thereunder. The Delaware Court of Chancery may require the holders of shares of Kiewit common stock who demanded payment of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

     After determining the holders of Kiewit common stock entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders of Kiewit common stock considering seeking appraisal should be aware that the fair value of their shares of Kiewit common stock as determined in an appraisal proceeding under
Section 262 could be more than, the same as or less than the value of the common units and shares of general partner common stock they would receive pursuant to the merger if they did not seek appraisal of their shares of Kiewit common stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceeding. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Kiewit common stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares of Kiewit common stock entitled to be appraised.

     Any holder of shares of Kiewit common stock who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time, be entitled to vote the shares of Kiewit common stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of Kiewit common stock (except dividends or other distributions payable to holders of record of Kiewit common stock as of a record date prior to the effective time).

     If any stockholder who demands appraisal of his, her or its shares of Kiewit common stock under Section 262 fails to perfect, or effectively withdraws or loses, his, her or its right to appraisal, as provided in the DGCL, the shares of Kiewit common stock of such stockholder will be converted into common units and shares of general partner common stock pursuant to the transaction and merger agreement as described herein (without interest). A stockholder will fail to perfect, or effectively loses or withdraws, his, her or its right to appraisal if no petition for appraisal is filed within 120 days after the effective time, or if the stockholder delivers to Kiewit or the limited partnership, as applicable, a written withdrawal of his, her or its demand for appraisal and an acceptance of the conversion proposal, except that any such attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the limited partnership and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent Court of Chancery approval.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING DISSENTERS' RIGHTS WILL RESULT IN THE LOSS OF SUCH RIGHTS.

         DESCRIPTION OF COMMON UNITS, GENERAL PARTNER COMMON STOCK AND
                OF CERTAIN DIFFERENCES FROM KIEWIT COMMON STOCK

GENERAL

     In the merger, each outstanding share of Kiewit common stock will be exchanged for one common unit of the limited partnership and one share of general partner common stock. Thus, holders of Kiewit common stock will become limited partners of the limited partnership and stockholders of the general partner. As holders of common units of the limited partnership and general partner common stock, such holders' rights will continue to be governed by Delaware law and will also be governed by the limited partnership's Amended and Restated Agreement of Limited Partnership and the general partner's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws.

DESCRIPTION OF CERTAIN DIFFERENCES IN RIGHTS OF HOLDERS OF KIEWIT COMMON STOCK COMPARED TO RIGHTS OF HOLDERS OF COMMON UNITS AND GENERAL PARTNER COMMON STOCK

     The following summary compares a number of the principal differences between ownership of Kiewit common stock and ownership of common units and general partner common stock.

  VOTING RIGHTS

     Common Units. Holders of common units of the limited partnership are entitled to one vote per common unit on matters submitted to them for a vote. The right of holders of common units to vote on limited partnership matters is limited to specific decisions as to which unitholder approval is required by the limited partnership agreement.

     The affirmative vote of the holders of 80% of the outstanding common units is required for the limited partnership, or the general partner acting on its behalf to:

     - take any action in contravention of the limited partnership agreement, including (1) committing any act that would make it impossible to carry on the ordinary business of the limited partnership; (2) possessing limited partnership property, or assigning any rights in specific limited partnership property, for other than a limited partnership purpose; (3) admitting a person as a partner other than a permitted holder or an authorized transferee; or (4) permitting the general partner to transfer its interest as general partner of the limited partnership;

     - amend the limited partnership agreement, except as otherwise described under "Summary of the Limited Partnership's Amended and Restated Agreement of Limited Partnership -- Amendment of Limited Partnership Agreement";

     - issue any limited partnership interests or partnership securities convertible into limited partnership interests to any persons other than permitted holders;

     - issue any new class of partnership securities that have voting rights or that are convertible into partnership securities that have voting rights; or

     - sell, exchange or otherwise dispose of all or substantially all of the limited partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination), except as described under "Summary of the Limited Partnership's Amended and Restated Agreement of Limited
       Partnership -- Amendment of Limited Partnership Agreement."

     General Partner Common Stock. The holders of general partner common stock are entitled to one vote per share of such common stock, with respect to all matters on which holders of the general partner's common stock are entitled to vote. Generally, matters requiring the vote of the general partner common stock are approved by the affirmative vote of the holders of a majority of the votes that may be cast by holders of the outstanding shares of such common stock, except for matters specified in the general partner's restated certificate and bylaws, some of which matters, including matters relating to the limited partnership, require a supermajority vote of at least 80% of the combined voting power of all outstanding shares of general partner common stock.

     Kiewit Common Stock. The holders of Kiewit common stock are entitled to one vote per share of such common stock, with respect to all matters on which holders of Kiewit common stock are entitled to vote. Generally, matters requiring the vote of Kiewit common stock are approved by the affirmative vote of the holders of a majority of the votes that may be cast by holders of the outstanding shares of Kiewit common stock, except for other matters specified in Kiewit's restated certificate or bylaws, some of which matters require a supermajority vote of at least 80% of the combined voting power of all outstanding shares of Kiewit common stock.

  BOARD OF DIRECTORS

     Common Units. The limited partnership does not have a board of directors. The management of the limited partnership is vested in the general partner and not in the limited partnership or the holders of the common units.

     General Partner Common Stock. The property, business and affairs of the general partner are managed by its board of directors. The board of directors of the general partner is required to have not less than ten nor more than fifteen directors. The number of "non-inside" directors on the board of directors of the general partner may not be more than the greater of (1) three or (2) such number as is required by applicable law. The board of directors of the general partner is elected by a plurality of votes cast by the holders of general partner common stock. Most actions of the board of directors of the general partner require the approval of a majority of the members of the whole board of directors, except for certain specified matters which require the approval of two-thirds of the whole board of directors.

     Kiewit Common Stock. The property, business and affairs of Kiewit are managed by its board of directors. The board of directors of Kiewit is required to have not less than ten nor more than fifteen directors. The board of directors of Kiewit is permitted to have no more than three "non-inside" directors. The board of directors of Kiewit is elected by the holders of Kiewit common stock pursuant to cumulative voting. Most actions of the board of directors of Kiewit require the approval of a majority of the members of the whole board of directors, except for certain specified matters which require the approval of two-thirds of the whole board of directors.

  DIVIDEND AND DISTRIBUTION POLICY

     Common Units. Subject to certain conditions, all matters concerning distributions to general and limited partners of the limited partnership shall be determined by the general partner. All distributions made under the limited partnership agreement shall be made subject to Section 17-607 of DRULPA. The limited partnership currently intends to continue the current policy of Kiewit of paying in each year a cash distribution to holders of common units based upon a percentage of the prior year's earnings from operations. The limited partnership also currently intends to make annual tax distributions to the limited partners with respect to their tax liability for allocations of limited partnership items.

     General Partner Common Stock. After any dividend has been declared and set aside for payment or paid on any series of preferred stock of the general partner having a preference over the general partner common stock with respect to the payment of dividends, the holders of shares of common stock of the general partner shall be entitled to receive, when, as and if declared by the general partner's board of directors, out of the assets of the general partner which are by law available therefor, cash or non-cash dividends. The payment of dividends on the common stock is within the sole and absolute discretion of the general partner's board of directors. The general partner does not currently intend to pay cash dividends on the general partner common stock.

     Kiewit Common Stock. After any dividend has been declared and set aside for payment or paid on any series of Kiewit preferred stock having a preference over the Kiewit common stock with respect to the payment of dividends, the holders of Kiewit common stock shall be entitled to receive when, as and if declared by Kiewit's board of directors, out of the assets of Kiewit legally available therefor, cash or non-cash dividends. The payment of dividends on Kiewit's common stock is made at the sole discretion of Kiewit's board of directors. The current policy is to pay in each year cash dividends on Kiewit common stock based upon a percentage of the prior year's earnings from operations.

  LIMITED LIABILITY

     Common Units. Under DRULPA and the terms of the limited partnership agreement, the liability of a the limited partner generally is limited to the obligation to return distributions wrongfully distributed to him or her as well as the value of the limited partner's investment in the limited partnership.

     Under certain limited circumstances, a limited partner may lose his or her limited liability and be deemed generally liable for the debts and obligations of the limited partnership as if he or she were a general partner if he or she is deemed to be "participating in the control of the business" of the limited partnership. However, even if a limited partner is deemed to be "participating in the control of the business" of the limited partnership, the limited partner will generally only be liable to third parties that transact business with the limited partnership who reasonably believe, based upon the limited partner's conduct, that the limited partner is actually a general partner. Under DRULPA, a limited partner may undertake a range of actions without being deemed to be participating in the control of the business, including voting on partnership business, acting as a stockholder of the general partner (which would include voting the shares of general partner common stock) or acting as an employee, officer or director of the general partner or an employee of the limited partnership.

     General Partner Common Stock. Shares of general partner common stock will be fully paid and nonassessable. Stockholders of the general partner generally do not have personal liability for obligations of the general partner and the liability of a stockholder is generally limited to the obligation to return distributions or dividends wrongfully distributed to him or her as well as the value of the stockholder's investment in general partner common stock. Under certain limited circumstances, a stockholder of the general partner may be personally liable for the debts and obligations of the general partner if a court determines to disregard the corporate structure and "pierce the corporate veil" thereby imposing liability on stockholders for the general partner's debts and obligations.

     Kiewit Common Stock. Shares of Kiewit common stock are fully paid and nonassessable. Stockholders of Kiewit generally do not have personal liability for obligations of Kiewit and the liability of a stockholder is generally limited to the obligation to return distributions or dividends wrongfully distributed to him or her as well as the value of the stockholder's investment in Kiewit common stock. Under certain limited circumstances, a stockholder of Kiewit may be personally liable for the debts and obligations of Kiewit if a court determines to disregard the corporate structure and "pierce the corporate veil" thereby imposing liability on stockholders for Kiewit's debts and obligations.

  OWNERSHIP RESTRICTIONS

     Common Units. Common units of the limited partnership may be owned only by permitted holders and their authorized transferees. Permitted holders are employees of the general partner or the limited partnership and their 20% or more owned subsidiaries (or any joint venture in which the limited partnership and/or such subsidiary owns at least a 20% interest), directors of the general partner and employees of certain former affiliate entities of Kiewit. The authorized transferees of permitted holders are fiduciaries for the benefit of members of the immediate families of permitted holders, corporations, partnerships or limited liability companies wholly owned by permitted holders or permitted holders and their spouses and/or children, fiduciaries for the benefit of such entities. However, no permitted holder may transfer common units to an authorized transferee without the prior approval of the board of directors of the general partner. No other persons will be eligible to own common units of the limited partnership.

     No holder, together with his or her authorized transferees, may beneficially own more than ten percent of the outstanding common units, calculated on a fully diluted basis.

     General Partner Common Stock. General partner common stock may only be owned by permitted holders and their authorized transferees. Permitted holders are employees of the general partner or the limited partnership and their 20% or more owned subsidiaries (or any joint venture in which the limited partnership and/or such subsidiary owns at least a 20% interest), directors of the general partner and employees of certain former affiliate entities of Kiewit. The authorized transferees of permitted holders are fiduciaries for the benefit of members of the immediate families of permitted holders, corporations, partnerships or limited liability companies wholly owned by permitted holders and their spouses and/or children and fiduciaries for the benefit of such entities. However, no permitted holder may transfer common units to an authorized transferee without the prior approval of the board of directors of the general partner. No other persons will be eligible to own general partner common stock.

     No holder, together with his or her authorized transferees, may beneficially own more than ten percent of the outstanding general partner common stock.

     Kiewit Common Stock. All shares of Kiewit common stock are subject to a stock repurchase agreement, the terms of which are determined by Kiewit's board of directors. Kiewit common stock may only be owned by permitted holders and their authorized transferees. Permitted holders are employees of Kiewit and its 20% or more owned subsidiaries (or any joint venture in which Kiewit and/or such subsidiary owns at least a 20% interest), director of Kiewit and employees of certain former affiliate entities of Kiewit. The authorized transferees of the permitted holders are fiduciaries for the benefit of members of the immediate families of permitted holders, corporations wholly owned by permitted holders and their spouses and/or children and fiduciaries for the benefit of such entities and fiduciaries for charities designated by permitted holders. No other persons are eligible to own Kiewit common stock.

     No holder, together with his or her authorized transferees, may beneficially own more than ten percent of the outstanding Kiewit common stock, calculated on a fully diluted basis.

  TRANSFER RESTRICTIONS

     Common Units. Whenever a common unit is issued, a share of general partner common stock will be issued to the same holder and such common unit will not be transferable unless:

     - the holder transfers such common unit to the limited partnership and transfers that share of general partner common stock to the general partner; and

     - the holder transfers such common unit to any authorized transferee and transfers that share of common stock to the same authorized transferee.

Any attempted transfer of a common unit without a corresponding transfer of such share of general partner common stock will be void.

     Holders of common units may generally, at any time on or prior to the 15th day of any calendar month, offer to sell to the limited partnership and, in accordance with the limited partnership agreement, the limited partnership will purchase some or all of their common units. Voluntary sales of common units back to the limited partnership are subject to the general partner's right to suspend repurchases or refuse to repurchase any particular common units if, in either case, the general partner in its sole and absolute discretion, upon the advice of counsel, determines that such suspension or refusal would be necessary or advisable to reduce any risk that the limited partnership might be treated for U.S. federal income tax purposes as a "publicly traded partnership" within the meaning of Section 7704 of the Code.

     In addition to transfers to the limited partnership, holders of common units may, with the prior consent of the board of directors of the general partner, transfer common units to authorized transferees. Holders of common units will also be permitted to pledge the common units for loans in connection with the ownership of common units. No other transfers of common units are permitted.

     General Partner Common Stock. Whenever a share of general partner common stock is issued, a common unit (or preferred unit) will be issued to the same holder and such share of common stock will not be transferable unless;

     - the holder transfers such share of common stock to the general partner and transfers that common unit (or preferred unit) to the limited partnership; and

     - the holder transfers such share of common stock to any authorized transferee and transfers that common unit to the same authorized transferee.

Any attempted transfer of a share of general partner common stock without a corresponding transfer of such common unit (or preferred unit) will be void.

     Holders of general partner common stock may generally, at any time on or prior to the 15th day of any calendar month, offer to sell to the general partner, and, in accordance with the general partner's restated certificate, the general partner will purchase, some or all of their shares of general partner common stock. The general partner must suspend repurchases of common stock if the limited partnership's duty to repurchase common units is suspended as described above.

     In addition to transfers to the general partner, holders of general partner common stock may, with the prior consent of the board of directors of the general partner, transfer such common stock to authorized transferees. Holders of general partner common stock will also be permitted to pledge the common stock for loans in connection with the ownership of common stock. No other transfers of general partner common stock are permitted.

     Kiewit Common Stock. Holders of Kiewit's common stock may generally, at any time on or prior to the 15th day of any calendar month, offer to sell to Kiewit, and, in accordance with Kiewit's restated certificate, Kiewit will purchase, some or all of their shares of such common stock.

     In addition to transfers to Kiewit, holders of Kiewit common stock may, with the prior approval of Kiewit's board of directors, transfer such common stock to authorized transferees. Holders of Kiewit's common stock are also permitted to pledge the Kiewit common stock for loans in connection with the ownership of Kiewit common stock. No other transfers of Kiewit common stock are permitted.

  REPURCHASE OBLIGATIONS

     Common Units. A holder of common units may offer to sell all or a part of the common units owned by such holder back to the limited partnership at any time on or prior to the 15th day of any calendar month at the then current common unit price, subject to any individual adjustments applicable to that holder, but only if he or she simultaneously offers to sell to the general partner the shares of general partner common stock that were issued to such holder at the same time as such common units. The limited partnership must generally accept any such offer, with transfer and payment to occur no earlier than 90 days and no later than 100 days after the date of the offer. If Kiewit receives a favorable private letter ruling from the IRS with respect to the impact of the issuances, authorized transfers and redemptions of common units and preferred units on the U.S. federal tax treatment of the limited partnership, transfer of and payment for common units voluntarily tendered by a holder may be made no earlier than 60 days and no later than 75 days after the date of the offer. However, there can be no assurance that Kiewit will receive a favorable private letter ruling in this regard.

     The general partner may suspend the limited partnership's duties to repurchase common units upon a determination by the board of directors of the general partner that the common unit price for such common units to be determined at the end of the current fiscal year is likely to be less than the common unit price determined at the end of the prior fiscal year, less specified distributions made with respect to such common units since the prior fiscal year end. The suspension period may not exceed 12 months. No voluntary tenders of common units will be accepted during the suspension period. During the suspension period, required repurchases (e.g., upon employment termination) will continue, but the repurchase price will be paid only upon the end of the suspension period and will be determined as follows: (1) if the suspension period ends during the first half of the fiscal year (before July 1), the repurchase price will be the common unit price determined as of the end of the prior fiscal year (less specified distributions declared since the prior fiscal year end); and (2) if the suspension period ends during the second half of the fiscal year (after June 30), the repurchase price will be the common unit price determined at the end of the fiscal year during which the suspension period ends.

     Generally, except in connection with sales of common units back to the limited partnership in connection with the termination of employment of a limited partner, no more than ten percent of the total interests in capital or profits of the limited partnership (as represented by outstanding common units, preferred units and any other partnership securities (other than non-convertible debt)), may be repurchased or otherwise transferred by the limited partnership or transferred to authorized transferees during any taxable year. In addition, the general partner may suspend the limited partnership's duty to repurchase common units and preferred units in accordance with the terms of the limited partnership agreement, or the limited partnership may refuse, in accordance with the terms of the limited partnership agreement, to repurchase any particular common units or preferred units if, in either case, the general partner determines in its sole and absolute discretion that such suspension or refusal would be necessary or advisable to reduce any risk that the limited partnership might be treated for U.S. federal income tax purposes as a publicly traded partnership within the meaning of Section 7704 of the Code.

     General Partner Common Stock. A holder of general partner common stock may offer to sell all or a part of the shares of common stock owned by such holder to the general partner at any time on or prior to the 15th day of any calendar month at the then current common stock price, but only if he or she simultaneously offers to sell to the limited partnership the common units or preferred units that were issued to such holder at the same time as such common stock. The general partner must generally accept any such offer, with transfer and payment to occur no earlier than 90 days and no later than 100 days after the date of the offer. If Kiewit receives a favorable private letter ruling from the IRS with respect to the impact of the issuances, authorized transfers and redemptions of common units and preferred units on the U.S. federal tax treatment of the limited partnership, transfer of and payment for shares of common stock voluntarily tendered by a holder may be made no earlier than 60 days and no later than 75 days after the date of the offer. However, there can be no assurance that Kiewit will receive a favorable private letter ruling in this regard.

     The general partner's board of directors may suspend the general partner's duties to repurchase its common stock upon a determination by such board of directors that the common stock price for such common stock to be determined at the end of the current fiscal year is likely to be less than the common stock price determined at the end of the prior fiscal year, less dividends paid on such common stock since the prior fiscal year end. The suspension period may not exceed 12 months. No voluntary tenders of shares of common stock will be accepted during the suspension period. During the suspension period, required repurchases (e.g., upon employment termination) will continue, but the repurchase price will be determined as follows: (1) if the suspension period ends during the first half of the fiscal year (before July 1), the repurchase price will be paid only upon the end of the suspension period and will be the common stock price determined as of the end of the prior fiscal year (less any dividends declared since the prior fiscal year end); and (2) if the suspension period ends during the second half of the fiscal year (after June 30), the repurchase price will be the common stock price determined at the end of the suspension period.

     Generally, except in connection with purchases and sales of common stock in connection with the termination of employment of a stockholder, no more than ten percent of the outstanding shares of common stock may be repurchased by the general partner or otherwise transferred during any taxable year. In addition, if the limited partnership's duty to repurchase common units and preferred units is suspended by the general partner in accordance with the terms of the limited partnership agreement, or the limited partnership refuses, in accordance with the terms of the limited partnership agreement, to repurchase any particular common units or preferred units because, in either case, the general partner determines that such suspension or refusal would be necessary or advisable to reduce any risk that the limited partnership might be treated for U.S. federal income tax purposes as a publicly traded partnership within the meaning of
Section 7704 of the Code, the general partner must concurrently suspend its duty to repurchase shares of its common stock or refuse to purchase the shares of common stock issued in connection with such common units or preferred units, as applicable.

     Kiewit Common Stock. A holder of Kiewit common stock may offer to sell all or a part of the shares of Kiewit common stock owned by such holder to Kiewit at any time on or prior to the 15th day of any calendar month, at the then current common share price, and Kiewit must generally accept such offer, with payment to be made within 60 days after the date of the offer.

     Kiewit may suspend its duties to repurchase Kiewit common stock upon a determination by the board of directors of Kiewit that the formula value for such Kiewit common stock to be determined at the end of the current fiscal year is likely to be less than the common share price determined at the end of the prior fiscal year, less dividends declared since the prior fiscal year end. The suspension period may not exceed 12 months. No voluntary tenders of Kiewit common stock will be accepted during the suspension period. During the suspension period, required repurchases (e.g., upon employment termination) will continue, but the repurchase price will be paid only upon the end of the suspension period and will be determined as follows: (1) if the suspension period ends during the first half of the fiscal year (before July 1), the repurchase price will be the common share price determined as of the end of the prior fiscal year (less dividends declared since the prior fiscal year end); and
(2) if the suspension period ends during the second half of the fiscal year (after June 30), the repurchase price will be the common share price determined at the end of suspension period.

  REPURCHASE RIGHTS

     Common Units. Upon the death, termination of employment or retirement of a holder of common units, all common units held by the holder and by any authorized transferees of such holder must be sold back to the limited partnership. Upon the voluntary tender of part of a holder's common units, or in the event of an attempted prohibited transfer of common units, the limited partnership may, at its option, require the holder to sell any or all of the remaining common units held by such holder back to the limited partnership. Upon a determination by the board of directors of the general partner that the amount of common units held by a limited partner and/or his or her authorized transferees is excessive in view of the limited partnership's policy that the level of a limited partner's ownership should reflect certain factors, including, but not limited to, (1) the relative contribution of the limited partner to the economic performance of the limited partnership, (2) the effort being put forth by such limited partner, and/or (3) the level of responsibility of such limited partner, the limited partnership will have the option to purchase from such limited partner and/or such limited partner's authorized transferees an amount of common units sufficient to decrease the amount of common units owned by such limited partner and/or such limited partner's authorized transferees to an amount that the general partner, in its sole and absolute discretion, believes is appropriate. In the event that a limited partner materially fails to comply with the limited partnership's tax return preparation program, the limited partnership will have the option to require the holder to sell back to the limited partnership any or all of the common units owned by the limited partner.

     The general partner may suspend the limited partnership's duties to repurchase common units upon a determination by the board of directors of the general partner that the common unit price for such common units to be determined at the end of the current fiscal year is likely to be less than the common unit price determined at the end of the prior fiscal year, less specified distributions made with respect to such common units since the prior fiscal year end. The suspension period may not exceed 12 months. No voluntary tenders of common units will be accepted during the suspension period. During the suspension period, required repurchases (e.g., upon employment termination) will continue, but the repurchase price will be paid only upon the end of the suspension period and will be determined as follows: (1) if the suspension period ends during the first half of the fiscal year (before July 1), the repurchase price will be the common unit price determined as of the end of the prior fiscal year (less specified distributions declared since the prior fiscal year end); and (2) if the suspension period ends during the second half of the fiscal year (after June 30), the repurchase price will be the common unit price determined at the end of the fiscal year during which the suspension period ends.

     In addition, the limited partnership's right to repurchase common units will be subject to certain limitations that are designed to prevent the limited partnership from being treated as a "publicly traded partnership" that is taxable as a corporation for U.S. federal income tax purposes. See
"-- Repurchase Obligations -- Common Units" above.

     General Partner Common Stock. Upon the death, termination of employment or retirement of a holder of general partner common stock, all such common stock held by the holder and any authorized transferees of such holder must be sold back to the general partner.

     Upon the voluntary tender of part of a holder's general partner common stock, or in the event of an attempted prohibited transfer of such common stock, the general partner may, at its option, require the holder to sell any or all of the remaining common stock held by such holder back to the general partner.

     Upon a determination by the board of directors of the general partner that the amount of common stock held by a holder and/or his or her authorized transferees is excessive in view of the general partner's policy that the level of a holder's ownership should reflect certain factors, including, but not limited to, (1) the relative contribution of the holder to the economic performance of the limited partnership, (2) the effort being put forth by such holder and/or (3) the level of responsibility of such holder, the general partner will have the option to purchase from such holder and/or such holder's authorized transferees an amount of common stock sufficient to decrease the amount of common stock owned by such holder and/or such holder's authorized transferees to an amount that the general partner, in its sole and absolute discretion, believes is appropriate.

     In the event that a holder materially fails to comply with the limited partnership's tax return preparation program, the general partner will have the option to require the holder to sell any or all of the common stock owned by the holder back to the general partner.

     The general partner may suspend its duties to repurchase common stock upon a determination by the board of directors of the general partner that the common stock price for such common stock to be determined at the end of the current fiscal year is likely to be less than the common stock price determined at the end of the prior fiscal year, less dividends declared since the prior fiscal year end. The suspension period may not exceed 12 months. No voluntary tenders of common stock will be accepted during the suspension period. During the suspension period, required repurchases (e.g., upon employment termination) will continue, but the repurchase price will be paid only upon the end of the suspension period and will be determined as follows: (1) if the suspension period ends during the first half of the fiscal year (before July 1), the repurchase price will be the common stock price determined as of the end of the prior fiscal year (less dividends declared since the prior fiscal year end); and
(2) if the suspension period ends during the second half of the fiscal year (after June 30), the repurchase price will be the common stock price determined at the end of the fiscal year during which the suspension period ends. In addition, the general partner must suspend repurchases of common stock if the limited partnership's duty to repurchase common units is suspended as described above.

     In addition, the general partner's right to repurchase general partner common stock will be subject to certain limitations that are designed to prevent the limited partnership from being treated as a "publicly traded partnership" that is taxable as a corporation for U.S. federal income tax purposes. See
"-- Repurchase Obligations -- General Partner Common Stock" above.

     Kiewit Common Stock. Upon the death, termination of employment or retirement of a holder of Kiewit common stock, all such Kiewit common stock held by the holder and by such holder's authorized transferees must be sold back to Kiewit.

     Upon the voluntary tender of part of a holder's Kiewit common stock, or in the event of an attempted prohibited transfer of such Kiewit common stock, Kiewit may, at its option, require the holder to sell any or all of the remaining Kiewit common stock held by such holder back to Kiewit. Upon a determination by the board of directors of Kiewit that the amount of Kiewit common stock held by a holder and/or his or her authorized transferees is excessive in view of Kiewit's policy that the level of a holder's ownership should reflect certain factors, including, but not limited to, (1) the relative contribution of the holder to the economic performance of Kiewit, (2) the effort being put forth by such holder and/or (3) the level of responsibility of such holder, Kiewit shall have the option to purchase from such holder and/or such holder's authorized transferees an amount of Kiewit common stock sufficient to decrease the amount of Kiewit common stock owned by such holder and/or such holder's authorized transferees to an amount that Kiewit, in its discretion, believes is appropriate.

     Kiewit may suspend its duties to repurchase Kiewit common stock upon a determination by the board of directors of Kiewit that the formula value for such Kiewit common stock to be determined at the end of the current fiscal year is likely to be less than the common share price determined at the end of the prior fiscal year, less dividends declared since the prior fiscal year end. The suspension period may not exceed 12 months. No voluntary tenders of Kiewit common stock will be accepted during the suspension period. During the suspension period, required repurchases (e.g., upon employment termination) will continue, but the repurchase price will be paid only upon the end of the suspension period and will be determined as follows: (1) if the suspension period ends during the first half of the fiscal year (before July 1), the repurchase price will be the common share price determined as of the end of the prior fiscal year (less dividends declared since the prior fiscal year end); and
(2) if the suspension period ends during the second half of the fiscal year (after June 30), the repurchase price will be the common share price determined at the end of the fiscal year in which the suspension period ends.

  PURCHASE AND SALE PRICE

     Common Units. The limited partnership purchases and sells common units based upon the common unit price of each common unit. The common unit price is based upon the formula value of the limited partnership at the end of the prior fiscal year. The common unit price is determined by: (1) increasing the prior year's book value of total limited partners' equity of the limited partnership (including equity attributable to preferred units) by the unamortized balance of a special adjustment made with respect to the prior deferred tax asset attributable to Kiewit's subsidiaries that will be converted into entities not taxed separately for U.S. federal income tax purposes, which is reflected on Kiewit's financial statements on the date of the merger, as of the end of such prior fiscal year, (2) reducing such amount by the book value of property, plant and equipment used in the limited partnership's construction operations, (3) increasing such amount by the net aggregate negative amount outstanding in each limited partner's individual draw account, or reducing such amount by the aggregate net positive amount outstanding in each limited partner's draw account, as of the end of such prior fiscal year and then (4) dividing such result by the number of fully diluted outstanding common units, determined as of the end of such prior fiscal year. This quotient is rounded up to the nearest $0.01 and the result represents the adjusted book value per common unit. The adjusted book value per common unit is then reduced by the amount of any per unit distributions made to common unit holders since the end of the prior fiscal year and not otherwise accrued on the books of the limited partnership as of the end of such prior fiscal year to determine the common unit price. The aggregate common unit price payable by the partnership to any limited partner or his or her authorized transferee with respect to any common units is adjusted by the balance of such limited partner's individual draw account, but in no event will such aggregate common unit price be reduced below zero. Thus, holders of common units are likely to receive different amounts per unit on the redemption of their common units. For purposes of determining the common unit price during fiscal year 2003, the initial common unit price will be the "Common Share Price" of Kiewit common stock at the effective time of the merger, determined in accordance with Kiewit's restated certificate of incorporation, reduced by the initial common stock price of the general partner.

     General Partner Common Stock. The general partner purchases and sells shares of common stock at the common stock price of each share of common stock. The common stock price is based upon the adjusted book value of the general partner at the end of the prior fiscal year. The common stock price is determined by: (1) reducing the prior year's parent only book value of the general partner (which includes its .2% interest in the limited partnership) by the total stockholders' equity attributable to outstanding preferred stock, if any, and (2) dividing such result by the number of outstanding shares of common stock outstanding at the end of such prior fiscal year. This quotient is rounded down to the nearest $0.01 and the result represents the adjusted book value per common share. The adjusted book value per common share is then reduced by the amount of any dividends per share declared on the common stock since the prior year end to determine the common stock price per share. For purposes of determining the common stock price during fiscal year 2003, the initial common stock price shall be the "Common Share Price" of Kiewit common stock at the effective time of the merger, determined in accordance with Kiewit's restated certificate, multiplied by .002.

     Kiewit Common Stock. Kiewit purchases and sells shares of Kiewit common stock at the common share price of each share of Kiewit common stock. The common share price is based upon the adjusted book value of Kiewit at the end of the prior fiscal year. The common share price is determined by reducing the prior year's book value of Kiewit by: (1) the book value of property, plant and equipment used in Kiewit's construction operations and (2) the total stockholders' equity attributable to outstanding preferred stock, if any. This value is then increased by the face amount of any outstanding debentures convertible into Kiewit common stock and the result is divided by the number of fully diluted shares of outstanding Kiewit common stock (including Kiewit common stock reserved for issuance upon conversion of outstanding convertible debentures) as of the end of such prior fiscal year. This quotient is rounded to the nearest $0.05 and the result represents the adjusted book value per share of Kiewit common stock. The adjusted book value per share of Kiewit common stock is then reduced by the amount of any dividends per share declared on Kiewit common stock since the prior year end to determine the common share price per share of Kiewit common stock.

  PAYMENT PROVISIONS

     Common Units. In certain specified instances, a holder of common units has the right to sell some or all of his or her common units back to the limited partnership by providing written notice of such offer to the limited partnership. In addition, in certain specified instances, the limited partnership has the right to require a holder to sell some or all of his or her common units back to the limited partnership by providing written notice of such mandatory repurchase to the holder. Generally, except in unusual circumstances, the limited partnership is obligated to repurchase and pay for such common units no sooner than 90 days and no later than 100 days from the date the limited partnership receives notice from or provides notice to a holder, as the case may be. However, Kiewit has submitted to the IRS a request for a private letter ruling with respect to the taxation of the limited partnership as a partnership for U.S. federal income tax purposes, and not as a "publicly traded partnership" taxable as a corporation. If Kiewit receives a favorable ruling on this issue, transfer of and payment for common units voluntarily tendered by a holder may be made no sooner than 60 days and no later than 75 days from the date the limited partnership receives notice from the holder, and transfer and payment in all other instances may be made within 60 days from the date the limited partnership provides notice to a holder. There can be no assurance that Kiewit will receive a favorable private letter ruling in this regard.

     To the extent permissible, the limited partnership will make periodic estimated and final tax payments directly to taxing authorities on behalf of each limited partner to pay his or her tax liability resulting from the allocation of limited partnership items. If the aggregate tax payments made to or on behalf of a limited partner with respect to a taxable year exceed such limited partner's annual tax distribution for such taxable year, such excess shall be deemed to be a special tax draw. In addition, if a limited partner sells all of his or her common units back to the limited partnership during a taxable year, the limited partnership agreement provides that, to the extent permissible, the limited partner will not be allocated any of such items, and, thus, will not receive an annual tax distribution for such taxable year. Consequently, the amount of such tax payments already made with respect to such taxable year will also be deemed to be special tax draws. To the extent that such tax payments are made directly to taxing authorities, they should be credited by such taxing authorities against such limited partner's tax obligations for such taxable year or prior years and, if in excess of such limited partner's tax obligations, such limited partner may be eligible for a refund from such taxing authority. However, such refund may not be received until after the date the limited partner sells his or her common units back to the limited partnership.

     General Partner Common Stock. In certain specified instances, a stockholder of the general partner has the right to sell some or all of his or her shares of general partner common stock back to the general partner by providing written notice of such offer to the general partner. In addition, in certain specified instances, the general partner has the right to require a stockholder to sell some or all of his or her shares of common stock back to the general partner by providing written notice of such mandatory repurchase to the stockholder. Generally, except in unusual circumstances, the general partner is obligated to repurchase and pay for such shares of common stock no sooner than 90 days and no later than 100 days from the date the general partner receives notice from or provides notice to a stockholder, as the case may be. However, Kiewit has submitted to the IRS a request for a private letter ruling with respect to the taxation of the limited partnership as a partnership for U.S. federal income tax purposes, and not as a "publicly traded partnership" taxable as a corporation. If Kiewit receives a favorable ruling on this issue, transfer of and payment for shares of common stock voluntarily tendered by a stockholder may be made no sooner than 60 days and no later than 75 days from the date the general partner receives notice from the stockholder, and transfer and payment in all other instances may be made within 60 days from the date Kiewit provides notice to a stockholder. There can be no assurance that Kiewit will receive a favorable private letter ruling in this regard.

     Kiewit Common Stock. In certain specified instances, a Kiewit stockholder has the right to sell some or all of his or her shares of Kiewit common stock back to Kiewit by providing written notice of such offer to Kiewit. In addition, in certain specified instances, Kiewit has the right to require a stockholder to sell some or all of his or her shares of Kiewit common stock back to Kiewit by providing written notice of such mandatory repurchase to the stockholder. Generally, except in unusual circumstances, Kiewit is obligated to repurchase and pay for such shares of Kiewit common stock within 60 days from the date Kiewit receives notice from or provides notice to a stockholder, as the case may be.

  LIQUIDATION

     Common Units. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the limited partnership, after there shall have been paid or set apart any amounts due to the holders of preferred units, all property and cash in excess of that required to discharge the liabilities of the limited partnership shall be distributed to the general partner and limited partners generally in accordance with the amounts that the general and limited partners would have received on a redemption of their respective interests. The general partner will have the sole and absolute discretion to modify the allocations set forth in the limited partnership agreement in any manner that reasonably reflects the purpose and intention of the limited partnership agreement, and may determine to exercise that discretion to ensure that such liquidating distributions will be consistent with a liquidation in accordance with the positive balances of the general partner and the limited partners in their respective capital accounts, within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii).

     General Partner Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the general partner, after there shall have been paid or set apart for the holders of any series of preferred stock having a preference over the common stock with respect to distributions upon liquidation the full amount to which they are entitled, the remaining assets available for distribution to common stockholders shall be distributed to the holders of the general partner common stock on a pro rata basis.

     Kiewit Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Kiewit, after there shall have been paid or set apart for the holders of any series of Kiewit preferred stock having a preference over Kiewit's common stock with respect to distributions upon liquidation the full amount to which they are entitled, the remaining assets available for distribution to Kiewit's stockholders shall be distributed to the holders of Kiewit's common stock on a pro rata basis.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain U.S. federal income tax considerations generally applicable to an individual holder of Kiewit common stock who receives common units and shares of general partner common stock in the merger. This summary is based upon the Internal Revenue Code of 1986, as amended, or the Code, existing Treasury Regulations, published rulings and pronouncements of the IRS and court decisions.

     This summary is based upon current law and it is possible that future changes to the Code as well as judicial decisions will significantly modify the law regarding the matters described herein. Further, the federal income tax rules are constantly under review by the Treasury Department and the IRS, resulting in changes to the Treasury Regulations, published rulings, pronouncements of the IRS and other IRS guidance. Any such changes could have retroactive effect.

     This summary does not address all of the tax considerations that may be relevant to a particular Kiewit stockholder or holder of common units and general partner common stock subject to special treatment under federal income tax laws and does not address any federal income tax considerations relevant to a Kiewit stockholder who exercises his or her dissenter's rights. This summary also does not address tax consequences that may be relevant to a holder of preferred units. This summary addresses only individuals who are (1) U.S. citizens (other than U.S. citizens who are also residents of Puerto Rico or Canada), (2) residents of the U.S. (as defined for U.S. federal income tax purposes) or (3) residents of Canada (within the meaning of Canadian income tax law). In addition, except as expressly described herein, (1) this summary does not address any state, local or foreign tax considerations related to the merger or the ownership of common units and (2) no ruling or other guidance has been or will be sought from the IRS regarding any matter related to the merger or the ownership of common units. Moreover, except to the extent of the advance guidance obtained from the IRS (as described below), no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. In addition, there is relatively little guidance or precedent with respect to certain of the tax issues presented by the merger and ownership of common units and general partner common stock. An IRS challenge to any of the tax consequences described below could have a material adverse effect on Kiewit stockholders and holders of common units and general partner common stock. To the extent this summary refers to an opinion of counsel, such opinion, including any assumptions, qualifications or limitations to which such opinion is subject, will be relied upon by Kiewit only if it is satisfactory to the board of directors of Kiewit in its sole and absolute discretion. An opinion of counsel is not binding on the IRS or any court.

     THIS SUMMARY IS INTENDED TO BE A GENERAL DESCRIPTION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS GENERALLY APPLICABLE TO A KIEWIT STOCKHOLDER OR A HOLDER OF COMMON UNITS AND GENERAL PARTNER COMMON STOCK, WHO IS DESCRIBED ABOVE AS A RESULT OF THE MERGER AND AS A RESULT OF THE OWNERSHIP OF COMMON UNITS AND GENERAL PARTNER COMMON STOCK. IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS BEING, LEGAL OR TAX ADVICE TO ANY PARTICULAR STOCKHOLDER OR LIMITED PARTNER. EACH KIEWIT STOCKHOLDER AND HOLDER OF COMMON UNITS AND GENERAL PARTNER COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER AS WELL AS THE OWNERSHIP OF COMMON UNITS AND GENERAL PARTNER COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR FOREIGN LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

IRS GUIDANCE

     In connection with the merger, Kiewit has applied to the IRS for private letter rulings regarding certain U.S. federal income tax consequences of the merger to Kiewit and the holders of common units and for a pre-filing closing agreement regarding certain valuation and tax basis matters (referred to as the prefiling agreement or prefiling closing agreement), which we collectively refer to as the IRS guidance and which are summarized below. Kiewit will not proceed with the merger unless such rulings are received and an acceptable prefiling agreement is executed, except in certain instances where the board of directors of Kiewit may determine to proceed with the merger based on an opinion of legal counsel on the relevant subject matter.

     Any IRS guidance (or opinion of legal counsel) received will be based on current law and representations as to factual matters made by Kiewit. Such representations, if incorrect in any material respect, could jeopardize the conclusions reached by the IRS (or legal counsel) and Kiewit's ability to rely on the IRS guidance (or opinion of legal counsel). Kiewit is not aware of any facts or circumstances that would cause any of those representations to be untrue or incorrect in any material respect. As indicated, the IRS guidance (or opinion of legal counsel) will not address all material issues that may be relevant to a Kiewit stockholder or a holder of common units and common stock of the general partner.

CONSEQUENCES OF THE MERGER

  CONSEQUENCES TO KIEWIT

     The IRS guidance is expected to provide that the merger will be treated for U.S. federal income tax purposes as a contribution of assets by Kiewit to the limited partnership and the assumption of Kiewit's liabilities by the limited partnership, followed by a distribution of common units and general partner common stock in complete liquidation of Kiewit. It is expected that the conversion of most of Kiewit's existing corporate subsidiaries into entities that are not separately taxed will be tax free for U.S. federal income tax purposes, although there may be certain exceptions that are not expected to be material in the aggregate.

     The IRS guidance is also expected to provide that Kiewit generally (1) will not recognize income, gain or loss for federal income tax purposes with respect to the contribution of its assets to (and assumption of liabilities by) the limited partnership in exchange for common units and (2) will recognize gain or loss with respect to the distribution of the common units and general partner common stock in an amount equal to the difference between the fair market value of the common units and general partner common stock and Kiewit's adjusted tax bases in such securities. It is expected that Kiewit and the IRS will reach agreement, through the prefiling agreement, both as to the fair market value of the common units and general partner common stock for purposes of determining such gain or loss and the methodology for calculating Kiewit's tax basis therein. No such agreement has yet been reached. The board of directors of Kiewit, which has the sole and absolute discretion to abandon the merger at any time, will not proceed with the merger if Kiewit is not able to reach a prefiling agreement with the IRS that the board considers acceptable. Any gain or loss recognized by Kiewit upon liquidation will be capital except to the extent, if any, that the value of common units distributed is attributable to "unrealized receivables" or inventory items held by the limited partnership. Kiewit does not expect to have any material amount of inventory at the time of the merger, but may have assets that, when transferred to the limited partnership, would constitute "unrealized receivables." To the extent the limited partnership is determined to hold unrealized receivables, the merger could result in Kiewit's recognizing some amount of ordinary income or ordinary loss and a correspondingly modified amount of capital loss or capital gain. Although Kiewit would be able to utilize an ordinary loss recognized as a result of the merger to offset operating or other ordinary income from the taxable year of the merger or, to the extent allowed by the Code, such income from a prior taxable year, Kiewit would only be able to utilize a capital loss recognized as a result of the merger against capital gain recognized in the same taxable year or, to the extent allowed by the Code, capital gain from a prior taxable year, and the amount of any excess capital loss would be permanently disallowed as a result of the merger.

  CONSEQUENCES TO U.S. STOCKHOLDERS OF KIEWIT

     Because the merger will be treated as a complete liquidation of Kiewit for U.S. federal income tax purposes, the receipt of common units and general partner common stock in the merger will be a taxable transaction to the Kiewit stockholders for U.S. federal income tax purposes, and may also be a taxable transaction under state, local or foreign tax laws.

     In general, each U.S. stockholder of Kiewit will recognize gain or loss equal to the difference between the fair market value (at the time of the merger) of the common units and general partner common stock distributed to the Kiewit stockholder in the merger and the tax basis of the shares of Kiewit common stock owned by the Kiewit stockholder at the time of the merger. Such gain or loss will be determined separately with respect to each block of shares of Kiewit common stock owned by a Kiewit stockholder at the time of the merger. The IRS has been asked to agree in the prefiling agreement that the value of the common units and common stock of the general partner received by the Kiewit stockholders in the merger will equal the aggregate formula value of the Kiewit common stock converted in the merger. The tax basis to a U.S. Kiewit stockholder of a share of Kiewit common stock generally will equal the cost to such stockholder of such stock.

     Gain or loss recognized by a Kiewit stockholder will be capital gain or loss, provided that the stockholder's Kiewit common stock has been held as a capital asset. Capital gains are long-term if the shares of Kiewit common stock have been held for more than twelve months as of the time of the merger. Capital gains on all shares of Kiewit common stock purchased in 2002 will be short-term because such shares will be held for less than the required long-term holding period of twelve months at the time of the merger. For individuals, the maximum statutory federal income tax rate applicable to long-term capital gains is generally 20%. Capital losses are deductible only to the extent of capital gains plus, in the case of individuals, against ordinary income up to an amount of $3,000 per year. Individuals may carry forward a net capital loss indefinitely, but the use of such loss in future years is generally subject to the same limitations as in the year that the loss was recognized.

     The limited partnership agreement requires the limited partnership to make a cash payment that is referred to herein as a "conversion tax draw" to or on behalf of each limited partner in an amount generally sufficient to allow the limited partner to pay federal, state and local income, franchise and other similar taxes resulting from any gain recognized by the limited partner upon the receipt of common units and common stock of the general partner in the merger. The receipt of the conversion tax draw is not expected to result in additional taxable income to a limited partner, but such draw will reduce the amount that a limited partner otherwise would receive on a later redemption of common units. The amount of a limited partner's conversion tax draw will be computed by the program tax preparer pursuant to the methodologies determined by the general partner in its sole and absolute discretion.

     The distribution of common units and general partner common stock pursuant to the merger will be subject to the information reporting rules issued by the IRS and the backup withholding rules of the Code. A beneficial owner of Kiewit common stock who does not provide a correct taxpayer identification number may be subject to penalties imposed by the IRS and to backup withholding.

     After the close of the taxable year in which the merger takes place, the limited partnership, as successor to Kiewit, will provide each former Kiewit stockholder and the IRS with a statement regarding the fair market value of the common units and general partner common stock distributed in the merger. It is expected that such statement will be based on the prefiling agreement or on a legal opinion received by Kiewit.

TAX STATUS OF THE LIMITED PARTNERSHIP

     The limited partnership is expected to be treated as a partnership for U.S. federal income tax purposes. Kiewit expects to receive a ruling from the IRS to the effect that, under current law and based on certain assumptions and representations, the limited partnership will not be classified as a "publicly traded partnership" that is taxable as a corporation for federal income tax purposes (as discussed below). If, for any reason, the classification ruling is not received in a timely manner, the board of directors of Kiewit may, in its sole discretion, determine to proceed with the merger based upon the receipt of an opinion of counsel with respect to the classification of the limited partnership. The classification ruling or, if applicable, the opinion of counsel will be based upon the existence of certain factual and other conditions, the continuation of which cannot be assured.

     The limited partnership would be treated as a corporation for federal income tax purposes if it subsequently became a publicly traded partnership at any time. A publicly traded partnership is defined in the Code as a partnership, the interests of which are either traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof). The limited partnership agreement contains significant restrictions on the transfer of common units and preferred units, and these restrictions are intended, among other things, to ensure that the limited partnership is not treated as a publicly traded partnership. If such restrictions are not fully enforced, or if the general partner fails to exercise its sole and absolute discretion to suspend redemptions in certain instances, the status of the limited partnership as an entity that is taxed as a partnership for federal income tax purposes could be affected.

     If the limited partnership were treated as a publicly traded partnership, or otherwise as a corporation for federal income tax purposes, material adverse consequences to the limited partners would result. The limited partnership would be subject to tax on its income at corporate income tax rates without a deduction for any distribution to the limited partners, thereby materially reducing the amount of any cash available for distribution to the limited partners and the limited partners would be treated as stockholders for federal income tax purposes. Accordingly, all distributions by the limited partnership to the limited partners would be treated as dividends, return of capital and/or gains from the sale of stock. In addition, capital gains and losses and other income and deductions of the limited partnership would not be passed through and taxed to the limited partners and would not affect the limited partners' bases in their common units.

     The following discussion assumes that the limited partnership will be treated as a partnership for federal income tax purposes, and that the limited partnership will own substantially all of the interests, directly or indirectly, in Kiewit's current lower-tier entities, most of which are also expected to be classified as partnerships or disregarded entities for federal tax purposes (and not taxable as corporations).

TAXATION OF THE LIMITED PARTNERSHIP AND U.S. LIMITED PARTNERS IN GENERAL

     The limited partnership generally will not be subject to U.S. federal income tax. Instead, each limited partner will be required to take into account his or her allocable share of items of the income, gain, loss, deduction and credit of the limited partnership (which includes such items of its lower tier entities that are treated as partnerships or disregarded entities for federal income tax purposes) in computing his or her federal income tax liability. Cash distributions by the limited partnership to a limited partner generally will not be taxable unless the amount of cash distributed is in excess of the limited partner's adjusted tax basis in his or her common units.

     The amount of a limited partner's tax on his or her personal income tax return which is attributable to the ownership of common units may differ from the amount of cash which is distributed to him or her for such taxable year. However, the limited partnership agreement requires the limited partnership to make payments in the form of distributions and/or draws to allow each limited partner to be able to satisfy all of his or her income taxes related to limited partnership items. See "Summary of the Limited Partnership's Amended and Restated Agreement of Limited Partnership -- Distributions and Tax Payments."

     The character of each partnership item of income, gain, loss, deduction and credit generally will pass through to limited partners and be reported on the individual limited partner's tax return as though he or she had recognized such items directly. Thus, for example, any capital gain income or item of tax preference of the limited partnership will pass through to the limited partner and may affect the computation of tax owed by such limited partner.

     A limited partner will be treated as having paid his or her allocable share of any foreign income taxes incurred by the limited partnership and by lower-tier entities that are classified as partnerships or disregarded entities for U.S. federal income tax purposes. For example, limited partners will be treated as paying Canadian taxes paid by certain of the limited partnership's lower-tier Canadian entities and any Canadian withholding taxes imposed on distributions from such companies. U.S. limited partners generally should be able to claim a credit for the payment of such foreign income taxes against their U.S. federal income tax, subject to highly complex foreign tax credit limitation rules designed to ensure generally that a foreign tax credit only offsets the amount of federal income tax that would otherwise be imposed on the foreign source taxable income of the kind that resulted in the payment of such foreign taxes.

U.S. LIMITED PARTNER'S BASIS IN COMMON UNITS

     A limited partner's initial tax basis in his or her common units received in the merger will be the fair market value (which, as indicated, is expected to be the formula value) of such units, increased by the limited partner's allocable share of any limited partnership borrowings (as determined for federal income tax purposes). The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis. Accordingly, a limited partner's basis in his or her common units will be increased by the amount that the limited partner pays for additional common units. Basis is also generally increased by the limited partner's allocable share of limited partnership income (including items of gain and tax-exempt income).

     Basis is generally decreased (but not below zero) by the limited partner's allocable share of limited partnership losses (including items of loss, deduction and noncapital and nondeductible expenditures), the amount of cash distributions or draws that the limited partner receives from the limited partnership (including distributions to pay taxes), the tax basis of property (other than cash) distributed by the limited partnership to the limited partner and the reduction, if any, in the limited partner's allocable share of limited partnership borrowings (as defined for federal income tax purposes).

ALLOCATIONS OF LIMITED PARTNERSHIP INCOME, LOSSES AND OTHER ITEMS

     For federal income tax purposes, a limited partner's allocable share of items of limited partnership income, gain, loss, deduction and credit generally will be determined by the limited partnership agreement. In general, pursuant to the limited partnership agreement, such items will be allocated among the holders of common units pro rata in accordance with their proportionate ownership of common units as of the end of each taxable year of the limited partnership. Under the limited partnership agreement, however, the general partner will have the sole and absolute discretion to modify such allocations in any manner that reasonably reflects the purpose and intention of the partners as set forth in the limited partnership agreement. The allocation provisions in the limited partnership agreement are intended to comply with the Treasury Regulation's safe harbors for substantial economic effect and/or to reflect the limited partners' interests in the limited partnership. A limited partner should be aware of the possibility of being allocated items of income, gain, deduction, loss and credit that are disproportionate to his or her ownership interest because of the application of the Treasury Regulation safe harbor provisions for substantial economic effect or other requirements of the Treasury Regulations.

     Kiewit believes that the allocation provisions of the limited partnership should be substantially respected by the IRS. Because of the complexities involved in applying the applicable Treasury Regulations to the facts and circumstances of the limited partnership, there can be no assurance that the IRS will respect all of the limited partnership's allocation provisions. If the IRS were to challenge the limited partnership's allocation provisions and the allocable shares of income, gain, deduction, loss or credit of one or more partners were adjusted, such partners might be required to pay additional taxes, interest and penalties. The limited partnership will make cash payments to limited partners (whether current or former) to allow them to satisfy any such liabilities that may arise. See "-- Audits and Reporting of Limited Partnership Items."

DISTRIBUTIONS AND TAX DRAWS

     In general, cash distributions and draws by the limited partnership, including cash received upon the redemption of a limited partner's common units, will be taxable to limited partners only to the extent such distributions and draws exceed a limited partner's adjusted tax basis in his or her common units. The limited partnership agreement requires the limited partnership to make payments, in the form of distributions and/or draws, to or on behalf of each limited partner to allow such limited partner to satisfy his or her income taxes resulting from the allocation of limited partnership items. See "Summary of the Limited Partnership's Amended and Restated Agreement of Limited
Partnership -- Distributions and Tax Payments" for a detailed discussion of the tax distributions and draws expected to be made by the limited partnership.

GAIN OR LOSS ON THE REDEMPTION OF COMMON UNITS

     When all of a limited partner's common units are redeemed, the limited partner generally will be entitled to receive the common unit price for such units. The gain or loss recognized by the limited partner generally will equal the difference between the limited partner's adjusted tax basis in his or her common units and the amount realized by him or her on such redemption.

     Any gain or loss of a limited partner on redemption generally will be capital gain or loss, except to the extent, if any, that the amount realized is attributable to "unrealized receivables" or "substantially appreciated inventory." The limited partnership does not expect to have any substantially appreciated inventory, but does expect to have assets constituting "unrealized receivables." To the extent the limited partnership is determined to hold unrealized receivables (or substantially appreciated inventory) at the time a limited partner's interest in the limited partnership is redeemed, the limited partner could recognize some amount of ordinary income or ordinary loss and a correspondingly modified amount of capital gain or capital loss. Thus, for example, a redeeming partner otherwise recognizing a capital gain on the redemption of his or her limited partnership interests could be required to recognize an amount of ordinary income and a correspondingly smaller amount of capital gain or a capital loss. Capital losses are subject to limitations as previously discussed.

     A limited partner generally will have a bifurcated holding period for his or her limited partnership interests if the limited partner acquires interests or makes contributions to the limited partnership at different times. Each time a limited partner acquires interests in the limited partnership, the limited partner will have a new holding period for a portion of his or her aggregate limited partnership interest, determined by a fraction, the numerator of which is the amount of the contribution and the denominator of which is the fair market value of the limited partner's interest in the limited partnership immediately after the contribution. If a limited partner recognizes capital gain or loss in connection with a redemption of all his or her interests by the limited partnership, the gain or loss will be divided between long-term and short-term capital gain or loss in the same proportions as the holding period of the interests is divided between the portion of the interest held for more than one year and the portion of the interest held for one year or less.

CODE SECTION 754 ELECTION

     A partnership is entitled to make a "Code Section 754 election" to adjust the tax bases of partnership assets upon sales of interests in a partnership by a partner and upon certain distributions of property or cash by a partnership to a partner. Once a Code Section 754 election is in effect, the partnership generally must make the required adjustments for all subsequent transfers of partnership interests and relevant distributions of property and cash. The limited partnership does not intend to make a Code Section 754 election in connection with the merger, but has the power to make such election at a future time if the general partner determines that such election would thereafter be in the best interests of the limited partnership and the limited partners. Various legislative proposals would require certain adjustments to the basis of the limited partnership's assets, similar to those that are currently elective under Code Section 754. Such proposals, if enacted in the future, might apply to the limited partnership, and it is unclear whether their effect would be material.

SPECIAL LIMITATIONS ON DEDUCTIONS

     If a loss is allocable to a limited partner under the Treasury Regulations, the limited partner may still be subject to limitations on his or her ability to deduct such loss on the individual limited partner's tax return under a variety of Code provisions including, without limitation, the basis limitation, the "at-risk rules" and the passive activity rules. In addition, a limited partner's ability to deduct interest expenses related to acquiring and holding common units (including interest expenses attributable to loans incurred to acquire Kiewit stock) may also be limited.

  LOSSES LIMITED TO EXTENT OF BASIS IN COMMON UNITS

     To the extent any losses of the limited partnership are allocated to a limited partner, he or she will be allowed to deduct such losses only to the extent of the adjusted tax basis in his or her common units. Losses denied under this limitation may be carried forward to subsequent taxable years of the limited partner, subject to the continued application of this and other limitations.

  LOSSES TO EXTENT OF AT-RISK AMOUNT

     If the limited partner has sufficient basis to deduct an allocated loss, the deduction is allowed only to the extent that the limited partner is "at-risk" with respect to his or her interest in the limited partnership at the end of the taxable year. A limited partner's "at-risk amount" initially will equal the common unit price of his or her common units, as thereafter adjusted. Losses denied under this limitation may be carried forward to subsequent taxable years of the limited partner, subject to the continued application of this and other limitations. Kiewit does not currently anticipate that the "at-risk rules" will have an adverse effect on limited partners.

  LIMITATION ON PASSIVE ACTIVITY LOSSES AND CREDITS

     Losses and credits from all businesses in which a taxpayer does not materially participate or a rental activity (as defined in the applicable Treasury Regulations) generally can be used only to offset income from such passive activities. Losses denied under this limitation may be carried forward to subsequent taxable years of the limited partner, subject to the continued application of this and other limitations. Therefore, a taxpayer may generally deduct losses generated by an activity in which he or she does not materially participate only to the extent of any income he or she may recognize from other passive activities. The general partner will determine an appropriate grouping of the activities of the limited partnership and its affiliates for purposes of the passive activity rules. If the limited partnership and its affiliates are determined to conduct more than one activity, and those activities are not grouped together under applicable Treasury Regulations, a limited partner who does not materially participate in a particular activity may be subject to the passive activity loss limitations described above with respect to his or her allocable share of losses (if any) arising from such activity. Any limited partner who works 500 hours or more during a year in an activity conducted by the limited partnership generally will "materially participate," although a limited partner who works fewer hours in such activity also may, in some instances, be deemed to "materially participate." The test for whether a limited partner "materially participates" in an activity for federal income tax purposes is different from the test for determining whether a limited partner is "participating in the control of the business" of the limited partnership for purposes of DRULPA.

  LIMITATIONS ON INTEREST DEDUCTIONS FOR INTEREST INCURRED BY THE LIMITED
PARTNERS

     Prior to the merger, a Kiewit stockholder's outstanding indebtedness that is allocated to Kiewit common stock generally gives rise to investment interest. Investment interest is deductible by an individual stockholder only to the extent of his or her net investment income (i.e., net income from property held for investment) in the year the interest is paid or accrued. Any investment interest that cannot be deducted in a particular year due to this investment income limitation can be carried forward and treated as investment interest in a future year.

     When a Kiewit stockholder exchanges his or her Kiewit common stock for common units and common stock of the general partner pursuant to the merger, indebtedness allocated to the Kiewit common stock should be reallocated among the common units and common stock of the general partner that are received in the merger, generally based on the relative formula values (common unit price and common stock price, respectively) of such units and stock at the time of the merger. Interest on indebtedness that is allocated to the common stock of the general partner should continue to be treated as investment interest. A limited partner may elect to deduct investment interest expense that has been previously limited and carried forward against his or her capital gain on the merger, or may continue to carry such interest expense forward until he or she has recognized sufficient ordinary investment income to utilize such carryforward. It is currently intended that the conversion tax draw will not be reduced by reason of utilization of carried forward interest as a deduction against gain recognized in the merger.

     Kiewit expects that most, but not necessarily all, of the interest expense arising from existing stockholder indebtedness that is reallocated from Kiewit common stock to common units will be deductible by limited partners. However, the law regarding the deductibility of a limited partner's interest expense is particularly complex and the treatment of a limited partner will vary depending on that limited partner's particular situation. In general, to determine the deductibility of a limited partner's interest expense which is attributable to this reallocated portion of the limited partner's indebtedness, such portion of the indebtedness must be further allocated among the assets of the limited partnership (and must be reallocated among the assets of the limited partnership when there are changes in the assets of the limited partnership or in the use of the assets of the limited partnership).

     For purposes of such further allocations of the indebtedness allocated to common units among the assets of the limited partnership, the assets will be divided into three categories: assets that give rise to investment income, assets that are used in a business activity in which the limited partner materially participates (as described above in "-- Limitation on Passive Activity Losses and Credits") and assets that are used in an activity that is a passive activity with respect to the limited partner. The deductibility of interest on such indebtedness will depend on the character of the assets to which portions of the indebtedness are allocated. Interest on indebtedness that is allocated to investment assets should give rise to investment interest, which a limited partner can deduct to the extent of his or her investment income (including his or her allocable share of taxable investment income of the limited partnership). Interest on indebtedness that is allocated to assets of the limited partnership that are used in a business activity of the limited partnership in which the limited partner materially participates should be deductible by such limited partner as interest incurred in a trade or business. In the event any portion of the interest on a limited partner's indebtedness is allocated to a business activity in which the limited partner does not materially participate (or which is otherwise treated as a passive activity with respect to the limited partner), that interest should be treated as arising from a passive activity, and would be deductible only to the extent of income from such passive activity and, in general, other passive activities of the limited partner. The allocation of indebtedness among the assets of the limited partnership can be based on any reasonable method.

  LIMITATIONS ON INTEREST DEDUCTIONS FOR INTEREST INCURRED BY THE LIMITED PARTNERSHIP

     Interest on indebtedness incurred by the limited partnership will be allocated among the assets of the limited partnership in determining a limited partner's interest deduction with respect to such indebtedness. Kiewit does not expect that the deductibility of interest expense incurred by the limited partnership and allocated to the limited partners will be significantly restricted by the limitations described above. However, the law regarding the deductibility of a limited partner's interest expense is particularly complex and the treatment of a limited partner will vary depending on that limited partner's particular situation.

SELF EMPLOYMENT TAXES AND EMPLOYMENT STATUS

     It is anticipated that the limited partners will perform services for the general partner and/or one or more partnerships or entities controlled by the limited partnership, and not directly for the limited partnership. Therefore, the limited partners should be treated as employees of the general partner and/or one or more of such controlled partnerships or entities, and not the limited partnership, and should not be subject to self employment tax on wages received from their employers. Moreover, the limited partners will not be subject to self employment tax on their distributive shares of limited partnership income.

AUDITS AND REPORTING OF LIMITED PARTNERSHIP ITEMS

     The federal income tax treatment of limited partnership items of income, gain, loss, deduction and credit will be determined at the limited partnership level. Audits by the IRS generally will be conducted at the limited partnership level and audit determinations with respect to partnership items ordinarily will apply on a uniform basis to all partners. As tax matters partner, the general partner will be notified by the IRS of any audit or other administrative or judicial proceeding concerning the limited partnership. The limited partnership agreement may require each limited partner to waive notice of any such proceedings.

     The general partner will make decisions with respect to the tax treatment of particular items on the limited partnership's tax return, and the limited partnership agreement requires each limited partner to report his or her allocable share of all such limited partnership items in a consistent manner. There can be no assurance that the positions taken by the limited partnership will be accepted by the IRS.

     The general partner will have considerable authority to make decisions affecting the tax treatment and procedural rights of all partners. Even though individual limited partners will have no voice in the preparation of the limited partnership's tax returns (and the limited partnership agreement requires each limited partner to report consistently with the tax returns of the limited partnership), limited partners may become liable for additional taxes, interest, and possibly penalties in the event of an examination and adjustment to any item reported by the limited partnership. The limited partnership intends to make cash payments to current and former limited partners to allow them to pay any such liabilities that may arise. However, if the limited partners become liable to the IRS for additional taxes, interest, or penalties attributable to their common units, they will not be relieved of that liability even if the limited partnership fails to make such distributions to them for any reason.

TAX RETURN PREPARATION PROGRAM

     Payments made by the limited partnership on behalf of limited partners for the services of the program tax preparer in connection with the tax return preparation program generally will constitute taxable income to the limited partners. It is possible that a limited partner will be entitled to a partial deduction for his or her share of tax preparation expenses, which may partially offset the amount of such taxable income. See "The Conversion -- Tax Return Preparation Program."

ALTERNATIVE MINIMUM TAX

     In general, taxpayers must compute their federal income tax under both the "regular tax" regime and the "alternative minimum tax" regime each year. Tax is generally paid based on the greater of the two regimes. A limited partner's potential alternative minimum tax liability for the year in which the merger occurs and for subsequent taxable years may be affected by reason of the merger and the limited partner's share of the limited partnership items allocated to such partner each year. The extent, if any, to which the alternative minimum tax regime applies in any year will depend on each limited partner's particular circumstances for that taxable year. In determining the amount of tax distribution and tax draws to be made to a limited partner, the limited partnership intends to make an amount of funds available to each limited partner sufficient to pay his or her income taxes resulting from the allocation to such limited partner of limited partnership items, whether such income taxes are alternative minimum taxes or ordinary taxes.

STATE AND LOCAL TAXES

     In addition to the federal income tax consequences described above, limited partners should consider potential state and local income and other tax consequences resulting from the merger and ownership of common units, which consequences may, in some states and localities, vary from the anticipated federal income tax consequences. For example, some states may impose an entity level tax on the limited partnership. Further, the limited partnership may be subject to withholding obligations in a state with respect to distributions made to limited partners who are not residents of that state. In this regard, a limited partner generally will be subject to tax in those states in which the limited partnership does business or is treated as doing business. In determining the amount of the annual tax distributions and tax draws, the general partner intends to take state and local income tax liabilities into consideration. In addition, the tax return preparation program will include the preparation of applicable state and local tax returns, including in many instances composite tax returns, on behalf of limited partners. If eligible, limited partners may be required by the general partner as part of the tax return preparation program to be included in state composite income tax returns. With respect to such eligible limited partners, a composite tax return is a tax return filed by the limited partnership to report and pay taxes on behalf of such limited partners.

RECEIPT OF GENERAL PARTNER COMMON STOCK

     As discussed above, each Kiewit stockholder generally will recognize gain or loss equal to the difference between the fair market value (at the time of the merger) of the common units and general partner common stock distributed to the Kiewit stockholder and the tax basis of the shares of Kiewit common stock owned by the Kiewit stockholder at the time of the merger. Each Kiewit stockholder who receives shares of general partner common stock in the merger will have, immediately after the transaction, a tax basis for the shares of general partner common stock received equal to the fair market value of such shares and will have a holding period with respect to such shares that begins the day after the transaction. Kiewit anticipates that the shares of general partner common stock received by each Kiewit stockholder in the merger will have a relatively small fair market value, approximately equal to 0.2% of the aggregate amount realized by the stockholder upon the merger. Kiewit or the limited partnership will provide each Kiewit stockholder and the IRS with a statement regarding the fair market value of the shares of general partner common stock received by the Kiewit stockholder in the merger.

GAIN OR LOSS ON REDEMPTIONS OF GENERAL PARTNER COMMON STOCK

     The redemption of the shares of a stockholder of the general partner will be a taxable transaction for U.S. federal income tax purposes. As a consequence of any such redemption, most stockholders of the general partner will be treated as having sold shares for cash and, as a result, will recognize capital gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in the shares redeemed.

SPECIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR CANADIAN RESIDENT LIMITED PARTNERS

     The following discussion addresses certain special U.S. federal income tax considerations applicable to individuals who are not U.S. citizens or residents for U.S. federal income tax purposes and are residents of Canada for Canadian federal income tax purposes and for purposes of the income tax treaty between the U.S. and Canada. Such individuals should also review "Certain Canadian Federal Income Tax Considerations."

 U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR CANADIAN STOCKHOLDERS IN THE MERGER

     A Canadian stockholder generally will not be subject to U.S. federal income tax on gain recognized upon receipt of common units and general partner common stock in exchange for shares of Kiewit common stock in the merger unless (1) the gain relates to a "permanent establishment" or "fixed base" (within the meaning of the U.S.-Canada tax treaty) maintained by such stockholder in the U.S. or (2) Kiewit is at the time of the merger, or has been at any time during the relevant testing period, a "U.S. real property holding corporation" for U.S. federal income tax purposes. Kiewit has determined that it will not be at the time of the merger, and will not have been at any time during the five year period ending at the time of the merger, a U.S. real property holding corporation. In addition, it is anticipated, in most cases, that a Canadian holder's gain recognized upon receipt of common units and shares of general partner common stock will not relate to a "permanent establishment" or "fixed base" maintained in the U.S.

  U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR CANADIAN LIMITED PARTNERS WITH RESPECT TO OWNERSHIP OF COMMON UNITS AND GENERAL PARTNER COMMON STOCK

     As a result of owning common units in the limited partnership, Canadian limited partners will be treated as being engaged in a trade or business in the U.S. through a permanent establishment in the U.S. Consequently, a Canadian limited partner will be subject to U.S. federal income tax at regular rates on his or her allocable share of the limited partnership's income to the extent such income is attributable to the limited partnership's U.S. business. The Canadian limited partner will be required to have a U.S. taxpayer identification number and file annual U.S. federal (and state) income tax returns but will be eligible to participate in the tax return preparation program. See "The Conversion -- Tax Return Preparation Program."

     In determining his or her U.S. taxable income, a Canadian limited partner is entitled to deduct all properly allocable expenses. The Treasury Regulations that generally govern the determination of a nonresident alien's deduction for interest expense do not permit a nonresident alien partner to deduct any interest expense other than his or her share of partnership interest expense. If such Treasury Regulations were to apply to Canadian limited partners, a Canadian limited partner would not be permitted to deduct any interest expense incurred to purchase or carry his or her common units. Canadian residents should consult with their tax advisors regarding the possibility that the U.S.-Canada tax treaty may permit deduction of interest expense that would not otherwise be deductible under the Treasury Regulations.

     Canadian limited partners will also be subject to U.S. tax on their share of U.S.-source interest, dividends and similar types of income that are not attributable to the limited partnership's U.S. business. Such items of income are taxed without reduction for any losses or expenses. The U.S.-Canada tax treaty generally provides reduced rates for Canadian residents (e.g., 15% in the case of U.S.-source dividends).

     A portion of a Canadian limited partner's share of the income of the limited partnership will be neither allocable to the limited partnership's permanent establishment nor from U.S. sources and will not be subject to U.S. tax. For example, a Canadian limited partner's share of the limited partnership's income from current Canadian operations generally should not be subject to U.S. federal income tax.

     The limited partnership will be required to withhold U.S. federal income tax calculated using the highest applicable individual income tax rate for the applicable year on income allocated to Canadian limited partners to the extent the income is attributable to the limited partnership's U.S. business. The limited partnership will also be required to withhold U.S. tax at a 30% rate or lower applicable rate under the U.S.-Canada tax treaty with respect to a Canadian limited partner's share of certain U.S.-source income that is not attributable to the limited partnership's U.S. business. To qualify for such reduced treaty rates, Canadian limited partners will be required to furnish appropriate documentation to the limited partnership from time to time. The limited partnership will treat all U.S. taxes withheld as estimated tax payments. If the amount of U.S. federal income tax that is withheld in respect of a Canadian limited partner for a taxable year exceeds the Canadian limited partner's actual U.S. federal income tax liability for that taxable year, the Canadian limited partner will be eligible to claim a refund from the U.S. for the excess.

     A Canadian limited partner will be subject to U.S. federal income tax on gain realized upon the redemption of limited partnership units to the extent of
(1) the Canadian limited partner's share of unrealized appreciation in the limited partnership's assets that is attributable to the limited partnership's U.S. permanent establishment and, if not already described in (1), (2) the Canadian limited partner's share of unrealized appreciation in U.S. real property assets held by the limited partnership. Kiewit does not anticipate that any U.S. taxes will be required to be withheld, in respect of a Canadian limited partner in redemption of his or her units.

     While Kiewit does not anticipate that the general partner will distribute any dividends, if the general partner were to distribute dividends to a Canadian stockholder (or if redemption proceeds were recharacterized as dividends for U.S. federal income tax purposes), such dividends would be subject to a 15% withholding tax under the U.S.-Canada tax treaty. Kiewit anticipates that the general partner will not be a U.S. real property holding corporation, in which case any gain realized by a Canadian resident upon redemption of his or her shares of the general partner generally will not be subject to U.S. tax unless the gain relates to a "permanent establishment" or "fixed base" (within the meaning of the U.S.-Canada tax treaty) maintained by such stockholder in the United States.

U.S. FEDERAL ESTATE TAX CONSIDERATIONS FOR CANADIAN RESIDENT LIMITED PARTNERS

     In general, the estate of a decedent who was neither a U.S. citizen nor domiciled in the U.S. is subject to U.S. federal estate tax only on U.S. situs property that was owned by the decedent on the date of death. U.S. situs property includes shares of stock in a U.S. corporation (such as stock of the general partner) and, although the rules are not entirely clear, an interest in a partnership that is engaged in business in the U.S. (such as the limited partnership). A Canadian resident's U.S. federal estate tax is determined by applying the same graduated tax rates that apply to U.S. citizens and residents (with a maximum rate of 49% in 2003) to the fair market value of U.S. situs property, less applicable deductions, and offsetting such tax with any applicable credits. The estate of a Canadian decedent generally is not entitled to a marital deduction unless the surviving spouse is a U.S. citizen, and it is entitled to a minimal unified credit (US$13,000, which offsets only U.S. estate tax on a US$60,000 taxable estate at current rates).

     The U.S.-Canada income tax treaty provides Canadian residents significant relief from the federal estate tax in certain circumstances. For example, in any case in which a Canadian resident's worldwide estate is no greater than the amount of the exemption equivalent of the unified credit applicable to U.S. citizens and residents (i.e., currently U.S. $1,000,000), the Canadian resident will not owe any U.S. estate tax.

     Canadian limited partners should consult with their tax advisors on their exposure to U.S. estate tax, the application of the U.S.-Canada tax treaty, and the possibility of strategies that may be employed to mitigate exposure to U.S. estate tax.

     THE SUMMARY OF U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS SET FORTH ABOVE IS NOT INTENDED TO BE A COMPLETE SUMMARY OF THE TAX CONSEQUENCES OF THE MERGER OR THE OWNERSHIP AND DISPOSITION OF COMMON UNITS OR GENERAL PARTNER COMMON STOCK. EACH KIEWIT STOCKHOLDER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR CONCERNING THE FOREIGN, FEDERAL, STATE, LOCAL AND OTHER TAX CONSIDERATIONS RELATING TO THE MERGER AND ARISING FROM THE OWNERSHIP AND DISPOSITION OF COMMON UNITS OR COMMON STOCK OF THE GENERAL PARTNER.

               CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada), or the Canadian Act, to a holder of Kiewit common stock who receives common units and shares of general partner common stock in the merger and who, for purposes of the Canadian Act, is an individual (other than a trust) resident in Canada, holds Kiewit common stock, and will hold the common units and the shares of general partner common stock as capital property, deals at arm's length with Kiewit and the general partner and is not affiliated with Kiewit or the general partner within the meaning of the Canadian Act. Such individuals shall be referred to herein as "Canadian holders."

     This summary does not apply to a corporation, trust or other entity or to a person who is not a resident in Canada. In addition, it is based on the current provisions of the Canadian Act and the regulations thereunder, or the Canadian Regulations, in force on the date hereof, specific proposals, or the Tax Proposals, to amend the Canadian Act or the Canadian Regulations publicly announced by the Canadian Minister of Finance prior to the date hereof and an understanding of the current published administrative and assessing practices of the Canada Customs and Revenue Agency, or the CCRA. Except for the Tax Proposals, this summary does not take into account or anticipate any proposed changes to the law or to the CCRA's administrative and assessing practices, whether by legislative, governmental or judicial actions.

     THE FOLLOWING DISCUSSION IS INTENDED TO BE A GENERAL DESCRIPTION OF THE CANADIAN FEDERAL INCOME TAX CONSIDERATIONS GENERALLY APPLICABLE TO A CANADIAN HOLDER BY REASON OF THE MERGER AS WELL AS THE OWNERSHIP OF COMMON UNITS AND SHARES OF GENERAL PARTNER COMMON STOCK AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS BEING, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. EACH CANADIAN HOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER AS WELL AS THE OWNERSHIP OF COMMON UNITS AND SHARES OF GENERAL PARTNER COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY PROVINCIAL, LOCAL OR FOREIGN LAWS AND OF CHANGES IN APPLICABLE TAX LAWS. THE DISCUSSION DOES NOT ADDRESS ALL OF THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR CANADIAN HOLDER AND, IN PARTICULAR, DOES NOT ADDRESS ANY FEDERAL INCOME TAX CONSIDERATIONS RELEVANT TO HOLDER OF PREFERRED UNITS OR A KIEWIT STOCKHOLDER EXERCISING DISSENTERS' RIGHTS. NO RULING OR OTHER GUIDANCE HAS BEEN OR WILL BE SOUGHT FROM THE CCRA REGARDING ANY MATTER DISCUSSED HEREIN.

     Canadian Holder Foreign Currency Translation Issues. Generally speaking, all amounts relevant to the computation of income and gains under the Canadian Act which are at any time paid, received, distributed, valued or expressed in foreign currency must be translated into Canadian dollars using an appropriate exchange rate for that time.

     Conversion of Kiewit Common Stock in the Merger. A Canadian holder who receives common units and shares of general partner common stock in the merger will generally realize a capital gain (or a capital loss) to the extent that the fair market value of the common units and the shares of general partner common stock received in the merger exceeds (or is exceeded by) the Canadian holder's adjusted cost base of his or her Kiewit common stock. The Canadian holder's cost of the common units and general partner common stock so acquired will be equal to the fair market value thereof on the date of acquisition.

     After the close of the taxation year in which the merger takes place, the limited partnership will provide each Canadian holder with a statement as to the formula value of the common units and shares of general partner common stock distributed in the merger. Kiewit has not requested any confirmation from CCRA as to the fair market value of the common units and the shares of general partner common stock. There is no assurance that CCRA or a court will accept the formula value as being the fair market value.

     The limited partnership agreement requires the limited partnership to make a cash payment that is referred to herein as a "conversion tax draw" to or on behalf of each limited partner in an amount generally sufficient to allow the Canadian holder to pay Canadian federal, provincial and local income, franchise and other similar taxes resulting from any gain recognized by the Canadian holder upon the receipt of common units and general partner common stock in the merger. The conversion tax draw is not expected to result in additional taxable income to a Canadian holder, but such draw will reduce the amount that a Canadian holder otherwise would receive on a later redemption of common units. The amount of a Canadian holder's conversion tax draw will be computed by the program tax preparer pursuant to the methodologies determined by the general partner in its sole and absolute discretion.

     Taxation of the Canadian Holders as Limited Partners. Each Canadian holder who is a member of the limited partnership at the end of a fiscal period of the limited partnership will be required to include its share of the limited partnership's income for such fiscal period, whether or not the Canadian holder has received or will receive any distributions from the limited partnership. A Canadian holder's share of the limited partnership's income for this purpose should generally be determined in accordance with the provisions of the limited partnership agreement. Under the limited partnership agreement, Canadian holders who hold common units at the end of the fiscal period of the limited partnership will be allocated a share of income or loss of the limited partnership (other than from Canadian operations), including Canadian-source dividends and certain capital gains (or losses). See "-- Tax Treatment of Canadian Dividends" and
"-- Tax Treatment of Capital Gains and Losses."

     In general, interest on debt incurred by a Canadian holder to acquire common units (including debt incurred by the Canadian holder to purchase Kiewit common stock exchanged for common units in the merger) should be deductible for Canadian income tax purposes.

     A Canadian holder generally will be entitled to claim foreign tax credits in his or her Canadian income tax return for income tax paid to foreign (including U.S. federal and state) tax authorities in connection with foreign (including U.S.) source income of the limited partnership allocated to the Canadian holder. The entitlement to this foreign tax credit is subject to the detailed rules and limitations in the Canadian Act which may limit the availability of the credit. For example, this may be the case where the Canadian holder pays a higher effective rate of U.S. income tax on income from the limited partnership because of a limitation of deductibility of interest for U.S. tax purposes on debt incurred by the Canadian holder to acquire units (including debt incurred by the Canadian holder to purchase Kiewit common stock exchanged for common units and shares of general partner common stock).

     Distributions and Tax Draws. The limited partnership agreement requires the limited partnership to make payments, in the form of distributions and/or draws, to or on behalf of each Canadian holder to allow such partner to satisfy his or her income tax liability resulting from the allocation of limited partnership tax items. See "Summary of the Limited Partnership's Amended and Restated Agreement of Limited Partnership -- Distributions and Tax Payments" for a detailed discussion of the distributions and draws expected to be made by the limited partnership. Because the limited partnership currently intends to make annual tax distributions at the highest applicable combined U.S. federal, state and local tax rate, Canadian holders may need special tax draws to be able to pay all of the tax attributable to limited partnership items.

     At-Risk Rules. The Canadian Act contains rules, the "at-risk rules," which, in general, will limit the ability of a Canadian holder to deduct his or her share of any loss of the limited partnership to the Canadian holder's "at-risk amount" in respect of the limited partnership.

     In general, the "at-risk amount" of a Canadian holder at the end of a fiscal period of the limited partnership will be the amount by which (1) the aggregate of the Canadian holder's adjusted cost base of his or her common units at that time and his or her share of the limited partnership's income for that fiscal period, exceeds (2) the aggregate of amounts owing by the Canadian holder to the partnership and any amount or benefit which the Canadian holder is entitled (either immediately or in the future and either absolutely or contingently) to receive or obtain to protect him or her from loss. These "at-risk rules" also extend to certain non-arm's length arrangements involving a Canadian holder or the limited partnership. In certain circumstances, all or part of any limited partnership losses that are restricted by the at-risk rules may be carried forward and deducted in future years.

     Disposition of Common Units. On a disposition of common units, such as on a redemption (or on a deemed disposition of such common units, such as on death or ceasing to be resident in Canada), a Canadian holder will generally realize a capital gain (or a capital loss) to the extent that the proceeds of disposition of the units, net of any reasonable costs of disposition, exceed (or are exceeded by) the Canadian holder's adjusted cost base of the units. In general, the adjusted cost base of a Canadian holder's common units at a particular time will be equal to (1) the original cost of the common units (determined in Canadian dollars at the date(s) of acquisition thereof), plus (2) the aggregate of the Canadian holder's allocated share of the income and the non-taxable portion of capital gains of the limited partnership for fiscal periods of the limited partnership ending before that time, less (3) the aggregate of the Canadian holder's share of the deductible losses and the non-allowable portion of any capital losses of the limited partnership for fiscal periods of the limited partnership ending before the particular time, less (4) distributions made to the Canadian holder by the limited partnership before the particular time (including all types of tax draws and distributions, including the conversion tax draw and any special tax draws.)

     If a Canadian holder's adjusted cost base of his or her common units is negative at the end of a taxation year, the amount by which it is negative will be deemed to be a capital gain realized by the Canadian holder in that taxation year and the Canadian holder's adjusted cost base of his or her common units will be increased by the amount of the deemed capital gain. See "-- Tax Treatment of Capital Gains and Losses."

     Disposition of Common Stock of the General Partner. On the actual or deemed disposition of a Canadian holder's general partner common stock, including a repurchase by the general partner, a Canadian holder will generally realize a capital gain (or a capital loss) to the extent that the proceeds of disposition of the general partner common stock, net of any reasonable costs of disposition, exceed (or are exceeded by) the Canadian holder's adjusted cost base of the general partner common stock. However, see the discussion below of the proposed "foreign investment entity" rules.

     Tax Treatment of Capital Gains and Losses. One half of any capital gain (a "taxable capital gain") must be included in income and one half of any capital loss (an "allowable capital loss") may be deducted from taxable capital gains in accordance with the rules in the Canadian Act. Any excess allowable capital losses over taxable capital gains realized in a year may be carried back for up to three taxation years or forward indefinitely and deducted against net taxable capital gains realized in those other years.

     Tax Treatment of Canadian Dividends. A Canadian holder's allocable share of dividends received by the limited partnership from taxable Canadian corporations generally will be treated for purposes of the Canadian Act in the same manner as dividends received by the Canadian holder directly from taxable Canadian corporations. Canadian holders will generally be eligible for gross-up and dividend tax credit treatment.

     Alternative Minimum Tax. A Canadian holder may in certain circumstances be liable for alternative minimum tax under the Canadian Act. Among the factors that may give rise to alternative minimum tax are the realization of capital gains (either directly or through the ownership of an interest in a partnership), and incurring carrying costs (such as interest expense) for any year that exceed the Canadian holder's share of income of the limited partnership for that year.

     Filing and Payment Requirements. Each Canadian holder is responsible for filing his or her own Canadian federal and provincial tax return reporting the Canadian holder's share of the income or loss of the limited partnership and for paying all required taxes and installments. Under the limited partnership agreement, the general partner is required to provide to the limited partners sufficient information to enable the Canadian holders to estimate their tax installment requirements and to complete their tax returns. The preparation and filing of returns and the payment of installments will be covered by the tax return preparation program. See "The Conversion -- Tax Return Preparation Program."

     Canadian holders may be required to file an annual partnership information return reporting, among other things, the income or loss of the limited partnership for the fiscal period and the names and allocable portions of such income or loss of each of the limited partners. The filing of an annual partnership information return by the general partner on behalf of the limited partners would satisfy this requirement, if any. There is no requirement to file an annual partnership information return for the limited partnership provided that it does not carry on business in Canada (itself or through other partnerships) for purposes of the Canadian Act. Kiewit does not intend that the limited partnership carry on business in Canada, but rather that any business in Canada would be carried on through one or more entities characterized as corporations for purposes of the

Canadian Act. Accordingly, Kiewit does not anticipate that the limited partnership will file such information returns.

     Audits and Reporting of Limited Partnership Items. It is anticipated that audits of limited partnership items by the CCRA will be conducted at the limited partnership level and audit determinations with respect to partnership items will be applied on a uniform basis to all Canadian holders. It is anticipated that, the general partner will be notified by CCRA of any audit or other administrative or judicial proceeding concerning the limited partnership and, if so it is anticipated that the general partner will not inform limited partners of such proceedings.

     The general partner will make a number of decisions with respect to the tax treatment of particular items relevant in determining and allocating the limited partnership's income for Canadian tax purposes, and the limited partnership agreement requires each Canadian holder to report his or her share of partnership income, loss or other items consistently with the determinations and allocations made by the general partner. There can be no assurance that all or any of the positions taken by the general partner will be accepted by the CCRA or a court. The general partner will have considerable authority to make decisions affecting the tax treatment and procedural rights of all partners. Under the limited partnership agreement, each Canadian holder gives to the general partner the exclusive authority to deal with CCRA on behalf of the Canadian holders in any Canadian tax matter relating to the limited partnership, including resolving, appealing or settling any tax dispute. Even though individual Canadian holders will have no voice in tax matters affecting the limited partnership, in the event of an examination and adjustment to any item related to the limited partnership, Canadian holders may become liable for additional taxes, interest, and possibly penalties. The limited partnership intends to indemnify Canadian holders against the adverse consequences of any such liabilities. However, if the Canadian holders become liable for additional taxes, interest, or penalties, they will not be relieved of that liability even if for any reason the limited partnership fails to indemnify them.

     Foreign Property Information Reporting. The common units and general partner common stock will be treated as "specified foreign property" for purposes of special foreign property information reporting rules in the Canadian Act. A Canadian holder whose adjusted cost base for such common units and general partner common stock at any time in a year or fiscal period, together with the cost amount of other "specified foreign property" of the holder, exceeds CDN$100,000 will be required to file an information return in respect of such specified foreign property disclosing the holder's adjusted cost base, any dividends received in the year and any gains or losses realized in the year.

     Foreign Investment Entity Rules. Under proposed amendments to the Canadian Act, Canadian holders may be subject to a new tax regime proposed to apply for taxation years that begin after 2002 to "participating interests" in a "foreign investment entity." The limited partnership would not be a "foreign investment entity" under these proposed rules, but if the limited partnership (or a subsidiary partnership) holds a "participating interest" in a "foreign investment entity," this would be taken into account in determining the taxable income of the limited partnership.

     The general partner common stock will constitute a "participating interest" in the general partner, but it is uncertain whether the general partner will be a "foreign investment entity." If the general partner is a "foreign investment entity" and if no exemption is available, Canadian holders could be subject to a mark-to-market regime which taxes the annual increases in the fair market value of the general partner common stock held by a Canadian holder. In that case, the cost of the common stock for purposes of the Canadian Act would be re-set at fair market value at the beginning of each taxation year. It is anticipated that the general partner will have only a limited economic interest in the limited partnership and, accordingly, that the fair market value of the Canadian holder's interest in the general partner common stock will be relatively small. If so, the tax consequences to Canadian holders under these proposed amendments as a result of holding the shares of general partner common stock may not be material.

                                 LEGAL MATTERS

     The validity of the common units and general partner common stock to be distributed in connection with the merger will be passed upon for the limited partnership and the general partner by Willkie Farr & Gallagher, New York, New York.

                                    EXPERTS

     The audited financial statements of Peter Kiewit Sons', Inc. as of December 30, 2000 and for each of the two fiscal years in the period ended December 30, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements and schedule of Peter Kiewit Sons', Inc. as of December 29, 2001, and for the year then ended, and the financial statements and schedule of Bentson Contracting Company as of December 29, 2001 and December 30, 2000, and for each of the years in the three-year period ended December 29, 2001, have been included herein in reliance upon the reports of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     With respect to the unaudited interim financial information of Peter Kiewit Sons', Inc. for the period ended June 30, 2002, included herein, the independent accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2002, and included herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                                 OTHER MATTERS

     Kiewit, the limited partnership and the general partner, do not know of any business other than that described in this proxy statement/joint prospectus which will be presented for consideration at the special meeting. If any other matter properly comes before the special meeting or at any adjournment or postponement thereof, the proxy holders named in the accompanying proxy will vote the shares represented by such proxy in accordance with their best judgment and, as applicable, in accordance with said proxy.

                      WHERE CAN YOU FIND MORE INFORMATION

     This proxy statement/joint prospectus does not contain all of the information found in the registration statement on Form S-4 of which this proxy statement/joint prospectus is a part. For further information regarding the limited partnership, the general partner and the securities being offered under this proxy statement/joint prospectus, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

     The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov. The registration statement can be downloaded from the SEC's website.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES
                  INDEX TO FINANCIAL STATEMENTS AND FINANCIAL
                               STATEMENT SCHEDULE

Independent Auditors' Report................................    F-2
Report of Independent Accountants...........................    F-3
Consolidated Financial Statements as of December 29, 2001
  and December 30, 2000 and for the three fiscal years ended
  December 29, 2001:
  Consolidated Statements of Earnings.......................    F-5
  Consolidated Balance Sheets...............................    F-6
  Consolidated Statements of Cash Flows.....................    F-7
  Consolidated Statements of Changes in Redeemable Common
     Stock and Comprehensive Income.........................    F-8
  Notes to Consolidated Financial Statements................    F-9
Consolidated Financial Statement Schedule for the three
  fiscal years ended December 29, 2001......................   F-26
Independent Accountants' Review Report......................   F-27
Consolidated Condensed Financial Statements as of June 30,
  2002 and December 29, 2001 and for the three and six
  months ended June 30, 2002 and 2001:
  Consolidated Condensed Statements of Earnings.............   F-28
  Consolidated Condensed Balance Sheets.....................   F-29
  Consolidated Condensed Statements of Cash Flows...........   F-30
  Notes to Consolidated Condensed Financial Statements......   F-31

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Peter Kiewit Sons', Inc.:

     We have audited the accompanying consolidated balance sheet of Peter Kiewit Sons', Inc. and subsidiaries as of December 29, 2001, and the related consolidated statements of earnings, changes in redeemable common stock and comprehensive income, and cash flows for the year then ended. In connection with our audit of the consolidated financial statements, we have also audited the financial statement schedule for the year ended December 29, 2001. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peter Kiewit Sons', Inc. and subsidiaries as of December 29, 2001, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule for the year ended December 29, 2001, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

KPMG LLP

Omaha, Nebraska
March 15, 2002

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Peter Kiewit Sons', Inc.

     In our opinion, the accompanying consolidated balance sheet as of December 30, 2000 and the related consolidated statements of earnings, of changes in redeemable common stock and comprehensive income, and of cash flows for each of the two fiscal years in the period ended December 30, 2000 present fairly, in all material respects, the financial position, results of operations and cash flows of Peter Kiewit Sons', Inc. and its subsidiaries at December 30, 2000 and for each of the two fiscal years in the period ended December 30, 2000, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule of Peter Kiewit Sons', Inc., Schedule II -- Valuation of Qualifying Accounts, as of December 30, 2000 and for each of the two fiscal years in the period ended December 30, 2000, presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Omaha, Nebraska
March 5, 2001

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS
               FOR THE THREE FISCAL YEARS ENDED DECEMBER 29, 2001

                                                               2001      2000      1999
                                                              -------   -------   -------
                                                                 (DOLLARS IN MILLIONS,
                                                                EXCEPT PER SHARE DATA)
Revenue.....................................................  $ 3,871   $ 4,463   $ 3,586
Cost of revenue.............................................   (3,444)   (4,138)   (3,272)
                                                              -------   -------   -------
                                                                  427       325       314
General and administrative expenses.........................     (184)     (170)     (141)
Gain on sale of operating assets............................       20        17        20
                                                              -------   -------   -------
Operating earnings..........................................      263       172       193
Other income (expense):
  Investment income and equity earnings.....................       16        13        --
  Interest expense..........................................       (3)       (4)       (7)
  Gain on sale of partnership interest......................       --        45        --
  Other, net................................................       11        33        35
                                                              -------   -------   -------
                                                                   24        87        28
                                                              -------   -------   -------
Earnings before income taxes, minority interest and
  discontinued operations...................................      287       259       221
Minority interest in net earnings of subsidiaries, net of
  tax.......................................................       (2)       (1)       (1)
Provision for income taxes..................................     (110)      (97)      (83)
                                                              -------   -------   -------
Earnings from continuing operations.........................      175       161       137
Discontinued operations:
  Income from materials operations, net of income tax
     expense of $--, $12 and $17............................       --        18        28
                                                              -------   -------   -------
Net earnings................................................  $   175   $   179   $   165
                                                              =======   =======   =======
Earnings per share:
Continuing operations:
  Basic.....................................................  $  5.72   $  4.97   $  4.00
                                                              =======   =======   =======
  Diluted...................................................  $  5.49   $  4.83   $  3.91
                                                              =======   =======   =======
Discontinued operations:
  Basic.....................................................  $    --   $   .57   $   .81
                                                              =======   =======   =======
  Diluted...................................................  $    --   $   .55   $   .80
                                                              =======   =======   =======
Net earnings:
  Basic.....................................................  $  5.72   $  5.54   $  4.81
                                                              =======   =======   =======
  Diluted...................................................  $  5.49   $  5.38   $  4.71
                                                              =======   =======   =======

          See accompanying notes to consolidated financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    DECEMBER 29, 2001 AND DECEMBER 30, 2000

                                                                2001        2000
                                                              ---------   ---------
                                                              (DOLLARS IN MILLIONS
                                                                EXCEPT PER SHARE
                                                                      DATA)
                                      ASSETS
Current assets:
  Cash and cash equivalents.................................   $  216      $  302
  Investments...............................................      108           7
  Receivables, less allowance of $7 and $4..................      544         463
  Unbilled contract revenue.................................      115          97
  Contract costs in excess of related revenue...............       41          58
  Investment in construction joint ventures.................      112          93
  Deferred income taxes.....................................       59          89
  Other.....................................................       12          10
                                                               ------      ------
Total current assets........................................    1,207       1,119
Property, plant and equipment, at cost:
  Land......................................................       25          24
  Buildings.................................................       64          60
  Equipment.................................................      642         528
                                                               ------      ------
                                                                  731         612
  Less accumulated depreciation and amortization............     (446)       (424)
                                                               ------      ------
Net property, plant and equipment...........................      285         188
Other assets................................................      102          94
                                                               ------      ------
                                                               $1,594      $1,401
                                                               ======      ======
                      LIABILITIES AND REDEEMABLE COMMON STOCK
Current liabilities:
  Accounts payable, including retainage of $63 and $56......   $  242      $  223
  Current portion of long-term debt.........................        1           1
  Accrued costs on construction contracts...................      154         150
  Billings in excess of related costs and earnings..........      145         145
  Accrued insurance costs...................................       65          64
  Accrued payroll...........................................       32          34
  Other.....................................................       39          22
                                                               ------      ------
Total current liabilities...................................      678         639
Long-term debt, less current portion........................       25          12
Deferred income taxes.......................................       30          20
Other liabilities...........................................       10          20
Minority interest...........................................       16          14
Preferred stock, no par value, 250,000 shares authorized, no
  shares outstanding........................................       --          --
Redeemable common stock ($679 million and $571 million
  aggregate redemption value):
  Common stock, $.01 par value, 125 million shares
     authorized 31,588,125 and 32,259,640 outstanding.......       --          --
  Additional paid-in capital................................      206         185
  Accumulated other comprehensive loss......................      (11)         (7)
  Retained earnings.........................................      640         518
                                                               ------      ------
Total redeemable common stock...............................      835         696
                                                               ------      ------
                                                               $1,594      $1,401
                                                               ======      ======

          See accompanying notes to consolidated financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE FISCAL YEARS ENDED DECEMBER 29, 2001

                                                               2001     2000    1999
                                                              ------   ------   -----
                                                               (DOLLARS IN MILLIONS)
Cash flows from operations:
  Net earnings..............................................  $ 175    $ 179    $165
  Adjustments to reconcile net earnings to net cash provided by operations:
    Depreciation and amortization...........................     74       72      73
    Gain on sale of property, plant and equipment and other
      investments, net......................................    (20)      (8)     (2)
    Gain on sale of partnership interest....................     --      (45)     --
    Equity in earnings, net of distributions................      2       (7)    (13)
    Change in other noncurrent liabilities..................     (9)       7      --
    Deferred income taxes...................................     33       (8)     (2)
    Change in working capital items:
       Receivables..........................................    (61)     (15)    (41)
       Unbilled contract revenue and contract costs in
       excess of related revenue............................      4      (51)     10
       Investment in construction joint ventures............    (19)      63      (8)
       Other current assets.................................     --       (1)     10
       Accounts payable.....................................     19        4      42
       Accrued construction costs and billings in excess of
       revenue on uncompleted contracts.....................      3       36     (16)
       Accrued payroll......................................     (2)      (2)     --
       Change in outstanding checks in excess of funds on
       deposit..............................................     (3)     (20)     43
       Other liabilities....................................      1       (5)     (8)
       Other................................................     (4)       9     (18)
                                                              -----    -----    ----
Net cash provided by operations.............................    193      208     235
Cash flows from investing activities:
  Proceeds from sales of available-for-sale securities......      3       --      --
  Proceeds from maturities of available-for-sale
    securities..............................................      3        9       3
  Purchases of available-for-sale securities................    (85)      (5)     (7)
  Purchases of other investments............................    (20)      --      --
  Proceeds from sale of property, plant and equipment.......     27       24      32
  Acquisitions, net of cash acquired........................    (38)    (172)    (36)
  Proceeds from sale of partnership interest................     --       86      --
  Capital expenditures......................................   (138)     (90)    (75)
  Additions to notes receivable.............................     (2)      (4)     (2)
  Payments received on notes receivable.....................      6        4       5
                                                              -----    -----    ----
Net cash used in investing activities.......................   (244)    (148)    (80)
Cash flows from financing activities:
  Long-term debt borrowings.................................      5        5       5
  Payments on long-term debt................................     (6)      (4)    (22)
  Issuances of common stock.................................     37       32      25
  Repurchases of common stock...............................    (50)     (64)    (39)
  Dividends paid............................................    (19)     (18)    (16)
  Cash distributed in connection with Materials spin-off....     --      (47)     --
                                                              -----    -----    ----
Net cash used in financing activities.......................    (33)     (96)    (47)
Effect of exchange rates on cash............................     (2)      --       3
                                                              -----    -----    ----
Net (decrease) increase in cash and cash equivalents........    (86)     (36)    111
Cash and cash equivalents at beginning of year..............    302      338     227
                                                              -----    -----    ----
Cash and cash equivalents at end of year....................  $ 216    $ 302    $338
                                                              =====    =====    ====
Supplemental disclosures of cash flow information:
  Taxes paid................................................  $  67    $ 124    $ 95
  Interest paid.............................................  $   3    $   5    $  4
Non-cash investing activities:
  Stock warrants received as part of a contract
    settlement..............................................  $  23    $  --    $ --
Non-cash financing activities:
  Exchange of convertible debentures for materials stock
    (Note 15)...............................................  $  --    $  (7)   $ --

          See accompanying notes to consolidated financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE
                     COMMON STOCK AND COMPREHENSIVE INCOME
               FOR THE THREE FISCAL YEARS ENDED DECEMBER 29, 2001

                                                                       ACCUMULATED                 TOTAL
                                            REDEEMABLE   ADDITIONAL       OTHER                  REDEEMABLE
                                              COMMON      PAID-IN     COMPREHENSIVE   RETAINED     COMMON
                                              STOCK       CAPITAL     INCOME (LOSS)   EARNINGS     STOCK
                                            ----------   ----------   -------------   --------   ----------
                                                                 (DOLLARS IN MILLIONS)
Balance at December 26, 1998..............      $--         $161          $(22)         $552       $ 691
Dividends(a)..............................      --            --            --           (17)        (17)
Issuance of stock.........................      --            25            --            --          25
Repurchase of stock.......................      --           (11)           --           (28)        (39)
Comprehensive income:
  Net earnings............................      --            --            --           165         165
  Other comprehensive income:
  Foreign currency adjustment.............      --            --             1            --           1
  Change in unrealized holding loss, net
     of tax...............................      --            --            11            --          11
                                                                                                   -----
  Total other comprehensive income........                                                            12
                                                                                                   -----
Total comprehensive income................                                                           177
                                                --          ----          ----          ----       -----
Balance at December 25, 1999..............      --           175           (10)          672         837
Dividends(a)..............................      --            --            --           (18)        (18)
Issuance of stock.........................      --            32            --            --          32
Repurchase of stock.......................      --           (16)           --           (48)        (64)
Exchange of Common Stock for Materials
  Stock...................................      --            (6)           --           (16)        (22)
Materials spin-off........................      --            --            --          (251)       (251)
Comprehensive income:
  Net earnings............................      --            --            --           179         179
  Other comprehensive income:
  Foreign currency adjustment.............      --            --            --            --          --
  Change in unrealized holding loss, net
     of tax...............................      --            --             3            --           3
                                                                                                   -----
  Total other comprehensive income........                                                             3
                                                                                                   -----
Total comprehensive income................                                                           182
                                                --          ----          ----          ----       -----
Balance at December 30, 2000..............      --           185            (7)          518         696
Dividends(a)..............................      --            --            --           (19)        (19)
Issuance of stock.........................      --            37            --            --          37
Repurchase of stock.......................      --           (16)           --           (34)        (50)
Comprehensive income:
  Net earnings............................      --            --            --           175         175
  Other comprehensive loss:
  Foreign currency adjustment.............      --            --            (4)           --          (4)
                                                                                                   -----
  Total other comprehensive loss..........                                                            (4)
                                                                                                   -----
Total comprehensive income................                                                           171
                                                --          ----          ----          ----       -----
Balance at December 29, 2001..............      $--         $206          $(11)         $640       $ 835
                                                ==          ====          ====          ====       =====

---------------

(a) Dividends per share include $.30, $.30 and $.27 for dividends declared in 2001, 2000 and 1999, respectively, but paid in January of the following year.
          See accompanying notes to consolidated financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of Peter Kiewit Sons', Inc. ("the Company") and subsidiaries in which it has or had control. Investments in construction joint ventures and partnerships are accounted for under the equity method in the consolidated balance sheet. The Company accounts for its share of the operations of the construction joint ventures and partnerships on a pro rata basis in the consolidated statements of earnings under Emerging Issues Task Force ("EITF") Issue No. 00-1 "Investor Balance Sheet and Income Statement Display under the Equity Method for Investments in Certain Partnerships and Other Ventures".

  REVENUE RECOGNITION

  Construction Contracts

     The Company operates as a general contractor throughout North America and engages in various types of construction projects for both public and private owners. Credit risk is minimal with public (government) owners since the Company ascertains that funds have been appropriated by the governmental project owner prior to commencing work on public projects. Most public contracts are subject to termination at the election of the government. However, in the event of termination, the Company is entitled to receive the contract price on completed work and reimbursement of termination-related costs. Credit risk with private owners is minimized because of statutory mechanics liens, which give the Company high priority in the event of lien foreclosures following financial difficulties of private owners.

     The construction industry is highly competitive and lacks firms with dominant market power. A substantial portion of the Company's business involves construction contracts obtained through competitive bidding. The volume and profitability of the Company's construction work depends to a significant extent upon the general state of the economies of North America and the volume of work available to contractors. The Company's construction operations could be adversely affected by labor stoppages or shortages, adverse weather conditions, shortages of supplies or governmental action.

     The Company uses the percentage of completion method of accounting. For fixed-price construction contracts, an estimated percentage of completion for each contract, as determined by the Company's engineering estimate based on the amount of work performed, is applied to total estimated revenue. For cost-plus construction contracts, the percentage of completion, based upon costs incurred divided by projected costs, is applied to total estimated profit. Provision is made for the entire amount of future estimated losses on construction contracts in progress; claims for additional contract compensation, however, are not reflected in the accounts until the period in which such claims are allowed. Revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts which require the revision become known. It is at least reasonably possible that cost and profit estimates will be revised in the near-term.

     In accordance with industry practice, amounts realizable and payable under contracts which may extend beyond one year are included in current assets and liabilities.

  Coal Sales Contracts

     The Company recognizes coal sales revenue at the time the product is delivered and all contractual obligations have been satisfied.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

  CASH AND CASH EQUIVALENTS

     Cash equivalents generally consist of highly liquid instruments purchased with original maturities of three months or less. The securities are stated at cost, which approximates fair value.

     Outstanding checks in excess of funds on deposit in the amount of $78 million and $81 million at December 29, 2001 and December 30, 2000 have been reclassified to accounts payable.

  INVESTMENTS

  Available-for-Sale Securities

     The Company has classified all marketable securities and marketable non-current investments not accounted for under the equity method as available-for-sale. The amortized cost of the securities used in computing unrealized and realized gains and losses is determined by specific identification. Fair values are estimated based on quoted market prices for the securities on hand or for similar investments. Net unrealized holding gains and losses are reported as a separate component of accumulated other comprehensive income (loss), net of tax. The Company continually evaluates its investments for other than temporary declines in value. Several factors are analyzed in evaluating investments including an analysis of the company, its industry, valuation levels and subsequent developments. Unrealized losses that are determined to be other than temporary are recognized in earnings.

  Other

     The Company accounts for investments in limited investment partnerships under the equity method of accounting.

  DEFERRED INCOME TAXES

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance would be recognized if it were anticipated that some or all of a deferred tax asset would not be realized.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Depreciation for the majority of the Company's property, plant and equipment is calculated using accelerated methods. The estimated useful lives of the Company's property, plant and equipment are as follows:

Buildings...................................................   5 - 39 years
Equipment...................................................   3 - 20 years

  INTANGIBLE ASSETS

     Intangible assets primarily consist of amounts allocated upon purchase of operations. Those assets are amortized on a straight-line basis over the expected period of benefit, which does not exceed 20 years.

  LONG-LIVED ASSETS

     The Company reviews the carrying amount of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Measurement of any impairment would include a comparison of the present value of the estimated future operating cash flows anticipated to be generated during the remaining life of the assets to the net carrying value of the assets.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

  ACCRUED INSURANCE COSTS

     The Company is self-insured for certain general, auto and worker's compensation claims, and accrues for the estimated ultimate liability for incurred losses, both reported and unreported. The Company bases its estimate of loss on historic trends modified for recent events. It is at least reasonably possible that the estimate of ultimate liability will be revised in the near-term.

  REDEEMABLE COMMON STOCK

     The Company accounts for its redeemable common stock under EITF Issue No. 87-23 "Book Value Stock Purchase Plans."

  FOREIGN CURRENCIES

     The local currencies of foreign subsidiaries are the functional currencies for financial reporting purposes. Assets and liabilities are translated into U.S. dollars at year-end exchange rates. Revenue and expenses are translated using average exchange rates prevailing during the year. Gains or losses resulting from currency translation are recorded as adjustments to accumulated other comprehensive income (loss).

  EARNINGS PER SHARE

     Basic earnings per share has been computed using the weighted average number of shares outstanding during each period. Diluted earnings per share gives effect to convertible debentures considered to be dilutive common stock equivalents. The potentially dilutive convertible debentures are calculated in accordance with the "if converted" method. This method assumes that the after-tax interest expense associated with the debentures is an addition to income and the debentures are converted into equity with the resulting common shares being aggregated with the weighted average shares outstanding.

                                                           2001      2000      1999
                                                          -------   -------   -------
Earnings from continuing operations (in millions).......  $   175   $   161   $   137
Earnings from discontinued operations...................       --        18        28
                                                          -------   -------   -------
Net earnings available to common stockholders...........      175       179       165
Add: Interest expense, net of tax effect, associated
  with convertible debentures...........................        1         *         *
                                                          -------   -------   -------
Net earnings for diluted shares.........................  $   176   $   179   $   165
                                                          =======   =======   =======
Total number of weighted average shares outstanding used
  to compute basic earnings per share (in thousands)....   30,588    32,284    34,299
Additional dilutive shares assuming conversion of
  convertible debentures................................    1,408     1,041       753
                                                          -------   -------   -------
Total number of shares used to compute diluted earnings
  per share.............................................   31,996    33,325    35,052
                                                          =======   =======   =======
Continuing operations:
  Basic earnings per share..............................  $  5.72   $  4.97   $  4.00
                                                          =======   =======   =======
  Diluted earnings per share............................  $  5.49   $  4.83   $  3.91
                                                          =======   =======   =======
Discontinued operations:
  Basic earnings per share..............................  $    --   $   .57   $   .81
                                                          =======   =======   =======
  Diluted earnings per share............................  $    --   $   .55   $   .80
                                                          =======   =======   =======
Net earnings:
  Basic earnings per share..............................  $  5.72   $  5.54   $  4.81
                                                          =======   =======   =======
  Diluted earnings per share............................  $  5.49   $  5.38   $  4.71
                                                          =======   =======   =======

---------------

* Interest expense attributable to convertible debentures was less than $.5 million.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  RECENT PRONOUNCEMENTS

     The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and for hedging activities, effective January 1, 2001. Adoption of this statement did not affect the Company's financial statements as the Company had no derivative instruments or hedging activities as of December 31, 2000.

     In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141 (SFAS 141), "Business Combinations," and No. 142 (SFAS 142), "Goodwill and Other Intangible Assets."

     SFAS 141 supersedes Accounting Principles Board Opinion No. 16 (APB 16), "Business Combinations." The most significant changes made by SFAS 141 are: (1) requiring that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, (2) establishing specific criteria for the recognition of intangible assets separately from goodwill, and (3) requiring unallocated negative goodwill to be written off immediately as an extraordinary gain (instead of being deferred and amortized).

     SFAS 142 supersedes APB 17, "Intangible Assets." SFAS 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition (i.e., the post-acquisition accounting). The provisions of SFAS 142 will be effective for fiscal years beginning after December 15, 2001. The most significant changes made by SFAS 142 are: (1) goodwill and indefinite-lived intangible assets will no longer be amortized, (2) goodwill will be tested for impairment at least annually at the reporting unit level, (3) intangible assets deemed to have an indefinite life will be tested for impairment at least annually, and (4) the amortization period of intangible assets with finite lives will no longer be limited to forty years.

     The adoption of SFAS No. 141 and 142 will not have a material effect on the Company's consolidated financial position or results of operations.

     In June 2001, the FASB issued SFAS No. 143 (SFAS 143), "Accounting for Asset Retirement Obligations." SFAS 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development of normal operation of a long-lived asset. The provisions of SFAS 143 will be effective for fiscal years beginning after June 15, 2002. Under SFAS 143: (1) retirement obligations, measured at fair value, will be recognized when they are incurred and displayed as liabilities, and (2) the associated asset retirement costs will be capitalized as part of the carrying amount of the long-lived asset and subsequently allocated to expense over the asset's useful life.

     The Company does not anticipate the adoption of SFAS No. 143 to have a material effect on its consolidated financial position or results of operations.

     In August 2001, the FASB issued SFAS No. 144 (SFAS 144), "Accounting for the Impairment or Disposal of Long-Lived Assets" which supersedes both FASB Statement No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-lived Assets to be Disposed Of " and the accounting and reporting provisions of APB Opinion No. 30 (APB 30), "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business (as previously defined in that Opinion). SFAS 144 retains the fundamental provisions in SFAS 121 for recognizing and measuring

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with SFAS 121. For example, SFAS 144 provides guidance on how a long-lived asset that is used as part of a group should be evaluated for impairment, establishes criteria for when a long-lived asset is held for sale, and prescribes the accounting for a long-lived asset that will be disposed of other than by sale. SFAS 144 retains the basic provisions of APB 30 on how to present discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business). Unlike SFAS 121, an impairment assessment under SFAS 144 will never result in a write-down of goodwill. Rather, goodwill is evaluated for impairment under SFAS No. 142.

     The Company is required to adopt SFAS 144 no later than the year beginning after December 15, 2001. Management does not expect the adoption of SFAS 144 will have a material impact on the Company's financial statements.

  FISCAL YEAR

     The Company has a 52-53 week fiscal year which ends on the last Saturday in December. The years 2001 and 1999 were 52-week years and 2000 was a 53 week year.

  RECLASSIFICATIONS

     When appropriate, immaterial items within the consolidated financial statements have been reclassified in the previous periods to conform to current year presentation.

2.  DISCONTINUED OPERATIONS

     In accordance with APB 30, the consolidated statements of earnings of the Company have been reclassified to reflect the spin-off of the Company's materials business (the "Materials Business") that occurred on September 30, 2000 (Note 15). Accordingly, the revenues, costs and expenses of the Materials Business have been segregated in the Consolidated Statements of Earnings. The net operating results of the Materials Business have been reported as "Discontinued Operations" in the accompanying consolidated financial statements.

     Summarized financial information for the discontinued operations follows:

                                                              2000   1999
                                                              ----   ----
                                                              (DOLLARS IN
                                                               MILLIONS)
Revenues....................................................  $360   $437
                                                              ====   ====
Income from discontinued operations (after applicable income
  taxes of $13 and $17).....................................  $ 20   $ 28
Loss on disposal of business* (after applicable income tax
  benefit of $1)............................................    (2)    --
                                                              ----   ----
Income from discontinued operations.........................  $ 18   $ 28
                                                              ====   ====

---------------

* The loss on disposal of the Materials Business for the twelve months ended December 30, 2000 reflects the costs directly associated with the disposition.

     In connection with the spin-off, the Company distributed $352 million of total assets, including $47 million of cash and total liabilities of $72 million.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

3.  ACQUISITIONS

     On January 3, 2000, the Company acquired 100% of the outstanding common stock and related assets of Solano Concrete Co., Inc., a materials operation operating in the Northern California area, for $31 million. On August 4, 2000, the company acquired substantially all of the assets of Fort Calhoun Stone Company, a limestone quarry located in Washington County, Nebraska, for $42 million. During the first nine months of 2000, the Company also acquired the assets of various materials operations for $7 million. Notes payable of $2 million were issued in connection with the purchases. These operations were included with the spin-off of the Company's Materials Business (Note 15).

     On September 26, 2000, the Company acquired 100% of Walnut Creek Mining Company ("Walnut Creek"), a lignite mining business located in Robertson County, Texas, for $94 million. The fair value of the identifiable assets acquired and liabilities assumed was $110 million and $16 million, respectively. Identifiable intangibles assets related to this purchase will be amortized over their useful life of 15 years. No goodwill related to this transaction was recorded.

     On July 31, 2001, a subsidiary of the Company merged with General Construction Company ("GCC"), a marine construction business located in Poulsbo, Washington, pursuant to which the Company acquired 100% of the outstanding common stock of GCC for $48 million. The results of GCC's operations have been included in the consolidated financial statements since that date. The merger occurred as part of the Company's plan to acquire additional businesses.

     The following table summarizes the estimated fair value of the GCC assets acquired and liabilities assumed at the date of acquisition.

                                                                  AS OF
                                                              JULY 31, 2001
                                                              -------------
                                                               (DOLLARS IN
                                                                MILLIONS)
Current assets..............................................       $28
Property and equipment......................................        36
Non-tax deductible goodwill.................................        18
                                                                   ---
     Total assets acquired..................................        82
                                                                   ---
Current liabilities.........................................        20
Long-term debt..............................................         5
Deferred taxes..............................................         9
                                                                   ---
     Total liabilities assumed..............................        34
                                                                   ---
     Net assets acquired....................................       $48
                                                                   ===

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

     The following unaudited, pro-forma financial information assumes the Walnut Creek and GCC acquisitions occurred at the beginning of the year 2000. These results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made at the beginning of the year 2000, or the results which may occur in the future.

                                                               2001     2000
                                                              ------   ------
                                                                (DOLLARS IN
                                                                 MILLIONS)
Revenue.....................................................  $3,940   $4,648
Net earnings................................................  $  175   $  190
Net earnings per share:
  Basic.....................................................  $ 5.71   $ 5.87
  Diluted...................................................  $ 5.47   $ 5.71

4.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to determine classification and fair values of financial instruments:

  INVESTMENTS

     Investments consist of the following at December 29, 2001 and December 30, 2000:

                                                              2001   2000
                                                              ----   -----
                                                              (DOLLARS IN
                                                               MILLIONS)
Available-for-sale securities...............................  $ 87   $   7
Investment in limited investment partnership................    21      --
                                                              ----   -----
                                                              $108   $   7
                                                              ====   =====

     The following summarizes the amortized cost, unrealized holding gains and losses, and estimated fair values of available-for-sale securities at December 29, 2001 and December 30, 2000:

                                                             UNREALIZED   UNREALIZED
                                                 AMORTIZED    HOLDING      HOLDING     FAIR
                                                   COST        GAINS        LOSSES     VALUE
                                                 ---------   ----------   ----------   -----
                                                            (DOLLARS IN MILLIONS)
2001
  U.S. debt securities.........................     $ 2        $  --        $  --       $ 2
  Mutual funds.................................      85           --           --        85
                                                    ---        -----        -----       ---
     Total.....................................     $87        $  --        $  --       $87
                                                    ===        =====        =====       ===
2000
  U.S. debt securities.........................     $ 5        $  --        $  --       $ 5
  Equity securities............................       2           --           --         2
                                                    ---        -----        -----       ---
     Total.....................................     $ 7        $  --        $  --       $ 7
                                                    ===        =====        =====       ===

     For debt securities, amortized costs do not vary significantly from principal amounts. During 2001, realized gains on sales of available-for-sale securities were $1 million. Realized and unrealized gains and losses on sales of available-for-sale securities were each less than $1 million in fiscal 2000 and 1999.

     The contractual maturities of the debt securities are from one to five years.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

     The limited investment partnership invests in publicly traded securities with readily determinable market values. The Company accounts for these investments utilizing the equity method of accounting.

     The equity security was an investment in a publicly traded company. During 2000 and 1999, the Company determined that the decline in market value of the equity security was other-than-temporary. This investment was written down to the current market value and losses of $9 million and $18 million, respectively, were recognized in the Consolidated Statements of Earnings. Prior to each write-down, this investment had been carried at market value and the write-down had been recorded as an unrealized loss as a separate component of accumulated other comprehensive income. This security was sold during 2001 at a $1 million gain.

  RETAINAGE ON CONSTRUCTION CONTRACTS

     Receivables at December 29, 2001 and December 30, 2000 include approximately $155 million and $116 million, respectively, of retainage on uncompleted projects, the majority of which is expected to be collected within one year. Included in the retainage amounts are $59 million and $29 million, respectively, of securities which are being held by the owners of various construction projects in lieu of retainage, which are not yet due. Also included in accounts receivable are $1 million and $10 million, respectively, of securities held by the owners which are now due as the contracts are completed. Securities in the amount of $132 million are carried at fair value which is determined based on quoted market prices for the securities on hand or for similar investments. Net unrealized holding gains and losses, if any, are reported as a separate component of accumulated other comprehensive income
(loss), net of tax. Securities in the amount of $23 million relate to stock warrants which are carried at fair value. Such fair value is based on a valuation model. Unrealized gains and losses are recognized as a component of investment income in the Consolidated Statement of Earnings.

  LONG-TERM DEBT

     The fair value of debt was estimated using the incremental borrowing rates of the Company for debt of the same remaining maturities and approximates the carrying amount.

5.  INVESTMENT IN CONSTRUCTION JOINT VENTURES

     The Company has entered into a number of construction joint venture arrangements. Under these arrangements, if one venturer is financially unable to bear its share of the costs, the other venturers will be required to pay those costs. The Company regularly evaluates the financial stability of its business partners. Two partners defaulted on their joint venture obligations, causing the Company to incur losses of $6 million during 2001, recognize a recovery of $2 million during 2000 and incur losses of $8 million during 1999. On September 27, 2000, the Company sold its 49% interest in the Aker Gulf Marine construction partnership. The partnership engaged in the engineering, construction, fabrication and installation of steel and concrete structures.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

     Summary joint venture and partnership financial information follows:

FINANCIAL POSITION                                            2001    2000
------------------                                            -----   -----
                                                               (DOLLARS IN
                                                                MILLIONS)
TOTAL JOINT VENTURES
Current assets..............................................  $ 722   $ 755
Other assets (principally construction equipment)...........    101     101
                                                              -----   -----
                                                                823     856
Current liabilities.........................................   (630)   (670)
                                                              -----   -----
     Net assets.............................................  $ 193   $ 186
                                                              =====   =====
COMPANY'S SHARE
Equity in net assets........................................  $ 116   $  88
Payable (to) from joint ventures............................     (4)      5
                                                              -----   -----
     Investment in construction joint ventures..............  $ 112   $  93
                                                              =====   =====

OPERATIONS                                                    2001     2000     1999
----------                                                   ------   ------   ------
                                                              (DOLLARS IN MILLIONS)
TOTAL JOINT VENTURES AND PARTNERSHIP
Revenue....................................................  $1,168   $1,129   $1,841
Costs......................................................   1,135    1,162    1,692
                                                             ------   ------   ------
     Operating income (loss)...............................  $   33   $  (33)  $  149
                                                             ======   ======   ======
COMPANY'S SHARE
Revenue....................................................  $  647   $  604   $  908
Costs......................................................     622      627      833
                                                             ------   ------   ------
     Operating income (loss)...............................  $   25   $  (23)  $   75
                                                             ======   ======   ======

     Depreciation is computed by the joint ventures and partnership using straight-line and declining balance methods over the estimated useful lives of the assets which range from 3 to 7 years.

6.  OTHER ASSETS

     Other assets consist of the following at December 29, 2001 and December 30, 2000:

                                                              2001   2000
                                                              ----   ----
                                                              (DOLLARS IN
                                                               MILLIONS)
Notes receivable............................................  $ 13   $15
Equity method investment....................................     7     6
Other investments at cost...................................    --     3
Goodwill, net of accumulated amortization of $13 and $11....    25     8
Other intangibles, net of accumulated amortization of $5 and
  $1........................................................    57    62
                                                              ----   ---
                                                              $102   $94
                                                              ====   ===

     The notes receivable are primarily non-interest bearing employee notes.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

     The equity method investment is a 33% interest in a concrete products business that is not publicly traded and does not have a readily determinable market value.

     Financial data relating to the equity method investment is summarized below:

                                                              2001    2000    1999
                                                              -----   -----   -----
                                                              (DOLLARS IN MILLIONS)
Current assets..............................................   $17     $19
Property, plant and equipment, net..........................     7       7
Other noncurrent assets.....................................     1       1
                                                               ---     ---
                                                                25      27
Current liabilities.........................................    (6)    (11)
                                                               ---     ---
     Net assets.............................................   $19     $16
                                                               ===     ===
Equity in net assets........................................   $ 7     $ 6
                                                               ===     ===
Revenue.....................................................   $50     $55     $37
                                                               ===     ===     ===
Gross margin................................................   $ 8     $ 8     $ 7
                                                               ===     ===     ===
Net earnings................................................   $ 3     $ 3     $ 3
                                                               ===     ===     ===
Equity in net earnings......................................   $ 1     $ 1     $ 1
                                                               ===     ===     ===

7.  LONG-TERM DEBT

     At December 29, 2001 and December 30, 2000, long-term debt consisted of the following:

                                                              2001   2000
                                                              ----   ----
                                                              (DOLLARS IN
                                                               MILLIONS)
6.28% - 8.25% Convertible debentures, due 2007-2011.........  $16    $11
Stockholder notes and other.................................   10      2
                                                              ---    ---
                                                               26     13
Less current portion........................................    1      1
                                                              ---    ---
                                                              $25    $12
                                                              ===    ===

     The convertible debentures are convertible during October of the fifth year preceding their maturity date. Each annual series may be redeemed in its entirety prior to the due date except during the conversion period. At December 29, 2001, 1,616,814 shares of stock were reserved for future conversions.

     Scheduled maturities of long-term debt are as follows (in millions):
2002 -- $1; 2003 -- $0; 2004 -- $9; 2005 -- $0, 2006 -- $0 and 2007 and
thereafter -- $16.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

8.  INCOME TAXES

     An analysis of the income tax provision (benefit) relating to earnings before income taxes, minority interest and discontinued operations for the three years ended December 29, 2001 follows:

                                                              2001    2000    1999
                                                              -----   -----   -----
                                                              (DOLLARS IN MILLIONS)
Current:
  U.S. federal..............................................  $ 64    $ 85     $72
  Foreign...................................................     4      10       4
  State.....................................................     9      10       9
                                                              ----    ----     ---
                                                                77     105      85
Deferred:
  U.S. federal..............................................    30      (4)     (6)
  Foreign...................................................    --      (4)      2
  State.....................................................     3      --       2
                                                              ----    ----     ---
                                                                33      (8)     (2)
                                                              ----    ----     ---
                                                              $110    $ 97     $83
                                                              ====    ====     ===

     The United States and foreign components of earnings, for tax reporting purposes, before income taxes, minority interest and discontinued operations follows:

                                                              2001    2000    1999
                                                              -----   -----   -----
                                                              (DOLLARS IN MILLIONS)
United States...............................................  $279    $254    $222
Foreign.....................................................     8       5      (1)
                                                              ----    ----    ----
                                                              $287    $259    $221
                                                              ====    ====    ====

     Income tax expense (benefit) is recorded in various places in the Company's financial statements as detailed below:

                                                              2001    2000    1999
                                                              -----   -----   -----
                                                              (DOLLARS IN MILLIONS)
Provision for income taxes..................................  $110    $ 97    $ 83
Minority interest in net earnings of subsidiaries...........    (1)     --      --
Discontinued operations.....................................    --      12      17
Redeemable common stock:
  Related to change in:
     Foreign currency adjustment............................    (2)     --      --
     Unrealized holding gains/losses........................    --       1       6
                                                              ----    ----    ----
Total income tax expense....................................  $107    $110    $106
                                                              ====    ====    ====

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

     A reconciliation of the actual provision (benefit) for income taxes and the tax computed by applying the U.S. federal rate (35%) to the earnings before income taxes, minority interest and discontinued operations for the three years ended December 29, 2001 follows:

                                                              2001    2000    1999
                                                              -----   -----   -----
                                                              (DOLLARS IN MILLIONS)
Computed tax at statutory rate..............................  $100     $91     $77
State income taxes..........................................     9       6       7
Other.......................................................     1      --      (1)
                                                              ----     ---     ---
                                                              $110     $97     $83
                                                              ====     ===     ===

     Possible taxes, beyond those provided, on remittances of undistributed earnings of foreign subsidiaries, are not expected to be significant.

     The components of the net deferred tax assets for the years ended December 29, 2001 and December 30, 2000 were as follows:

                                                         2001                   2000
                                                 --------------------   --------------------
                                                 CURRENT   NONCURRENT   CURRENT   NONCURRENT
                                                 -------   ----------   -------   ----------
                                                            (DOLLARS IN MILLIONS)
Deferred tax assets:
  Construction accounting......................   $  4        $  4        $ 8        $  4
  Joint venture investments....................     35          --         49          --
  Insurance claims.............................     26           1         27          --
  Other........................................      4          --          6           1
                                                  ----        ----        ---        ----
Total deferred tax assets......................     69           5         90           5
Deferred tax liabilities:
  Asset bases/accumulated depreciation.........     --         (17)        --          (6)
  Other........................................    (10)        (18)        (1)        (19)
                                                  ----        ----        ---        ----
Total deferred tax liabilities.................    (10)        (35)        (1)        (25)
                                                  ----        ----        ---        ----
Net deferred tax assets........................   $ 59        $(30)       $89        $(20)
                                                  ====        ====        ===        ====

     Because of its historical earnings, its current backlog and various other factors, the Company believes that it is more likely than not that its deferred tax assets will be realized, therefore, no valuation allowance has been established.

9.  EMPLOYEE BENEFIT PLANS

     The Company makes contributions, based on collective bargaining agreements related to its construction operations, to several multi-employer union pension plans. These contributions are included in the cost of revenue. Under federal law, the Company may be liable for a portion of future plan deficiencies; however, there are no known deficiencies.

     Approximately 16% of the employees of the Company are covered under the Company's profit sharing plan. The expense related to the profit sharing plan was $2 million in 2001, $8 million in 2000 and $4 million in 1999.

     The Company sponsors a 401(k) plan covering all domestic employees. Employees may contribute up to 15% percent of their pay and the Company generally does not provide matching contributions.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

10.  REDEEMABLE COMMON STOCK

     Ownership of Common Stock is restricted to certain employees and directors conditioned upon the execution of repurchase agreements which restrict the employees from transferring the Common Stock. The Company is generally committed to purchase all stock at the amount computed pursuant to its Restated Certificate of Incorporation. Issuances and repurchases of Common Stock, including conversions, for the three fiscal years ended December 29, 2001, were as follows:

Balance at December 26, 1998................................  35,692,820
Shares issued in 1999.......................................   1,622,550
Shares repurchased in 1999..................................  (2,438,652)
                                                              ----------
Balance at December 25, 1999................................  34,876,718
Shares issued in 2000.......................................   1,559,150
Shares repurchased in 2000..................................  (4,176,228)
                                                              ----------
Balance at December 30, 2000................................  32,259,640
Shares issued in 2001.......................................   2,130,210
Shares repurchased in 2001..................................  (2,801,725)
                                                              ----------
Balance at December 29, 2001................................  31,588,125
                                                              ==========

11.  SEGMENT AND GEOGRAPHIC DATA

     The Company primarily operates in the construction industry and currently has one reportable operating segment. The Construction segment performs services for a broad range of public and private customers primarily in North America. Construction services are performed in the following construction markets: transportation (including highways, bridges, airports, railroads and mass transit), commercial buildings, water supply, sewage and waste disposal, dams, mining, power, telecommunication infrastructure, heating and cooling, and oil and gas. As described in Note 2, the Company has reclassified the results of operations of its Materials Business as discontinued operations. The Materials Business was previously disclosed as a separate operating segment. The following segment data have been restated to exclude amounts related to the Materials Business.

     Intersegment sales are recorded at cost. Operating earnings is comprised of net sales less all identifiable operating expenses, allocated general and administrative expenses, gain on sale of operating assets, depreciation and amortization. Investment income, interest expense and income taxes have been excluded from segment operations. The management fee earned by the Company as described in Note 12 is excluded from the segment information that follows as it is included in other income on the Consolidated Statements of Earnings and not included in operating earnings. Segment asset information has not been presented as it is not reported to or reviewed by the chief operating decision maker.

                                       2001                   2000                   1999
                               --------------------   --------------------   --------------------
SEGMENT DATA                   CONSTRUCTION   OTHER   CONSTRUCTION   OTHER   CONSTRUCTION   OTHER
------------                   ------------   -----   ------------   -----   ------------   -----
                                                     (DOLLARS IN MILLIONS)
Revenue-external customers...     $3,829       $42       $4,451       $12       $3,586       $--
                                  ======       ===       ======       ===       ======       ===
Depreciation and
  amortization...............     $   62       $ 9       $   53       $ 2       $   54       $--
                                  ======       ===       ======       ===       ======       ===
Operating earnings...........     $  252       $11       $  174       $(2)      $  193       $--
                                  ======       ===       ======       ===       ======       ===

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

GEOGRAPHIC DATA                                               2001     2000     1999
---------------                                              ------   ------   ------
                                                              (DOLLARS IN MILLIONS)
Revenue, by location of services provided:
  United States............................................  $3,649   $4,269   $3,480
  Canada...................................................     222      194       87
  Other....................................................      --       --       19
                                                             ------   ------   ------
                                                             $3,871   $4,463   $3,586
                                                             ======   ======   ======
Long-lived assets:
  United States............................................  $  279   $  184   $  239
  Canada...................................................       6        4        4
                                                             ------   ------   ------
                                                             $  285   $  188   $  243
                                                             ======   ======   ======

     During 2001 and 2000, revenue recognized from Level 3 Communications, Inc. represented 20.1% and 39.8%, respectively, of the Company's total revenue.

12.  MANAGEMENT FEES

     During 2001, 2000 and 1999, the Company managed two, three and three active coal mines, respectively. Fees for these services were $5 million, $29 million and $33 million for 2001, 2000 and 1999, respectively. The Company's fee is a percentage of adjusted operating earnings of the coal mines, as defined in the mine management agreement. The mines managed by the Company earn the majority of their revenues under long-term contracts. The remainder of the mines' sales are made on the spot market where prices are substantially lower than those of the long-term contracts.

13.  OTHER COMPREHENSIVE INCOME (LOSS)

     Other comprehensive income (loss) consisted of the following (dollars in millions):

                                                                         TAX
                                                                      (EXPENSE)
                                                         BEFORE TAX   OF BENEFIT   AFTER TAX
                                                         ----------   ----------   ---------
For the year ended December 29, 2001
  Foreign currency translation adjustments.............     $(6)         $ 2          $(4)
                                                            ---          ---          ---
  Other comprehensive loss December 29, 2001...........     $(6)         $ 2          $(4)
                                                            ===          ===          ===
For the year ended December 30, 2000
  Unrealized holding loss:
     Unrealized holding losses arising during the
       period..........................................     $(5)         $ 2          $(3)
     Less reclassification adjustment for losses
       realized in net earnings........................       9           (3)           6
                                                            ---          ---          ---
  Other comprehensive income December 30, 2000.........     $ 4          $(1)         $ 3
                                                            ===          ===          ===

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                                                                         TAX
                                                                      (EXPENSE)
                                                         BEFORE TAX   OF BENEFIT   AFTER TAX
                                                         ----------   ----------   ---------
For the year ended December 25, 1999
  Foreign currency translation adjustments.............     $ 1          $--          $ 1
                                                            ---          ---          ---
  Unrealized holding loss:
     Unrealized holding losses arising during period...      (1)          --           (1)
     Less reclassification adjustment for losses
       realized in net earnings........................      18           (6)          12
                                                            ---          ---          ---
                                                             17           (6)          11
                                                            ---          ---          ---
  Other comprehensive income December 25, 1999.........     $18          $(6)         $12
                                                            ===          ===          ===

     Accumulated other comprehensive income (loss) consisted of the following (dollars in millions):

                                                     FOREIGN      UNREALIZED      ACCUMULATED
                                                    CURRENCY        HOLDING          OTHER
                                                   TRANSLATION    GAIN/(LOSS)    COMPREHENSIVE
                                                   ADJUSTMENTS   ON SECURITIES   INCOME (LOSS)
                                                   -----------   -------------   -------------
Balance at December 26, 1998.....................     $ (8)          $(14)           $(22)
Change during the year...........................        1             11              12
                                                      ----           ----            ----
Balance at December 25, 1999.....................       (7)            (3)            (10)
Change during the year...........................       --              3               3
                                                      ----           ----            ----
Balance at December 30, 2000.....................       (7)            --              (7)
Change during the year...........................       (4)            --              (4)
                                                      ----           ----            ----
Balance at December 29, 2001.....................     $(11)          $ --            $(11)
                                                      ====           ====            ====

14.  RELATED PARTY TRANSACTIONS

     Included in trade accounts receivable at December 29, 2001 is $10 million of receivables with related parties.

15.  OTHER MATTERS

  MATERIALS SPIN-OFF

     On September 30, 2000, the Company distributed all of the 32,288,840 shares of common stock of its former subsidiary, Kiewit Materials Company ("Materials"), it then held to stockholders of the Company in a Spin-off (the "Materials Spin-off"). In the Materials Spin-off, each stockholder of the Company received one share of Materials common stock ("Materials Stock") for each share of Common Stock they held on the record date for the Materials Spin-off. Prior to the Materials Spin-off, the Company also completed a share exchange offer and debenture exchange offer, pursuant to which holders of Common Stock and the Company's convertible debentures collectively exchanged 1,081,226 shares of Common Stock and $13,095,000 principal amount of the Company's convertible debentures for: (1) 4,055,029 shares of Materials Stock; (2) $670,000 principal amount of Materials convertible debentures; and (3) $5,475,045 principal amount of the Company's new reduced principal convertible debentures. As a result of the Materials Spin-off, the Company and Materials now operate as two separate independent companies.

     In connection with the Materials Spin-off, Materials and the Company entered into various agreements including a Separation Agreement (the "Materials Separation Agreement") and a Tax Sharing Agreement (the "Materials Tax Sharing Agreement").

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

     The Materials Separation Agreement provides for the allocation of certain risks and responsibilities between Materials and the Company and for cross-indemnifications that are intended to allocate financial responsibility to the Company for liabilities arising out of the construction business and to allocate to Materials liabilities arising out of the Materials Businesses.

     Under the Materials Tax Sharing Agreement, with respect to periods, or portions thereof, ending on or before the Materials Spin-off, Materials and the Company generally will be responsible for paying the taxes relating to such returns, including any subsequent adjustments resulting from the redetermination of such tax liabilities by the applicable taxing authorities, that are allocable to the Materials Business and construction business, respectively. The Materials Tax Sharing Agreement also provides that Materials and the Company will indemnify the other from certain taxes and expenses that would be assessed if the Materials Spin-off were determined to be taxable, but solely to the extent that such determination arose out of the breach by Materials or the Company, respectively, of certain representations made to the Internal Revenue Service in connection with the private letter ruling issued with respect to the Materials Spin-off.

  DISPOSITION

     On September 27, 2000, the Company sold its interest in the Aker Gulf Marine partnership for $86 million. A gain of $45 million was recognized in the Statement of Earnings

  OTHER

     On April 25, 2001, Bibb and Associates, Inc. ("Bibb"), a subsidiary of the Company, was served with a complaint (the "Complaint") filed in the Circuit Court of Jackson County, Missouri (the "Court"), in an action brought by Kansas City Power & Light ("KCPL") with respect to a January 13, 1999 explosion at KCPL's Hawthorn No. 5 power plant. The Complaint lists a total of 13 defendants, and generally alleges as to Bibb, strict liability, negligence, professional gross negligence, fraud, negligent misrepresentation and wrongful inducement to contract. The Complaint also names the Company, and alleges that the Company is either the alter ego of Bibb or the successor to Bibb's liability. The Complaint alleges damages in excess of $450 million including property damage, costs of replacement of power and lost profits. On October 18, 2001, the Company filed a motion to dismiss the action for lack of personal jurisdiction. During February 2002, the Company's motion was overruled, and the Court ordered the parties to proceed with discovery.

     The Company believes that the factual allegations and legal claims asserted against Bibb and the Company by KCPL are without merit and intends to vigorously defend them.

     The Company is involved in various other lawsuits and claims incidental to its business. Management believes that any resulting liability, beyond that provided, should not materially affect the Company's financial position, future results of operations or future cash flows.

     The Company leases mineral properties, buildings and equipment under noncancelable operating lease agreements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

     Future minimum lease commitments are as follows (dollars in millions):

2002........................................................  $ 7
2003........................................................    5
2004........................................................    4
2005........................................................    4
2006........................................................    3
Thereafter..................................................    9
                                                              ---
                                                              $32
                                                              ===

     It is customary in the Company's industry to use various financial instruments in the normal course of business. These instruments include items such as letters of credit. Letters of credit are conditional commitments issued on behalf of the Company in accordance with specified terms and conditions. The Company has informal arrangements with a number of banks to provide such commitments. As of December 29, 2001, the Company had outstanding letters of credit of approximately $172 million.

16.  QUARTERLY INFORMATION (UNAUDITED)

                                    MARCH          JUNE           SEPTEMBER        DECEMBER
                                 -----------   -------------   ---------------   -------------
                                 2001   2000   2001    2000     2001     2000    2001    2000
                                 ----   ----   ----   ------   ------   ------   -----   -----
                                         (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Revenue........................  $972   $986   $968   $1,189   $1,004   $1,314   $ 927   $ 974
                                 ====   ====   ====   ======   ======   ======   =====   =====
Gross profit...................  $ 46   $ 44   $ 75   $   95   $   84   $   51   $ 222   $ 135
                                 ====   ====   ====   ======   ======   ======   =====   =====
Income from continuing
  operations...................  $  5   $ 11   $ 27   $   42   $   26   $   40   $ 117   $  68
Income from discontinued
  operations...................    --      3     --        8       --        7      --      --
                                 ----   ----   ----   ------   ------   ------   -----   -----
Net earnings...................  $  5   $ 14   $ 27   $   50   $   26   $   47   $ 117   $  68
                                 ====   ====   ====   ======   ======   ======   =====   =====
Earnings per common share --
  basic:
  Income from continuing
     operations................  $.17   $.34   $.91   $ 1.32   $  .84   $ 1.20   $3.69   $2.11
  Income from discontinued
     operations................    --    .11     --      .25       --      .22      --      --
                                 ----   ----   ----   ------   ------   ------   -----   -----
  Net earnings.................  $.17   $.45   $.91   $ 1.57   $  .84   $ 1.42   $3.69   $2.11
                                 ====   ====   ====   ======   ======   ======   =====   =====
Earnings per common share --
  diluted:
  Income from continuing
     operations................  $.16   $.34   $.88   $ 1.28   $  .81   $ 1.17   $3.52   $2.04
  Income from discontinued
     operations................    --    .10     --      .24       --      .21      --      --
                                 ----   ----   ----   ------   ------   ------   -----   -----
  Net earnings.................  $.16   $.44   $.88   $ 1.52   $  .81   $ 1.38   $3.52   $2.04
                                 ====   ====   ====   ======   ======   ======   =====   =====
Dividends paid per share.......  $.30   $.27   $.35   $  .28   $   --   $   --   $  --   $  --
                                 ====   ====   ====   ======   ======   ======   =====   =====

     During the normal course of business, the Company settles claims and recognizes income in the period in which such claims are settled. During December 2001, the Company settled a claim which significantly impacted fourth quarter earnings.

                                                                     SCHEDULE II

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                                                            ADDITIONS
                                                 BALANCE    CHARGED TO    AMOUNTS              BALANCE
                                                BEGINNING   COSTS AND    CHARGED TO            END OF
                                                OF PERIOD    EXPENSES     RESERVES    OTHER*   PERIOD
                                                ---------   ----------   ----------   ------   -------
                                                                (DOLLARS IN MILLIONS)
Year ended December 29, 2001
  Allowance for doubtful trade accounts.......     $ 4         $ 4          $ (1)      $--       $ 7
  Reserves:
     Insurance claims.........................     $64         $18          $(20)      $ 2       $64
  Year ended December 30, 2000
     Allowance for doubtful trade accounts....     $ 7         $ 2          $ (4)      $(1)      $ 4
     Reserves:
       Insurance claims.......................     $84         $--          $(11)      $(9)      $64
  Year ended December 25, 1999
     Allowance for doubtful trade accounts....     $ 5         $ 3          $ (1)      $--       $ 7
     Reserves:
       Insurance claims.......................     $81         $23          $(20)      $--       $84

---------------

* On September 30, 2000, as discussed in Note 2, the Company spun-off its Materials Business. On July 31, 2001, as discussed in Note 3, the Company acquired a marine construction business.

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT

The Board of Directors and Stockholders
Peter Kiewit Sons', Inc.:

     We have reviewed the consolidated condensed balance sheet of Peter Kiewit Sons', Inc. and subsidiaries as of June 30, 2002, and the related consolidated condensed statements of earnings for the three and six month periods ended June 30, 2002, and the consolidated condensed statement of cash flows for the six month period ended June 30, 2002. These consolidated condensed financial statements are the responsibility of the Company's management.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the consolidated condensed financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

     We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Peter Kiewit Sons', Inc. and subsidiaries as of December 29, 2001, and the related consolidated statements of earnings, changes in redeemable common stock and comprehensive income, and cash flows for the year then ended (not presented herein); and in our report dated March 15, 2002, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated condensed balance sheet as of December 29, 2001, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

KPMG LLP

Omaha, Nebraska
August 14, 2002

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                 CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                                  (UNAUDITED)

                                                        THREE MONTHS ENDED         SIX MONTHS ENDED
                                                             JUNE 30,                  JUNE 30,
                                                       ---------------------     ---------------------
                                                         2002         2001         2002         2001
                                                       --------     --------     --------     --------
                                                        (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Revenue..............................................   $ 878        $ 968       $ 1,687      $ 1,940
Cost of revenue......................................    (764)        (893)       (1,512)      (1,819)
                                                        -----        -----       -------      -------
                                                          114           75           175          121
General and administrative expenses..................     (50)         (44)         (101)         (92)
Gain on sale of operating assets.....................       4            7            14           11
                                                        -----        -----       -------      -------
Operating earnings...................................      68           38            88           40
Other income (expense):
  Investment (losses) income and equity earnings.....      (2)           4            (9)           9
  Interest expense...................................      --           (1)           (1)          (1)
  Other, net.........................................       2            4             6            7
                                                        -----        -----       -------      -------
                                                           --            7            (4)          15
                                                        -----        -----       -------      -------
Earnings before income taxes and minority interest...      68           45            84           55
Minority interest in net earnings of subsidiaries....      --           --            --           (1)
Provision for income taxes...........................     (28)         (18)          (34)         (22)
                                                        -----        -----       -------      -------
Net earnings.........................................   $  40        $  27       $    50      $    32
                                                        =====        =====       =======      =======
Net earnings per share:
  Basic..............................................   $1.37        $ .91       $  1.69      $  1.08
                                                        =====        =====       =======      =======
  Diluted............................................   $1.30        $ .88       $  1.61      $  1.04
                                                        =====        =====       =======      =======

     See accompanying notes to consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                     CONSOLIDATED CONDENSED BALANCE SHEETS

                                                               JUNE 30,
                                                                 2002       DECEMBER 29,
                                                              (UNAUDITED)       2001
                                                              -----------   ------------
                                                                (DOLLARS IN MILLIONS)
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................    $   88         $  216
  Investments...............................................       113            108
  Receivables, less allowance of $7 and $7..................       452            544
  Unbilled contract revenue.................................       160            115
  Contract costs in excess of related revenue...............        41             41
  Investment in construction joint ventures.................       180            112
  Deferred income taxes.....................................        75             59
  Other.....................................................        25             12
                                                                ------         ------
Total current assets........................................     1,134          1,207
Property, plant and equipment, less accumulated depreciation
  and amortization of $448 and $446.........................       325            285
Other assets................................................       102            102
                                                                ------         ------
                                                                $1,561         $1,594
                                                                ======         ======
                        LIABILITIES AND REDEEMABLE COMMON STOCK
Current liabilities:
  Accounts payable, including retainage of $62 and $63......    $  199         $  242
  Current portion of long-term debt.........................         1              1
  Accrued costs on construction contracts...................       228            154
  Billings in excess of related costs and earnings..........       108            145
  Accrued insurance costs...................................        71             65
  Accrued payroll...........................................        24             32
  Other.....................................................        25             39
                                                                ------         ------
Total current liabilities...................................       656            678
Long-term debt, less current portion........................        25             25
Deferred income taxes.......................................        37             30
Accrued reclamation.........................................        10             10
Minority interest...........................................        --             16
Preferred stock, no par value, 250,000 shares authorized, no
  shares outstanding........................................        --             --
Redeemable common stock ($627 million and $679 million
  aggregate redemption value):
  Common stock, $.01 par value, 125 million shares
     authorized 29,722,885 and 31,588,125 outstanding.......        --             --
  Additional paid-in capital................................       193            206
  Accumulated other comprehensive loss......................       (11)           (11)
  Retained earnings.........................................       651            640
                                                                ------         ------
Total redeemable common stock...............................       833            835
                                                                ------         ------
                                                                $1,561         $1,594
                                                                ======         ======

     See accompanying notes to consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,
                                                              ----------------------
                                                                2002          2001
                                                              ---------     --------
                                                              (DOLLARS IN MILLIONS)
Cash flows from operations:
  Net cash provided by operations...........................    $  23         $ 55
                                                                -----         ----
Cash flows from investing activities:
  Proceeds from sales of available-for-sale securities......       10            3
  Proceeds from maturities of available-for-sale
     securities.............................................        2            1
  Purchases of available-for-sale securities................      (22)          --
  Purchases of other investments............................       --          (20)
  Proceeds from sales of property, plant and equipment......       20           15
  Acquisitions..............................................      (17)          --
  Capital expenditures......................................      (83)         (53)
  Additions to notes receivable.............................       --           (1)
  Payments received on notes receivable.....................        1           --
                                                                -----         ----
     Net cash used in investing activities..................      (89)         (55)
                                                                -----         ----
Cash flows from financing activities:
  Issuance of common stock..................................       --           27
  Repurchases of common stock...............................      (41)         (47)
  Dividends paid............................................      (21)         (19)
                                                                -----         ----
     Net cash used in financing activities..................      (62)         (39)
                                                                -----         ----
Net decrease in cash and cash equivalents...................     (128)         (39)
Cash and cash equivalents at beginning of period............      216          302
                                                                -----         ----
Cash and cash equivalents at end of period..................    $  88         $263
                                                                =====         ====

     See accompanying notes to consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

     The consolidated condensed financial statements of Peter Kiewit Sons', Inc. (the "Company") at December 29, 2001 has been condensed from the Company's audited balance sheet as of that date. All other financial statements contained herein are unaudited and, in the opinion of management, contain all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position and results of operations and cash flows for the periods presented. The Company's accounting policies and certain other disclosures are set forth in the notes to the consolidated financial statements contained in the Company's Annual Report on Form 10-K.

     The results of operations for the three and six months ended June 30, 2002 are not necessarily indicative of the results to be expected for the full year.

     When appropriate, items within the consolidated condensed financial statements have been reclassified in the previous periods to conform to current year presentation.

2.  ACQUISITIONS

     On July 31, 2001, a subsidiary of the Company merged with General Construction Company ("GCC") a marine construction business located in Poulsbo, Washington, pursuant to which the Company acquired 100% of the outstanding common stock of GCC for $48 million. The results of GCC's operations have been included in the consolidated financial statements since that date. The merger occurred as part of the Company's plan to expand its businesses.

     The following table summarizes the estimated fair value of the GCC assets acquired and liabilities assumed at the date of acquisition.

                                                                  AS OF
                                                              JULY 31, 2001
                                                              -------------
                                                               (DOLLARS IN
                                                                MILLIONS)
Current assets..............................................       $28
Property and equipment......................................        36
Non-tax deductible goodwill.................................        18
                                                                   ---
     Total assets acquired..................................        82
                                                                   ---
Current liabilities.........................................        20
Long-term debt..............................................         5
Deferred taxes..............................................         9
                                                                   ---
     Total liabilities assumed..............................        34
                                                                   ---
     Net assets acquired....................................       $48
                                                                   ===

     On June 28, 2002, a subsidiary of the Company acquired the remaining 20% minority interest in ME Holding Inc. ("ME"), an electrical subcontractor located in Boston, Massachusetts. The initial payment for such minority interest was $16.6 million. The final purchase price will be determined by the parties based upon the financial results of ME as of June 30, 2002 when additional information becomes available.

     The following unaudited, pro-forma financial information assumes the GCC and ME acquisitions occurred at the beginning of 2001. These results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made at the beginning of 2001, or the results which may occur in the future.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                                                       THREE MONTHS     SIX MONTHS
                                                          ENDED            ENDED
                                                         JUNE 30,        JUNE 30,
                                                       ------------   ---------------
                                                       2002    2001    2002     2001
                                                       -----   ----   ------   ------
                                                           (DOLLARS IN MILLIONS)
Revenue..............................................  $ 878   $993   $1,687   $1,993
                                                       =====   ====   ======   ======
Net earnings.........................................  $  41   $ 27   $   51   $   32
                                                       =====   ====   ======   ======
Net earnings per share:
  Basic..............................................  $1.39   $.91   $ 1.69   $ 1.07
                                                       =====   ====   ======   ======
  Diluted............................................  $1.32   $.87   $ 1.62   $ 1.03
                                                       =====   ====   ======   ======

3.  EARNINGS PER SHARE

     Basic earnings per share has been computed using the weighted average number of shares outstanding during each period. Diluted earnings per share gives effect to convertible debentures considered to be dilutive common stock equivalents. The potentially dilutive convertible debentures are calculated in accordance with the "if converted" method. This method assumes that the after-tax interest expense associated with the debentures is an addition to income and the debentures are converted into equity with the resulting common shares being aggregated with the weighted average shares outstanding.

                                                   THREE MONTHS         SIX MONTHS
                                                       ENDED               ENDED
                                                     JUNE 30,            JUNE 30,
                                                 -----------------   -----------------
                                                  2002      2001      2002      2001
                                                 -------   -------   -------   -------
Net earnings available to common stockholders
  (in millions)................................  $    40   $    27   $    50   $    32
Add: Interest expense, net of tax effect,
  associated with convertible debentures.......        *         *         *         *
                                                 -------   -------   -------   -------
Net earnings for diluted shares................  $    40   $    27   $    50   $    32
                                                 =======   =======   =======   =======
Total number of weighted average shares
  outstanding used to compute basic earnings
  per share (in thousands).....................   29,767    29,697    29,875    29,778
Additional dilutive shares assuming conversion
  of convertible debentures....................    1,614     1,367     1,616     1,367
                                                 -------   -------   -------   -------
Total number of shares used to compute diluted
  earnings per share...........................   31,381    31,064    31,491    31,145
                                                 =======   =======   =======   =======
Net earnings:
  Basic earnings per share.....................  $  1.37   $   .91   $  1.69   $  1.08
                                                 =======   =======   =======   =======
  Diluted earnings per share...................  $  1.30   $   .88   $  1.61   $  1.04
                                                 =======   =======   =======   =======

---------------

* Interest expense attributable to convertible debentures was less than $.5 million

4.  FINANCIAL INSTRUMENTS

     Receivables at June 30, 2002 and December 29, 2001 include approximately $125 million and $155 million, respectively, of retainage on uncompleted projects, the majority of which is expected to be collected within one year.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

     Included in the retainage amounts are $45 million and $59 million, respectively, of securities which are being held by the owners of various construction projects in lieu of retainage, which are not yet due. Securities in the amount of $35 million and $36 million, respectively, are carried at fair value which is determined based on quoted market prices for the securities on hand or for similar investments. Net unrealized holding gains and losses, if any, are reported as a separate component of accumulated other comprehensive income, net of tax. Securities in the amount of $10 million and $23 million, respectively, relate to stock warrants which are carried at fair value. Such fair value is based on a valuation model. Unrealized gains and losses are recognized as a component of investment income in the Consolidated Condensed Statements of Earnings.

     Also included in accounts receivable are $1 million and $1 million, respectively, of securities held by the owners which are now due as the contracts are completed.

5.  GOODWILL AND INTANGIBLE ASSETS

     Amortizable intangibles consist of the following at June 30, 2002 and December 29, 2001:

                                                  JUNE 30, 2002           DECEMBER 29, 2001
                                             -----------------------   -----------------------
                                              GROSS                     GROSS
                                             CARRYING   ACCUMULATED    CARRYING   ACCUMULATED
                                              AMOUNT    AMORTIZATION    AMOUNT    AMORTIZATION
                                             --------   ------------   --------   ------------
                                                           (DOLLARS IN MILLIONS)
Coal contracts.............................    $59          $(7)         $59          $(5)
Other......................................      3           --            3           --
                                               ---          ---          ---          ---
                                               $62          $(7)         $62          $(5)
                                               ===          ===          ===          ===

     Amortization expense recognized on intangibles for the three months ended June 30, 2002 and 2001 were $1 million and $1 million, respectively. For the six months ended June 30, 2002 and 2001, amortization expense recognized on intangibles were $2 million and $2 million, respectively.

     Future amortization expense is estimated to be $4 million for each of the fiscal years ended 2002-2006.

     Goodwill increased $1 million to $26 million at June 30, 2002 from the net carrying amount of $25 million at December 29, 2001. The increase is estimated goodwill on the ME acquisition described in Note 2.

     Following are net earnings and earnings per share as adjusted for the adoption of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets":

                                                       THREE MONTHS       SIX MONTHS
                                                           ENDED            ENDED
                                                         JUNE 30,          JUNE 30,
                                                       -------------    --------------
                                                       2002     2001    2002     2001
                                                       -----    ----    -----    -----
                                                            (DOLLARS IN MILLIONS,
                                                           EXCEPT PER SHARE DATA)
Reported net earnings................................  $  40    $ 27    $  50    $  32
Add back: Goodwill amortization, net of tax..........     --       1       --        1
                                                       -----    ----    -----    -----
Adjusted net earnings................................  $  40    $ 28    $  50    $  33
                                                       =====    ====    =====    =====
Basic earnings per share:
  Reported net earnings..............................  $1.37    $.91    $1.69    $1.08
  Goodwill amortization, net of tax..................     --     .01       --      .01
                                                       -----    ----    -----    -----
  Adjusted basic earnings per share..................  $1.37    $.92    $1.69    $1.09
                                                       =====    ====    =====    =====
Diluted earnings per share:
  Reported net earnings..............................  $1.30    $.88    $1.61    $1.04
  Goodwill amortization, net of tax..................     --     .01       --      .01
                                                       -----    ----    -----    -----
  Adjusted diluted earnings per share................  $1.30    $.89    $1.61    $1.05
                                                       =====    ====    =====    =====

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

6.  COMPREHENSIVE INCOME

     Comprehensive income includes net income, unrealized gains (losses) on securities and foreign currency translation adjustments which are charged or credited to the cumulative translation account within Redeemable Common Stock. Comprehensive income for the three and six months ended June 30, 2002 and 2001 is as follows:

                                                           THREE MONTHS     SIX MONTHS
                                                              ENDED           ENDED
                                                             JUNE 30,        JUNE 30,
                                                           ------------    ------------
                                                           2002    2001    2002    2001
                                                           ----    ----    ----    ----
                                                              (DOLLARS IN MILLIONS)
Net earnings.............................................  $40     $27     $50     $32
Other comprehensive income, before tax:
  Unrealized gains (losses) arising during period........   (3)      3      (5)     (1)
  Foreign currency translation adjustments...............    3      --       3      --
Income tax benefit (expense) related to items of other
  comprehensive income...................................   --      (1)      1      --
                                                           ---     ---     ---     ---
Comprehensive income.....................................  $40     $29     $49     $31
                                                           ===     ===     ===     ===

7.  SEGMENT DATA

     The Company primarily operates in the construction industry and currently has one reportable operating segment. The Construction segment performs services for a broad range of public and private customers primarily in North America. Construction services are performed in the following construction markets: transportation (including highways, bridges, airports, railroads and mass transit), commercial buildings, water supply, sewage and waste disposal, dams, mining, power, telecommunication infrastructure, heating and cooling, and oil and gas.

     Intersegment sales are recorded at cost. Operating earnings is comprised of net sales less all identifiable operating expenses, allocated general and administrative expenses, gain on sale of operating assets, depreciation and amortization. Investment income, interest expense and income taxes have been excluded from segment operations. The management fee earned by the Company for mine management and related coal mining operations services is excluded from the segment information that follows as it is included in other income on the Statement of Earnings and not included in operating earnings. Segment asset information has not been presented as it is not reported to or reviewed by the chief operating decision maker.

                                                  THREE MONTHS ENDED     THREE MONTHS ENDED
                                                    JUNE 30, 2002          JUNE 30, 2001
                                                 --------------------   --------------------
                                                 CONSTRUCTION   OTHER   CONSTRUCTION   OTHER
                                                 ------------   -----   ------------   -----
                                                            (DOLLARS IN MILLIONS)
Revenue -- external customers..................      $868        $10        $958        $10
                                                     ====        ===        ====        ===
Operating earnings.............................      $ 65        $ 3        $ 36        $ 2
                                                     ====        ===        ====        ===

                                                   SIX MONTHS ENDED       SIX MONTHS ENDED
                                                    JUNE 30, 2002          JUNE 30, 2001
                                                 --------------------   --------------------
                                                 CONSTRUCTION   OTHER   CONSTRUCTION   OTHER
                                                 ------------   -----   ------------   -----
                                                            (DOLLARS IN MILLIONS)
Revenue -- external customers..................     $1,665       $22       $1,920       $20
                                                    ======       ===       ======       ===
Operating earnings.............................     $   81       $ 7       $   35       $ 5
                                                    ======       ===       ======       ===

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

     During the three and six months ended June 30, 2001, the Company earned 25.3% and 27.5%, respectively, of revenues from Level 3 Communications, Inc. This project was substantially complete at the end of 2001.

8.  OTHER MATTERS

  MATERIALS SPIN-OFF

     On September 30, 2000, the Company distributed all of the 32,288,840 shares of common stock ("Materials Stock") of its former subsidiary, Kiewit Materials Company ("Materials"), it then held to stockholders of the Company in a Spin-off (the "Materials Spin-off"). As a result of the Materials Spin-off, the Company and Materials now operate as two separate independent companies.

     In connection with the Materials Spin-off, Materials and the Company entered into various agreements including a Separation Agreement (the "Materials Separation Agreement") and a Tax Sharing Agreement (the "Materials Tax Sharing Agreement").

     The Materials Separation Agreement provides for the allocation of certain risks and responsibilities between Materials and the Company and for cross-indemnifications that are intended to allocate financial responsibility to the Company for liabilities arising out of the construction business and to allocate to Materials liabilities arising out of the Materials Businesses. On July 9, 2002, Materials, Jem Lear Acquisition Company, Inc. ("Purchaser") and Rinker Materials Corporation entered into an Agreement and Plan of Merger ("Merger Agreement") pursuant to which Purchaser would merge into Materials (the "Merger") subsequent to the completion of Purchaser's tender offer to purchase at least 90% of the issued and outstanding Materials Stock. In connection with the execution of the Merger Agreement, and in consideration of the payment of $150,000 to the Company by Materials at the effective time of the Merger, the Company and Materials entered into an Amendment to Separation Agreement pursuant to which: (i) the Company agreed to continue to provide certain administrative services to Materials and its subsidiaries for a period of time subsequent to the effective time of the Merger; (ii) the Company agreed to provide Materials with a transition period of up to six months following the effective time of the Merger to continue to use the name "Kiewit" as part of the name "Kiewit Materials Company"; (iii) the Company and Materials agreed to use their respective best efforts to amend an existing Cement Purchase Agreement between Kiewit Construction Group Inc. and California Portland Cement Company to release Kiewit Construction Group Inc. of its obligations under such agreement; (iv) the Company agreed to indemnify Materials from certain kinds of claims made by or on behalf of stockholders or former stockholders of Materials relating to sales of Materials Stock by such stockholders; and (v) a subsidiary of the Company would acquire certain real property owned by a subsidiary of Materials on or prior to the effective time of the Merger.

     Under the Materials Tax Sharing Agreement, with respect to periods, or portions thereof, ending on or before the Materials Spin-off, Materials and the Company generally will be responsible for paying the taxes relating to such returns, including any subsequent adjustments resulting from the redetermination of such tax liabilities by the applicable taxing authorities, that are allocable to the materials business and construction business, respectively. The Materials Tax Sharing Agreement also provides that Materials and the Company will indemnify the other from certain taxes and expenses that would be assessed if the Materials Spin-off were determined to be taxable, but solely to the extent that such determination arose out of the breach by Materials or the Company, respectively, of certain representations made to the Internal Revenue Service in connection with the private letter ruling issued with respect to the Materials Spin-off.

  OTHER

     On April 25, 2001, Bibb and Associates, Inc. ("Bibb"), a subsidiary of the Company, was served with a complaint (the "Complaint") filed in the Circuit Court of Jackson County, Missouri (the "Court"), in an

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES action brought by Kansas City Power & Light ("KCPL") with respect to a January 13, 1999 explosion at KCPL's Hawthorn No. 5 power plant. The Complaint lists a total of 13 defendants, and generally alleges as to Bibb, strict liability, negligence, professional gross negligence, fraud, negligent misrepresentation and wrongful inducement to contract. The Complaint also names the Company, and alleges that the Company is either the alter ego of Bibb or the successor to Bibb's liability. The Complaint alleges damages in excess of $450 million including property damage, costs of replacement of power and lost profits. On October 18, 2001, the Company filed a motion to dismiss the action for lack of personal jurisdiction. During February 2002, the Company's motion was overruled, pending the results of final discovery on the issue of jurisdiction, and the Court ordered the parties to proceed with such discovery. The Company believes that the factual allegations and legal claims asserted against Bibb and the Company by KCPL are without merit and intends to vigorously defend them.

     The Company is involved in various other lawsuits and claims incidental to its business. Management believes that any resulting liability, beyond that provided, should not materially affect the Company's financial position, future results of operations or future cash flows.

     It is customary in the Company's industry to use various financial instruments in the normal course of business. These instruments include items such as letters of credit. Letters of credit are conditional commitments issued on behalf of the Company in accordance with specified terms and conditions. The Company has informal arrangements with a number of banks to provide such commitments. As of June 30, 2002, the Company had outstanding letters of credit of approximately $247 million.

9.  RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143 (SFAS 143), "Accounting for Asset Retirement Obligations." SFAS 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset. The provisions of SFAS 143 will be effective for fiscal years beginning after June 15, 2002. Under SFAS 143: (1) retirement obligations, measured at fair value, will be recognized when they are incurred and displayed as liabilities, and (2) the associated asset retirement costs will be capitalized as part of the carrying amount of the long-lived asset and subsequently allocated to expense over the asset's useful life.

     The Company does not anticipate the adoption of SFAS No. 143 to have a material effect on its consolidated financial position or results of operations.

     In August 2001, the FASB issued SFAS No. 144 (SFAS 144), "Accounting for the Impairment or Disposal of Long-Lived Assets" which supersedes both FASB Statement No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-lived Assets to be Disposed Of" and the accounting and reporting provisions of APB Opinion No. 30 (Opinion 30), "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business (as previously defined in that Opinion). SFAS 144 retains the fundamental provisions in SFAS 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with SFAS 121. For example, SFAS 144 provides guidance on how a long-lived asset that is used as part of a group should be evaluated for impairment, establishes criteria for when a long-lived asset is held for sale, and prescribes the accounting for a long-lived asset that will be disposed of other than by sale. SFAS 144 retains the basic provisions of Opinion 30 on how to present discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business). Unlike SFAS 121, an impairment assessment under SFAS 144 will never result in a write-down of goodwill. Rather, goodwill is evaluated for impairment under SFAS No. 142, "Goodwill and Other Intangible Assets."

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

     The Company adopted SFAS 144 this year. Adoption of SFAS 144 has not had a material impact on the Company's financial statements.

     In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. We have not yet adopted SFAS No. 145 nor have we determined the effect of the adoption on our financial position or results of operations.

     In July 2002, the FASB issued SFAS No. 146, Accounting For Costs Associated with Exit or Disposal Activities. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002. We have not yet adopted SFAS No. 146 nor determined the effect of the adoption of SFAS No. 146 on our financial position or results of operations.

                          BENTSON CONTRACTING COMPANY
                  INDEX TO FINANCIAL STATEMENTS AND FINANCIAL
                               STATEMENT SCHEDULE

Independent Auditors' Report................................   F-39
Financial Statements as of December 29, 2001 and December
  30, 2000 and for the three fiscal years ended December 29,
  2001:
  Statements of Earnings....................................   F-40
  Balance Sheets............................................   F-41
  Statements of Cash Flows..................................   F-42
  Statements of Changes in Stockholder's Equity.............   F-43
  Notes to Financial Statements.............................   F-44
Financial Statement Schedule for the three fiscal years
  ended December 29, 2001...................................   F-49
Condensed Financial Statements as of June 30, 2002 and for
  the three and six months ended June 30, 2002 and 2001:
  Condensed Statements of Earnings..........................   F-50
  Condensed Balance Sheets..................................   F-51
  Condensed Statements of Cash Flows........................   F-52
  Notes to Condensed Financial Statements...................   F-53

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholder
Bentson Contracting Company:

     We have audited the accompanying balance sheets of Bentson Contracting Company as of December 29, 2001 and December 30, 2000, and the related consolidated statements of earnings, changes in stockholder's equity, and cash flows for each of the years in the three-year period ended December 29, 2001. In connection with our audit of the financial statements, we have also audited the financial statement schedule. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audit.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bentson Contracting Company as of December 29, 2001 and December 30, 2000, and the results of its operations and its cash flows for each of the years in the three-year period ended December 29, 2001, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

KPMG LLP

Omaha, Nebraska
August 16, 2002

                          BENTSON CONTRACTING COMPANY

                             STATEMENTS OF EARNINGS
               FOR THE THREE FISCAL YEARS ENDED DECEMBER 29, 2001

                                                                2001        2000         1999
                                                              ---------   ---------   ----------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER
                                                                         SHARE DATA)
Revenue.....................................................   $  741      $  129      $ 1,421
Cost of revenue.............................................     (532)        (78)      (1,277)
                                                               ------      ------      -------
                                                                  209          51          144
General and administrative expenses.........................     (179)       (171)        (257)
Gain on sale of operating assets............................       15          45           24
                                                               ------      ------      -------
Operating earnings..........................................       45         (75)         (89)
Other income (expense):
  Investment income.........................................      437         781          599
  Gain (loss) on investment.................................       42          --         (381)
  Other, net................................................       --          (2)          --
                                                               ------      ------      -------
                                                                  479         779          218
                                                               ------      ------      -------
Earnings before income taxes................................      524         704          129
Provision for income taxes..................................     (189)       (263)         (60)
                                                               ------      ------      -------
Net earnings................................................   $  335      $  441      $    69
                                                               ======      ======      =======
Earnings per share:
  Basic and diluted.........................................   $3,350      $4,405      $   692
                                                               ======      ======      =======

          See accompanying notes to consolidated financial statements.

                          BENTSON CONTRACTING COMPANY

                                 BALANCE SHEETS
                    DECEMBER 29, 2001 AND DECEMBER 30, 2000

                                                               2001     2000
                                                              ------   -------
                                                                (DOLLARS IN
                                                                 THOUSANDS)
                                    ASSETS
Current assets:
  Cash and cash equivalents.................................  $3,053   $12,547
  Accounts receivable
     Trade..................................................      28        35
     Affiliates.............................................      13       150
                                                              ------   -------
       Total accounts receivable............................      41       185
  Contract costs in excess of related revenue...............      40       100
  Deferred income taxes.....................................     180       157
  Other.....................................................       2         2
                                                              ------   -------
Total current assets........................................   3,316    12,991
Construction equipment and other............................     435       505
Less accumulated depreciation...............................    (435)     (505)
                                                              ------   -------
Net property and equipment..................................      --        --
                                                              ------   -------
                                                              $3,316   $12,991
                                                              ======   =======
                     LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable
     Trade..................................................  $    3   $    22
     Affiliates.............................................      26        30
                                                              ------   -------
       Total accounts payable...............................      29        52
  Income taxes payable......................................     230       243
  Accrued payroll and payroll taxes.........................      11        60
  Accrued insurance costs...................................     102        37
  Other.....................................................       1         4
                                                              ------   -------
Total current liabilities...................................     373       396
Stockholder's equity:
  Common stock, $100 par value, authorized 1,000 shares,
     issued 100 shares......................................      10        10
  Additional paid-in capital................................   2,933     8,690
  Retained earnings.........................................      --     3,895
                                                              ------   -------
Total stockholder's equity..................................   2,943    12,595
                                                              ------   -------
                                                              $3,316   $12,991
                                                              ======   =======

          See accompanying notes to consolidated financial statements.

                          BENTSON CONTRACTING COMPANY

                            STATEMENTS OF CASH FLOWS
               FOR THE THREE FISCAL YEARS ENDED DECEMBER 29, 2001

                                                                2001      2000      1999
                                                              --------   -------   -------
                                                                 (DOLLARS IN THOUSANDS)
Cash flows from operations:
  Net earnings..............................................  $    335   $   441   $    69
  Adjustments to reconcile net earnings to net cash provided by operations:
     Depreciation...........................................        --         1         3
     Gain on sale of property, plant and equipment and other
       investments, net.....................................       (15)      (45)      (24)
     (Gain) loss on investment..............................       (42)       --       381
     Deferred income taxes..................................       (23)       20       (93)
     Change in operating assets and liabilities:
       Accounts receivables.................................       144        68       948
       Unbilled contract revenue and contract costs in
          excess of related revenue.........................        60      (100)      176
       Other assets.........................................        --        (1)       (1)
       Accounts payable.....................................       (23)       15      (421)
       Accrued costs on construction contracts and billings
          in excess of related costs and earnings...........        --        --      (190)
       Income taxes payable.................................       (13)       97        (8)
       Accrued payroll and payroll taxes....................       (49)       41       (60)
       Accrued insurance costs..............................        65       (46)      (94)
       Other liabilities....................................        (3)        4        (3)
                                                              --------   -------   -------
Net cash provided by operations.............................       436       495       683
Cash flows from investing activities:
  Proceeds from sale of equipment...........................        15        45        24
  Proceeds from sale of investment..........................        42        --        --
                                                              --------   -------   -------
Net cash provided by investing activities...................        57        45        24
Cash flows from financing activities:
  Dividends to parent.......................................   (10,000)       --        --
  Contribution from parent..................................        13        --        14
                                                              --------   -------   -------
Net cash (used in) provided by financing activities.........    (9,987)       --        14
                                                              --------   -------   -------
Net (decrease) increase in cash and cash equivalents........    (9,494)      540       721
Cash and cash equivalents at beginning of year..............    12,547    12,007    11,286
                                                              --------   -------   -------
Cash and cash equivalents at end of year....................  $  3,053   $12,547   $12,007
                                                              ========   =======   =======
Supplemental disclosures of cash flow information:
  Income taxes paid.........................................  $    233   $   132   $   169
  Interest paid.............................................  $     --   $    --   $     1

          See accompanying notes to consolidated financial statements.

                          BENTSON CONTRACTING COMPANY

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
               FOR THE THREE FISCAL YEARS ENDED DECEMBER 29, 2001

                                                               ADDITIONAL                  TOTAL
                                                      COMMON    PAID-IN     RETAINED   STOCKHOLDER'S
                                                      STOCK     CAPITAL     EARNINGS      EQUITY
                                                      ------   ----------   --------   -------------
                                                                  (DOLLARS IN THOUSANDS)
Balance at December 26, 1998........................   $10      $ 8,676     $ 3,385      $ 12,071
Net earnings........................................    --           --          69            69
Contribution from parent............................    --           14          --            14
                                                       ---      -------     -------      --------
Balance at December 25, 1999........................    10        8,690       3,454        12,154
Net earnings........................................    --           --         441           441
                                                       ---      -------     -------      --------
Balance at December 30, 2000........................    10        8,690       3,895        12,595
Dividend to parent..................................    --       (5,770)     (4,230)      (10,000)
Contribution from parent............................    --           13          --            13
Net earnings........................................    --           --         335           335
                                                       ---      -------     -------      --------
Balance at December 29, 2001........................   $10      $ 2,933     $    --      $  2,943
                                                       ===      =======     =======      ========

          See accompanying notes to consolidated financial statements.

                          BENTSON CONTRACTING COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  GENERAL

     Bentson Contracting Company (the "Company") is a wholly-owned subsidiary of Gilbert Southern Corp. ("GSC"), a wholly owned subsidiary of Kiewit Construction Group Inc. whose parent is Peter Kiewit Sons', Inc. ("Kiewit"). The Company has a 52-53 week fiscal year which ends on the last Saturday in December. The years 2001 and 1999 were 52 week years, and 2000 was a 53 week year.

     The Company operates primarily within the Southwest region of the country as a general contractor and engages in various types of construction projects for both public and private owners. Credit risk is minimal with public (government) owners since the Company ascertains that funds have been appropriated by the governmental project owner prior to commencing work on public projects. Most public contracts are subject to termination at the election of the government. However, in the event of termination, the Company is entitled to receive the contract price on completed work and reimbursement of termination-related costs. Credit risk with private owners is minimized because of statutory mechanics liens, which give the Company high priority in the event of lien foreclosures following financial difficulties of private owners.

     The construction industry is highly competitive and lacks firms with dominant market power. A substantial portion of the Company's business involves construction contracts obtained through competitive bidding. The volume and profitability of the Company's construction work depends to a significant extent upon the general state of the economies of the Southwest region of the country and the volume of work available to contractors. The Company's construction operations could be adversely affected by labor stoppages or shortages, adverse weather conditions, shortages of supplies, or other governmental action.

  REVENUE RECOGNITION -- CONSTRUCTION CONTRACTS

     The Company uses the percentage of completion method of accounting. For fixed-price construction contracts, an estimated percentage of completion for each contract, as determined by the Company's engineering estimate based on the amount of work performed, is applied to total estimated revenue. For cost-plus construction contracts, the percentage of completion, based upon costs incurred divided by projected costs, is applied to total estimated profit. Provision is made for the entire amount of future estimated losses on construction contracts in progress; claims for additional contract compensation, however, are not reflected in the accounts until the year in which such claims are allowed. Revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts which require the revision become known. It is at least reasonably possible that cost and profit estimates will be revised in the near-term.

     In accordance with industry practice, amounts realizable and payable under contracts which may extend beyond one year are included in current assets and liabilities.

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of cash deposited with Kiewit Construction Company ("KCC"), a company related through common ownership to GSC. The Company's deposits with KCC are commingled with the funds of other affiliated companies for investment purposes and are available for withdrawal upon demand. These deposits earn interest at a rate based on London InterBank Offered Rate (LIBOR).

  DEFERRED INCOME TAXES

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities using enacted tax rates in effect for the year in which

                          BENTSON CONTRACTING COMPANY
the differences are expected to reverse. A valuation allowance would be recognized if it were anticipated that some or all of a deferred tax asset would not be realized.

  PROPERTY AND EQUIPMENT

     Equipment is recorded at cost. The company provides depreciation on the declining balance and straight-line methods. The estimated useful lives of the Company's equipment range from three to seven years. The property and equipment is fully depreciated.

  ACCRUED INSURANCE COSTS

     The Company is self-insured for certain general, auto and worker's compensation claims, and accrues for the estimated ultimate liability for incurred losses, both reported and unreported. The Company bases its estimate of loss on historic trends modified for recent events. It is at least reasonably possible that the estimate of the ultimate liability will be revised in the near-term.

  GENERAL AND ADMINISTRATIVE COSTS

     General and administrative costs historically recorded by the Company and Peter Kiewit Sons', Inc. ("PKS"), the parent of Kiewit Construction Group Inc. ("KCG"), GSC's parent, that were incurred for the benefit of the Company, have been recorded in the accompanying financial statements. Costs incurred by PKS were allocated to the Company based on a ratio of the Company's revenue to PKS revenue. These costs have been, in management's opinion, reasonably allocated to the Company.

  INCOME TAXES

     The Company has elected to be included in the consolidated income tax return of PKS. The provision for Federal income tax is computed on the separate results of operations of the Company as if a separate return were filed.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  EARNINGS PER SHARE

     There were no dilutive shares and no changes in the number of shares outstanding during each period. Therefore, earnings per share has been computed using the number of shares outstanding at the end of each period.

                                                               2001     2000    1999
                                                              ------   ------   ----
Net earnings available to common stockholder................  $  335   $  441   $ 69
                                                              ======   ======   ====
Total number of shares outstanding..........................     100      100    100
                                                              ======   ======   ====
Net earnings per share......................................  $3,350   $4,405   $692
                                                              ======   ======   ====

                          BENTSON CONTRACTING COMPANY

3.  INCOME TAXES

     The components of net deferred tax assets for the years ended December 29, 2001 and December 30, 2000 were as follows:

                                                              2001   2000
                                                              ----   ----
Deferred tax assets:
  Insurance claims..........................................  $ 38   $ 14
  Equity method investment..................................   140    143
  Other.....................................................     2     --
                                                              ----   ----
Net deferred tax assets.....................................  $180   $157
                                                              ====   ====

     No valuation allowance has been recorded against the deferred tax assets because they are realizable under the tax sharing policy with PKS.

     Income tax expense (benefit) for the three years ended December 29, 2001 consisted of the following:

                                                              2001   2000   1999
                                                              ----   ----   ----
Current:
  Federal...................................................  $204   $218   $138
  State.....................................................     7     25     15
                                                              ----   ----   ----
                                                               211    243    153
Deferred:
  Federal...................................................   (24)    18    (85)
  State.....................................................     2      2     (8)
                                                              ----   ----   ----
                                                               (22)    20    (93)
                                                              ----   ----   ----
                                                              $189   $263   $ 60
                                                              ====   ====   ====

     Actual income tax expense differs from the "expected" tax expense (computed by applying the U.S. Federal corporate tax rate of 35% to earnings before income taxes) as follows:

                                                              2001   2000   1999
                                                              ----   ----   ----
Federal income tax expense at statutory rate................  $183   $246   $45
State income tax expense, net of Federal taxes..............    13     18     4
Other.......................................................    (7)    (1)   11
                                                              ----   ----   ---
                                                              $189   $263   $60
                                                              ====   ====   ===

4.  RELATED PARTY TRANSACTIONS

     The Company rents construction equipment on a month-to-month basis and purchases materials from affiliated companies as required for use on contracts and also obtains administrative and other services from affiliated companies.

                          BENTSON CONTRACTING COMPANY

     During the years 2001, 2000 and 1999, the Company recognized income and expense with affiliated companies as follows:

                                                              2001   2000   1999
                                                              ----   ----   ----
Interest income.............................................  $403   $781   $597
Rock purchases..............................................    --     --    360
Equipment rental income.....................................   148     69    219
Equipment rental expense....................................    19     48     80
Gain on sale of equipment...................................    15     25     --
Administrative service fee expense..........................    35      5     51
Insurance premium expense...................................     2      3      3

     During 2001, the Company paid a cash dividend of $10,000 to GSC which was comprised of a return of earnings of $4,230 and a return of capital of $5,770.

5.  EMPLOYEE BENEFIT PLANS

     Certain employees of the Company are covered under Kiewit's profit sharing plan. Contributions related to the profit sharing plan were $13 in 2001, $-- in 2000 and $8 in 1999. The Company sponsors a 401(k) plan covering all employees. Employees may contribute up to 15 percent of their pay and the Company does not provide matching contributions.

6.  SEGMENT AND GEOGRAPHIC DATA

     The Company operates in the construction industry and currently has one reportable operating segment. The Construction segment performs services for both public and private customers primarily in the Southwest region of the country. Construction services are performed in the following construction markets: transportation and telecommunication infrastructure.

     During 2001 and 2000, the Company earned 100% of revenues from an allocation of a contract with KCC on a project performed for Level 3 Communications, Inc.

7.  OTHER MATTERS

     The Company is involved in various lawsuits and claims incidental to its business. Management believes that any resulting liability should not materially affect the Company's financial position, future results of operations or cash flows.

8.  QUARTERLY INFORMATION (UNAUDITED)

                               MARCH            JUNE           SEPTEMBER         DECEMBER
                            ------------   ---------------   -------------   -----------------
                            2001   2000     2001     2000    2001    2000      2001      2000
                            ----   -----   ------   ------   ----   ------   --------   ------
Revenue...................  $382   $  --   $  296   $   --   $ 63   $   --   $     --   $  129
                            ====   =====   ======   ======   ====   ======   ========   ======
Gross profit..............  $ 45   $(115)  $  183   $   13   $ 40   $   21   $    (59)  $  132
                            ====   =====   ======   ======   ====   ======   ========   ======
Net earnings..............  $ 76   $  16   $  184   $  119   $ 58   $  124   $     17   $  182
                            ====   =====   ======   ======   ====   ======   ========   ======
Earnings per common share:
  Basic and diluted.......  $763   $ 165   $1,834   $1,189   $585   $1,237   $    168   $1,814
                            ====   =====   ======   ======   ====   ======   ========   ======
Dividends paid per
  share...................  $ --   $  --   $        $   --   $ --   $   --   $100,000   $   --
                            ====   =====   ======   ======   ====   ======   ========   ======

                          BENTSON CONTRACTING COMPANY

     During the normal course of business, the Company settles claims and recognizes income in the period in which such claims are settled.

9.  SUBSEQUENT EVENT

     On August 9, 2002, the Company was merged with and into Peter Kiewit Sons' GP, Inc., with Peter Kiewit Sons' GP, Inc. as the surviving corporation in the merger.

                                                                     SCHEDULE II

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                                                                   ADDITIONS
                                                        BALANCE    CHARGED TO    AMOUNTS     BALANCE
                                                       BEGINNING   COSTS AND    CHARGED TO   END OF
                                                       OF PERIOD    EXPENSES     RESERVES    PERIOD
                                                       ---------   ----------   ----------   -------
                                                                  (DOLLARS IN THOUSANDS)
YEAR ENDED DECEMBER 29, 2001
Reserves:
  Insurance claims...................................    $ 37         $114        $ (49)      $102
YEAR ENDED DECEMBER 30, 2000
Reserves:
  Insurance claims...................................    $ 83         $(39)       $  (7)      $ 37
YEAR ENDED DECEMBER 25, 1999
Reserves:
  Insurance claims...................................    $177         $290        $(384)      $ 83

                          BENTSON CONTRACTING COMPANY

                        CONDENSED STATEMENTS OF EARNINGS
                                  (UNAUDITED)

                                                                 THREE MONTHS             SIX MONTHS
                                                                    ENDED                   ENDED
                                                                   JUNE 30,                JUNE 30,
                                                            ----------------------   --------------------
                                                               2002        2001        2002       2001
                                                            ----------   ---------   --------   ---------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue...................................................   $    --      $  296      $  35      $  678
Cost of revenue...........................................       201        (113)      (210)       (450)
                                                             -------      ------      -----      ------
                                                                (201)        183       (175)        228
General and administrative expenses.......................        (3)        (39)       (45)       (102)
Gain on sale of operating assets..........................        25          15        126          15
                                                             -------      ------      -----      ------
Operating earnings (loss).................................      (179)        159        (94)        141
Other income (expense):
  Investment income.......................................        11         147         22         292
                                                             -------      ------      -----      ------
Earnings (loss) before income taxes.......................      (168)        306        (72)        433
(Provision for income taxes) Income tax benefit...........        67        (122)        29        (173)
                                                             -------      ------      -----      ------
Net earnings (loss).......................................   $  (101)     $  184      $ (43)     $  260
                                                             =======      ======      =====      ======
Net earnings (loss) per share:
  Basic and diluted.......................................   $(1,010)     $1,835      $(428)     $2,598
                                                             =======      ======      =====      ======

     See accompanying notes to consolidated condensed financial statements.

                          BENTSON CONTRACTING COMPANY

                            CONDENSED BALANCE SHEETS
                                  (UNAUDITED)

                                                               JUNE 30,
                                                                 2002
                                                              -----------
                                                              (DOLLARS IN
                                                              THOUSANDS)
                                 ASSETS
Current assets:
  Cash and cash equivalents.................................    $3,011
  Receivables...............................................        11
  Deferred income taxes.....................................        33
  Other.....................................................         5
                                                                ------
Total current assets........................................     3,060
Construction equipment and other, net accumulated
  depreciation of $135......................................        --
                                                                ------
                                                                $3,060
                                                                ======
                  LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................    $   17
  Income taxes payable......................................        54
  Accrued insurance costs...................................        89
                                                                ------
Total current liabilities...................................       160
Stockholder's equity:
  Common stock, $100 par value, authorized 1,000 shares;
     issued 100 shares......................................        10
  Additional paid-in capital................................     2,933
  Accumulated deficit.......................................       (43)
                                                                ------
Total stockholder's equity..................................     2,900
                                                                ------
                                                                $3,060
                                                                ======

           See accompanying notes to condensed financial statements.

                          BENTSON CONTRACTING COMPANY

                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                               2002     2001
                                                              ------   -------
                                                                (DOLLARS IN
                                                                 THOUSANDS)
Cash flows from operations:
  Net earnings (loss).......................................  $  (43)  $   260
  Adjustments to reconcile net earnings to net cash (used
     in) provided by operating activities:
     Gain on sale of equipment..............................    (126)      (15)
     Deferred income taxes..................................     147         8
     Change in operating assets and liabilities:
       Accounts receivable..................................      30      (307)
       Contract costs in excess of related revenue..........      37        94
       Accounts payable.....................................     (12)       --
       Income taxes payable.................................    (176)      173
       Accrued payroll and payroll taxes....................     (11)      (42)
       Accrued insurance costs..............................     (13)      (33)
       Other liabilities....................................      (1)       (4)
                                                              ------   -------
Net cash (used in) provided by operations...................    (168)      134
                                                              ------   -------
Cash flows from investing activities:
  Proceeds from sales of property and equipment.............     126        15
                                                              ------   -------
     Net cash provided by investing activities..............     126        15
                                                              ------   -------
Cash flows from financing activities:
  Contributions from parent.................................      --        11
                                                              ------   -------
Net cash provided by financing activities...................      --        11
                                                              ------   -------
Net (decrease) increase in cash and cash equivalents........     (42)      160
Cash and cash equivalents at beginning of period............   3,053    12,547
                                                              ------   -------
Cash and cash equivalents at end of period..................  $3,011   $12,707
                                                              ======   =======

           See accompanying notes to condensed financial statements.

                          BENTSON CONTRACTING COMPANY

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

     All financial statements of Bentson Contracting Company (the "Company") contained herein are unaudited and, in the opinion of management, contain all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position and results of operations and cash flows for the periods presented. The Company's accounting policies and certain other disclosures are set forth in the notes to the consolidated financial statements contained in the Company's historical financial statements, which are contained elsewhere herein. The results of operations for the six months ended June 30, 2002 are not necessarily indicative of the results to be expected for the full year. When appropriate, items within the consolidated condensed financial statements have been reclassified in the previous periods to conform to current year presentation.

2.  EARNINGS PER SHARE

     There were no dilutive shares and no changes in the number of shares outstanding during each period. Therefore, earnings per share has been computed using the number of shares outstanding at the end of each period.

                                               THREE MONTHS ENDED     SIX MONTHS ENDED
                                                    JUNE 30,              JUNE 30,
                                               -------------------    -----------------
                                                2002         2001      2002      2001
                                               -------      ------    ------    -------
Net earnings (loss) available to common
  stockholder................................  $  (101)     $  184    $ (43)    $  260
                                               =======      ======    =====     ======
Total number of shares outstanding...........      100         100      100        100
                                               =======      ======    =====     ======
Net earnings (loss) per share................  $(1,010)     $1,835    $(428)    $2,598
                                               =======      ======    =====     ======

3.  SEGMENT AND GEOGRAPHIC DATA

     The Company operates in the construction industry and currently has one reportable operating segment. The Construction segment performs services for both public and private customers primarily in the Southwest region of the country. Construction services are performed in the following construction markets: transportation and telecommunication infrastructure.

     During the three and six months ended, 2002 and 2001, the Company earned 100% of revenues from an allocation of a contract with KCC on a project performed for Level 3 Communications, Inc.

4.  OTHER MATTERS

     The Company is involved in various other lawsuits and claims incidental to its business. Management believes that any resulting liability, beyond that provided, should not materially affect the Company's financial position, future results of operations or future cash flows.

5.  CHANGE IN ESTIMATES

     During the three and six months ended June 30, 2002, the Company incurred an insurance cost adjustment of $203 due to a change in estimate of accrued insurance costs.

6.  SUBSEQUENT EVENT

     On August 9, 2002, the Company was merged with and into Peter Kiewit Sons' GP, Inc., with Peter Kiewit Sons' GP, Inc. as the surviving corporation in the merger.

                    INDEX TO PRO FORMA FINANCIAL INFORMATION

Peter Kiewit Sons' GP, Inc. Pro Forma Consolidated Condensed
  Statements of Earnings....................................   P-3
Peter Kiewit Sons' GP, Inc. Pro Forma Consolidated Condensed
  Balance Sheet.............................................   P-5
Peter Kiewit Sons' GP, Inc. Notes to Pro Forma Consolidated
  Condensed Financial Statements............................   P-6

                        PRO FORMA FINANCIAL INFORMATION

     The pro forma consolidated financial information of Peter Kiewit Sons' GP, Inc. ("GP") has been prepared to give effect, as further described below, to the merger.

     The pro forma consolidated condensed statements of earnings assume that these transactions are consummated on December 31, 2000. The pro forma consolidated condensed balance sheets assume that these transactions are consummated as of June 30, 2002.

     The Peter Kiewit Sons', L.P. ("LP") pro forma consolidated financial statements have not been separately presented, as they would not differ significantly from the GP pro forma consolidated financial statements.

     The pro forma consolidated information assumes that prior to the merger, all currently outstanding convertible debentures of Peter Kiewit Sons', Inc. ("Kiewit") will be converted into common stock. All outstanding common stock will then be exchanged one-for-one for common shares of the GP and common units of the LP.

     The pro forma consolidated financial information is not intended to reflect results of operations or the financial position of GP which actually would have resulted had these transactions been effected on the dates indicated. Moreover, the pro forma information is not intended to be indicative of future results of operations or financial position of the GP.

     The pro forma consolidated financial information should be read in conjunction with Kiewit's historical financial statements and the notes thereto, which are contained elsewhere herein.

                          PETER KIEWIT SONS' GP, INC.

            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                         SIX MONTHS ENDED JUNE 30, 2002
                                  (UNAUDITED)

                                                          ELIMINATE TAX      OTHER
                                             HISTORICAL    EFFECTS(A)     ADJUSTMENTS        PRO FORMA
                                             ----------   -------------   -----------        ---------
                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE/UNIT DATA)
Revenue....................................   $ 1,687          $--          $    --           $ 1,687
Cost of revenue............................    (1,512)          --               --            (1,512)
                                              -------          ---          -------           -------
                                                  175           --               --               175
General and administrative expenses........      (101)          --               (1)(b)(d)       (102)
Gain on sale of operating assets...........        14           --               --                14
                                              -------          ---          -------           -------
Operating earnings.........................        88           --               (1)               87
Other income (expense)
Investment income (loss) and equity
  earnings.................................        (9)          --               --                (9)
  Interest expense.........................        (1)          --                1(c)             --
  Other, net...............................         6           --               --                 6
                                              -------          ---          -------           -------
                                                   (4)          --               --                (3)
                                              -------          ---          -------           -------
Earnings before income taxes and minority
  interest.................................        84           --               --                84
Minority interest in net earnings of
  subsidiaries, net of tax.................        --           --               --                --
Provision for income taxes.................       (34)          28               --                (6)
                                              -------          ---          -------           -------
Total net earnings.........................   $    50          $28          $    --           $    78
                                              =======          ===          =======           =======
Net earnings per share/unit:
  Basic....................................   $  1.69                                         $  2.46
                                              =======                                         =======
  Diluted..................................   $  1.61                                         $  2.46
                                              =======                                         =======
Weighted average shares/units outstanding
  (in thousands):
  Basic....................................    29,875                         1,616(e)         31,491
                                              =======                       =======           =======
  Diluted..................................    31,491                                          31,491
                                              =======                                         =======

See accompanying notes to pro forma consolidated condensed financial statements.

                          PETER KIEWIT SONS' GP, INC.

            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                          YEAR ENDED DECEMBER 29, 2001
                                  (UNAUDITED)

                                                                   ELIMINATE TAX         OTHER
                                                   HISTORICAL        EFFECTS(A)       ADJUSTMENTS      PRO FORMA
                                                  -------------   ----------------   --------------   ------------
                                                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE/ PARTNERSHIP UNIT DATA)
Revenue.........................................     $ 3,871            $ --             $   --         $ 3,871
Cost of revenue.................................      (3,444)             --                 --          (3,444)
                                                     -------            ----             ------         -------
                                                         427              --                 --             427
General and administrative expenses.............        (184)             --                 (6)(d)        (190)
Gain on sale of operating assets................          20              --                 --              20
                                                     -------            ----             ------         -------
Operating earnings..............................         263              --                 (6)            257
Other income (expense)
  Investment income (loss) and equity
     earnings...................................          16              --                 --              16
  Interest expense..............................          (3)             --                  1(c)           (2)
  Other, net....................................          11              --                 --              11
                                                     -------            ----             ------         -------
                                                          24              --                  1              25
                                                     -------            ----             ------         -------
Earnings before income taxes and minority
  interest......................................         287              --                 (5)            282
Minority interest in net earnings of
  subsidiaries, net of tax......................          (2)             (1)                --              (3)
Provision for income taxes......................        (110)            100                 --             (10)
                                                     -------            ----             ------         -------
Total net earnings..............................     $   175            $ 99             $   (5)        $   269
                                                     =======            ====             ======         =======
Net earnings per share/limited partnership unit:
  Basic.........................................     $  5.72                                            $  8.39
                                                     =======                                            =======
  Diluted.......................................     $  5.49                                            $  8.39
                                                     =======                                            =======
Weighted average shares/limited partnership
  units outstanding (in thousands):
  Basic.........................................      30,588                              1,408(e)       31,996
                                                     =======                             ======         =======
  Diluted.......................................      31,996                                             31,996
                                                     =======                                            =======

See accompanying notes to pro forma consolidated condensed financial statements.

                          PETER KIEWIT SONS' GP, INC.

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                 JUNE 30, 2002
                                  (UNAUDITED)

                                                            ELIMINATE TAX      OTHER
                                               HISTORICAL    EFFECTS(A)     ADJUSTMENTS      PRO FORMA
                                               ----------   -------------   -----------      ---------
                                                                (DOLLARS IN MILLIONS)
                                                ASSETS
Current assets:
  Cash and cash equivalents..................    $   88         $ --           $  --          $   88
  Marketable securities......................       113           --              --             113
  Receivables, net...........................       452           --              --             452
  Unbilled contract revenue..................       160           --              --             160
  Contract costs in excess of related
     revenue.................................        41           --              --              41
  Investment in construction joint
     ventures................................       180           --              --             180
  Deferred income taxes......................        75          (65)             --              10
  Other......................................        25           --              --              25
                                                 ------         ----           -----          ------
Total current assets.........................     1,134          (65)             --           1,069
Property plant and equipment, net............       325           --              --             325
Deferred income taxes........................        --            2              --               2
Other assets.................................       102           --              --             102
                                                 ------         ----           -----          ------
                                                 $1,561         $(63)          $  --          $1,498
                                                 ======         ====           =====          ======
LIABILITIES AND REDEEMABLE COMMON STOCK/PARTNERS' EQUITY
Current liabilities:
  Accounts payable...........................    $  199         $ --           $ 155(d)       $  354
  Current portion of long-term debt..........         1           --              --               1
  Accrued costs on construction contracts....       228           --              --             228
  Billings in excess of related costs and
     earnings................................       108           --              --             108
  Accrued insurance costs....................        71           --              --              71
  Accrued payroll............................        24           --              --              24
  Other......................................        25           --              --              25
                                                 ------         ----           -----          ------
Total current liabilities....................       656           --             155             811
Long-term debt, less current portion.........        25           --             (16)(b)           9
Deferred income taxes........................        37          (37)             --              --
Accrued reclamation..........................        10                           --              10
Other liabilities............................        --           27              --              27
                                                 ------         ----           -----          ------
Total liabilities............................       728          (10)            139             857
Redeemable common stock/partners' equity:
  Common stock...............................        --           --              --(b)(c)        --
  Additional paid-in capital.................       193           --            (193)(b)(c)       --
  Accumulated other comprehensive income.....       (11)          (8)             --             (19)
  Retained earnings..........................       651          (45)           (606)(c)          --
  Partners' equity...........................        --           --             660(c)(d)       660
                                                 ------         ----           -----          ------
Total redeemable common stock/partners'
  equity.....................................       833          (53)           (139)            641
                                                 ------         ----           -----          ------
                                                 $1,561         $(63)          $  --          $1,498
                                                 ======         ====           =====          ======

See accompanying notes to pro forma consolidated condensed financial statements.

                          PETER KIEWIT SONS' GP, INC.

         NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1.  BASIS OF REPORTING

     The accompanying pro forma consolidated condensed financial statements of Peter Kiewit Sons' GP, Inc. ("GP") are presented based upon the historical consolidated financial statements and notes thereto of Peter Kiewit Sons', Inc. ("Kiewit"), as adjusted to give effect to the merger. The pro forma information assumes that prior to the merger, all currently outstanding convertible debentures of Kiewit will be converted into common stock. All outstanding common stock will then be exchanged one-for-one for shares of common stock of GP and common units of Peter Kiewit Sons', L.P. ("LP").

     Such pro forma consolidated financial statements should be read in conjunction with the separate historical consolidated financial statements and the notes thereto of Kiewit, included elsewhere herein. Such pro forma consolidated financial statements are not necessarily indicative of the future results of operations or financial position.

     Completion of the foregoing transactions has been assumed to be as of June 30, 2002 in the pro forma consolidated condensed balance sheet. In the pro forma consolidated condensed statements of earnings, completion of these transactions has been assumed to be on December 31, 2000. If less than $1 million, no adjustment has been made due to the effects of rounding.

     The significant accounting policies followed by GP, described in the notes to Kiewit's historical consolidated financial statements included elsewhere herein, have been used in preparing the accompanying pro forma consolidated condensed financial statements.

     The LP pro forma consolidated financial statements would not differ significantly from the GP pro forma consolidated financial statements presented. The LP pro forma consolidated financial statements would reflect a reclassification from general and administrative expense to management fee expense.

2.  STATEMENT OF EARNINGS PRO FORMA ADJUSTMENTS

     Adjustments made to Kiewit's historical consolidated statements of earnings in preparation of the Pro Forma Consolidated Condensed Statements of Earnings are described below:

          (a) Adjustment made to eliminate the provision for income taxes and tax effects of items historically presented net of tax. After the conversion, Kiewit will be a partnership and is not subject to federal and state income taxes. However, certain subsidiaries of Kiewit will remain as corporations and still be subject to federal and state income taxes. Accordingly, their tax effects have not been eliminated and some residual provision for income taxes will remain in Kiewit's Pro Forma Consolidated Condensed Statements of Earnings.

          (b) Adjustment made to eliminate $2 million of nonrecurring costs incurred during the first six months of 2002 associated with effecting the conversion transaction per Note 1. The total nonrecurring costs to effect this transaction are estimated to be $8 million.

          (c) Adjustment made to reflect a decrease in interest expense due to the conversion of convertible debentures into common stock. The interest rates used to calculate the decrease in interest expenses were the actual rates applicable to each issue of debentures as follows: 2001 issuance -- 6.28%; 2000 issuance -- 7.81%; 1999 issuance -- 8.25%; 1998 issuance -- 7.35%; and 1997 issuance -- 8.028%.

          (d) Adjustment made to reflect estimated $6 million annual increase in general and administrative expenses of Kiewit after the conversion, related to estimated fees to be paid to the program tax preparer for tax planning and preparation services.

          (e) Adjustment made to reflect the conversion of convertible debentures into common stock as described in Note 1.

                          PETER KIEWIT SONS' GP, INC.

3.  BALANCE SHEET PRO FORMA ADJUSTMENTS

     Adjustments made to Kiewit's historical condensed balance sheet in preparation of the Pro Forma Consolidated Condensed Balance Sheet are described below:

          (a) Adjustment made to eliminate deferred income taxes and tax effect of items historically presented net of tax. After the conversion, Kiewit will be a partnership and is not subject to federal and state income taxes. However, certain subsidiaries of Kiewit will remain as corporations and still be subject to federal and state income taxes. Accordingly, their tax effects have not been eliminated and some residual deferred income tax will remain in Kiewit's Pro Forma Consolidated Condensed Balance Sheet.

          (b) Adjustment made to reflect the conversion of convertible debentures into common stock as described in Note 1.

          (c) Adjustment made to reflect the exchange of Kiewit common stock for GP common shares and LP limited partnership units.

          (d) Adjustment made to reflect partner draws to pay taxes due as a result of the conversion.

4.  EARNINGS PER SHARE/UNIT

     Basic and diluted earnings per share of Kiewit's common stock have been computed using the weighted average number of shares or units outstanding during each period after giving effect to common stock equivalents.

                      [This page intentionally left blank]

                                                                      APPENDIX A

                           PETER KIEWIT SONS', INC.,

                                      AND

                            PETER KIEWIT SONS', L.P.

                        TRANSACTION AND MERGER AGREEMENT

                          DATED AS OF           , 2002

                        TRANSACTION AND MERGER AGREEMENT

     TRANSACTION AND MERGER AGREEMENT, dated as of           , 2002 (the
"Agreement"), by and between Peter Kiewit Sons', Inc., a Delaware corporation (the "Company"), and Peter Kiewit Sons', L.P., a Delaware limited partnership (the "Partnership").

                              W I T N E S S E T H:

     WHEREAS, the Board of Directors of the Company (the "Board of Directors") has determined that the Pre-Closing Transactions (as defined below) are advisable to and in the best interests of its stockholders; and

     WHEREAS, the Board of Directors has approved the Pre-Closing Transactions; and

     WHEREAS, the Board of Directors has determined that it is advisable to and in the best interests of its stockholders for the Company to merge with and into the Partnership (the "Merger") in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Delaware Revised Uniform Limited Partnership Act ("DRULPA" and, together with the DGCL, "Delaware Law") and upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the Board of Directors has approved the Merger; and

     WHEREAS, Peter Kiewit Sons' GP, Inc., a Delaware corporation (the "General Partner"), is the general partner of the Partnership; and

     WHEREAS, the Company and the Partnership desire to make certain covenants and agreements in connection with the Pre-Closing Transactions and the Merger and also to prescribe various conditions to the Merger and address certain other matters, in each case, as provided herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Partnership hereby agree as follows:

                                   ARTICLE I.

                            PRE-CLOSING TRANSACTIONS

     SECTION 1.1. Lower-Tier Subsidiary Conversions. Prior to the Effective Time (as defined below), the Company shall:

          (a) form each limited liability company and/or corporation listed as a general partner on Schedule 1.1(a) hereto (each, a "Lower-Tier General Partner" and, collectively, the "Lower-Tier General Partners"), and each limited partnership listed on Schedule 1.1(a) hereto (each, a "New Partnership") in the applicable jurisdiction set forth on Schedule 1.1(a) and with the member or members, stockholder or stockholders, or partner or partners, as applicable, set forth opposite the name of each Lower-Tier General Partner and New Partnership on such schedule, and holding the percentage interest in such Lower Tier General Partner and New Partnership as set forth on such schedule;

          (b) cause the number of outstanding shares of capital stock of each subsidiary of the Company listed on Schedule 1.1(b) hereto to be as set forth on such schedule;

          (c) transfer such number of shares of capital stock of each subsidiary listed on Schedule 1.1(c) as is set forth opposite such subsidiary's name to the Lower-Tier General Partner set forth opposite such subsidiary's name on such Schedule; and

          (d) cause each subsidiary of the Company listed on Schedule 1.1(d) hereto to be either (i) converted into the limited partnership set forth opposite such subsidiary's name on such schedule, with the general partner and limited partner set forth opposite such subsidiary's name on such schedule or (ii) merged into the New Partnership set forth opposite such subsidiary's name on such schedule (clauses (i) and (ii) of this Section 1.1(d) collectively, the "Lower-Tier Subsidiary Conversions").

     SECTION 1.2. Canadian Conversions. Prior to the Effective Time, in the order and in the manner provided in Schedule 1.2, (a) Kiewit Construction Company shall form a new limited partnership or other limited liability entity and shall transfer all of the issued and outstanding common stock of Peter Kiewit Sons' Co. Ltd. or its successor ("PKS Ltd.") to such entity, (b) PKS Ltd. shall form one or more limited partnerships or other limited liability entities and transfer all of the issued and outstanding capital stock of the entities listed on Schedule 1.2 hereto to the new limited partnership or other limited liability entity set forth beside its name on such Schedule, (c) cause Les Enterprises Kiewit Ltee to be wound up into PKS Ltd., (d) form each of the unlimited liability companies listed on Schedule 1.2 hereto (each, an "Unlimited Liability Company"), with the owners set forth opposite the name of each Unlimited Liability Company on such schedule, (e) cause each of its subsidiaries set forth on Schedule 1.2 hereto to be redomesticated into the Province of Nova Scotia, and (f) cause each subsidiary of the Company listed on Schedule 1.2 hereto to be amalgamated with the Unlimited Liability Company set forth opposite such subsidiary's name on such schedule (collectively, the "Canadian Conversions" and, together with the Lower-Tier Subsidiary Conversions, the "Pre-Closing Transactions").

                                  ARTICLE II.

                                   THE MERGER

     SECTION 2.1. The Merger. At the Effective Time (as defined below) and subject to and upon the terms and conditions of this Agreement and Delaware Law, the Company shall be merged with and into the Partnership, the separate corporate existence of the Company shall cease, and the Partnership shall continue as the surviving entity. The Partnership as the surviving entity after the Merger hereinafter sometimes is referred to as the "Surviving Entity."

     SECTION 2.2. Effective Time. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of Delaware Law or at such later time as may be specified in the Certificate of Merger (the "Effective Time"). As soon as practicable after all of the conditions set forth in Article IV of this Agreement have been satisfied or waived by the party or parties entitled to the benefit of the same, the parties hereto shall cause the Merger to become effective.

     SECTION 2.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and the Partnership shall vest in the Surviving Entity, and all debts, liabilities and duties of the Company and the Partnership shall become the debts, liabilities and duties of the Surviving Entity.

     SECTION 2.4. Subsequent Actions. If, at any time after the Effective Time, the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or the Partnership acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger or otherwise to carry out the terms and provisions of this Agreement, the officers and directors of the General Partner shall be, and are hereby, authorized to execute and deliver, in the name and on behalf of either the Company or the Partnership, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such entities or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out the terms and provisions of this Agreement.

     SECTION 2.5. Organizational Documents; Directors and Officers. At the Effective Time:

          (a) The Certificate of Limited Partnership of the Surviving Entity shall be in the form attached as Exhibit A hereto, until thereafter amended as provided by law, such Certificate of Limited Partnership and the Amended and Restated Agreement of Limited Partnership of the Surviving Entity.

          (b) The Amended and Restated Agreement of Limited Partnership of the Surviving Entity shall be in the form attached as Exhibit B hereto, until thereafter amended as provided by law and such Amended and Restated Agreement of Limited Partnership.

     SECTION 2.6. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Partnership or the holders of any securities thereof, each share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time other than Dissenting Shares (as defined below) shall be converted into one common unit of the Partnership ("Common Unit") and one share of common stock, par value $0.01 per share, of the General Partner ("GP Common Stock"), which shall be simultaneously issued with such Common Unit (the "Merger Consideration").

     SECTION 2.7. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who has validly demanded payment of the fair value for such holder's shares as determined in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration (but instead shall be converted into the right to receive payment from the Surviving Entity with respect to such Dissenting Shares in accordance with the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's right under applicable law. If any such holder of Company Common Stock shall have failed to perfect or shall have effectively withdrawn or lost such right, each share of such holder shall be treated as a share of Company Common Stock that had been converted as of the Effective Time into the right to receive the Merger Consideration.

     SECTION 2.8.  Exchange of Certificates.

     (a) Exchange Procedures. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock (the "Company Common Stock Certificates") shall, upon surrender to the Partnership of such Company Common Stock Certificate or Certificates and acceptance thereof by the Partnership and the execution by such holder of the Amended and Restated Agreement of Limited Partnership of the Surviving Entity, be entitled to (i) a certificate or certificates ("GP Common Stock Certificate(s)") representing the number of shares of GP Common Stock into which the number of shares of Company Stock previously represented by such Company Common Stock Certificate or Certificates surrendered shall have been converted pursuant to this Agreement and (ii) a certificate or certificates ("Common Unit Certificate(s)") representing the number of Common Units into which the number of shares of Company Stock previously represented by such Company Common Stock Certificate or Certificates surrendered shall have been converted pursuant to this Agreement. As soon as is reasonably practicable following the Effective Time, the Partnership shall send to the holders of record of shares of Company Common Stock a letter informing such holders of their right to receive GP Common Stock Certificates and Common Unit Certificates pursuant to and in accordance with this Section 2.8.

     (b) No Further Transfer. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of Company Common Stock Certificates which have been converted pursuant to this Agreement into the Merger Consideration, and if such Company Common Stock Certificates are presented to the Company for transfer, they shall be canceled against delivery of the Merger Consideration.

     (c) Lost Certificates. If any Company Common Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person (as defined below) claiming such Company Common Stock Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such Person of a bond in such reasonable amount as the Surviving Entity may require as indemnity against any claim that may be made against it with respect to such Company Common Stock Certificate, the exchange agent of the Company Common Stock Certificates will issue in exchange for such lost, stolen or destroyed Company Common Stock Certificate the Merger Consideration payable pursuant to this Agreement.

     SECTION 2.9. Convertible Debentures. The Company has outstanding Series 1997A, 1998A, 1999A, 2000 and 2001 Convertible Debentures (the "Debentures"). The Debentures are convertible into Company Common Stock during a one month period in the fifth year of their respective terms at rates specified in the Debentures. The Company will accelerate the conversion period for the Series 1998A, 1999A, 2000 and 2001 Debentures ("Accelerated Debentures") to permit holders of the Accelerated Debentures ("Converting Debenture Holders") to,
during a ten day period beginning on                , 200[2] and ending on
               , 200[2], tender for conversion into Company Common Stock at the otherwise applicable conversion rate thereof any or all Accelerated Debentures. The Company will issue all Company Common Stock with respect to all Accelerated Debentures so elected to be converted prior to the Effective Time. All Debentures which have not been converted into Company Common Stock prior to the Effective Time shall be redeemed by the Company on the Effective Date in accordance with the terms of such Debentures.

                                  ARTICLE III.

                             ADDITIONAL AGREEMENTS

     SECTION 3.1. Proxy Statement/Joint Prospectus. The Partnership shall file with the General Partner a Joint Registration Statement on Form S-4 (including the proxy statement and prospectus (the "Proxy Statement/Prospectus") constituting a part thereof) with the Securities and Exchange Commission (the "SEC") in connection with soliciting the stockholders of the Company to approve this Agreement and the transactions contemplated hereby, including, without limitation, the Pre-Closing Transactions, the Merger and the issuance of Common Units and distribution of shares of GP Common Stock in connection with the Merger (the "Form S-4"). The Company and the Partnership shall each use their reasonable efforts to have the Form S-4 declared effective under the Securities Act of 1933, as amended (the "Securities Act"), as promptly as practicable after such filing. The Company will use all reasonable efforts to cause the Proxy Statement/Joint Prospectus to be mailed to its stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. The Company and the Partnership shall also take any action required to be taken under any applicable state securities laws and any material laws of Canada and/or Puerto Rico in connection with the registration and qualification of Company Common Stock, GP Common Stock and Common Units following the Merger.

     SECTION 3.2. Meeting of Stockholders of the Company. The Company shall promptly take all action necessary in accordance with the DGCL and the Company's Restated Certificate of Incorporation and By-Laws to convene a meeting of the Company's stockholders to consider this Agreement and the Merger (the "Company Stockholders' Meeting"). Subject to the fiduciary duty of the Board of Directors and upon the terms and subject to the conditions of this Agreement, the Company shall use all reasonable efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action necessary or, in its reasonable opinion, advisable to secure the Requisite Vote (as defined below).

     SECTION 3.3. Reasonable Efforts; Cooperation. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. The parties shall cooperate in responding to inquiries from, and making presentations to, regulatory authorities.

     SECTION 3.4. Capitalization. The Company shall cause the capitalization of the General Partner immediately prior to the Effective Time to be as follows:
(i) the number of issued and outstanding shares of GP Common Stock shall equal the number of issued and outstanding shares of Company Common Stock; and (ii) all such shares of GP Common Stock shall be held by the Company.

     SECTION 3.5. Organizational Documents. Immediately prior to the Effective Time, the parties shall take all actions necessary in accordance with Delaware Law and otherwise to adopt the following documents and to make the necessary filings with the Secretary of State of the State of Delaware with respect thereto:

          (a) The Amended and Restated Certificate of Incorporation of the General Partner in the form attached as Exhibit C hereto.

          (b) The Amended and Restated By-Laws of the General Partner in the form attached as Exhibit D hereto.

                                  ARTICLE IV.

                              CONDITIONS OF MERGER

     SECTION 4.1.  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the following conditions:

          (a) Shareholder Approval. The Merger, this Agreement and the transactions contemplated hereby shall have been approved and adopted by the holders of at least 80% of the issued and outstanding shares of Company Common Stock (the "Requisite Vote").

          (b) No Challenge. No statute, rule, regulation, judgment, writ, decree, order or injunction shall have been promulgated, enacted, entered or enforced, and no other action shall have been taken, by any government or governmental, administrative or regulatory authority or by any court of competent jurisdiction, that in any of the foregoing cases has the effect of making illegal or directly or indirectly restraining, prohibiting or restricting the consummation of any of the transactions contemplated hereby, including, without limitation, the Merger.

          (c) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue-sky" and other state securities laws and any material laws of Canada and/or Puerto Rico applicable to the registration and qualification of the Company Common Stock, GP Common Stock and Common Units following the Merger shall have been complied with in all material respects.

          (d) Pre-Closing Transactions. The Pre-Closing Transactions shall have been consummated.

          (e) Performance of Obligations. The Company and the Partnership shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Time.

          (f) Tax Consequences.  The Board of Directors shall have:

             (i) received a private letter ruling from the Internal Revenue Service (the "IRS") confirming that (1) the Merger will be treated as a contribution of assets by the Company to the Partnership and the assumption of the Company's liabilities by the Partnership, followed by a distribution of Common Units and GP Common Stock in complete liquidation of the Company, (2) the Company will not recognize income, gain or loss with respect to the contribution of assets to (and assumption of liabilities by) the Partnership in exchange for interests in the Partnership and (3) the Company will recognize gain or loss on the distribution of Common Units and GP Common Stock in connection with the Merger in an amount equal to the difference between the fair market value and adjusted tax basis of such Common Units and GP Common Stock;

             (ii) determined that the IRS has agreed to execute an acceptable prefiling closing agreement reaching agreement with the IRS as to the fair market value and adjusted tax basis of the Common Units and the GP Common Stock for purposes of determining the amount of gain or loss to be recognized by the Company for United States federal income tax purposes as a result of the Merger;

             (iii) determined that the IRS has agreed to execute an acceptable prefiling closing agreement reaching agreement with the IRS that the Company's United States stockholders will recognize gain or loss on the shares of Company Common Stock held thereby as a result of the Merger based upon the difference between the formula value of such shares of Company Common Stock (as determined in accordance with the Company's Restated Certificate of Incorporation) and such stockholders' respective tax bases in such Company Common Stock; and

             (iv) have received a private letter ruling from the IRS to the effect that the Partnership will not be classified as a "publicly traded partnership" that is taxable as a corporation for United States federal income tax purposes; provided, however, that in lieu of such private letter ruling the Board of Directors shall have received an acceptable opinion of legal counsel that the Partnership will not be classified as a "publicly traded partnership" that is taxable as a corporation for United States federal income tax purposes.

                                   ARTICLE V.

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 5.1. Termination. This Agreement may be terminated at any time before the Effective Time, including after the approval of the Merger and this Agreement by the Requisite Vote of the stockholders of the Company, by the Board of Directors (in its sole discretion).

     SECTION 5.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 5.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of the Company or the Partnership.

                                  ARTICLE VI.

                               GENERAL PROVISIONS

     SECTION 6.1.  Non-Survival of Representations, Warranties and
Agreements. The agreements in this Agreement shall terminate at the Effective Time or the termination of this Agreement pursuant to Section 5.1 hereof, as the case may be.

     SECTION 6.2. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered or sent by facsimile if delivered personally or by facsimile, and (b) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

     (i)  if to the Partnership:
        Peter Kiewit Sons', L.P.
        Kiewit Plaza
        Omaha, Nebraska 68131
        Attention: Tobin A. Schropp, Esq.
        Facsimile: (402) 271-2820

     With a copy to:
        Willkie Farr & Gallagher
        787 Seventh Avenue
        New York, New York 10019
        Attention: John S. D'Alimonte, Esq.
                   David K. Boston, Esq.
        Facsimile: (212) 728-8111

     (ii) if to the Company:
        Peter Kiewit Sons', Inc.
        Kiewit Plaza
        Omaha, Nebraska 68131
        Attention: Tobin A. Schropp, Esq.
        Facsimile: (402) 271-2820

     With a copy to:
        Willkie Farr & Gallagher
        787 Seventh Avenue
        New York, New York 10019
        Attention: John S. D'Alimonte, Esq.
                   David K. Boston, Esq.
        Facsimile: (212) 728-8111

     SECTION 6.3. Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

     SECTION 6.4. Certain Definitions. For purposes of this Agreement, the term "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.

     SECTION 6.5. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 6.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

     SECTION 6.7. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, this Agreement is not intended to confer upon any other Person any rights or remedies hereunder.

     SECTION 6.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State.

     SECTION 6.9. Amendment. This Agreement may be amended by the parties hereto at any time before the Effective Time; provided, however, that, after approval of the Merger by the Requisite Vote of the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock will be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 6.10. Waiver. At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, and (b) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party.

     SECTION 6.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company and the Partnership have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          PETER KIEWIT SONS', INC.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          PETER KIEWIT SONS', L.P

                                          By: Peter Kiewit Sons' GP, Inc.,
                                            its General Partner

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                                                      APPENDIX B

                               DISSENTERS' RIGHTS

                        DELAWARE GENERAL CORPORATION LAW

SECTION 262 APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to section 251 (other than a merger effected pursuant to section 251(g) of this title), section 252, section 254, section 257, section 258, section 263 or section 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of section 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to section 228 or section 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION BY PETER KIEWIT SONS' GP, INC.

     Section 145 of the Delaware General Corporation Law (or the DGCL) authorizes Peter Kiewit Sons' GP, Inc. (or the general partner) to indemnify and provide insurance to any of its directors, officers, employees and agents who are party or threatened to be a party to any lawsuit related to their conduct in such capacity. The general partner's Amended and Restated Certificate of Incorporation provides for indemnification of its directors, officers, employees and agents to the extent permitted under the DGCL. The general partner's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by DGCL. Delaware law provides that the directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit. The general partner's Amended and Restated Certificate of Incorporation provides that the general partner shall indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware law, except against actions by the general partner approved by its board of directors, and it requires the general partner to advance expenses to such directors and officers to defend any action for which they are entitled to indemnification under the Amended and Restated Certificate of Incorporation.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the general partner has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the general partner in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered under this proxy statement/joint prospectus, the general partner will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as reflected in the Act and will be governed by the final adjudication of such issue.

     The general partner also maintains a directors and officers insurance policy pursuant to which its directors and officers are insured against liability for actions in their capacity as directors and officers of the general partner.

INDEMNIFICATION BY PETER KIEWIT SONS', L.P.

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (or DRULPA) authorizes the limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims whatsoever to the extent provided in its Amended and Restated Agreement of Limited Partnership. The Amended and Restated Agreement of Limited Partnership provides that, to the fullest extent permitted under Delaware law, the limited partnership shall indemnify and hold harmless any officer, director, employee, member, partner, agent, fiduciary or trustee of the general partner, the limited partnership, any subsidiary of the limited partnership or any current or former general partner of the partnership from and against any and all losses, claims, damages and liabilities (including legal fees and expenses) by reason of their status as such. Any indemnification by the limited partnership shall be made only out of the assets of the limited partnership and no partner (including the general partner) shall be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the limited partnership to enable it to effectuate such indemnification.

     Under the Amended and Restated Agreement of Limited Partnership, the limited partnership may purchase and maintain (or reimburse the general partner for the cost of) insurance on behalf of the general partner and such other persons as the general partner shall determine against any liability that may be asserted against or expense that may be incurred by the general partner or any such person in connection with the limited partnership's activities or the general partner's or any such person's activities on behalf of the limited partnership, regardless of whether they are entitled to indemnification.

ITEM 20.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) Exhibits

     See the Exhibit Index attached to this registration statement which is incorporated herein by reference.

     (B) Financial Statement Schedules

     See Financial Statement Schedules attached hereto as Schedule II.

ITEM 22.  UNDERTAKINGS

     The undersigned registrants hereby undertake:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by each of the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, and/or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                     SIGNATURES OF PETER KIEWIT SONS', L.P.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, Nebraska on this 30th day of August 2002.

                                          PETER KIEWIT SONS', L.P.

                                          By: Peter Kiewit Sons' GP, Inc.
                                            General Partner

                                          By:    /s/ KENNETH E. STINSON
                                            ------------------------------------
                                            Kenneth E. Stinson
                                            President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following person on August 30, 2002, in the capacity indicated.

                    SIGNATURE                                      TITLE                      DATE
                    ---------                                      -----                      ----

              /s/ KENNETH E. STINSON                   Sole Director of Peter Kiewit     August 30, 2002
 ------------------------------------------------                  Sons'
                Kenneth E. Stinson                               GP, Inc.

                   SIGNATURES OF PETER KIEWIT SONS' GP, INC.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, Nebraska on this 30th day of August 2002.

                                          PETER KIEWIT SONS' GP, INC.

                                          By:    /s/ KENNETH E. STINSON
                                            ------------------------------------
                                            Kenneth E. Stinson
                                            President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on August 30, 2002, in the capacities indicated.

                    SIGNATURE                                      TITLE                      DATE
                    ---------                                      -----                      ----

              /s/ KENNETH E. STINSON                 President, Chief Executive          August 30, 2002
 ------------------------------------------------    Officer and Sole Director
                Kenneth E. Stinson


             /s/ MICHAEL J. PIECHOSKI                Vice President (Chief Accounting    August 30, 2002
 ------------------------------------------------    Officer)
               Michael J. Piechoski

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   2.1    Form of Transaction and Merger Agreement by and between
          Peter Kiewit Sons', Inc. and Peter Kiewit Sons', L.P.
          (included as Appendix A to the proxy statement/joint
          prospectus contained in this Registration Statement).
   3.1    Certificate of Limited Partnership of Peter Kiewit Sons',
          L.P.*
   3.2    Form of Amended and Restated Agreement of Limited
          Partnership of Peter Kiewit Sons', L.P.*
   3.3    Form of Amended and Restated Certificate of Incorporation of
          Peter Kiewit Sons' GP, Inc.*
   3.4    Form of Amended and Restated Bylaws of Peter Kiewit Sons'
          GP, Inc.*
   4.1    Specimen certificate evidencing the Common Units of Peter
          Kiewit Sons', L.P.*
   4.2    Specimen stock certificate evidencing the Common Stock of
          Peter Kiewit Sons' GP, Inc.*
   5.1    Opinion of Willkie Farr & Gallagher as to validity of Common
          Units of Peter Kiewit Sons', L.P. and Common Stock of Peter
          Kiewit Sons' GP, Inc.*
   8.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
          certain tax matters.*
   8.2    Opinion of Blake, Cassels & Graydon LLP as to certain tax
          matters.*
  15.1    Letter re unaudited interim financial information.
  21.1    List of Subsidiaries of Peter Kiewit Sons', L.P.*
  21.2    List of Subsidiaries of Peter Kiewit Sons' GP, Inc.*
  23.1    Consent of KPMG LLP.
  23.2    Consent of KPMG LLP.
  23.3    Consent of PricewaterhouseCoopers LLP.
  23.4    Consent of Willkie Farr & Gallagher (included in Exhibit 5.1 to this Registration Statement).*
  23.5    Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in Exhibit 8.1 to this Registration Statement).*
  23.6    Consent of Blake, Cassels & Graydon LLP (included in Exhibit
          8.2 to this Registration Statement).*
  99.1    Form of Proxy.*
  99.2    Form of Letter to Kiewit Stockholders.

---------------

* To be filed by amendment